================================================================================


                        NATIONSLINK FUNDING CORPORATION,
                                   Depositor,

                              BANK OF AMERICA, N.A.
                              Mortgage Loan Seller,


                     ORIX REAL ESTATE CAPITAL MARKETS, LLC,
                      Master Servicer and Special Servicer,


                                       and


                      NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                        Trustee and REMIC Administrator,


                            ---------------------------------


                           SECOND AMENDED AND RESTATED
                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 1, 1999


            (Amending and Restating the Amended and Restated Pooling Agreement
         dated as of October 1, 1999, which had amended and restated the Pooling and Servicing Agreement dated as of August 1, 1999)


                               ---------------------------

                      Commercial Mortgage Pass-Through Certificates

                                      Series 1999-2



================================================================================

                                TABLE OF CONTENTS

Section


                                    ARTICLE I

        DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL
                              AND THE CERTIFICATES

SECTION 1.01   Defined Terms...............................................
SECTION 1.02   Certain Calculations in Respect of the Mortgage Pool........
SECTION 1.03   Incorporation of Preliminary Statement......................


                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01   Conveyance of Mortgage Loans.................................
SECTION 2.02   Acceptance of REMIC I by Trustee.............................
SECTION 2.03   Mortgage Loan Seller's Repurchase of Mortgage Loans for
                Document Defects and Certain Breaches of Representations and
                Warranties..................................................
SECTION 2.04   Representations and Warranties of the Depositor..............
SECTION 2.05   Representations and Warranties of the Mortgage Loan Seller...
SECTION 2.06   Representations and Warranties of the Master Servicer........
SECTION 2.07   Representations and Warranties of the Special Servicer.......
SECTION 2.08   Representations and Warranties of the Trustee and the REMIC
                Administrator...............................................
SECTION 2.09   Issuance of the Class R-I Certificates; Creation of the
                REMIC I Regular Interests...................................
SECTION 2.10   Conveyance of REMIC I Regular Interests; Acceptance of
                REMIC II by the Trustees....................................
SECTION 2.11   Issuance of the Class R-II Certificates; Creation of the
                REMIC II Regular Interests..................................
SECTION 2.12   Conveyance of the Class MA-1, Class MA-2 and Class MX
                Uncertificated Interests; Acceptance of such Interests by
                the Trustee.................................................
SECTION 2.13   Issuance of the Class R-III Certificates; Creation of the
                REMIC III Regular Interests.................................
SECTION 2.14   Conveyance of the Class MA-3, Class MA-4, Class MA-5,
                Class MA-1C and Class MA-2C Uncertificated Interests;
                Acceptance of such Interests by the Trustee.................
SECTION 2.15   Issuance of the Class R-IIIU Certificates; Creation of the
                the REMIC IIIU Uncertificated Regular Interests.............
SECTION 2.16   Conveyance of the Class UA-2, Class UA-3, Class UA-4,
                Class UA-1C, Class UA-2C, Class UX and Class MB Uncertificated Interests; Acceptance of such Interests by the Trustee..............................................
SECTION 2.17   Issuance of the REMIC IV Certificates........................


                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01   Administration of the Mortgage Loans.........................
SECTION 3.02   Collection of Mortgage Loan Payments.........................
SECTION 3.03   Collection of Taxes, Assessments and Similar Items;
                Servicing Accounts; Servicing Advances; Reserve Accounts....
SECTION 3.04   Certificate Account, the Distribution Account, the
                REMIC II Distribution Account, the REMIC III Distribution Account, the REMIC IIIU Distribution Account and the
                REMIC IV Distribution Account...............................
SECTION 3.05   Permitted Withdrawals From the Certificate Account and the
                Distribution Account........................................
SECTION 3.06   Investment of Funds in the Certificate Account, the
                Interest Reserve Account and the REO Account................
SECTION 3.07   Maintenance of Insurance Policies; Errors and Omissions and
                Fidelity Coverage...........................................
SECTION 3.08   Enforcement of Due-On-Sale Clauses; Assumption Agreements;
                Subordinate Financing.......................................
SECTION 3.09   Realization Upon Defaulted Mortgage Loans....................
SECTION 3.10   Trustee to Cooperate; Release of Mortgage Files..............
SECTION 3.11   Servicing Compensation; Interest on Servicing Advances;
                Payment of Certain Expenses; Obligations of the Trustee
                Regarding Back-up Servicing Advances........................
SECTION 3.12   Inspections; Collection of Financial Statements..............
SECTION 3.13   Annual Statement as to Compliance............................
SECTION 3.14   Reports by Independent Public Accountants....................
SECTION 3.15   Access to Certain Information................................
SECTION 3.16   Title to REO Property; REO Account...........................
SECTION 3.17   Management of REO Property...................................
SECTION 3.18   Sale of Mortgage Loans and REO Properties....................
SECTION 3.19   Additional Obligations of the Master Servicer and the
                Special Servicer............................................
SECTION 3.20   Modifications, Waivers, Amendments and Consents..............
SECTION 3.21   Transfer of Servicing Between Master Servicer and Special
                Servicer; Record Keeping; Asset Status Report...............
SECTION 3.22   Sub-Servicing Agreements.....................................
SECTION 3.23   Designation of Special Servicer by the Majority
                Certificateholder of the Controlling Class..................
SECTION 3.24   Confidentiality..............................................
SECTION 3.25   No Solicitation of Prepayments...............................
SECTION 3.26   Certain Matters with Respect to Loans Permitting
                Defeasance, Franchise Loans and Certain Loans Permitting
                Additional Debt.............................................
SECTION 3.27   Year 2000 Compliance.........................................
SECTION 3.28   Maintenance of Portfolio Mortgage Loan Environmental
                Policy......................................................


                                   ARTICLE IV

                    PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

SECTION 4.01   Distributions on the Certificates............................
SECTION 4.02   Statements to Certificateholders; Certain Reports by the
                Master Servicer and the Special Servicer....................
SECTION 4.03   P&I Advances.................................................
SECTION 4.04   Allocation of Realized Losses and Additional Trust Fund
                Expenses....................................................
SECTION 4.05   Interest Reserve Account.....................................


                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01   The Certificates.............................................
SECTION 5.02   Registration of Transfer and Exchange of Certificates........
SECTION 5.03   Book-Entry Certificates......................................
SECTION 5.04   Mutilated, Destroyed, Lost or Stolen Certificates............
SECTION 5.05   Persons Deemed Owners........................................
SECTION 5.06   Certification by Certificate Owners..........................
SECTION 5.07   Regarding the Identification of Certain Certificateholders...


                                   ARTICLE VI

          THE DEPOSITOR, THE MORTGAGE LOAN SELLER, THE MASTER SERVICER,
                THE SPECIAL SERVICER AND THE REMIC ADMINISTRATOR

SECTION 6.01   Liability of the Depositor, the Mortgage Loan
                Seller, the Master Servicer, the Special Servicer
                and the REMIC Administrator.................................
SECTION 6.02   Merger, Consolidation or Conversion of the Depositor, the
                Mortgage Loan Seller, the Master Servicer, the Special
                Servicer or the REMIC Administrator.........................
SECTION 6.03   Limitation on Liability of the Depositor, the Master
                Servicer, the Special Servicer, the REMIC Administrator
                and Others..................................................
SECTION 6.04   Master Servicer, Special Servicer and REMIC Administrator
                Not to Resign...............................................
SECTION 6.05   Rights of the Depositor and the Trustee in Respect
                of the Master Servicer, the Special Servicer and the
                REMIC Administrator.........................................


                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01   Events of Default............................................
SECTION 7.02   Trustee to Act; Appointment of Successor.....................
SECTION 7.03   Notification to Certificateholders...........................
SECTION 7.04   Waiver of Events of Default..................................
SECTION 7.05   Additional Remedies of Trustee Upon Event of Default.........


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01   Duties of Trustee............................................
SECTION 8.02   Certain Matters Affecting the Trustee........................
SECTION 8.03   Trustee Not Liable for Validity or Sufficiency of
                Certificates or Mortgage Loans..............................
SECTION 8.04   Trustee May Own Certificates.................................
SECTION 8.05   Fees of Trustee; Indemnification of Trustee..................
SECTION 8.06   Eligibility Requirements for Trustee.........................
SECTION 8.07   Resignation and Removal of the Trustee.......................
SECTION 8.08   Successor Trustee............................................
SECTION 8.09   Merger or Consolidation of Trustee...........................
SECTION 8.10   Appointment of Co-Trustee or Separate Trustee................
SECTION 8.11   Appointment of Custodians....................................
SECTION 8.12   Access to Certain Information................................
SECTION 8.13   Filings with the Securities and Exchange Commission..........
SECTION 8.14   Year 2000 Compliance.........................................
SECTION 8.15   Maintenance of Mortgage File.................................


                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01   Termination Upon Repurchase or Liquidation of All
                Mortgage Loans..............................................
SECTION 9.02   Additional Termination Requirements..........................


                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

SECTION 10.01  REMIC Administration.........................................
SECTION 10.02  Depositor, Master Servicer, Special Servicer and Trustee
                to Cooperate with REMIC Administrator.......................
SECTION 10.03  Fees of the REMIC Administrator..............................
SECTION 10.04  Use of Agents................................................


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS
SECTION 11.01  Amendment....................................................
SECTION 11.02  Recordation of Agreement; Counterparts.......................
SECTION 11.03  Limitation on Rights of Certificateholders...................
SECTION 11.04  Governing Law................................................
SECTION 11.05  Notices......................................................
SECTION 11.06  Severability of Provisions...................................
SECTION 11.07  Successors and Assigns; Beneficiaries........................
SECTION 11.08  Article and Section Headings.................................
SECTION 11.09  Notices to and from Rating Agencies..........................
SECTION 11.10  Requests for Information; Standing Requests..................

LIST OF EXHIBITS AND SCHEDULES


EXHIBIT A-1     Form of Class A-1 Certificate
EXHIBIT A-2     Form of Class A-2 Certificate
EXHIBIT A-3     Form of Class A-3 Certificate
EXHIBIT A-4     Form of Class A-4 Certificate
EXHIBIT A-5     Form of Class A-1C Certificate
EXHIBIT A-6     Form of Class A-2C Certificate
EXHIBIT A-7     Form of Class X Certificate
EXHIBIT A-8     Form of Class B Certificate
EXHIBIT A-9     Form of Class C Certificate
EXHIBIT A-10    Form of Class D Certificate
EXHIBIT A-11    Form of Class E Certificate
EXHIBIT A-12    Form of Class F Certificate
EXHIBIT A-13    Form of Class G Certificate
EXHIBIT A-14    Form of Class H Certificate
EXHIBIT A-15    Form of Class J Certificate
EXHIBIT A-16    Form of Class K Certificate
EXHIBIT A-17    Form of Class R-I Certificate
EXHIBIT A-18    Form of Class R-II Certificate
EXHIBIT A-19    Form of Class R-III Certificate
EXHIBIT A-20    Form of Class R-IIIU Certificate
EXHIBIT A-21    Form of Class R-IV Certificate
EXHIBIT B       Form of Investment Representation Letter
EXHIBIT C-1     Form of Transfer Affidavit and Agreement Pursuant to
                Section 5.02(d)(i)(B)
EXHIBIT C-2     Form of Transferor Certificate Pursuant to Section 5.02(d)(i)(D)
EXHIBIT D       Request for Release
EXHIBIT E       Form of REO Status Report
EXHIBIT F       Form of ERISA Representation Letter
EXHIBIT G       Form of Certificateholder Confirmation Certificate
EXHIBIT H       Form of Prospective Purchaser Certificate
EXHIBIT I       Form of Interim Custodial Certification
EXHIBIT J       Form of Final Custodial Certification
EXHIBIT K       Form of Operating Statement Analysis Report
EXHIBIT L       Servicer Watch List
EXHIBIT M       Operating Statement Analysis Worksheet
EXHIBIT N       Environmental Policy

SCHEDULE I      Mortgage Loan Schedule
SCHEDULE II     Exceptions to Portfolio Mortgage Loan Representation (iv)
SCHEDULE III    Exceptions to Portfolio Mortgage Loan Representation (v)
SCHEDULE IV Certain Mortgage Loans Covered In Portfolio Mortgage Loan Representation (v)
SCHEDULE V      Exceptions to Portfolio Mortgage Loan Representation (vi)
SCHEDULE VI     Exceptions to Portfolio Mortgage Loan Representation (xiii)
SCHEDULE VII    Exceptions to Portfolio Mortgage Loan Representation (xvii)
SCHEDULE VIII   Exceptions to Portfolio Mortgage Loan Representation (xxii)
SCHEDULE IX     Exceptions to Portfolio Mortgage Loan Representation (xxviii)
SCHEDULE X      Exceptions to Portfolio Mortgage Loan Representation (xxxviii)
SCHEDULE XI     Exceptions to Portfolio Mortgage Loan Representation (xlii)
SCHEDULE XII    Exceptions to Portfolio Mortgage Loan Representation (xliv)
SCHEDULE XIII   Exceptions to Portfolio Mortgage Loan Representation (xlvii)
SCHEDULE XIV    Exceptions to Portfolio Mortgage Loan Representation (xlix)
SCHEDULE XV     Exceptions to Portfolio Mortgage Loan Representation (l)
SCHEDULE XVI    Exceptions to Portfolio Mortgage Loan Representation (lix)
SCHEDULE XVII   Exceptions to Conduit Mortgage Loan Representation (v)
SCHEDULE XVIII  Exceptions to Conduit Mortgage Loan Representation (xiv)
SCHEDULE XIX    Exceptions to Conduit Mortgage Loan Representation (xliii)
SCHEDULE XX     Exceptions to Conduit Mortgage Loan Representation (xlvi)(C)
SCHEDULE XXI    Exceptions to Conduit Mortgage Loan Representation (xlviii)(B)
SCHEDULE XXII   Exceptions to Conduit Mortgage Loan Representation (xlviii)(C)
SCHEDULE XXIII  Exceptions to Conduit Mortgage Loan Representation (xlviii)(J)
SCHEDULE XXIV   Exceptions to Conduit Mortgage Loan Representation (lx)
SCHEDULE XXV    Schedule of Mortgage Loans Under Section 3.08(e)
SCHEDULE XXVI   Sub-Servicing Agreements in Effect as of the Original
                Closing Date

            This Second Amended and Restated Pooling and Servicing Agreement (this "Agreement"), is dated and effective as of November 1, 1999, among NATIONSLINK FUNDING CORPORATION, as Depositor, BANK OF AMERICA, N.A., as Mortgage Loan Seller, ORIX REAL ESTATE CAPITAL MARKETS, LLC, as Master Servicer and as Special Servicer, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee and as REMIC Administrator.

                             PRELIMINARY STATEMENT:

            This Agreement, dated and effective as of November 1, 1999, amends and restates the Amended and Restated Pooling and Servicing Agreement, dated as of October 1, 1999 (the "First Amended Pooling Agreement"), which had amended and restated the Pooling and Servicing Agreement, dated as of August 1, 1999 among NationsLink Funding Corporation, as Depositor, Bank of America, N.A., as Mortgage Loan Seller, ORIX Real Estate Capital Markets, LLC, as Master Servicer and as Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee and as REMIC Administrator (the "Original Pooling Agreement"). This Agreement is being executed at the direction of the holders of Certificates entitled to 100% of the Voting Rights allocated to the Class A-3, Class A-4, Class A-5, Class A-1C, Class A-2C, Class B, Class C, Class D and Class X Certificates, as issued under the Original Pooling Agreement (the "Original Certificates"), and with the agreement of all of the parties hereto, for the purpose of (i) causing the Class A-3, Class A-4 Class A-5 Certificates to be restructured, and redesignated as the Class A-2, Class A-3 and Class A-4 Certificates, (ii) re-setting the principal balances of and/or the pass-through rates applicable to the Class A-2, Class A-3 and Class A-4 Certificates (as so redesignated) and the Class A-1C, Class A-2C and Class B Certificates, (iii) making two additional REMIC elections with respect to the Trust Fund and (iv) providing for the book-entry registration of such Certificates. For the avoidance of doubt, it is noted that the first Distribution Date on the New Certificates hereunder shall be the Distribution Date in December 1999, and the changes made hereby are effective in respect of such Distribution Date for the full related Interest Accrual Period that began November 1, 1999.

            The Depositor issued the Original Certificates on August 17, 1999 pursuant to the Original Pooling Agreement. Interests in the Trust established by the Original Pooling Agreement corresponding to the Class A-2, Class A-3 and Class A-4 Certificates (as so redesignated hereby) and the Class A-1C, Class A-2C, Class B and Class X Certificates being issued under this amended and restated agreement (the "New Certificates") were issued to the Mortgage Loan Seller in partial consideration for the Mortgage Loans. Pursuant to this amendment, effective on the Second Sequel Closing Date, the Mortgage Loan Seller will transfer such interests to the Depositor, and the Depositor will transfer such interests to the Trustee in exchange for certain uncertificated interests, the New Certificates and the Class R-IIIU and Class R-IV Certificates. No changes to the First Amended Pooling Agreement are made hereby with respect to the Class A-1 Certificates (the "Unaffected REMIC III Certificates"), and no changes to the Original Pooling Agreement are made hereby with respect to the Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates (the "Unaffected REMIC II Certificates" and, collectively with the Unaffected REMIC III Certificates, the "Unaffected Certificates"), or to the Class R-I, Class R-II and Class R-III Certificates, and in this and every other respect, except as expressly amended hereby, the Original Pooling Agreement, as amended and restated by the First Amended Pooling Agreement, continues in full force and effect as further amended and restated hereby. The New Certificates, together with the Unaffected Certificates and the Residual Certificates, collectively, evidence the entire beneficial ownership interest in the Trust.

            It is the intention of the parties, and each of the parties hereto acknowledges, that this amendment and restatement of the Original Pooling Agreement, as amended and restated by the First Amended Pooling Agreement, shall not in any way affect the rights or obligations of a Sub-Servicer under the Amended and Restated Master Subservicing Agreement for Securitization Transactions, dated as of March 25, 1998 among Bank of America, N.A. (successor interest to NationsBank, N.A.), Bankers Mutual, (successor in interest to Bankers Mutual Mortgage Inc.), Berkshire Mortgage Finance Corporation, First Security Bank, N.A., L.J. Melody & Company, Midland Loan Services, Inc. (successor in interest to Midland Loan Services, L.P.), Patrician Financial Company Limited Partnership and WMF Washington Mortgage Corp. (successor in interest to Washington Mortgage Financial Group. Ltd.), as supplemented by Subservicer Addition Agreements dated as of September 25, 1998 executed by ARCS Commercial Mortgage Co., L.P., a California Limited Partnership, and Bank of America, N.A. (successor in interest to Bank of America NT&SA), and as made applicable to the securitization transaction contemplated by this Agreement by the related Confirmation, dated as of August 17, 1999, executed by the Sub-Servicers listed on Schedule XXVI.

            As provided herein, the Trustee will elect that the Trust Fund be treated for federal income tax purposes as five separate real estate mortgage investment conduits ("REMIC I," "REMIC II," "REMIC III," "REMIC IIIU"and "REMIC IV", respectively). The Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C, Class B and Class X Certificates constitute "regular interests" in REMIC IV, and the Class R-IV Certificate constitutes the sole class of "residual interest" in REMIC IV for purposes of the REMIC Provisions. The Class UA-2, Class UA-3, Class UA-4, Class UA-1C and Class UA-2C Uncertificated Interests constitute "regular interests" in REMIC IIIU, and the Class R-IIIU Certificates constitute the sole class of "residual interest" in REMIC IIIU for purposes of the REMIC Provisions. The Class A-1 Certificates and the Class UX Uncertificated Interest constitute "regular interests" in REMIC III, and the Class R-III Certificates constitute the sole class of "residual interest" in REMIC III for purposes of the REMIC Provisions. The Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class MA-1, Class MA-2, Class MA-3, Class MA-4, Class MA-5, Class MA-1C, Class MA-2C, Class MB and Class MX Uncertificated Interests constitute "regular interests" in REMIC II, and the Class R-II Certificates constitute the sole class of "residual interest" in REMIC II for purposes of the REMIC Provisions. The Class LA-1, Class LA-2, Class LA-3, Class LA-4, Class LA-5, Class LA-1C, Class LA-2C, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ and Class LK Uncertificated Interests constitute "regular interests" in REMIC I and the Class R-I Certificates constitute the sole class of "residual interest" in REMIC I created hereunder for purposes of the REMIC Provisions.

            The following table sets forth the designation, the Pass-Through Rate, and the Initial Class Principal Balance for each of the Classes of Regular Certificates as of the Second Sequel Closing Date:

                                                                 Initial Class
Designation    Issuing REMIC        Pass-Through Rate          Principal Balance
-----------    -------------        -----------------          -----------------

Class A-1           III              6.478% per annum               $167,062,105

Class A-2            IV             6.8460% per annum                $84,648,789

Class A-3            IV            7.1810% per annum(1)             $232,000,439

Class A-4            IV            7.2940% per annum(1)             $110,485,256

Class A-1C           IV             7.0300% per annum               $103,960,279

Class A-2C           IV            7.2290% per annum(1)             $114,048,463

Class X              IV                Variable(2)                        N/A(3)

Class B              IV            7.5320% per annum(1)              $56,107,669

Class C              II            7.6626% per annum(2)              $44,886,135

Class D              II            7.6626% per annum(2)              $67,329,203

Class E              II              6.32% per annum                 $16,832,300

Class F              II              5.00% per annum                 $56,107,669

Class G              II              5.00% per annum                  $8,416,150

Class H              II              6.00% per annum                 $22,443,067

Class J              II              6.00% per annum                  $2,805,383

Class K              II              6.00% per annum                 $28,053,840


---------------------------------

(1) The Pass-Through Rate for the Class A-3, Class A-4, Class A-2C and Class B Certificates will not exceed the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date.

(2) Pass-Through Rate as of the Second Sequel Closing Date. The Pass-Through Rates for the Class C and Class D Certificates for each Distribution Date shall be equal to the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date.

(3)   Calculated in  accordance  with the  definition  of "Class X  Pass-Through
      Rate".

(4) The Class X Certificates will not have a Class Principal Balance; rather, such Class of Certificates will accrue interest as provided herein on the Class X Notional Amount.

            The  following  table  sets  forth  the  designation,   the  initial
Uncertificated Principal Balances and per annum rates of interest for the REMIC I Regular Interests as of the Second Sequel Closing Date:

            REMIC I                                             Initial
            Regular Interest        REMIC I                  Uncertificated
            Designation         Remittance Rate            Principal Balance
            -----------         ---------------            -----------------

            Class LA-1                (1)                       $117,428,689

            Class LA-2                (1)                        $49,633,396

            Class LA-3                (1)                        $61,860,297

            Class LA-4                (1)                       $250,372,639

            Class LA-5                (1)                       $114,901,548

            Class LA-1C               (1)                        $97,414,278

            Class LA-2C               (1)                       $120,594,464

            Class LB                  (1)                        $56,107,669

            Class LC                  (1)                        $44,886,135

            Class LD                  (1)                        $67,329,203

            Class LE                  (1)                        $16,832,300

            Class LF                  (1)                        $56,107,669

            Class LG                  (1)                         $8,416,150

            Class LH                  (1)                        $22,443,067

            Class LJ                  (1)                         $2,805,383

            Class LK                  (1)                        $28,053,840

---------------------------------

(1) The REMIC I Remittance Rate for each Class of REMIC I Regular Interests is the Weighted Average Adjusted Net Mortgage Rate.

            The  following  table  sets  forth  the  designation,   the  initial
Uncertificated Principal Balances and per annum rates of interest for the REMIC II Uncertificated Regular Interests as of the Second Sequel Closing Date:

            REMIC II
            Uncertificated
            Regular Interest      REMIC II                 Initial
            Designation        Remittance Rate          Uncertificated
                                                          Principal
                                                           Balance
            -----------        ---------------          --------------
            Class MA-1               (1)                  $117,428,689
            Class MA-2               (1)                   $49,633,396
            Class MA-3               (1)                   $61,860,297
            Class MA-4               (1)                  $250,372,639
            Class MA-5               (1)                  $114,901,548
            Class MA-1C              (1)                   $97,414,278
            Class MA-2C              (1)                  $120,594,464
            Class MB                 (1)                   $56,107,669
            Class MX                 (2)                   (3)

---------------------------------

(1) The REMIC II Remittance Rate for each Class of REMIC II Regular Interests (other than the Class MX Uncertificated Interest) is the Weighted Average Adjusted Net Mortgage Rate.

(2) The Pass-Through Rate for the Class MX Uncertificated Regular Interest is the Class MX Pass-Through Rate.

(3) The Class MX Uncertificated Regular Interest will not have an Uncertificated Principal Balance; rather, such Class of REMIC II Uncertificated Regular Interests will receive interest as provided herein on the Class MX Notional Amount.

            The  following  table  sets  forth  the  designation,   the  initial
Uncertificated Principal Balances and per annum rate of interest for the REMIC III Uncertificated Regular Interest as of the Second Sequel Closing Date:


 REMIC III Uncertificated                               Initial Uncertificated
     Regular Interest       REMIC III Remittance Rate      Principal Balance
        Designation
     ----------------       -------------------------      -----------------
         Class UX                      (1)                        (2)

---------------------------------

(1) The Pass-Through Rate for the Class UX Uncertificated Regular Interest is the Class UX Pass-Through Rate.

(2) The Class UX Uncertificated Regular Interest will not have an Uncertificated Principal Balance; rather, such Class of REMIC III Uncertificated Regular Interest will receive interest as provided herein on the Class UX Notional Amount.

            The  following  table  sets  forth  the  designation,   the  initial
Uncertificated Principal Balances and per annum rates of interest for the REMIC IIIU Uncertificated Regular Interests as of the Second Sequel Closing Date:


         REMIC IIIU
     Regular Interest         REMIC III Remittance      Initial Uncertificated
        Designation                   Rate                Principal Balance
     ----------------       -------------------------   ----------------------
        Class UA-2                    (1)                    $84,648,789

        Class UA-3                    (1)                   $232,000,439

        Class UA-4                    (1)                   $110,485,256

        Class UA-1C                   (1)                   $103,960,279

        Class UA-2C                   (1)                   $114,048,463

---------------------------------

(1) The REMIC IIIU Remittance Rate for each Class of REMIC IIIU Uncertificated Regular Interests is the Weighted Average Adjusted Net Mortgage Rate.

            The Class R-I, Class R-II, Class R-III, Class R-IIIU and Class R-IV Certificates will be Residual Certificates bearing no Pass-Through Rate and having no initial Certificate Principal Balances.

            In consideration of the mutual agreements herein contained, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator agree as follows:

                                    ARTICLE I

          DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE
                            POOL AND THE CERTIFICATES

            SECTION 1.01      Defined Terms

            Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "30/360 Basis": As defined in clause (iii) of the definition of "Mortgage Loan Schedule".

            "Accrued Certificate Interest": With respect to any Class of Regular Certificates, for any Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Class Principal Balance or Class Notional Amount, as the case may be, of such Class of Regular Certificates outstanding immediately prior to such Distribution Date. The Accrued Certificate Interest in respect of any Class of Regular Certificates for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period.

            "Actual/360 Basis": As defined in clause (iii) of the definition of "Mortgage Loan Schedule".

            "Additional Trust Fund Expense": Any expense incurred or shortfall experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss, that would result in the Regular Certificateholders' receiving less than the full amount of principal and/or interest to which they are entitled on any Distribution Date.

            "Adjusted Net Mortgage Rate": With respect to any Mortgage Loan or REO Loan, for any Distribution Date, the annualized rate at which interest would have to accrue thereon on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis") during the most recently ended calendar month in order to produce the actual amount of interest accrued (or, if such Mortgage Loan or REO Loan, as the case may be, is prepaid, in whole or in part, or otherwise liquidated during such calendar month, that otherwise would have accrued) in respect of such Mortgage Loan or REO Loan, as the case may be, at the related Net Mortgage Rate in effect for such Mortgage Loan or REO Loan during such calendar month. Such rate shall be calculated by multiplying (i) the Net Mortgage Rate by (ii) the actual number of days of accrued interest for the related period for such Mortgage Loan, divided by 30; provided, however, that the months of December (other than the month of December in a year preceding a leap year), January and February shall be treated as having 30 days.

            "Administrative Fee Rate": With respect to each Mortgage Loan and REO Loan, as specified in the Mortgage Loan Schedule, the sum of the related Master Servicing Fee Rate and the Trustee Fee Rate.

            "Advance": Any P&I Advance or Servicing Advance.

            "Advance Interest": Interest accrued on any Advance at the Reimbursement Rate and payable to the Master Servicer (or any Sub-Servicer), the Special Servicer or the Trustee, as the case may be, all in accordance with
Section 3.11(f) or Section 4.03(d), as applicable.

            "Adverse REMIC Event": With respect to each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV, either (i) the endangerment of the status of such REMIC as a REMIC or (ii), except as permitted by Section 3.17(a), the imposition of a tax upon such REMIC or any of its assets or transactions (including, without limitation, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on certain contributions set forth in
Section 860G(d) of the Code).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

            "Agreement": This Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

            "Applicable State Law": For purposes of Article X, the Applicable State Law shall be (a) the laws of the State of New York, (b) the laws of the states in which the Corporate Trust Office of the Trustee and the Primary Servicing Offices of the Master Servicer and the Special Servicer are located,
(c) the laws of the states in which any Mortgage Loan documents are held and/or any REO Properties are located, (d) such other state and local law whose applicability shall have been brought to the attention of the REMIC Administrator by either (i) an Opinion of Counsel delivered to it or (ii) written notice from the appropriate taxing authority as to the applicability of such state law, and (e) such other state or local law as to which the REMIC Administrator has actual knowledge of applicability.

            "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with USPAP (or, in the case of Mortgage Loans and REO Loans with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, a limited appraisal and a summary report) that indicates the "market value" of the subject property, as defined in 12 C.F.R. ss.225.62(g), and is conducted by a Qualified Appraiser (or by the Special Servicer, in the case of a limited appraisal and summary report with respect to a Mortgage Loan or an REO Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less).

            "Appraisal Reduction Amount": With respect to any Required Appraisal
Loan, an amount (calculated as of (i) the Determination Date immediately following the later of (a) the date on which the most recent Appraisal that meets the requirements of Section 3.19(b) in respect of such Required Appraisal Loan was obtained by the Special Servicer, and (b) the earliest of the relevant dates in respect of such Required Appraisal Loan specified in the first sentence of Section 3.19(b) hereof, and (ii) as of each Determination Date thereafter) equal to the excess, if any, of (x) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all accrued and unpaid interest on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the sum of the related Net Mortgage Rate and the Trustee Fee Rate, (iii) all accrued but unpaid Master Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee in respect of such Required
Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (v) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property (net of any Escrow Payments or other reserves held by the Master Servicer or the Special Servicer with respect to any such item), over (y) 90% of an amount equal to (i) the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant Appraisal acceptable for purposes of Section 3.19(b) hereof, net of (ii) the amount of any liens on such property (other than in respect of items described in clause (x)(v) above) that are prior to the lien of the Required Appraisal Loan. Notwithstanding the foregoing, if an Appraisal is required to be obtained pursuant to Section 3.19(b) but has not been received within the time period contemplated by such section, then until the date such Appraisal is obtained the "Appraisal Reduction Amount" for the subject Required Appraisal Loan will be deemed to equal 30% of the Stated Principal Balance of such Required Appraisal Loan; provided that upon receipt of an Appraisal acceptable for purposes of Section 3.19(b) hereof, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with the preceding sentence.

            "Appraised Value": As of any date of determination, the appraised value of a Mortgaged Property based upon the most recent Appraisal obtained pursuant to this Agreement.

            "Asset Status Report":  As defined in Section 3.21(d).

            "Assignment Documents": With respect to any Mortgage Loan, any of the following:

               (i) the documents identified in clause (iii) of the definition of
      Mortgage  File,  together  with  any  intervening   assignments  from  the
      originator to the most recent assignee prior to the Trustee;

               (ii) the documents  identified in clause (v) of the definition of
      Mortgage  File,  together  with  any  intervening   assignments  from  the
      originator to the most recent assignee prior to the Trustee;

               (iii) any UCC-2 or UCC-3 filing identified in clause (xi) of the definition of Mortgage File, including any intervening UCC-2 or UCC-3 from each assignee of record prior to the Trustee; or

               (iv) an original assignment of any related Security Agreement (if such item is a document separate from the related Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of the related Mortgage referred to in clause (iii) of the definition of Mortgage File.

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Final Distribution Date":  As defined in Section 4.01(c).

            "Assumed Monthly Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Stated Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust Fund, if no Monthly Payment (other than a delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the amount that would have been due in respect of such Mortgage Loan on such Due Date if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled maturity date (as such terms and amortization schedule may have been modified, and such maturity date may have been extended, in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20). With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment that was due (or, in the case of a Balloon Mortgage Loan described in the preceding sentence of this definition, the Assumed Monthly Payment that was deemed due) in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Loan.

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the balance on deposit in the Distribution Account as of 11:30 a.m. (New York City time) on such Distribution Date (or such later time on such date as of which distributions are made on the Certificates), including, without limitation, if and to the extent on deposit therein as of such time, the Master Servicer Remittance Amount for the related Master Servicer Remittance Date, any P&I Advances made by the Master Servicer or the Trustee to cover uncollected Monthly Payments due and/or Assumed Monthly Payments deemed due during the related Collection Period, and any payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period, any interest or other income earned on funds in (and subsequently posted to) the Interest Reserve Account and, for the Distribution Date occurring in each March, the related Withheld Amounts remitted to the Certificate Account pursuant to Section 4.05, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period, (iii) Prepayment Premiums, (iv) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to any of clauses (ii) through (vi) of Section 3.05(b), (v) any amounts deposited in the Distribution Account in error, and (vi) with respect to each Mortgage Loan which accrues interest on an Actual/360 Basis and any Distribution Date relating to the one month period preceding the Distribution Date in each February (and in any January of a year which is not a leap year), an amount equal to the related Withheld Amount pursuant to Section 4.05; provided that the Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(vi) of this definition.

            "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Original Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the Monthly Payment due on its Stated Maturity Date is at least two times larger than the Monthly Payment due on the Due Date next preceding its Stated Maturity Date.

            "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Stated Maturity Date of such Mortgage Loan.

            "Bank":  As defined in Section 2.08.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Base Prospectus": That certain prospectus dated November 10, 1999, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Minneapolis, Minnesota and the cities in which the Primary Servicing Offices of the Master Servicer and Special Servicer and the Corporate Trust Office of the Trustee are located, are authorized or obligated by law or executive order to remain closed.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 1999-2 as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

            "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "ORIX Real Estate Capital Markets, LLC, as Master Servicer, in trust for the registered holders of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-2, Certificate Account".

            "Certificate Factor": With respect to any Class of Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Class Principal Balance or Class Notional Amount, as the case may be, and the denominator of which is the related Initial Class Principal Balance or Initial Class Notional Amount, as the case may be.

            "Certificate Notional Amount": With respect to any Class X Certificate, the hypothetical or notional principal amount on which such Certificate accrues interest, which, as of any date of determination, is equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class X Notional Amount.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance": With respect to any Sequential Pay Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

            "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator or the Trustee or any Affiliate of any of them shall be deemed not to be outstanding, and the Voting Rights to which any of them is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, except as otherwise provided in Sections 7.04 and 11.01 or except in connection with the Controlling Class exercising its rights under Section 3.23, or unless such Persons collectively own an entire Class of Certificates and only the Holders of such Class of Certificates are entitled to grant such consent, approval or waiver. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or, if other than the Trustee, the REMIC Administrator, as the case may be, in determining whether or not a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certificateholder Reports":  As defined in Section 4.02(a).

            "Class": Collectively, all of the Certificates, REMIC I Regular Interests or REMIC II Uncertificated Regular Interests bearing the same alphabetical and, if applicable, numerical Class designation.

            "Class A Certificate": Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1C or Class A-2C Certificates.

            "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class A-1 Pass-Through Rate": With respect to any Distribution Date after the First Sequel Closing Date, a per annum rate equal to 6.478%.

            "Class A-1C Certificate": Any one of the Certificates with a "Class A-1C" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC IV for purposes of the REMIC Provisions.

            "Class A-1C Pass-Through Rate":  A per annum rate equal to 7.0300%.

            "Class A-2C Certificate": Any one of the Certificates with a "Class A-2C" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC IV for purposes of the REMIC Provisions.

            "Class A-2C Pass-Through Rate": A per annum rate equal to 7.2290%; provided however, that the Class A-2 Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a "regular interest" in REMIC IV for purposes of the REMIC Provisions.

            "Class A-2 Pass-Through Rate":  A per annum rate equal to 6.846%.

            "Class A-3 Certificate": Any one of the Certificates with a "Class A-3" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC IV for purposes of the REMIC Provisions.

            "Class A-3 Pass-Through Rate": A per annum rate equal to 7.1810%; provided, however, that the Class A-3 Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class A-4 Certificate": Any one of the Certificates with a "Class A-4" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC IV for purposes of the REMIC Provisions.

            "Class A-4 Pass-Through Rate": A per annum rate equal to 7.2940%; provided, however, that the Class A-4 Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC IV for purposes of the REMIC Provisions.

            "Class B Pass-Through Rate": A per annum rate equal to 7.5320%; provided, however, that the Class B Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class C Component": With respect to the Class MX Uncertificated Interest, at any date of determination, that portion of the Class MX Notional Amount equal to the Uncertificated Principal Balance of the Class LC Uncertificated Interest, which corresponds to the Certificate Principal Balance of the Class C Certificates.

            "Class C Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class C Pass-Through Rate. For the avoidance of doubt, the Class C Component Pass-Through Rate is zero.

            "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class C Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class D Component": With respect to the Class MX Uncertificated Interest, at any date of determination, that portion of the Class MX Notional Amount equal to the Uncertificated Principal Balance of the Class LD Uncertificated Interest, which corresponds to the Certificate Principal Balance of the Class D Certificates.

            "Class D Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class D Pass-Through Rate. For the avoidance of doubt, the Class D Component Pass-Through Rate is zero.

            "Class D Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class E Component": With respect to the Class MX Uncertificated Interest, at any date of determination, that portion of the Class MX Notional Amount equal to the Uncertificated Principal Balance of the Class LE Uncertificated Interest, which corresponds to the Certificate Principal Balance of the Class E Certificates.

            "Class E Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class E Pass-Through Rate.

            "Class E Pass-Through Rate":  A per annum rate equal to 6.32%.

            "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class F Component": With respect to the Class MX Uncertificated Interest, at any date of determination, that portion of the Class MX Notional Amount equal to the Uncertificated Principal Balance of the Class LF Uncertificated Interest, which corresponds to the Certificate Principal Balance of the Class F Certificates.

            "Class F Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class F Pass-Through Rate.

            "Class F Pass-Through Rate":  A per annum rate equal to 5.00%.

            "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class G Component": With respect to the Class MX Uncertificated Interest, at any date of determination, that portion of the Class MX Notional Amount equal to the Uncertificated Principal Balance of the Class LG Uncertificated Interest, which corresponds to the Certificate Principal Balance of the Class G Certificates.

            "Class G Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class G Pass-Through Rate.

            "Class G Pass-Through Rate":  A per annum rate equal to 5.00%.

            "Class H Certificate": Any one of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class H Component": With respect to the Class MX Uncertificated Interest, at any date of determination, that portion of the Class MX Notional Amount equal to the Uncertificated Principal Balance of the Class LH Uncertificated Interest, which corresponds to the Certificate Principal Balance of the Class H Certificates.

            "Class H Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class H Pass-Through Rate.

            "Class H Pass-Through Rate":  A per annum rate equal to 6.00%.

            "Class J Certificate": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class J Component": With respect to the Class MX Uncertificated Interest, at any date of determination, that portion of the Class MX Notional Amount equal to the Uncertificated Principal Balance of the Class LJ Uncertificated Interest, which corresponds to the Certificate Principal Balance of the Class J Certificates.

            "Class J Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class J Pass-Through Rate.

            "Class J Pass-Through Rate":  A per annum rate equal to 6.00%.

            "Class K Certificate": Any one of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class K Component": With respect to the Class MX Uncertificated Interest, at any date of determination, that portion of the Class MX Notional Amount equal to the Uncertificated Principal Balance of the Class LK Uncertificated Interest, which corresponds to the Certificate Principal Balance of the Class K Certificates.

            "Class K Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class K Pass-Through Rate.

            "Class K Pass-Through Rate":  A per annum rate equal to 6.00%.

            "Class LA-1 Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2 Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3 Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4 Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-5 Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1C Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2C Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LB Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-1 Component": With respect to any date of determination related to a Distribution Date after the First Sequel Closing Date, that portion of the Class UX Notional amount equal to the Uncertificated Principal Balance of the Class MA-1 Uncertificated Interest.

            "Class MA-1 Component Pass-Through Rate": With respect to any date of determination after the First Sequel Closing Date, a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class A-1 Pass-Through Rate.

            "Class MA-1 Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC III and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-2 Component": With respect to any date of determination related to a Distribution Date after the First Sequel Closing Date, with respect to the Class MA-2 Uncertificated Interest, that portion of Class UX Notional Amount equal to the Uncertificated Principal Balance of the Class MA-2 Uncertificated Interest.

            "Class MA-2 Component Pass-Through Rate": With respect to any date of determination after the First Sequel Closing Date, a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class A-1 Pass-Through Rate.

            "Class MA-2 Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC III and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-3 Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC IIIU and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-4 Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC IIIU and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-5 Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC IIIU and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-1C Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC IIIU and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-2C Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC IIIU and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MB Component": With respect to any date of determination related to a Distribution Date after the Second Sequel Closing Date, with respect to the Class MB Uncertificated Interest, that portion of Class X Notional Amount equal to the Uncertificated Principal Balance of the Class MB Uncertificated Interest.

            "Class MB Component Pass-Through Rate": With respect to any date of determination after the Second Sequel Closing Date, a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class B Pass-Through Rate.

            "Class MB Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC IV and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MX Notional Amount": With respect to any Distribution Date after the First Sequel Closing Date, the aggregate hypothetical or notional principal amount on which the Class MX Uncertificated Interest collectively accrues interest, which amount is equal to the aggregate of the Uncertificated Principal Balances of the Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ and Class LK Uncertificated Interests which correspond to the Certificate Principal Balances of the Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates as of the preceding Distribution Date (after giving effect to the distributions of principal on such Distribution
Date).

            "Class MX Pass-Through Rate": With respect to any Distribution Date, a rate per annum, rounded to eight decimal places, equal to the weighted average of the Component Pass-Through Rates on the Class C Component, the Class D Component, the Class E Component, the Class F Component, the Class G Component, the Class H Component, the Class J Component and the Class K Component, weighted on the basis of their respective portions of the Class MX Notional Amount.

            "Class MX Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC III and having an initial Class Notional Amount equal to the Class MX Notional Amount and per annum rate of interest equal to the Class MX Pass-Through Rate.

            "Class Notional Amount": The Class UX Notional Amount, the Class MX Notional Amount or the Class X Notional Amount.

            "Class Principal Balance": The aggregate principal amount of any Class of Sequential Pay Certificates outstanding as of any date of determination. As of the Original Closing Date, the Class Principal Balance of each such Class of Certificates shall equal the Original Class Principal Balance. On the First Sequel Closing Date, the certificates that had been designated "Class A-1" and "Class A-2" under the Original Pooling Agreement were exchanged for the Class A-1 Certificates. The Class Principal Balance of the Class A-1 Certificates as of the Second Sequel Closing Date shall equal the
Initial Class Principal Balance thereof. As of the Second Sequel Closing Date, the Certificates that had been designated "Class A-3", "Class A-4" and "Class A-5" under the Original Pooling Agreement shall be redesignated the Class A-2, Class A-3 and Class A-4 Certificates, and the Class A-1C, Class A-2C and Class B Certificates are reissued as of the Second Sequel Closing Date, and the Class Principal Balance of each such Class of Certificates shall equal the Initial Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each Class of the Sequential Pay Certificates shall be permanently reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01(b) and, if and to the extent appropriate, shall be further permanently reduced on such Distribution Date as provided in Section 4.04(a).

            "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-17 attached hereto, and evidencing the sole Class of "residual interest" in REMIC I for purposes of the REMIC Provisions.

            "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-18 attached hereto, and evidencing the sole Class of "residual interest" in REMIC II for purposes of the REMIC Provisions.

            "Class R-III Certificate": Any one of the Certificates with a "Class R-III" designation on the face thereof, substantially in the form of Exhibit A-19 attached hereto, and evidencing the sole Class of "residual interest" in REMIC III for purposes of the REMIC Provisions.

            "Class R-IIIU Certificate": Any one of the Certificates with a "Class R-IIIU" designation on the face thereof, substantially in the form of Exhibit A-20 attached hereto, and evidencing the sole Class of "residual interest" in REMIC IIIU for purposes of the REMIC Provisions.

            "Class R-IV Certificate": Any one of the Certificates with a "Class R-IV" designation on the face thereof, substantially in the form of Exhibit A-21 attached hereto, and evidencing the sole Class of "residual interest" in REMIC IV for purposes of the REMIC Provisions.

            "Class UA-2 Component": With respect to any date of determination related to a Distribution Date after the Second Sequel Closing Date, with respect to the Class UA-2 Uncertificated Interest, that portion of the Class X Notional Amount equal to the Uncertificated Principal Balance of the Class UA-2 Uncertificated Interest.

            "Class UA-2 Component Pass-Through Rate": With respect to any date of determination after the Second Sequel Closing Date, a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class A-2 Pass-Through Rate.

            "Class UA-2 Uncertificated Interest": A regular interest in REMIC IIIU which is held as an asset of REMIC IV and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class UA-3 Component": With respect to any date of determination related to a Distribution Date after the Second Sequel Closing Date, with respect to the Class UA-3 Uncertificated Interest, that portion of the Class X Notional Amount equal to the Uncertificated Principal Balance of the Class UA-3 Uncertificated Interest.

            "Class UA-3 Component Pass-Through Rate": With respect to any date of determination after the Second Sequel Closing Date, a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class A-3 Pass-Through Rate.

            "Class UA-3 Uncertificated Interest": A regular interest in REMIC IIIU which is held as an asset of REMIC IV and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class UA-4 Component": With respect to any date of determination related to a Distribution Date after the Second Sequel Closing Date, with respect to the Class UA-4 Uncertificated Interest, that portion of the Class X Notional Amount equal to the Uncertificated Principal Balance of the Class UA-4 Uncertificated Interest.

            "Class UA-4 Component Pass-Through Rate": With respect to any date of determination after the Second Sequel Closing Date, a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class A-4 Pass-Through Rate.

            "Class UA-4 Uncertificated Interest": A regular interest in REMIC IIIU which is held as an asset of REMIC IV and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class UA-1C Component": With respect to any date of determination related to a Distribution Date after the Second Sequel Closing Date, with respect to the Class UA-1C Uncertificated Interest, that portion of the Class X Notional Amount equal to the Uncertificated Principal Balance of the Class UA-1C Uncertificated Interest.

            "Class UA-1C Component Pass-Through Rate": With respect to any date of determination after the Second Sequel Closing Date, a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class A-1C Pass-Through Rate.

            "Class UA-1C Uncertificated Interest": A regular interest in REMIC IIIU which is held as an asset of REMIC IV and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class UA-2C Component": With respect to any date of determination related to a Distribution Date after the Second Sequel Closing Date, with respect to the Class UA-2C Uncertificated Interest, that portion of the Class X Notional Amount equal to the Uncertificated Principal Balance of the Class UA-2C Uncertificated Interest.

            "Class UA-2C Component Pass-Through Rate": With respect to any date of determination after the Second Sequel Closing Date, a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class A-2C Pass-Through Rate.

            "Class UA-2C Uncertificated Interest": A regular interest in REMIC IIIU which is held as an asset of REMIC IV and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class UX Notional Amount": With respect to any Distribution Date after the Second Sequel Closing Date, the aggregate hypothetical or notional principal balance on which the Class UX Uncertificated Interest collectively accrues interest, which amount is equal to the aggregate of the Uncertificated Principal Balances of the Class MA-1 and Class MA-2 Uncertificated Interests and
(ii) the Class MX Notional Amount, in each case as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution
Date).

            "Class UX Pass-Through Rate": With respect to any Distribution Date, after the Second Sequel Closing Date, a rate per annum, rounded to eight decimal places, equal to the weighted average of the Component Pass-Through Rates on the Class MA-1 Component and the Class MA-2 Component and the Class MX Pass-Through Rate, weighted on the basis of their respective portions of the Class MX Notional Amount.

            "Class UX Uncertificated Interest": A regular interest in REMIC III which is held as an asset of REMIC IV and having an initial Class Notional Amount equal to the Class UX Notional Amount and a per annum rate of interest equal to the Class UX Pass-Through Rate.

            "Class X Certificate": Any one of the Certificates with a "Class X" designation on the face thereof, substantially in the form of Exhibit A-7, and evidencing a "regular interest" in REMIC IV for purposes of the REMIC Provisions.

            "Class X Notional Amount": With respect to any Distribution Date after the Second Sequel Closing Date, the aggregate hypothetical or notional principal amount on which the Class X Certificates collectively accrue interest, which amount is equal to the aggregate of the (i) Uncertificated Principal Balances of the Class UA-2, Class UA-3, Class UA-4, Class UA-1C, Class UA-2C and Class MB Uncertificated Interests and (ii) the Class UX Notional Amount, in each case as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date).

            "Class X Pass-Through Rate": With respect to any Distribution Date after the Second Sequel Closing Date, a rate per annum, rounded to eight decimal places, equal to the weighted average of the Component Pass-Through Rates on the Class UA-2 Component, the Class UA-3 Component, the Class UA-4 Component, the Class UA-1C Component, the Class UA-2C Component, the Class MB Component and the Class UX Pass-Through Rate, weighted on the basis of their respective portions of the Class X Notional Amount or the Class UX Notional Amount.

            "Code":  The Internal Revenue Code of 1986, as amended.

            "Collection Period": With respect to any Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

            "Commission": The Securities and Exchange Commission.

            "Component": With respect to a Distribution Date after the Second Sequel Closing Date, any of the Class MA-1 Component, Class MA-2 Component,
Class MB Component, Class UA-2 Component, Class UA-3 Component, Class UA-4 Component, Class UA-1C Component, Class UA-2C Component, Class C Component,
Class D Component, Class E Component, Class F Component, Class G Component, Class H Component, Class J Component and Class K Component.

            "Component Pass-Through Rate": With respect to a Distribution Date after the Second Sequel Closing Date, any of the Class MA-1 Component Pass-Through Rate, Class MA-2 Component Pass-Through Rate, Class MB Component Pass-Through Rate, Class UA-2 Component Pass-Through Rate, Class UA-3 Component Pass-Through Rate, Class UA-4 Component Pass-Through Rate, Class UA-1C Component Pass-Through Rate, Class UA-2C Component Pass-Through Rate, Class C Component Pass-Through Rate, Class D Component Pass-Through Rate, Class E Component
Pass-Through  Rate,  Class F  Component  Pass-Through  Rate,  Class G  Component
Pass-Through Rate, Class H Component Pass-Through Rate, Class J Component Pass-Through Rate and the Class K Component Pass-Through Rate.

            "Confidential Information":  As defined in Section 3.24.

            "Controlling   Class":  As  of  any  date  of   determination,   the
outstanding Class of Sequential Pay Certificates with the lowest Payment Priority (the Class A Certificates being treated as a single Class for this purpose) that has a then outstanding Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof (or, if no Class of Sequential Pay Certificates has a Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof, then the "Controlling Class" shall be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class Principal Balance).

            "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

            "Corporate Trust Office": The principal corporate trust office of the Trustee, for purposes of Certificate transfer services, at the date of the execution of this Agreement is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services (CMBS) - Nationslink Funding Corporation Commercial Mortgage Pass-Through Certificates, Series 1999-2 and for all other purpose, at the date of the execution of this Agreement is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Services (CMBS) - Nationslink Funding Corporation Commercial Mortgage Pass-Through Certificates, Series 1999-2.

            "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or a related Mortgaged Property becoming an REO Property).

            "Corresponding Certificate," "Corresponding REMIC IIIU Uncertificated Regular Interest," "Corresponding REMIC II Uncertificated Regular Interest" and "Corresponding REMIC I Regular Interest": The related Classes of REMIC I Regular Interests, REMIC II Uncertificated Regular Interests, REMIC IIIU Uncertificated Regular Interests and the Certificates set forth below:

Corresponding REMIC I  Corresponding REMIC   Corresponding
Regular Interest       II Uncertificated     REMIC IIIU           Corresponding
                       Regular Interest      Uncertificated       Certificate
                                             Regular Interest
---------------------  --------------------  ----------------     --------------

Class LA-1             Class MA-1                                 Class A-1 Certificate
Uncertificated         Uncertificated
Interest               Interest

Class LA-2             Class MA-2                                 Class A-1 Certificate
Uncertificated         Uncertificated
Interest               Interest

Class LA-3             Class MA-3            Class UA-2           Class A-2 Certificate
Uncertificated         Uncertificated        Uncertificated
Interest               Interest              Interest

Class LA-4             Class MA-4            Class UA-3           Class A-3 Certificate
Uncertificated         Uncertificated        Uncertificated
Interest               Interest              Interest

Class LA-5             Class MA-5            Class UA-4           Class A-4 Certificate
Uncertificated         Uncertificated        Uncertificated
Interest               Interest              Interest

Class LA-1C            Class MA-1C           Class UA-1C          Class A-1C
Uncertificated         Uncertificated        Uncertificated       Certificate
Interest               Interest              Interest

Class LA-2C            Class MA-2C           Class UA-2C          Class A-2C
Uncertificated         Uncertificated        Uncertificated       Certificate
Interest               Interest              Interest

Class LB               Class MB                                   Class B Certificate
Uncertificated         Uncertificated
Interest               Interest

Class LC                                                          Class C Certificate
Uncertificated
Interest

Class LD                                                          Class D Certificate
Uncertificated
Interest

Class LE                                                          Class E Certificate
Uncertificated
Interest

Class LF                                                          Class F Certificate
Uncertificated
Interest

Class LG                                                          Class G Certificate
Uncertificated
Interest

Class LH                                                          Class H Certificate
Uncertificated
Interest

Class LJ                                                          Class J Certificate
Uncertificated
Interest

Class LK                                                          Class K Certificate
Uncertificated
Interest

            "CPR":  As defined in the Base Prospectus.

            "CMSA":   The   Commercial   Real   Estate   Secondary   Market  and
Securitization Association.

            "CMSA Loan Periodic Update File": As defined in Section 4.02(b).

            "Cross-Collateralized Mortgage Loan": Any Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans.

            "Current  Principal   Distribution  Amount":  With  respect  to  any
Distribution Date, an amount (calculated in accordance with Section 1.02) equal to the aggregate of, without duplication:

            (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans and any REO Loans for their respective Due Dates occurring during the related Collection Period;

            (b) all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

            (c) with respect to any Balloon Mortgage Loan as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any Principal Prepayment and any amount described in subclause (d) below) that was made by or on behalf of the related Mortgagor during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Balloon Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

            (d) all Liquidation Proceeds (net of Liquidation Expenses) and Insurance Proceeds received on or in respect of the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

            (e) all Liquidation Proceeds (net of Liquidation Expenses), Insurance Proceeds and REO Revenues received on or in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such REO Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, the Mortgage Loan Seller or an Affiliate of either.

            "Cut-off Date":  August 1, 1999.

            "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

            "DCR": Duff & Phelps Credit Rating Co. or its successor in interest. If neither such rating agency nor any successor remains in existence, "DCR" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer, the Special Servicer and the REMIC Administrator, and specific ratings of Duff & Phelps Credit Rating Co. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "DCR Review Threshold":  As defined in Section 3.26(j).

            "Debt Service Coverage Ratio": With respect to any Mortgage Loan, as of any date of determination, and calculated without regard to any cross-collateralization feature of such Mortgage Loan, the ratio of (x) the Net Cash Flow (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recently ended twelve month period for which financial statements (whether or not audited) have been received by or on behalf of the Mortgage Loan Seller (prior to the Original Closing Date) or the Master Servicer or the Special Servicer (following the Original Closing Date), to (y) the product of the amount of the Monthly Payment in effect for such Mortgage Loan as of such date of determination, multiplied by the number of months represented in the financial statements.

            "Default Charges": Any and all Default Interest and late payment charges paid or payable, as the context requires, in connection with a default under a Mortgage Loan or any successor REO Loan.

            "Default Interest": With respect to any Mortgage Loan (or related REO Loan), any amounts collected thereon, other than late payment charges and Prepayment Premiums, that represent interest in excess of interest accrued on the principal balance of such Mortgage Loan (or REO Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

            "Defaulted Mortgage Loan": Any Specially Serviced Mortgage Loan as to which a material default has occurred or a default in respect of any payment thereon is reasonably foreseeable, and which the Special Servicer has determined, in its reasonable and good faith judgment, will become the subject of a foreclosure sale or similar proceedings (the basis for which determination shall be set forth in an Officer's Certificate to be delivered to the Master Servicer and the Trustee).

            "Defaulting Party":  As defined in Section 7.01(b).

            "Definitive Certificate":  As defined in Section 5.03(a).

            "Delinquent Loan Status Report": A report or reports setting forth, among other things, those Mortgage Loans which, as of the Determination Date for the related Distribution Date] were (i) delinquent 30-59 days, (ii) delinquent 60-89 days, (iii) delinquent 90 days or more, (iv) current but specially serviced, or (v) in foreclosure but as to which the related Mortgaged Property had not become REO Property.

            "Delivery Date":  On or about August 17, 1999.

            "Denomination":  As defined in Section 5.01(a).

            "Depositor": NationsLink Funding Corporation, or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Depository Rules":  As defined in Section 5.02(b).

            "Determination Date": With respect to any Distribution Date, the 10th day of the month in which such Distribution Date occurs, or if such 10th day is not a Business Day, the next succeeding Business Day.

            "Directing Certificateholder": The Controlling Class Certificateholder (or its designee) selected by the Majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Principal Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Balance of the Controlling Class will be the Directing Certificateholder.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of an REO Property pursuant to Section 3.18(d)), the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) shall not be considered to Directly Operate an REO Property solely because the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to, or funds, repairs or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in conjunction with leasing activity).

            "Disqualified Non-U.S. Person": With respect to a Class R-I, Class R-II, Class R-III, Class R-IIIU or Class R-IV Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R-I, Class R-II, Class R-III, Class R-IIIU or Class R-IV Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form 4224 (or successor form) or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R-I, Class R-II, Class R-III, Class R-IIIU or Class R-IV Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R-I, Class R-II, Class R-III, Class R-IIIU or Class R-IV Certificate will not be disregarded for federal income tax purposes.

            "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest": With respect to any Class of Regular Certificates, for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Certificates as set forth below. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated first, to the Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of the particular Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, pro rata among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C and Class X Certificates, in accordance with the respective amounts of Accrued Certificate Interest for each such Class of Certificates for such Distribution Date.

            "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Norwest Bank Minnesota, National Association, as Trustee, in trust for the registered holders of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-2, Distribution Account".

            "Distribution Date": The 20th day of any month, or if such 20th day is not a Business Day, the Business Day immediately following, commencing in September, 1999.

            "Distribution Date Statement":  As defined in Section 4.02(a).

            "Document Defect":  As defined in Section 2.02(e).

            "DTC":  As defined in Section 5.03(d).

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

            "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, including, without limitation, the Trustee (if it meets the following rating criteria), the long-term unsecured debt obligations of which are rated no less than "AA" by Fitch, "A" by DCR (if rated by DCR) and "AA-" by S&P (if the deposits are to be held in the account for more than 30 days), or the short-term unsecured debt obligations of which are rated no less than "F-1+" by Fitch, "D-1" by DCR (if rated by DCR) and "A-1" by S&P (if the deposits are to be held in the account for 30 days or less), in each case, at any time funds are on deposit therein,
(ii) a segregated trust account or accounts maintained with the corporate trust department of a federally chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity,
(iii) a segregated trust account or accounts maintained with the corporate trust department of a state chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity and subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. ss.9.10(b), or (iv) any other account which would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by either Rating Agency to any Class of Certificates (as confirmed in writing by each Rating Agency).

            "Emergency Advance": Any Servicing Advance, whether or not it is a Servicing Advance that, pursuant hereto, the Special Servicer is required to request the Master Servicer to make, that must be made within 5 Business Days of the Special Servicer's becoming aware that it must be made in order to avoid any material penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust Fund.

            "Environmental Policy": The environmental policy issued by Steadfast Insurance Company in the form attached hereto as Exhibit N and naming as insureds the Trustee and the Mortgage Loan Seller.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums and similar items in respect of the related Mortgaged Property.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Exchange Act": The Securities Exchange Act of 1934, as amended.

            "Exemption-Favored Party": Any of (i) NationsBank Corporation (predecessor in interest to Bank of America Corporation), (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation and (iii) any member of a syndicate or selling group of which Bank of America Corporation or a person described in clause (ii) is a manager or co-manager with respect to a Class of Certificates.

            "Fannie Mae": The Federal National Mortgage Association or any successor.

            "FDIC":  The Federal Deposit Insurance Corporation or any successor.

            "Final Distribution Date": The final Distribution Date on which any distributions are to be made on the Certificates as contemplated by Section 9.01.

            "Final Recovery Determination": A determination by the Special Servicer with respect to any defaulted Mortgage Loan or REO Property and, accordingly, the related REO Loan (other than a Mortgage Loan or REO Property, as the case may be, purchased by the Mortgage Loan Seller or an Affiliate thereof pursuant to Section 2.03, by the Majority Certificateholder of the Controlling Class pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries (including, without limitation, by reason of a sale of such Mortgage Loan or REO Property pursuant to Section 3.18(d) hereof) that the Special Servicer has determined, in accordance with the Servicing Standard, exercised without regard to any obligation of the Master Servicer or Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will be ultimately recoverable.

            "First Sequel Closing Date":  October 14, 1999.

            "Fitch": Fitch IBCA, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Sponsor, notice of which designation shall be given to the Trustee, Master Servicer, Special Servicer and the REMIC Administrator and specific ratings of Fitch IBCA, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Freddie Mac": The Federal Home Loan Mortgage Corporation or any successor.

            "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property and any estoppel agreements entered into by and between lenders and ground lessees and/or ground lessors and/or mortgagees of the ground leasehold estate.

            "Group": A group of Mortgage Loans that are cross-collateralized and cross-defaulted with each other.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Historical Loan Modification Report": A report or reports setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, have been modified pursuant to this Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

            "Historical Loss Estimate Report": A report or reports setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, (i) the amount of Liquidation Proceeds received, and Liquidation Expenses incurred, both during the Collection Period ending on such Determination Date and historically, and
(ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

            "HUD-Approved Servicer": A servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 207 and 211 of the National Housing Act.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof, and (iii) is not connected with the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof, as the case may be.

            "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by (i) any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall not be an expense of the Trustee, the REMIC Administrator or the Trust, delivered to the Trustee and the REMIC Administrator), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or (ii) any other Person upon receipt by the Trustee and the REMIC Administrator of an Opinion of Counsel, which shall be at no expense to the Trustee, the REMIC Administrator or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Class Notional Amount": With respect to the Class X Certificates, the initial Class X Notional Amount thereof as of the Sequel Closing Date equal to $1,118,401,483.26.

            "Initial Class Principal Balance": As defined in the Preliminary Statement.

            "Initial Pool Balance": The aggregate Cut-off Date Balance of all the Mortgage Loans included in the Trust Fund as of the Original Closing Date.

            "Institutional Accredited Investor":  As defined in Section 5.02(b).

            "Insurance Policy": With respect to any Mortgage Loan or REO Property, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or in respect of such REO Property, as the case may be.

            "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or REO Property or released to the Mortgagor, in either case, in accordance with the Servicing Standard.

            "Interest Accrual Period": With respect to each REMIC I Regular Interest, each Class of REMIC II Uncertificated Regular Interest and each Class of Regular Certificates, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

            "Interest Reserve Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 4.05 in trust for the Certificateholders, which shall be entitled "Norwest Bank Minnesota, National Association, as Trustee, in trust for the registered holders of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-2, Interest Reserve Account".

            "Interested Person": The Depositor, the Mortgage Loan Seller, the Master Servicer, any Sub-Servicer, the Special Servicer, any Holder of a Certificate, or any Affiliate of any such Person.

            "Investment Account":  As defined in Section 3.06(a).

            "Investment Representation Letter":  As defined in Section 5.02(b).

            "IRS": The Internal Revenue Service or any successor.

            "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Mortgage Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period, or for a Due Date coinciding with or preceding the Cut-off Date, and not previously received or recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the related Mortgage Loan or of an Assumed Monthly Payment in respect of such REO Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period and not previously received or recovered. The term "Late Collections" shall specifically exclude any Default Charges.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the Mortgage Loan Seller or any Affiliate thereof pursuant to Section 2.03; or (iv) such Mortgage Loan is purchased by the Majority Certificateholder of the Controlling Class pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c), or by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (x) a Final Recovery Determination is made with respect to such REO Property; or (y) such REO Property is purchased by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01.

            "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

            "Liquidation Fee": With respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property repurchased (x) by the Mortgage Loan Seller or any Affiliate thereof pursuant to Section 2.03 within 90 days (or, if applicable, 180 days) of the Mortgage Loan Seller's notice or discovery of the breach or Document Defect giving rise to such repurchase obligation, (y) by the Majority Certificateholder of the Controlling Class, the Master Servicer or the Special Servicer pursuant to Section 3.18 or (z) by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01), the fee designated as such and payable to the Special Servicer pursuant to the fourth paragraph of Section 3.11(c).

            "Liquidation Fee Rate": With respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

            "Liquidation Proceeds": All cash amounts, including REO Revenues, after deducting related expenses, all partial or unscheduled collections (other than Insurance Proceeds) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation; (ii) the liquidation of a Mortgaged Property or other collateral constituting, or that constituted, security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor or any guarantor; (iv) the purchase of a Defaulted Mortgage Loan by the Majority Certificateholder of the Controlling Class pursuant to Section 3.18(b) or by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or any other sale thereof pursuant to Section 3.18(d); (v) the repurchase of a Mortgage Loan by the Mortgage Loan Seller or any Affiliate thereof pursuant to Section 2.03; or (vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01.

            "MAI":  Member of the Appraisal Institute.

            "Majority Certificateholder": With respect to any specified Class or Classes of Certificates, as of any date of determination, any Holder or particular group of Holders of Certificates of such Class or Classes, as the case may be, entitled to a majority of the Voting Rights allocated to such Class or Classes, as the case may be.

            "Master Servicer": ORIX Real Estate Capital Markets, LLC, its successor in interest or any successor master servicer appointed as herein provided.

            "Master Servicer Remittance Amount": With respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Certificate Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any unscheduled payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period,
(iii) any Prepayment Premiums received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to any of clauses (ii) through (xvii) of Section 3.05(a), and (v) any amounts deposited in the Certificate Account in error; provided that, with respect to the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Master Servicer Remittance Amount will be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

            "Master Servicer Remittance Date": The Business Day immediately preceding each Distribution Date.

            "Master Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a) and from which the Standby Fee and any Primary Servicing Fees are payable.

            "Master Servicing Fee Rate": With respect to each Mortgage Loan (and any related REO Loan), a rate per annum that will range from 9.075 basis points (0.09075% per annum) to 29.075 basis points (0.29075%) per annum, as specified for such Mortgage Loan in the Mortgage Loan Schedule with an initial weighted average Master Servicing Fee Rate as of the Original Closing Date of 13.956 basis points (0.13956%) per annum.

            "Modified Mortgage Loan": Any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that: (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage
Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely), of the property to be released; or
(c) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

            "Monthly Payment": With respect to any Mortgage Loan, for any Due Date as of which such Mortgage Loan is outstanding, the scheduled monthly payment of principal and/or interest on such Mortgage Loan, including, without limitation, a Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20) and applicable law.

            "Mortgage": With respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust and/or other similar document or instrument securing the related Mortgage Note and creating a lien on the related Mortgaged Property.

            "Mortgage  File":  With  respect to any  Mortgage  Loan,  subject to
Section 2.01(c), collectively the following documents:

                 (i) the original Mortgage Note, endorsed by the most recent endorsee prior to the Trustee or, if none, by the originator, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of Norwest Bank Minnesota, National Association, as trustee for the registered holders of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-2, without recourse";

                 (ii) the original or a copy of the Mortgage and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

                 (iii) an original assignment of the Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee (in such capacity);

                 (iv) the original or a copy of any related Assignment of Leases (if any such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon;

                 (v) an original assignment of any related Assignment of Leases (if any such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

                 (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any;

                 (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

                 (viii) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been modified or the Mortgage Loan has been assumed;

                 (ix) a title insurance policy or a copy thereof effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's fee interest in the Mortgaged Property, or if the policy has not yet been issued, an original or copy or a written commitment "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy, dated as of the date on which related Mortgage Loan was funded;

                 (x) the original of any guaranty of the obligations of the Mortgagor under the Mortgage Loan which was in the possession of the Mortgage Loan Seller at the time the Mortgage Files were delivered to the Trustee;

                 (xi) (A) file copies of any UCC Financing Statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon) and which were in the possession of the Mortgage Loan Seller at the time the Mortgage Files were delivered to the Trustee and (B) if any such security interest is perfected and the related UCC-1, UCC-2 or UCC-3 financing statements were in the possession of the Mortgage Loan Seller, an original UCC-2 or UCC-3 financing statement, as applicable, executed by the most recent assignee of record prior to the Trustee or, if none, by the originator, evidencing the transfer of such security interest to the Trustee (or a certified copy of such assignment as sent for filing);

                 (xii) the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was signed on behalf of the Mortgagor;

                 (xiii) if the Mortgagor has a leasehold interest in the related Mortgaged Property, the original Ground Lease or a copy thereof;

                 (xiv) the original or copy of any intercreditor agreement relating to such Mortgage Loan;

                 (xv) the original or copy of any operating lease relating to the related Mortgaged Property;

                 (xvi) the original or a copy of the related loan agreement;

                 (xvii) the original or a copy of any management agreement relating to such Mortgage Loan;

                 (xviii) the original or a copy of any lock-box agreement relating to such Mortgage Loan;

                 (xix) the original or a copy of any environmental report relating to such Mortgage Loan; provided that, if such report is sent directly to the Master Servicer, the Depositor shall have no duty to provide a copy of such report to the Trustee;

                 (xx) with respect to each Mortgage Loan as to which the related Mortgaged Property is operated as a franchise restaurant, the original or a copy of any franchise agreement relating to such Mortgage Loan;

                 (xxi) any additional documents required to be added to the Mortgage File pursuant to this Agreement; and

                 (xxii) any environmental policy;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

            "Mortgage Loan Purchase and Sale Agreement": The Mortgage Loan Purchase and Sale Agreement, dated as of August 17, 1999, among Bank of America, N.A., the NB Owner Trust and the Depositor.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Original Closing Date to the Trustee as part of the Trust Fund, which list is attached hereto as Schedule I and may be amended from time to time in accordance with Section 2.02(e). The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage
Loan:

                 (i) the loan number, the control number, whether the Mortgage Loan is a Conduit Loan or a Portfolio Loan and whether the Mortgage Loan is in Loan Group 1 or Loan Group 2;

                 (ii) [Reserved]

                 (iii) (a) the Mortgage Rate in effect as of the Cut-off Date and (b) whether the Mortgage Loan accrues interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis") or on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis");

                 (iv) the original principal balance;

                 (v) the Cut-off Date Balance;

                 (vi) the (A) remaining term to stated maturity and (B) Stated Maturity Date;

                 (vii) the Due Date;

                 (viii) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

                 (ix) the Administrative Fee Rate (inclusive of the Primary Servicing Fee Rate);

                 (x) the Primary Servicing Fee Rate; (xi) the Master Servicing Fee Rate;

                 (xii) whether the Mortgagor's interest in the related Mortgaged Property is a leasehold estate;

                 (xiii) whether the Mortgage Loan is a Cross-Collateralized Mortgage Loan and, if so, a reference to the other Mortgage Loans that are cross-collateralized with such Mortgage Loan;

                 (xiv) the property type (e.g., multifamily);

                 (xv) the property size (the square feet or units);

                 (xvi) the original amortization term; and,

                 (xvii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premium with respect to a Principal Prepayment.

The Mortgage Loan Schedule shall also set forth the aggregate Cut-off Date Balance for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Mortgage Loan Seller": Bank of America, N.A., and its successors and assigns.

            "Mortgage   Note":   The  original   executed  note  evidencing  the
indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

            "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans.

            "Mortgage Rate": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note (as such may be modified at any time following the Original Closing Date) and applicable law,
(ii) any Mortgage Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, and (iii) any REO Loan, the annualized rate described in clause (i) or (ii) above, as applicable, determined as if the related Mortgage Loan had remained outstanding ; provided, however, that for purposes of computing the Weighted Average Adjusted Net Mortgage Rate with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, (i) the Mortgage Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year, shall be determined net of any related Withheld Amounts and (ii) the Mortgage Rate for the one-month period preceding the Due Date in March shall be determined taking into account the addition of any such related Withheld Amounts.

            "Mortgaged Property": Individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, as the context may require, "Mortgaged Property" may mean, collectively, all the Mortgaged Properties securing such Cross-Collateralized Mortgage Loan.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "NB Conduit Originator": Each of ARCS Commercial Mortgage Co., L.P., a California limited partnership, Bankers Mutual, First Security Bank, N.A., L.J. Melody & Company, Patrician Financial Company Limited Partnership and WMF Washington Mortgage Corp.

            "NB Owner Trust": NationsBank Commercial Mortgage Owner Trust I, a Delaware business trust.

            "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Non-Specially Serviced Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount remitted by the Master Servicer for deposit in the Distribution Account for such Distribution Date pursuant to Section 3.19(e) in connection with such Prepayment Interest Shortfalls.

            "Net Cash Flow": With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property, minus the total fixed and variable operating expenses, capital expenditures such as reserves, tenant improvements and leasing commissions, incurred in respect of such Mortgaged Property (subject to adjustments for, among other things, (i) non-cash items such as depreciation and amortization, and (ii) debt service on loans secured by the Mortgaged Property).

            "Net Default Charges": With respect to any Mortgage Loan or REO Loan, any Default Charges actually collected thereon (determined in accordance with the allocation of amounts collected as specified in Section 1.02), net of (if, but only if, such Default Charges are allocable to the period that such Mortgage Loan was a Specially Serviced Mortgage Loan) any Advance Interest accrued on Advances made in respect of such Mortgage Loan that are reimbursable from such Default Charges in accordance with Section 3.05(a)(viii).

            "Net Investment Earnings": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account, exceeds the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with
Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds.

            "Net Mortgage Rate": With respect to any Mortgage Loan or REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the related Administrative Fee Rate. For purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Original Closing Date.

            "New Certificates":  As defined in the Preliminary Statement.

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

            "Nonrecoverable   Advance":   Any   Nonrecoverable  P&I  Advance  or
Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance": Any P&I Advance made or proposed to be made in respect of a Mortgage Loan or REO Loan which, as determined by the Master Servicer or, if applicable, the Trustee, in its reasonable and good faith judgment, which judgment shall be supported by an Officer's Certificate as to the basis for such determination, will not be recoverable (together with Advance Interest accrued thereon), or which in fact was not ultimately recovered, from late collections, Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors).

            "Nonrecoverable Servicing Advance": Any Servicing Advance made or proposed to be made in respect of a Mortgage Loan or REO Property which, as determined by the Master Servicer, the Special Servicer or, if applicable, the Trustee, in its reasonable and good faith judgment, will not be recoverable (together with Advance Interest accrued thereon), or which in fact was not ultimately recovered, from late collections, Insurance Proceeds, Liquidation
Proceeds or any other recovery on or in respect of such Mortgage Loan or REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors).

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class A-1, Class E, Class F, Class G, Class H, Class J or Class K Certificate or Residual Certificate.

            "Non-U.S. Person":  Any person other than a U.S. Person.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, a Responsible Officer of the Trustee or any authorized officer of the Mortgage Loan Seller, as the case may be.

            "Operating   Statement  Analysis  Report":  As  defined  in  Section
4.02(b).

            "Operating Statement Analysis Worksheet": A report prepared by the Master Servicer or the Special Servicer, as the case may be, substantially containing the content described in Exhibit M attached hereto, presenting the computations made in accordance with the methodology described in said Exhibit M to "normalize" the full year of annual Net Cash Flow and debt service coverage numbers used in the other reports required by this Agreement, sent to the Trustee (or, with respect to the Special Servicer, the Master Servicer, which will consist of the related data elements) with a hard copy of each annual operating statement for a Mortgaged Property pursuant to Section 4.02(b).

            "Opinion of Counsel": A written opinion of counsel (who must, in connection with any opinion rendered pursuant hereto with respect to tax matters or a resignation under Section 6.04, be Independent counsel, but who otherwise may be salaried counsel for the Depositor, the Mortgage Loan Seller, the Trustee, the REMIC Administrator, the Master Servicer or the Special Servicer), which written opinion is acceptable and delivered to the addressee(s).

            "Original Certificates":  As defined in the Preliminary Statement.

            "Original Class Notional Amount": With respect to the Class X Certificates, the initial Class X Notional Amount thereof as of the Original Closing Date equal to $1,122,153,392.

            "Original Class Principal Balance": With respect to any Class of Sequential Pay Certificates, the original Class Principal Balance thereof as of the Original Closing Date, in each case as set forth below:

                                     Original Class
       Class                       Principal Balance
       -----                       -----------------
      Class A-1(1)                    $  123,059,500
      Class A-2(1)                    $   49,633,396
      Class A-1C                      $   98,750,132
      Class A-2C                      $  120,594,464
      Class A-3(2)                    $   61,860,297
      Class A-4(3)                    $  250,372,639
      Class A-5(4)                    $  114,901,548
      Class B                         $   56,107,669
      Class C                         $   44,886,135
      Class D                         $   67,329,203
      Class E                         $   16,832,300
      Class F                         $   56,107,669
      Class G                         $    8,416,150
      Class H                         $   22,443,067
      Class J                         $    2,805,383
      Class K                         $   28,053,840


---------------------------------

(1) Combined into "Class A-1" on First Sequel Closing Date.

(2) Designated "Class A-2" on Second Sequel Closing Date.

(3) Designated "Class A-3" on Second Sequel Closing Date.

(4) Designated "Class A-4" on Second Sequel Closing Date.

            "Original Closing Date": August 17, 1999.

            "Original  Pooling   Agreement":   As  defined  in  the  Preliminary
Statement.

            "ORIX": ORIX Real Estate Capital Markets, LLC, or its successor in interest.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Over 49% Interest": As defined in Section 3.26(h).

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "Pass-Through Rate": With respect to any Class of Sequential Pay Certificates the rate per annum specified as such in respect of such Class of Certificates in the Preliminary Statement hereto. With respect to the Class X Certificates, for any Distribution Date, the Class X Pass-Through Rate. With respect to the Class MX Uncertificated Interest, for any Distribution Date, the Class MX Pass-Through Rate. With respect to the Class UX Uncertificated Interest, for any Distribution Date, the Class UX Pass-Through Rate.

            "Payment Priority": With respect to any Class of Certificates, the priority of the Holders thereof in respect of the Holders of the other Classes of Certificates to receive distributions out of the Available Distribution Amount for any Distribution Date. The Payment Priority of the respective Classes of Certificates shall be, in descending order, as follows: first, the respective Classes of Senior Certificates; second, the Class B Certificates; third, the Class C Certificates; fourth, the Class D Certificates; fifth, the Class E Certificates; sixth, the Class F Certificates; seventh, the Class G Certificates; eighth, the Class H Certificates; ninth, the Class J Certificates; tenth, the Class K Certificates; and last, the respective Classes of Residual Certificates.

            "Percentage Interest": With respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Original Closing Date (in the case of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, and Class K Certificates), the First Sequel Closing Date (in the case of the Class A-1 Certificates) or the Second Sequel Closing Date (in the case of the Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C, Class B and Class X Certificates), as specified on the face thereof, and the denominator of which is the Initial Class Principal Balance or Initial Class Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Permitted Encumbrances":  As defined in Section 2.05(b)(v).

            "Permitted   Investments":   Any  one  or  more  of  the   following
obligations:

                 (a) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                 (b) repurchase obligations with respect to any security described in clause (i) above, provided that the long-term unsecured debt obligations of the party agreeing to repurchase such obligations are rated "AAA" by Fitch, "AAA" by DCR (if rated by DCR) and "AAA" by S&P;

                 (c) federal funds, uncertificated certificates of deposit, time deposits and bankers' acceptances (having original maturities of not more than 365 days) of any bank or trust company organized under the laws of the United States or any state, provided that the short-term unsecured debt obligations of such bank or trust company are rated no less than "F-1+" by Fitch, "D-1+" by DCR (if rated by DCR) and "A-1+" by S&P;

                 (d) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof rated no less than "F-1+" by Fitch, "D-1+" by DCR (if rated by DCR) and "A-1+" by S&P;

                 (e) units of money markets funds that maintain a constant asset value and which are rated in the highest applicable rating category by each of S&P (i.e. "AAAm" or "AAAmG"), Fitch and DCR (if not rated by DCR, then a confirmation that such fund will not result in a downgrade or withdrawal of the rating on any Class of Certificate); and

                 (f) any other obligation or security which would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by any of the Rating Agencies to any Class of Certificates, evidence of which shall be confirmed in writing by each Rating Agency to the Trustee;

provided that no investment described hereunder shall evidence either the right to receive (a) only interest with respect to such investment or (b) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and provided, further, that each investment described hereunder shall, by its terms, have a predetermined fixed amount of principal due at maturity (that cannot vary or change) and either a fixed interest rate or variable interest rate tied to a single interest rate index plus a single fixed spread; and provided, further, that each investment described hereunder shall be a "cash flow investment", as defined in the REMIC Provisions; and provided, further, that no investment may have a rating from S&P with an "r" highlighter.

            "Permitted Transferee ": Any Transferee of a Residual Certificate other than either a Disqualified Organization or a Disqualified Non-U.S. Person or any nominee, agent or middleman of either.

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

            "Phase I Environmental Assessment": A "Phase I assessment" or, in the case of certain Mortgage Loans having an initial principal balance under $1,000,000, a transaction screen, as described in, and meeting the criteria of,
(i) Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter, in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is multifamily property or (ii) the American Society for Testing and Materials in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is a non-multifamily property.

            "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03.

            "Placement Agent":  Banc of America Securities LLC.

            "Plan": As defined in Section 5.02(c).

            "Portfolio Senior Certificate Principal Distribution Amount": With respect to Loan Group 2, and with respect to any Distribution Date, the portion of the Principal Distribution Amount with respect to Loan Group 2 for such Distribution Date that represents scheduled payments, Balloon Payments, Principal Prepayments, Liquidation Proceeds, and REO Revenues to the extent allocable to principal.

            "Prepayment Assumption": The assumption that no Mortgage Loan is prepaid prior to its Stated Maturity Date, such assumption to be used for determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans, the REMIC I Regular Interests, the REMIC II Uncertificated Regular Interests the REMIC III Uncertificated Regular Interest, the REMIC IIIU Uncertificated Regular Interests and the Certificates for federal income tax purposes.

            "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made on or prior to the Determination Date in any calendar month but after the first day of such month, any payment of interest (net of related Master Servicing Fees and exclusive of Prepayment Premiums) actually collected from the related Mortgagor and intended to cover the period from the commencement of such month to the date of prepayment.

            "Prepayment Interest Shortfall": With respect to any non-Specially Serviced Mortgage Loan that was subject to a Principal Prepayment in full or in part made after the Determination Date in any calendar month, the amount of uncollected interest that would have accrued at a per annum rate equal to the sum of the Net Mortgage Rate for such non-Specially Serviced Mortgage Loan plus the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such non-Specially Serviced Mortgage Loan and ending on the last day of such calendar month, inclusive.

            "Prepayment Premium": Any premium, penalty or fee paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan or any successor REO Loan.

            "Prepayment Premium Amount":  As defined in Section 4.01(c).

            "Primary Servicing Fee": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement as of the Original Closing Date, the monthly fee payable to the Sub-Servicer by the Master Servicer from the Master Servicing Fee.

            "Primary Servicing Fee Rate": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement as of the Original Closing Date, the rate per annum specified as such in the Mortgage Loan Schedule.

            "Primary Servicing Office": With respect to the Master Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement, initially located in Texas and, with respect to the Special Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement, initially located in Texas.

            "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the Current Principal Distribution Amount for such Distribution Date and, if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates on the preceding Distribution Date.

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest (without regard to any Prepayment Premium that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Prospectus Supplement": That certain prospectus supplement dated November 10, 1999, relating to the Class A, Class B, Class C, Class D and Class X Certificates, that is a supplement to the Base Prospectus.

            "Purchase Price": With respect to any Mortgage Loan, a price equal to the unpaid principal balance of the Mortgage Loan as of the date of purchase, together with (a) all accrued and unpaid interest on the Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase, (b) all related unreimbursed Servicing Advances, and (c) all accrued and unpaid Advance Interest in respect of related Advances. With respect to any REO Property, a price equal to the unpaid principal balance of the related REO Loan as of the date of purchase, together with (a) all accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase, (b) all related unreimbursed Servicing Advances, and (c) all accrued and unpaid Advance Interest in respect of related Advances. The Purchase Price of any Mortgage Loan or REO Property is intended to include, without limitation, principal and interest previously advanced with respect thereto and not previously reimbursed.

            "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

            "Qualified Institutional Buyer":  As defined in Section 5.02(b).

            "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

            "Rating Agency":  Each of Fitch, DCR and S&P.

            "Rated Final Distribution Date": As to each Class of Certificates, the Distribution Date in May, 2031.

            Realized Loss": With respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the Due Date in the Due Period related to the Collection Period in which the Final Recovery Determination was made, plus (ii) all accrued but unpaid interest on such Mortgage Loan or REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Due Period related to the Collection Period in which the Final Recovery Determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Due Period related to the Mortgage Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Liquidation Expenses paid therefrom).

            With respect to any Mortgage Loan as to which any portion of the outstanding principal or accrued interest owed thereunder was forgiven in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20, the amount of such principal or interest (other than any Default Interest) so forgiven.

            With respect to any Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20, the amount of the consequent reduction, if any, in the interest portion of each successive Monthly Payment due thereon. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

            "Record Date": With respect to each Class of Certificates, for any Distribution Date, the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Notwithstanding the foregoing, the "Record Date" for purposes of the October, 1999 Distribution Date with respect to the Class A-1 and the Class X Certificates will be the Sequel Closing Date.

            "Registered Certificates": Any Certificate that has been registered under the Securities Act.

            "Regular Certificates": Any of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates.

            "Reimbursement Rate": The rate per annum applicable to the accrual of Advance Interest, which rate per annum shall be equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish such "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

            "REMIC": A "real estate mortgage  investment  conduit" as defined in
Section 860D of the Code.

            "REMIC Administrator": Norwest Bank Minnesota, National Association, its successor in interest, or any successor REMIC administrator appointed as herein provided.

            "REMIC I": A segregated pool of assets subject hereto and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received or receivable after the Cut-off Date (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off
Date), together with all documents, Escrow Payments and Reserve Funds delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the Mortgage Loan Seller; (ii) any REO Property acquired in respect of a Mortgage Loan and all payments and proceeds of such REO Property; and (iii) such amounts on or with respect to clauses (i) or (ii) as from time to time are deposited in the Distribution Account, the Certificate Account, the Interest Reserve Account and the REO Account (if established).

            "REMIC I Distribution Amount":  As defined in Section 4.01(a)(i).

            "REMIC I Regular Interests": Any of the Class LA-1, Class LA-2, Class LA-3, Class LA-4, Class LA-5, Class LA-1C, Class LA-2C, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ and Class LK Uncertificated Interests.

            "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest, the Weighted Average Adjusted Net Mortgage Rate.

            "REMIC II": A segregated pool of assets subject hereto and to be administered hereunder, and consisting of all of the REMIC I Regular Interests and amounts distributed thereon as from time to time are held in the REMIC II Distribution Account.

            "REMIC II Distribution Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.04, which shall be entitled "Norwest Bank Minnesota, National Association, as Trustee, in trust for Holders of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-2, REMIC II Distribution Account" and which account shall be an Eligible Account.

            "REMIC II Distribution Amount":  As defined in Section 4.01(a)(i).

            "REMIC II Regular Interests": On and after the Second Sequel Closing Date, the REMIC II Uncertificated Regular Interests and the Unaffected REMIC II Certificates.

            "REMIC  II   Remittance   Rate":   With  respect  to  any  REMIC  II
Uncertificated Regular Interest (other than the Class MX Uncertificated Interest), the Weighted Average Adjusted Net Mortgage Rate. With respect to the Class MX Uncertificated Interest, the Class MX Pass-Through Rate.

            "REMIC II Uncertificated Regular Interests": Any of the Class MA-1, Class MA-2, Class MA-3, Class MA-4, Class MA-5, Class MA-1C, Class MA-2C, Class MB and Class MX Uncertificated Interests.

            "REMIC III": A segregated pool of assets subject hereto and to be administered hereunder, and consisting of the Class MA-1, Class MA-2 and Class MX Uncertificated Interests, and amounts distributed thereon as from time to time are held in the REMIC III Distribution Account.

            "REMIC III Certificate": Each of the Class A-1 and Class R-III Certificates.

            "REMIC III Distribution Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.04, which shall be entitled "Norwest Bank Minnesota, National Association, as Trustee, in trust for Holders of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-2, REMIC III Distribution Account" and which account shall be an Eligible Account.

            "REMIC III Distribution Amount":  As defined in Section 4.01(a)(i).

            "REMIC III Regular Certificate":  Any Class A-1 Certificate.

            "REMIC III Regular Interests": On and after the First Sequel Closing Date, the REMIC III Uncertificated Regular Interest and the Unaffected REMIC III Certificates.

            "REMIC  III   Uncertificated   Regular   Interest":   The  Class  UX
Uncertificated Interest.

            "REMIC IIIU": A segregated pool of assets subject hereto and to be administered hereunder and consisting of the Class MA-3, Class MA-4, Class MA-5, Class MA-1C and Class MA-2C Uncertificated Interests and amounts distributed thereon as from time to time are held in the REMIC IIIU Distribution Account.

            "REMIC  IIIU  Distribution   Account":  The  segregated  account  or
accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.04, which shall be entitled "Norwest Bank Minnesota, as Trustee, in trust for Holders of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-2, REMIC IIIU Distribution Account," and which account shall be an Eligible Account.

            "REMIC IIIU Distribution Amount":  As defined in Section 4.01(a)(i).

            "REMIC IIIU Uncertificated Regular Interests": Any of the Class UA-2, Class UA-3, Class UA-4, Class UA-1C and Class UA-2C Uncertificated Interests.

            "REMIC IIIU Remittance Rate": With respect to and REMIC IIIU Uncertificated Regular Interest, the Weighted Average Adjusted Net Mortgage Rate.

            "REMIC IV": A segregated pool of assets subject hereto and to be administered hereunder and consisting of the Class UA-2, Class UA-3, Class UA-4, Class UA-1C, Class UA-2C, Class MB and Class UX Uncertificated Interests and amounts distributed thereon as from time to time are held in the REMIC IV Distribution Account.

            "REMIC IV Certificate": Any of the Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C, Class B, Class X and Class R-IV Certificates.

            "REMIC IV Distribution Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.04, which shall be entitled "Norwest Bank Minnesota, as Trustee, in trust for Holders of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-2, REMIC IV Distribution Account," and which account shall be an Eligible Account.

            "REMIC IV Regular Certificate": Any REMIC IV Certificate, other than a Class R-IV Certificate.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

                 (a) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

                 (b) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

                 (c) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

                 (d) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

                 (e) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

            "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "ORIX Real Estate Capital Markets, LLC, as Special Servicer, in trust for registered holders of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-2, REO Account".

            "REO Acquisition": The acquisition of an REO Property for federal income tax purposes pursuant to Treasury Regulations Section 1.856-6.

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(d).

            "REO Extension":  As defined in Section 3.16(a).

            "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property acquired in respect of any Mortgage Loan. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as the predecessor Mortgage Loan. Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of the predecessor Mortgage Loan as of the date of the related REO Acquisition. In addition, all Monthly Payments (other than any Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Master Servicer, the Special Servicer and/or the Trustee in respect of the related Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Advances, together with any Advance Interest accrued and payable to the Master Servicer, Special Servicer and/or the Trustee in respect of such Advances, shall continue to be payable or reimbursable to the Master Servicer, Special Servicer and/or Trustee as the case may be, in respect of an REO Loan.

            "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders pursuant to Section 3.09 through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

            "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

            "REO Status Report": A report or reports substantially in the form of Exhibit E attached hereto setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, (i) the Acquisition Date of such REO Property, (ii) the amount of income collected with respect to any REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent Appraisal or other valuation thereof available to the Master Servicer as of such Determination Date (including any valuation prepared internally by the Special Servicer).

            "Request for Release": A request for release signed by a Servicing Officer of, as applicable, the Master Servicer or Special Servicer in the form of Exhibit D attached hereto.

            "Required Appraisal Loan":  As defined in Section 3.19(b).

            "Required  Claims-Paying  Ratings":  With  respect to any  insurance carrier, claims-paying ability ratings at least equal to the following minimum ratings assigned to such carrier by at least two of the following parties (one of which, except with respect to a fidelity bond or errors and omission insurance maintained by a Sub-Servicer but only to the extent in force as of the Original Closing Date, must be an S&P rating) and, in any event, by each Rating Agency that assigned a rating to the claims-paying ability of such insurance carrier: Moody's Investors Service, Inc., ("A2" or better), DCR ("A" or better), Fitch ("A" or better), S&P ("A" or better) and A.M. Best ("A: 1X" or better); provided, however, that a rating by A.M. Best shall be disregarded and shall not count as one of the two required ratings except with respect to a fidelity bond or errors and omissions insurance maintained by a Sub-Servicer and then only to the extent in force as of the Original Closing Date. Notwithstanding the preceding sentence, an insurance carrier with lower or fewer claims-paying ability ratings shall be deemed to have the "Required Claims-Paying Ratings" if each of the Rating Agencies has confirmed in writing that such insurance carrier shall not result, in and of itself, in a downgrading, withdrawal or qualification (if applicable) of the then current rating assigned by such Rating Agency to any Class of Certificates.

            "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(d).

            "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for principal and interest payments, repairs, replacements, capital improvements (including, without limitation, tenant improvements and leasing commissions), and/or environmental testing and remediation with respect to the related Mortgaged Property.

            "Residual Certificate": Any Class R-I, Class R-II, Class R-III, Class R-IIIU Certificate or Class R-IV Certificate.

            "Responsible Officer": When used with respect to the Trustee, any officer assigned to the Corporate Trust Services Group, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject. When used with respect to any Certificate Registrar (other than the Trustee), any officer or assistant officer thereof.

            "S&P": Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer, the Special Servicer and the REMIC Administrator, and specific ratings of Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Second Sequel Closing Date":  November 23, 1999.

            "Securities Act":  The Securities Act of 1933, as amended.

            "Security Agreement": With respect to any Mortgage Loan, any security agreement, chattel mortgage or similar document or instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

            "Senior Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C or Class X Certificate.

            "Senior Principal Distribution Cross-Over Date": The first Distribution Date as of which the aggregate Class Principal Balance of the Class A Certificates outstanding immediately prior to such Distribution Date exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and
(ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after the distributions of interest to be made on the Senior Certificates on such Distribution Date have been so made.

            "Sequential Pay Certificate": Any Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J or Class K Certificate.

            "Servicer Reports":  As defined in Section 4.02.

            "Servicer Watch List":  As defined in Section 4.02(b).

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred or to be incurred, as the context requires, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including, but not limited to, the cost of
(a) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Sections 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan or REO Property, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, and (e) the operation, management, maintenance and liquidation of any REO Property; provided that notwithstanding anything herein to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs incurred by either such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement. All Emergency Advances made by the Special Servicer hereunder shall be considered "Servicing Advances" for the purposes hereof.

            "Servicing Fees": With respect to each Mortgage Loan and REO Loan, the Master Servicing Fee and the Special Servicing Fee.

            "Servicing File": Any documents (other than documents required to be part of the related Mortgage File), including, without limitation, the related environmental site assessment report(s) referred to in Section 2.05(b)(xiv), in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan.

            "Servicing Officer": Any officer or authorized signatory of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of such officers and authorized signatories furnished by such party to the Trustee and the Depositor on the Original Closing Date, as such list may be amended from time to time thereafter.

            "Servicing Return Date": With respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

            "Servicing Standard": With respect to each of the Master Servicer and the Special Servicer, to service and administer the Mortgage Loans and any REO Properties for which such Person is responsible hereunder: (a) in accordance with the higher standard of (i) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, generally services and administers comparable mortgage loans or assets, as applicable, for other third parties, and (ii) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers comparable mortgage loans or assets, as applicable, owned by it; (b) with a view to the timely collection of all Monthly Payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate); and (c) without regard to: (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with any related Mortgagor; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the Master Servicer's obligation to make Advances; (iv) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances; (v) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive compensation for its services or reimbursement of costs hereunder or with respect to any particular transaction;
(vi) any credit that it has extended to any Mortgagor (e.g. partnership debt) and (vii) the servicing of any other mortgage loans by the Master Servicer or the Special Servicer.

            "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (k) and (w) through (z) of the definition of "Specially Serviced Mortgage Loan".

            "Similar Law":  As defined in Section 5.02(c).

            "Single Certificate": For purposes of Section 4.02(a), a Certificate of any Class of REMIC II Regular Certificates evidencing a $1,000 denomination or, in the case of a Class X Certificate, a 100% Percentage Interest.

            "Single-Purpose Entity": A Person, other than an individual, whose organizational documents provide that it is formed solely for the purpose of owning the related Mortgaged Property, Mortgaged Properties securing other Mortgage Loans and assets incidental to the ownership and operation of such Mortgaged Property or Properties, and which has agreed, either in such organizational documents or the loan documents relating to any related Mortgage Loan, that it (a) does not engage in any business unrelated to such property and the financing thereof; (b) does not have any indebtedness other than as permitted by the related Mortgage, (c) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; (d) conducts business in its own name; (e) does not guarantee or assume the debts or obligations of any other person; (f) does not commingle its assets or funds with those of any other Person; (g) transacts business with affiliates on an arm's length basis; and (h) holds itself out as being a legal entity separate and apart from any other Person. In addition, such entity's organizational documents provide that any dissolution and winding up or insolvency filing for such entity requires either the unanimous consent of all partners or members, as applicable, or the consent of an independent Person (whether as a partner, member, or director in such entity or in any Person that is the managing member or general partner of such entity or otherwise), and either such organizational documents or the terms of the mortgage loan documents provide that such organizational documents may not be amended without the consent of the lender as regards such single-purpose entity requirements.

            "Special Servicer": ORIX Real Estate Capital Markets, LLC, its successor in interest, or any successor special servicer appointed as herein provided.

            "Special Servicer Loan Status Report": A report or reports (which need not be in a separate report or reports from the reports listed in clauses
(1), (2), (3), (4) and (6) of Section 4.02(b)) setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, (i) the aggregate unpaid principal balance of all Specially Serviced Mortgage Loans and (ii) a loan-by-loan listing of all Specially Serviced Mortgage Loans indicating their status, date and reason for transfer to the Special Servicer.

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 25 basis points (0.25%) per annum.

            "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events has occurred:

                 (a) the related Mortgagor has failed to make when due any Balloon Payment, which failure has continued, or the Master Servicer determines, in its good faith and reasonable judgment, will continue, unremedied for 30 days; or

                 (b) the related Mortgagor has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage, which failure has continued, or the Master Servicer determines, in its good faith and reasonable judgment, will continue, unremedied for 60 days; or

                 (c) the Master Servicer has determined, in its good faith and reasonable judgment, that a default in the making of a Monthly Payment (including, without limitation, a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; or

                 (d) there shall have occurred a default under the related loan documents, other than as described in clause (a) or (b) above, that may, in the Master Servicer's or the Special Servicer's good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, 60 days); or

                 (e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                 (f) the related Mortgagor shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                 (g) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

                 (h) the Master Servicer or the Special Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

                 (i) the Master Servicer, the Trustee or the Fiscal Agent has made three consecutive P&I Advances, regardless of whether such P&I Advances have been reimbursed (provided, however, that such P&I Advances shall, for purposes of this Sub-Section (i), be deemed to exclude P&I Advances made by the Master Servicer under Section 4.03(a) which are made during any applicable grace period under a Mortgage Loan); or

                 (j) to the extent not covered by (c) above, the Master Servicer has actual knowledge of a hardship of the Related Mortgagor that will, in the reasonable judgment of the Master Servicer, cause an inability to pay the Mortgage Loan in accordance with its terms and therefor, in the reasonable judgment of the Master Servicer in accordance with the Servicing Standard, the related Mortgagor is in imminent risk of default of one or more of the terms of the Mortgage Loan); or

                 (k) except for the  Mortgage  Loans shown in  Schedule  III and
Schedule XVII, the related Mortgagor has failed to pay any taxes, assessments, water or sewer rents, or other charges relating to or assessed against the Mortgaged Property or upon the interest of the Mortgagee of the Mortgaged Property, which in the opinion of the Master Servicer materially and adversely affects the related Mortgaged Property or the related Mortgage Loan, on that date when penalties and/or interest begin to accrue on unpaid taxes, and ninety
(90) days thereafter such taxes and penalties and/or interest remain unpaid; provided, however, that if the Master Servicer makes a Servicing Advance to pay such taxes, assessments, water or sewer rents or other charges, then the Mortgage Loan shall not be deemed to be a Specially Serviced Mortgage Loan solely by virtue of the fact that such taxes, assessments, water rents or other charges remain unpaid; provided further, however, that the plan for repayment of such taxes, assessments, water or sewer rents or other charges must require such repayment within 90 days after the date of the Servicing Advance, and failure to make such repayment within such 90 day period shall render the Mortgage Loan a Specially Serviced Mortgage Loan.

provided that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan, when a Liquidation Event has occurred in respect of such Mortgage Loan, when the related Mortgaged Property has become an REO Property, or at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

                 (w) with respect to the circumstances described in clauses (a),
(b) and (i) above, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

                 (x) with respect to the circumstances described in clauses (c),
(e), (f), (g), and (j) above, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

                 (y) with respect to the circumstances described in clauses (d) and (k) above, such default or tax delinquency is cured; and

                 (z) with respect to the circumstances described in clause (h) above, such proceedings are terminated.

            "Standby Fee": With respect to each Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

            "Standby Fee Rate": With respect to each Mortgage Loan and each REO Loan, .075 basis points (0.00075%) per annum.

            "Startup Day": With respect to each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV, the day designated as such for such REMIC in Section 10.01(c).

            "Stated  Maturity Date":  With respect to any Mortgage Loan, the Due
Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Original Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20.

            "Stated Principal Balance": With respect to any Mortgage Loan (and any successor REO Loan), a principal amount initially equal to the Cut-off Date Balance of such Mortgage Loan, that is permanently reduced on each Distribution Date (to not less than zero) by (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.02 to, principal of or with respect to such Mortgage Loan (or successor REO Loan) that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Loan) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

            "Subordinate Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K or Residual Certificate.

            "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicer Termination Compensation": As defined in Section 3.22(d).

            "Sub-Servicer Termination Fee":  As defined in Section 3.22(d).

            "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Successor Servicer Retained Fee":  As defined in Section 3.11(a).

            "Tax Matters Person": With respect to each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1. The "Tax Matters Person" for each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV is the Holder of Certificates evidencing the largest Percentage Interest in the related Class of Residual Certificates.

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal or Applicable State Law.

            "Termination Strip":  As defined in Section 3.22(d).

            "Transfer":   Any  direct  or  indirect   transfer,   sale,  pledge,
hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer   Affidavit   and   Agreement":   As  defined  in  Section
5.02(d)(i)(B).

            "Transferable Portion":  As defined in Section 3.11(a).

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Trust": The common law trust created pursuant to the Original Pooling Agreement (as amended and restated hereby).

            "Trust Fund": Collectively, all of the assets of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV.

            "Trust  REMICs":  REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC
IV.

            "Trustee": Norwest Bank Minnesota, National Association, in its capacity as Trustee hereunder, its successor in interest, or any successor trustee appointed as herein provided.

            "Trustee Fee": The fee payable to the Trustee on each Distribution Date for its services as Trustee hereunder, in an aggregate amount equal to one month's interest at the Trustee Fee Rate in respect of each Mortgage Loan and REO Loan, calculated on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days (i.e., on the basis of, as applicable, a 360-day year consisting of twelve 30-day months or the actual number of days elapsed during each calendar month in a 360-day year) respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed under the terms of the related Mortgage Note (as such terms may be changed or modified at any time following the Original Closing Date) and applicable law.

            "Trustee Fee Rate":  A rate of .00225% per annum.

            "Trustee's Website": The website maintained by the Trustee and initially located at "www.ctslink.net/cmbs".

            "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction.

            "UCC-1", "UCC-2" and "UCC-3": UCC financing statements on Form UCC-1, Form UCC-2 and Form UCC-3, respectively.

            "Unaffected Certificates": The Unaffected REMIC II Certificates and the Unaffected REMIC III Certificates.

            "Unaffected REMIC II Certificates": As defined in the Preliminary Statement.

            "Unaffected REMIC III Certificates": As defined in the Preliminary Statement.

            "Uncertificated  Accrued  Interest":  With  respect  to any  REMIC I
Regular Interest, for any Distribution Date, one month's interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date. With respect to any REMIC II Uncertificated Regular Interest, for any Distribution Date, one month's interest at the REMIC II Remittance Rate applicable to such REMIC II Uncertificated Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance or the Class MX Notional Amount, as
applicable, of such REMIC II Uncertificated Regular Interest outstanding immediately prior to such Distribution Date. With respect to the REMIC III Uncertificated Regular Interest for any Distribution Date, one month's accrued interest at the Class UX Pass-Through Rate for such Distribution Date or the Class UX Notional Amount of such REMIC III Uncertificated Regular Interest outstanding immediately prior to such Distribution Date. With respect to any REMIC IIIU Uncertificated Regular Interest, for any Distribution Date, one month's interest at the REMIC IIIU Remittance Rate applicable to such REMIC IIIU Uncertificated Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC IIIU Uncertificated Regular Interest outstanding immediately prior to such Distribution Date. The Uncertificated Accrued Interest in respect of any REMIC I Regular Interest, REMIC II Uncertificated Regular Interest, REMIC III Uncertificated Regular Interest or REMIC IIIU Uncertificated Regular Interest for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period.

            "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for such Distribution Date. With respect to any REMIC II Uncertificated Regular Interest, for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC II Uncertificated Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) the excess of (a) the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date, over (b) the portion of such Net Aggregate Prepayment Interest Shortfall allocated to the Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates pursuant to the definition of "Distributable Certificate Interest," multiplied by (ii) a fraction, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC II Uncertificated Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC II Uncertificated Regular Interests for such Distribution Date. With respect to the REMIC III Uncertificated Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC III Uncertificated Regular Interest, reduced (to not less than zero) by the excess of (a) the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date over (b) the sum of the portions of such Net Aggregate Prepayment Interest Shortfall allocated to the Class MA-1, Class MA-2, Class MA-3, Class MA-4, Class MA-5, Class MA-1C, Class MA-2C and Class MB Uncertificated Interest pursuant to the preceding sentence and to the Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates pursuant to the definition of "Distributable Certificate Interest". With respect to any REMIC IIIU Uncertificated Regular Interest, for any Distribution Date after the Second Sequel Closing Date, the Uncertificated Accrued Interest in respect of such REMIC IIIU Uncertificated Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) the excess of (a) the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date over (b) the sum of the portions of such Net Aggregate Prepayment Interest Shortfall allocated to the Class MA-1, Class MA-2 and Class MB Uncertificated Interests pursuant to the second preceding sentence, to the REMIC III Uncertificated Regular Interest pursuant to the preceding sentence and to the Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates pursuant to the definition of "Distributable Certificate Interest," multiplied by (ii) a fraction, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC IIIU Uncertificated Regular Interest for such distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC IIIU Uncertificated Regular Interests for such Distribution Date.

            "Uncertificated Principal Balance": With respect to any Class of REMIC I Regular Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Class Principal Balance of the Corresponding Class of Certificates (in the case of the Class LA-1 Uncertificated Interest and the Class LA-2 Uncertificated Interest, the Original Class Principal Balance of the Class A-1 and the Class A-2 Certificates as noted in footnote (i) on Page 3 of this Agreement), and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Class Principal Balance or
Uncertificated Principal Balance, as applicable, of the Class of REMIC II Regular Interests corresponding thereto on the Distribution Date immediately prior to such date of determination, in each case after giving effect to distributions made, or any Realized Losses or Additional Trust Fund Expenses applied, as of such Distribution Date. With respect to the Class MA-1 and Class MA-2 Uncertificated Interests, (i) for the October, 1999 Distribution Date, an amount equal to the initial principal amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the October, 1999 Distribution Date, an amount equal in the aggregate to the Class Principal Balance of the Class A-1 Certificates on the Distribution Date immediately prior to such date of determination, and as to each such Class of REMIC II Uncertificated Regular Interest, determined by applying (i) principal distributed in reduction of the Class Principal Balance of the Class A-1 Certificates sequentially to each such Class of REMIC II Uncertificated Regular Interest until the Certificate Principal Balance of the Subordinate Certificates has been reduced to zero and pro rata thereafter and (ii) any Realized Losses and Additional Trust Fund Expenses in reduction of the Class Principal Balance of the Class A-1 Certificates pro rata between such Classes of REMIC II Uncertificated Regular Interests. With respect to the Class MA-3, Class MA-4, Class MA-5, Class MA-1C and Class MA-2C Uncertificated Interests (i) for the December 1999 Distribution Date, an amount equal to the initial principal amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date determination after the December 1999 Distribution Date, an amount equal to the aggregate of Class Principal Balances of the Class A-2, Class A-3, Class A-4, Class A-1C and Class A-2C Certificates on the Distribution Date immediately prior to such date of determination, and as to each such Class of REMIC II Uncertificated Regular Interest, determined by applying (i) principal distributed in reduction of the Class Principal Balances of the Class A-2, Class A-3, Class A-4, Class A-1C and Class A-2C Certificates in the manner provided in the last sentence of this definition to each such Class of REMIC II Uncertificated Regular Interest until the Certificate Principal Balance of the Subordinated Certificates has been reduced to zero and pro rata thereafter and
(ii) any Realized Losses and Additional Trust Fund Expenses in reduction of the Class Principal Balances of the Class A-2, Class A-3, Class A-4, Class A-1C and Class A-2C Certificates pro rata among such Classes of REMIC II Uncertificated Regular Interests. With respect to the Class MB Uncertificated Interest and any Class of REMIC IIIU Uncertificated Regular Interests, (i) for the December 1999 Distribution Date, an amount equal to the initial principal amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the December 1999 Distribution Date, an amount equal to the Class Principal Balance of the Class of Corresponding Certificates on the Distribution Date immediately prior to such date of determination. The manner on which the principal distributed in reduction of the Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1C and Class A-2C Certificates shall be applied in order to determine the Uncertificated Principal Balances of the Class MA-1, Class MA-2, Class MA-3, Class MA-4, Class MA-5, Class MA-1C and Class MA-2C Uncertificated Interests, respectively, shall be as follows on any Distribution Date: (i) first, sequentially to the Class MA-1, Class MA-2, MA-3, Class MA-4 and Class MA-5 Uncertificated Interests, in that order, until the Uncertificated Principal Balance thereof has been reduced to zero, an amount up to the Portfolio Senior Certificate Principal Distribution Amount for such Distribution Date, (ii) second, sequentially to the Class MA-1C, Class MA-2C, Class MA-1, Class MA-2, Class MA-3, Class MA-4 and Class MA-5 Uncertificated Interests, in that order, until the Uncertificated Principal Balance thereof has been reduced to zero, an amount up to the remaining portion of the Principal Distribution Amount for such Distribution Date remaining after the distribution described in the preceding clause (i).

            "U.S. Person": A citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            "USPAP":  The Uniform Standards of Professional Appraisal Practices.

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 95.0% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Sequential Pay Certificates in proportion to the respective Class Principal Balances of their Certificates, and 5.0% of the Voting Rights shall be allocated to the Holders of the Class X Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

            "Weighted Average Adjusted Net Mortgage Rate": With respect to any Distribution Date, the weighted average of the respective Adjusted Net Mortgage Rates for all the Mortgage Loans and REO Loans, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans and REO Loans outstanding immediately prior to such Distribution Date.

            "Weighted Average Master Servicing Fee Rate": 16.080 basis points, or 0.16080% per annum.

            "Withheld Amounts":  As defined in Section 4.05.

            "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).

            "Workout Fee Rate": With respect to each Corrected Mortgage Loan as to which a Workout Fee is payable, 1.0%.

            SECTION 1.02 Certain Calculations in Respect of the Mortgage Pool.

            (a) All amounts collected in respect of any Group of Cross-Collateralized Mortgage Loans in the form of payments from Mortgagors, Insurance Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among such Mortgage Loans in accordance with the express provisions of the related loan documents and, in the absence of such express provisions, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each of the Mortgage Loans constituting such Group. All amounts collected in respect of or allocable to any particular individual Mortgage Loan (whether or not such Mortgage Loan is a Cross-Collateralized Mortgage Loan) in the form of payments from Mortgagors, Liquidation Proceeds or Insurance Proceeds shall be applied for purposes of this Agreement (including, without limitation, for purposes of determining distributions on the Certificates pursuant to Article IV and additional compensation payable to the Master Servicer, the Special Servicer and any Sub-Servicers) as follows: first, as a recovery of any related unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan to but not including, as appropriate, the date of receipt or, in the case of a full Monthly Payment from any Mortgagor, the related Due Date; third, as a recovery of principal of such Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium then due and owing under such Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal; and, tenth, as an early recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance. The Master Servicer shall, to the fullest extent permitted by applicable law and the related Mortgage Loan documents, apply all payments on and proceeds of each Mortgage Loan to amounts actually due and owing from the related Mortgagor in a manner consistent with the foregoing and shall maintain accurate records of how all such payments and proceeds are actually applied and are applied for purposes of this Agreement.

            (b) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be applied for purposes of this Agreement (including, without limitation for purposes of determining distributions on the Certificates pursuant to Article IV and additional compensation payable to the Master Servicer, the Special Servicer and any Sub-Servicers) as follows: first, as a recovery of any related unreimbursed Servicing Advances; second, as a recovery of accrued and unpaid interest on the related REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of the related REO Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Prepayment Premium then due and owing under such REO Loan; and, fifth, as a recovery of any other amounts (including, without limitation, Default Charges) deemed to be due and owing in respect of the related REO Loan.

            (c) Insofar as amounts received in respect of any Mortgage Loan or REO Property and allocable to fees and charges owing in respect of such Mortgage Loan or the related REO Loan, as the case may be, that constitute additional servicing compensation payable to the Master Servicer and/or Special Servicer pursuant to Section 3.11, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements, and such payments so made shall constitute the sole amount that will be paid to the Master Servicer and the Special Servicer with respect thereto.

            (d) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer and reflected in the reports to be delivered thereby pursuant to Section 4.02(b).

            SECTION 1.03      Incorporation of Preliminary Statement.

            The parties hereto acknowledge that the Preliminary Statement at the beginning of this Agreement constitutes a part of this Agreement.


                                   ARTICLE II

 CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE
                                 OF CERTIFICATES

            SECTION 2.01      Conveyance of Mortgage Loans.

            (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement. Norwest Bank Minnesota, National Association, is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

            (b) Each of the NB Owner Trust and, at the direction of the Depositor given pursuant to the Mortgage Loan Purchase and Sale Agreement, the Mortgage Loan Seller, concurrently with its execution and delivery hereof, does hereby assign, transfer, sell and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the NB Owner Trust and the Mortgage Loan Seller, respectively, in, to and under the Mortgage Loans identified on the Mortgage Loan Schedule and all other assets included or to be included in REMIC I. Such assignment includes (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received or receivable after the Cut-off Date (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date) together with all documents delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the Mortgage Loan Seller; (ii) any REO Property acquired in respect of a Mortgage Loan; and (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the REMIC II Distribution Account, the REMIC III Distribution Account, the REMIC IIIU Distribution Account, the REMIC IV Distribution Account, the Interest Reserve Account and the REO Account (if established).

            It is intended that the conveyance of the Mortgage Loans and the related rights and property by the NB Owner Trust and the Mortgage Loan Seller to the Trustee, as provided in this Section be, and be construed as, an absolute transfer of the Mortgage Loans to the Trustee for the benefit of the Certificateholders. It is, further, not intended that such conveyance be deemed a pledge of the Mortgage Loans to the Trustee to secure a debt or other obligation of the NB Owner Trust or the Mortgage Loan Seller, as the case may be. However, in the event that the Mortgage Loans are held to be property of the NB Owner Trust or the Mortgage Loan Seller, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that, (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (ii) the conveyance provided for in this Section shall be deemed to be a grant by the NB Owner Trust and the Mortgage Loan Seller to the Trustee, for the benefit of the Certificateholders, of a security interest in all of their respective right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and (C) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account, the Distribution Account, the REMIC II Distribution Account, the REMIC III Distribution Account, the REMIC IIIU Distribution Account, the REMIC IV Distribution Account, the Interest Reserve Account or the REO Account, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Trustee or its agent of the Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or a Person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform
Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305 or 9-115 thereof); and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The NB Owner Trust, the Mortgage Loan Seller and the Trustee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. At the Depositor's direction, the Trustee shall execute and deliver, and the Master Servicer shall (at its expense) file, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect and maintain the Trustee's security interest in or lien on the Trust Fund, including without limitation (A) continuation statements and (B) such other statements as may be occasioned by any transfer of any interest of the Trustee, the Master Servicer, the Special Servicer or the Depositor in the Trust Fund. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            (c) In connection with the assignment pursuant to subsection (b) above, the Mortgage Loan Seller (at the direction of the Depositor or the NB Owner Trust, as the case may be, pursuant to the Mortgage Loan Purchase and Sale Agreement) shall deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer), on or before the Original Closing Date, the Mortgage File for each Mortgage Loan so assigned by the Mortgage Loan Seller hereunder. If the Mortgage Loan Seller is unable to deliver or cause the delivery of any original Mortgage Note, it may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(c). If the Mortgage Loan Seller cannot so deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi)(A) and (xiii) of the definition of "Mortgage File", with evidence of recording or filing (as the case may be) thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as the case may be, the delivery requirements of this Section 2.01(c) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple loans, documents and/or instruments) by the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) is delivered to the Trustee or a Custodian appointed thereby on or before the Original Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to the Trustee or such Custodian within 180 days of the Original Closing Date (or within such longer period after the Original Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the Mortgage Loan Seller has provided the Trustee with evidence of such submission for recording or filing, as the case may be, or has certified to the Trustee as to the occurrence of such submission for recording or filing, as the case may be, and is, as certified to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate recording or filing office such original or copy). If the Mortgage Loan Seller cannot or does not so deliver, or cause to be delivered, as to any Mortgage Loan, the original of any of the documents and/or instruments referred to in clauses (iii), (v), and (xi)(B) of the definition of "Mortgage File", because such document or instrument has been delivered for recording or filing, as the case may be, the delivery requirements of this Section 2.01(c) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) is delivered to the Trustee or a Custodian appointed thereby on or before the Original Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to the Trustee or such Custodian within 180 days of the Original Closing Date (or within such longer period after the Original Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the Mortgage Loan Seller has provided the Trustee with evidence of such submission for recording or filing, as the case may be, or has certified to the Trustee as to the occurrence of such submission for recording or filing, as the case may be, and is, as certified to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate recording or filing office such original or copy). If the Mortgage Loan Seller cannot so deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in clause (ix) of the definition of "Mortgage File" solely because such policy has not yet been issued, the delivery requirements of this Section 2.01(c) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the Mortgage Loan Seller shall have delivered to the Trustee or a Custodian appointed thereby, on or before the Original Closing Date, a binding commitment for title insurance "marked-up" at the closing of such Mortgage Loan, and the Mortgage Loan Seller shall deliver to the Trustee or such Custodian, promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof). In addition, notwithstanding anything to the contrary contained herein, if there exists with respect to any Group of related Cross-Collateralized Mortgage Loans only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such Group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan. None of the Trustee, any Custodian, the Depositor, the Master Servicer or the Special Servicer shall in any way be liable for any failure by the Mortgage Loan Seller to comply with the delivery requirements of this Section 2.01(c).

            If any of the endorsements referred to in clause (i) of the definition of "Mortgage File", any of the assignments of Mortgage referred to in clause (iii) of the definition of "Mortgage File", any of the assignments of Assignment of Leases referred to in clause (v) of the definition of "Mortgage File", or any of the assignments of Security Agreement referred to in clause
(vii) of the definition of "Mortgage File" are delivered to the Trustee in blank, the Trustee shall (without being obligated to record or file such) be responsible for completing the related endorsement or assignment in the name of the Trustee (in such capacity).

            (d) The Mortgage Loan Seller shall, as to each Mortgage Loan, at its own expense, promptly (and in any event within 45 days of the Original Closing Date, unless recording/filing information is not available by such time for assignments solely due to recorder's office delay, in which case such submission shall be made promptly after such information does become available from the recorder's office) submit or cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment referred to in clauses
(iii) and (v) of the definition of "Mortgage File" and each UCC-1, UCC-2 and UCC-3, if any, referred to in clause (xi)(B) of the definition of "Mortgage File". Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC-1, UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the party responsible for filing and forwarding the document to the Trustee following filing. At such time as such assignments, UCC-1s, UCC-2s and UCC-3s have been returned to the Trustee, the Trustee shall periodically forward a copy of each thereof to the Master Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Mortgage Loan Seller shall promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and thereafter the Mortgage Loan Seller shall, at its own expense, submit the substitute or corrected documents or cause such to be submitted for recording or filing, as appropriate.

            (e)  All  documents  and  records  in  the  Mortgage  Loan  Seller's possession (or under its control) relating to the Mortgage Loans (except attorney-client privileged communications or confidential internal credit analysis of the client) that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with all Escrow Payments and Reserve Funds in the possession of the Mortgage Loan Seller (or under its control) with respect to the Mortgage Loans, shall be delivered or caused to be delivered by the Mortgage Loan Seller to the Master Servicer, within 10 days of the Original Closing Date, and shall be retained by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders.

            (f) The Mortgage Loan Seller shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, at its own expense, promptly (and in any event within 45 days of the Original Closing
Date) notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Trustee.

            (g) In connection with its assignment of the Conduit Mortgage Loans hereunder, each of the Mortgage Loan Seller and the NB Owner Trust hereby expressly assigns to the Trustee for the benefit of the Certificateholders any and all rights the Mortgage Loan Seller or the NB Owner Trust may have with respect to representations and warranties made by an NB Conduit Originator with respect to any Mortgage Loan under the mortgage loan purchase agreement between the Mortgage Loan Seller and the NB Conduit Originator that originated such Mortgage Loan pursuant to which the Mortgage Loan Seller originally acquired such Mortgage Loan from such NB Conduit Originator. In the event such Mortgage Loan is repurchased by the Mortgage Loan Seller, the Trustee shall re-assign such rights under the relevant mortgage loan purchase agreement to the Mortgage Loan Seller in respect of such Mortgage Loan.

            SECTION 2.02      Acceptance of REMIC I by Trustee.

            (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf, subject to any exceptions noted on the Schedule of Exceptions to Mortgage File Delivery attached hereto as Schedule XXIII, to the provisions of Section 2.01 and to the further review provided for in this Section 2.02, of, with respect to each Mortgage Loan, an original Mortgage Note endorsed to the Trustee, an original or a copy of the Mortgage (with evidence of recording thereon), and an original assignment of such Mortgage executed in favor of the Trustee (in such capacity), in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold the documents delivered or caused to be delivered by the Mortgage Loan Seller in respect of the Mortgage Loans, and that it holds and will hold all other assets included in REMIC I, in trust for the exclusive use and benefit of all present and future Certificateholders.

            (b) Within 60 days of the Original Closing Date (or, in the case of any Mortgage Loan as to which a Servicing Transfer Event has occurred during such 60-day period of which event the Trustee has notice, within the shorter of 60 days of the Original Closing Date and five Business Days of the Trustee's receiving such notice), the Trustee or a Custodian on its behalf shall review each of the documents delivered or caused to be delivered by the Mortgage Loan Seller with respect to each Mortgage Loan pursuant to Section 2.01(c); and, promptly following such review, the Trustee shall, subject to Section 2.02(d), certify in writing (substantially in the form of Exhibit I) to each of the Depositor, the Master Servicer, the Special Servicer and the Mortgage Loan Seller that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or otherwise liquidated), and except as specifically identified in any exception report annexed to such certification,
(i) all documents specified in clauses (i) through (iii), (ix) (without regard to the verification of the effective date) and, if the Mortgage Loan Schedule specifies that the related Mortgagor has a leasehold interest in the related Mortgaged Property, (xiii) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or the Mortgage Loan Seller has otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(c), (ii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by a Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses, (iv) and (vi)(B) of the definition of "Mortgage Loan Schedule" is correct and the Mortgage Rate set forth in clause
(iii)(a) of the definition of "Mortgage Loan Schedule" matches the Mortgage Rate in effect on the date of origination or of the most recent written amendment to such Mortgage Rate which is contained in the Mortgage File.

            (c) The Trustee or a Custodian on its behalf shall review each of the documents relating to the Mortgage Loans received thereby subsequent to the Original Closing Date; and, on or about the first anniversary of the Original Closing Date, the Trustee shall, subject to Section 2.02(d), certify in writing (substantially in the form of Exhibit J) to each of the Depositor, the Master Servicer, the Special Servicer and the Mortgage Loan Seller that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or otherwise liquidated), and except as specifically identified in any exception report annexed to such certification, (i) all documents specified in clauses (i), (ii), (ix) (without regard to the verification of the effective date) and, if the Mortgage Loan Schedule specifies that the related Mortgagor has a leasehold interest in the related Mortgaged Property, (xiii) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or the Mortgage Loan Seller has otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(c), (ii) it or a Custodian on its behalf has received either the original or copy of each of the assignments specified in clauses (iii) and (v) of the definition of "Mortgage File" that were delivered by the Mortgage Loan Seller with evidence of recording thereon, (iii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iv) based on the examinations referred to in subsection (b) above and this subsection (c) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv) and (vi)(B) of the definition of "Mortgage Loan Schedule", is correct and the Mortgage Rate set forth in clause (iii)(a) of the definition of "Mortgage Loan Schedule" matches the Mortgage Rate in effect on the date of origination or of the most recent written amendment to such Mortgage Rate which is contained in the Mortgage File.

            (d) It is herein acknowledged that, notwithstanding any other provision hereof, neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses
(iv) through (viii), (x) through (xi) and (xiv) through (xx) of the definition of "Mortgage File" exist or are required to be delivered by the Mortgage Loan Seller in respect of any Mortgage Loan or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, in recordable form or appropriate for the represented purpose, or that they are other than what they purport to be on their face.

            (e) If, in the process of reviewing the documents delivered or caused to be delivered by the Mortgage Loan Seller pursuant to Section 2.01(c), the Trustee or any Custodian discovers that any document required to have been delivered pursuant to Section 2.01(c) has not been so delivered, or discovers that any of the documents that were delivered has not been properly executed, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or is defective on its face (each, including, without limitation, that a document is missing, a "Document Defect"), or if, at any other time, the Trustee or any other party hereto discovers a Document Defect in respect of any Mortgage Loan, the party discovering such Document Defect shall promptly so notify each of the other parties hereto. If and when such party is notified of or discovers any error in the Mortgage Loan Schedule, the Mortgage Loan Seller shall promptly correct such error and distribute a new, corrected Mortgage Loan Schedule to each of the other parties hereto. Such new, corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule.

            SECTION 2.03 Mortgage Loan Seller's Repurchase of Mortgage Loans for Document Defects and Certain Breaches of Representations and Warranties.

            (a)

               (i)Within 90 days of the earlier of discovery or receipt of written notice by the Mortgage Loan Seller, of a Document Defect in respect of any Mortgage Loan or a breach of any representation or warranty set forth in Section 2.05(b) in respect of any Mortgage Loan, which Document Defect or breach, as the case may be, as determined by the Trustee, subject to Sections 8.01 and 8.02 and its right to reimbursement pursuant to Section 8.05(b), materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders therein, the Mortgage Loan Seller shall cure such Document Defect or breach, as the case may be, in all material respects or repurchase (or cause an Affiliate to purchase) the affected Mortgage Loan at the applicable Purchase Price by deposit of such Purchase Price into the Certificate Account and delivery to the Trustee and the Master Servicer of a written certification that such deposit has been made; provided, that, without limiting any of the foregoing, the absence from the Mortgage File of: (v) the original fully executed Mortgage Note, together with the endorsements identified in clause (i) of the definition of Mortgage File; (w) the original fully executed Mortgage (unless there is included in the Mortgage File a certified copy of the Mortgage and the certificate states that the original signed Mortgage was sent for recordation within the previous 180 days); (x) a title insurance policy or a copy thereof effective as of the date of the recordation of the Mortgage Loan, together with all endorsement or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's fee interest in the Mortgaged Property, or if the policy has not yet been issued, an original or copy or a written binding commitment "marked up" at the closing of such Mortgage Loan, interim
      binder  or  pro  forma  title  insurance  policy,   evidencing  a  binding
      commitment to issue such policy, dated as of the date on which related Mortgage Loan was funded; (y) any material nonconformity to the Mortgage Loan Schedule of any such document or any material irregularity on the face thereof; or (z) copies of the Assignment Documents, together with proof of recordation if the Mortgage Loan Seller deems proof of recordation to be material, reflecting the chain of assignment of the Mortgage Loan to the Trust (without the presence of any factor, such as a lost note affidavit with an acceptable indemnity in the case of a missing Mortgage Note, that reasonably mitigates such absence, non-conformity or irregularity) shall be conclusively presumed to be a Document Defect that materially and adversely affects the interests of the Certificateholders in, or the value of, any Mortgage Loan, and shall obligate the party discovering such to give the aforementioned prompt notice, whereupon the Trustee shall notify the Depositor to cure such Document Defect, or, failing that, repurchase the related Mortgage Loan, all in accordance with the procedures set forth herein. However, if such Document Defect or breach is capable of being cured but not within the 90 day period and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Document Defect or breach within such 90 day period (as evidenced by an Officer's Certificate of the Mortgage Loan Seller delivered to the Trustee and the Master Servicer setting forth the circumstances surrounding such delay, the measures being undertaken to cure such Document Defect or breach and a representation that it is diligently pursuing such measures), the Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan). Notwithstanding the immediately preceding sentence, within 90 days of the earlier of discovery or receipt of written notice by the Mortgage Loan Seller that there is a Document Defect or other breach of the representations and warranties set forth in
      Section 2.05(b)(xxxi), (lii), (liii) or (liv) (that causes any Mortgage Loan to not constitute a "qualified mortgage" within the meaning of
      Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage for a temporary period), the Mortgage Loan Seller shall either cure such defect or breach or repurchase such Mortgage Loan at the applicable Purchase Price by deposit of such Purchase Price into the Certificate Account and delivery to the Trustee of a written certification that such deposit has been made.

               (ii) In the event of discovery of a breach of the representation and warranty, as to environmental conditions under Section 2.05(b)(xiv) with respect to both the Conduit Mortgage Loans and the Portfolio Mortgage Loans), the Mortgage Loan Seller shall have an opportunity to cure such breach. However, the breach will be deemed to have been cured if and only if the Special Servicer (or, if the Mortgage Loan Seller shall be designated as the Special Servicer, another independent Person designated by the Master Servicer) shall have determined in good faith that (a) the Mortgage Loan Seller has either caused the condition that was the cause of such breach to be eliminated, or has established a reserve for the costs of remediation of the condition that was the cause of such breach and has instituted a program which was reasonably expected to remediate such condition within two years after the program was instituted; (b) the estimated cost to cure is less than 50% of the then-outstanding principal balance of the Mortgage Loan; and, (c) retention of such Mortgage Loan in the Mortgage Pool would not violate the Servicing Standard. The Master Servicer shall not be entitled to Advance Interest from the Trust with respect to Advances made by it with respect to such Mortgage Loan until any such breach is cured but shall be entitled to recover Advance Interest for such period from the Mortgage Loan Seller; however, if the Special Servicer, the Trustee or the Fiscal Agent make such Advances because of a failure of the Master Servicer to do so, then the Special Servicer, the Trustee or the Fiscal Agent shall be entitled to promptly recover Advance Interest with respect to such Advances for such period, but only from the Mortgage Loan Seller, and not from the Trust or the Certificateholders.

            (b) In connection with any repurchase of a Mortgage Loan contemplated by this Section 2.03, the Trustee, the Master Servicer and the Special Servicer shall each tender or cause to be tendered to the Mortgage Loan Seller, upon delivery to each of the Trustee, the Master Servicer and the Special Servicer of a receipt executed by the Mortgage Loan Seller, all portions of the Mortgage File and other documents and funds pertaining to such Mortgage Loan possessed by it (or any Custodian or Sub-Servicer on its behalf), and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to or at the direction of the Mortgage Loan Seller, in the same manner. The form, sufficiency and expense of all such instruments and certificates shall be the responsibility of the Mortgage Loan Seller.

            (c) This Section 2.03 provides the sole remedies available to the Certificateholders, or to the Trustee on behalf of the Certificateholders, respecting any Document Defect or any breach of any representation or warranty set forth in Section 2.05(b) hereof. If the Mortgage Loan Seller defaults on its obligations to repurchase any Mortgage Loan in accordance with Section 2.03(a) hereof, or disputes its obligation to repurchase any Mortgage Loan in accordance with any such provision, the Trustee shall promptly notify the
Certificateholders and, subject to Sections 8.01 and 8.02 and its right to reimbursement pursuant to Section 8.05(b), shall take such action as may be appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings. If it is judicially determined or subsequently agreed that the Mortgage Loan Seller is required to repurchase such Mortgage Loan under Section 2.03(a) hereof, the Mortgage Loan Seller shall reimburse the Trustee for all necessary and reasonable costs and expenses incurred in connection with such enforcement, and otherwise the Trustee's right of reimbursement shall be limited to amounts on deposit in the Distribution Account from time to time in accordance with Section 8.05(b) and to such other sources of security and indemnity as shall have been offered to the Trustee by the Certificateholders.

            SECTION 2.04      Representations and Warranties of the Depositor.

            (a) The Depositor hereby represents and warrants to each of the other parties to this Agreement and for the benefit of the Certificateholders, as of the Original Closing Date, the First Sequel Closing Date and the Second Sequel Closing Date unless otherwise stated below, that:

               (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (vi) As of the Original Closing Date, the transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

               (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor which would prohibit the Depositor from entering into this Agreement or, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (viii) As of the Original Closing Date, assuming the accuracy of the representation and warranty of the Mortgage Loan Seller made pursuant to Section 2.05(b)(i) hereof, immediately prior to the transfer of the Mortgage Loans by the Depositor to the Trustee hereunder, as of the Original Closing Date the Depositor had good and marketable title to, and was the sole owner of, each such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan.

            (b) Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            SECTION 2.05 Representations and Warranties of the Mortgage Loan Seller.

            (a) The Mortgage Loan Seller hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Original Closing Date, the First Sequel Closing Date and the Second Sequel Closing Date unless otherwise stated below, that:

               (i) The Mortgage Loan Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States. The NB Owner Trust is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (ii) The execution and delivery of this Agreement by the Mortgage Loan Seller and the NB Owner Trust, and the performance and compliance with the terms of this Agreement by the Mortgage Loan Seller and the NB Owner Trust, will not violate the Mortgage Loan Seller's or the NB Owner Trust's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) Each of the Mortgage Loan Seller and the NB Owner Trust has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Mortgage Loan Seller and the NB Owner Trust, enforceable against each of the Mortgage Loan Seller and the NB Owner Trust in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) Neither the NB Owner Trust nor the Mortgage Loan Seller is in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Mortgage Loan Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Mortgage Loan Seller or the NB Owner Trust to perform its obligations under this Agreement or the financial condition of the Mortgage Loan Seller or the NB Owner Trust.

               (vi) No litigation is pending or, to the best of the Mortgage Loan Seller's knowledge, threatened against the Mortgage Loan Seller or the NB Owner Trust which would prohibit Mortgage Loan Seller or the NB Owner Trust from entering into this Agreement or, in Mortgage Loan Seller or the NB Owner Trust's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of Mortgage Loan Seller or the NB Owner Trust to perform its obligations under this Agreement or the financial condition of Mortgage Loan Seller or the NB Owner Trust.

               (vii) The Sub-Servicing Agreement in place as of the Original Closing Date among the Master Servicer, ARCS Commercial Mortgage Co., L.P., a California limited partnership, Bank of America, N.A., Berkshire Mortgage Finance Corporation, First Security Bank, N.A., L.J. Melody & Company, Patrician Financial Company Limited Partnership and WMF Washington Mortgage Corp. complies with the requirements of this Agreement in all material respects.

               (viii) The Mortgage Loan Seller is in possession of all licenses necessary to carry on its business, and is in compliance with the laws of each state in which any Mortgaged Property is located, in each case to the extent that the failure to be so in possession or compliance would have a material and adverse effect upon the enforceability of the Mortgage Loan or upon the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

            (b) As regards the Mortgage Loans:

            Portfolio Mortgage Loan Representations

            The Mortgage Loan Seller hereby represents and warrants ("Representing Party" with respect to each such representation and warranty so made) with respect to each Portfolio Mortgage Loan, to the other parties hereto and for the benefit of the Certificateholders, as of the date specified in such representation and warranty or, if no such date is specified, as of the Original Closing Date, that:

               (i) Immediately prior to the transfer thereof by Representing Party or the NB Owner Trust to the Depositor (or to the Trustee at the direction of the Depositor), the Representing Party or the NB Owner Trust, as the case may be, had good and marketable title to, and was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan.

               (ii) The Representing Party or the NB Owner Trust, as the case may be, had full right and authority to sell, assign and transfer such Mortgage Loan to the Depositor (or to the Trustee at the direction of the Depositor).

               (iii) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true, complete and correct in all material respects as of the Cut-off Date.

               (iv) Except as indicated on Schedule II, such Mortgage Loan was not, as of the Cut-off Date or at any time during the twelve month period prior thereto, more than thirty (30) days delinquent in respect of any Monthly Payment of principal and/or interest required thereunder, without giving effect to any applicable grace period. Such non-delinquent status with respect to principal and/or interest is not due to any advance made by the Representing Party or the NB Owner Trust.

               (v) Except as indicated on Schedule III,  each Mortgage  securing such  Mortgage  Loan  was  recorded  in the  applicable  jurisdiction  and constitutes a valid first lien upon the related Mortgaged Property, including, without limitation, all buildings located thereon and all fixtures attached thereto (and such Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of such Mortgage), except for (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record,
      (C) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding, (D) exceptions and exclusions specifically referred to in the lender's title insurance policy issued in respect of such Mortgage Loan and (E) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the exceptions set forth in the foregoing clauses (A), (B), (C), (D), and (E), collectively, "Permitted Encumbrances"). Such Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage(s), the current use of the related Mortgaged Property, or the ability of the related Borrower to timely pay in full the principal and interest on the Mortgage Loan. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in personal property, except that with respect to the Mortgage Loans listed on Schedule IV, the Representing Party represents that a UCC Financing Statement has been filed and/or recorded in all places necessary to permit a valid security interest in the personal property granted under such Mortgage; any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable first lien and first priority security interest on the property described therein (except as enforceability may be limited by bankruptcy or other laws affecting creditor's rights generally or by the application of general principles of equity). In the case of each Mortgage Loan secured by a Mortgaged Property that is operated as a hotel, healthcare facility, fitness center or theater, the related loan documents contain such provisions as are necessary, and UCC Financing Statements have been filed as necessary, in each case to perfect a valid security interest in the related revenues with respect to such Mortgage Loan.

               (vi) Except as indicated on Schedule V, the lien of each related Mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a title insurance company authorized to do business in the applicable jurisdiction, insuring the originator of the related Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances. The premiums due under such title insurance policy have been paid, and to the Representing Party's actual knowledge, each title insurance policy is in full force and effect and no claims have been made under any title insurance policy. The Representing Party has no knowledge of any matter which would impair or diminish the coverage of such policy.

               (vii) To the best of the Representing Party's knowledge, neither the Representing Party nor the NB Owner Trust has waived any material default, breach, violation or event of acceleration existing and continuing on the Original Closing Date under the related Mortgage or Mortgage Note.

               (viii) There is no valid offset, right of rescission, defense or counterclaim to such Mortgage Loan.

               (ix) The Representing Party has no actual knowledge (A) that there is any proceeding pending for the total or partial condemnation of the related Mortgaged Property or (B) that there is any material damage at the related Mortgaged Property that materially and adversely affects the value of such Mortgaged Property.

               (x) Such Mortgage Loan and the actions by or on behalf of the originator thereof complied in all material respects with all requirements of federal, state and local laws, including, without limitation, laws pertaining to usury and relating to the origination, funding and servicing of such Mortgage Loan.

               (xi)  The  proceeds  of  such   Mortgage  Loan  have  been  fully
      disbursed, and there is no requirement for future advances thereunder.

               (xii) The Mortgage Note and Mortgage(s) for such Mortgage Loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan are each the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation or market value deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

               (xiii) The terms of such Mortgage Loan require that the related Mortgaged Property be insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan and covering, except as indicated on Schedule VI, not less than the greater of the replacement cost of the Mortgage Property (with no deduction for depreciation) and the amount necessary to avoid the operation of co-insurance provisions with respect to such Mortgaged Property. If the related Mortgaged Property is located in a 100-year floodplain, such Mortgaged Property is also covered by a flood insurance policy meeting the requirements of such Mortgage Loan.

               (xiv) There is no material and adverse environmental condition or circumstance affecting the Mortgaged Property, including, without limitation, the presence of asbestos, lead based paint or radon that materially and adversely affects the condition of the related Mortgaged Property. This representation (xiv) acts independently of representation (xiv(a)) regarding the Environmental Policy.

               (xiv(a))  Each   Portfolio   Mortgage  Loan  is  covered  by  the
      Environmental Policy; all premiums therefor have been paid in full and such policy is in full force and effect. All known environmental conditions, known "Pollution Events" (as defined in the Environmental Policy), or circumstances affecting the Portfolio Mortgaged Property have been disclosed to Steadfast Insurance Company, the issuer of the Environmental Policy.

               (xv) Such Mortgage Loan is not cross-collateralized with a mortgage loan outside the Mortgage Pool.

               (xvi) Except as contained in the related Mortgage File, the terms of the Mortgage Note and Mortgage(s) for such Mortgage Loan have not been impaired, waived, altered or modified in writing in any material respect.

               (xvii) Except as indicated on Schedule VII, there are no delinquent taxes, ground rents, insurance premiums, assessments, including, without limitation, assessments payable in future installments, or other similar outstanding charges (and, to the actual knowledge of the Representing Party, at origination of such Mortgage Loan, there were no delinquent water charges or sewer rents) affecting the related Mortgaged Property.

               (xviii) The interest of the Mortgagor in the related Mortgaged Property consists of a fee simple and/or leasehold interest in all the real property constituting a part of the Mortgaged Property.

               (xix) Such Mortgage Loan is a whole loan and not a participation interest.

               (xx) The assignment of the related Mortgage to the Trustee is in recordable form and constitutes the legal, valid and binding assignment of such Mortgage from the relevant assignor to the Trustee, and the assignment of the related Assignment of Leases, if any, or of any other agreement executed in connection with such Mortgage Loan to the Trustee constitutes the legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

               (xxi) All escrow deposits (including capital improvements and environmental remediation reserves) relating to such Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession, or under the control of the Representing Party or its agents (which shall include the Master Servicer). All of the Depositor's, the Representing Party's and the NB Owner Trust's, as applicable, rights with respect to such deposits are conveyed hereunder.

               (xxii) Except as indicated on Schedule VIII, to the best of the Representing Party's knowledge, as of the date of origination of such Mortgage Loan and as of the Cut-off Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage(s), except such liens as may be covered by a title insurance policy.

               (xxiii) To the extent  required  under  applicable  law as of the
      Original Closing Date and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held the Mortgage Loan.

               (xxiv) There is no material default, breach or event of acceleration existing under the related Mortgage or Mortgage Note, and the Representing Party has not received actual notice of any event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered by or disclosed in any other representation and warranty made by the Representing Party with respect to the Portfolio Mortgage Loans in this Section 2.05(b).

               (xxv) Such Mortgage Loan does not contain any equity participation by the lender, provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, provide for the negative amortization of interest or provide for interest-only payments without any principal amortization.

               (xxvi) The related Mortgage(s) or Mortgage Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in Portfolio Mortgage Loan Representations (v) and (xii) above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

               (xxvii) Such Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision).

               (xxviii) Except as indicated on Schedule IX, the Representing Party or the originator of such Mortgage Loan inspected, or caused to be inspected, the related Mortgaged Property either (A) in connection with the origination of the Mortgage Loan or (B) within the past 32 months.

               (xxix) No fraud with respect to such Mortgage Loan has taken place on the part of the Representing Party or, to the knowledge of the Representing Party, any originator, in connection with the origination of such Mortgage Loan.

               (xxx) The terms of such Mortgage Loan provide or, at lender's option, permit, and the terms of this Agreement and any Sub-Servicing Agreement to which such Mortgage Loan is subject provide for purposes of calculating distributions on the Certificates and additional compensation payable to the Master Servicer, the Special Servicer and any related Sub-Servicer, that payments on and proceeds of such Mortgage Loan will be applied to principal and interest at the related Mortgage Rate due and owing at the time such payments or proceeds are received, prior to being applied to any Default Charges, assumption fees and modification fees then due and owing.

               (xxxi) The servicing and collection practices used with respect to such Mortgage Loan have been in all material respects legal and prudent and have met customary standards utilized by prudent institutional multifamily and commercial mortgage loan servicers.

               (xxxii) Unless the related Mortgaged Property is owner occupied, the Mortgage File for such Mortgage Loan contains an Assignment of Leases either as a separate instrument or incorporated into the related Mortgage, which was recorded in the applicable jurisdiction and which creates, in favor of the holder, a valid, perfected and enforceable lien of the same priority as the related Mortgage, in the rents and other property and rights described therein; provided that the enforceability of such lien is subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally, and by the application of the rules of equity. The Representing Party has the full right to assign to the Trustee such Assignment of Leases and the lien created thereby as described in the immediately preceding sentence. No person other than the Mortgagor owns any interest in any payment due under the related leases.

               (xxxiii) As of the Original Closing Date, the related Mortgagor was not, to the best of the Representing Party's actual knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

               (xxxiv) The Representing Party has no actual knowledge of any pending litigation or other legal proceedings involving the related Mortgagor or the related Mortgaged Property that can reasonably be expected to materially interfere with the security intended to be provided by the related Mortgage, the current use of the related Mortgaged Property, or the current ability of the Mortgaged Property to generate Net Cash Flow sufficient to service the Mortgage Loan.

               (xxxv) Neither the related Mortgage Note nor the related Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan or (ii) payment representing not less than 100% of the value of the property being released (pro-rated using square footage or another customary method), in the case of a partial release.

               (xxxvi) (1) Such Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (2) the fair market value of the real property securing such Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constitutes a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or
      (b) at the Original Closing Date; provided that the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (a) and (b) shall be made on a aggregated basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregate basis).

               (xxxvii) With respect to such Mortgage Loan, any prepayment premium constitutes a "customary prepayment penalty" within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

               (xxxviii) Except as indicated on Schedule X, under the terms of the related Mortgage, any insurance proceeds in excess of de minimis amounts or condemnation award with respect to the Mortgaged Property will be applied (subject to applicable law) either (1) to the repair or restoration of all or part of the related Mortgaged Property or (2) to the payment of the outstanding principal balance of the Mortgage Loan, together with accrued interest, it being understood that in respect of a total or substantially total loss or taking, only option (2) may apply.

               (xxxix) If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with the sale or release of the Mortgaged Property following default or payment of the Mortgage Loan.

               (xl) If such Mortgage Loan is secured in whole or in part by the interest of a Mortgagor under a Ground Lease and by the related fee interest, such fee interest is subordinate to the related Mortgage and the related Mortgage does not by its terms provide that it will be subordinated to the lien of any mortgage or any other lien upon such fee interest.

               (xli) With respect to any Mortgage Loan secured by a Mortgage constituting a valid first lien on an unencumbered interest of the Mortgagor as lessee under a Ground Lease of the related Mortgaged Property, but not by the related fee interest in such Mortgaged Property, the Representing Party represents and warrants that:

            (A) The lessor under such Ground Lease has agreed in writing that the Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee;

            (B) The Ground Lease is not subject to any liens or encumbrances superior to, or of equal or lesser priority with, the Mortgage. The Ground Lease is, and provides that it shall remain, prior to any Mortgage or other lien upon the related fee interest;

            (C) The Ground Lease or a memorandum thereof has been duly recorded, and the ground lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage. There has not been a material change in the terms of the Ground Lease since its recordation;

            (D) The related borrower's interest in the Ground Lease is assignable to the Trustee upon notice to, but without the consent of, the lessor thereunder (or if any such consent is required, it has been obtained in writing prior to the Original Closing Date) or, in the event that it is so assigned, it is further assignable by the Trustee and its successors and assigns upon notice to, but without a need to obtain the consent of, such lessor;

            (E) As of the Original Closing Date, the Ground Lease is in full force and effect and no default has occurred under the Ground Lease and, to the Representing Party's actual knowledge, there is no existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of the Ground Lease;

            (F) Such Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee if it takes possession of such leasehold interest) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan;

            (G) Either (A) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan or (B) the related ground lessor has granted the holder of the Mortgage Loan the right to notice and an opportunity to cure any default or breach by the lessee. Upon the foreclosure of such Mortgage Loan (or acceptance of a deed in lieu thereof), the related Ground Lease is assignable to the mortgagee under the leasehold estate and its assigns without the consent of the ground lessor thereunder;

            (H) As of the origination of such Mortgage Loan, such Ground Lease was in full force and effect and, to the Representing Party's actual knowledge, no material default existed under such Ground Lease;

            (I) The Ground Lease is not subject to any liens or encumbrances superior to, or of equal or lesser priority with, the Mortgage;

            (J) All rights of the mortgagee under such Mortgage Loan under such Ground Lease and the related Mortgage (insofar as it relates to the Ground Lease) may be exercised by or on behalf of such mortgagee;

            (K) Such Ground Lease does not permit any increase in the amount of rent payable by the lessee thereunder during the term of the Mortgage Loan; and

            (L) The Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage. The Ground Lease is, and provides that it shall remain, prior to any Mortgage or other lien upon the related fee interest.

               (xlii) Except as indicated on Schedule XI, such Mortgage Loan is recourse to the related Mortgagor (subject to any applicable state anti-deficiency legislation or market value deficiency legislation) except as such recourse may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

               (xliii) No Mortgage Loan has been satisfied, canceled, rescinded or subordinated in whole or (except in accordance with the terms thereof) in part, and except as expressly contemplated by the related loan agreement or other documents contained in the related Mortgage File, no material portion of the Mortgaged Property has been released in whole or in part.

               (xliv) Except as indicated on Schedule XII, such Mortgage Loan contains a "due-on-sale" clause that permits the loan holder to accelerate the maturity of the loan if the related Mortgagor sells the related property without the consent of the Mortgagee (other than by reason of family and estate planning transfers of less than a controlling interest in a Mortgagor, or a substitution or release of collateral within the parameters of paragraph (xxxv) above).

               (xlv) The Representing Party is in possession of the related Mortgage File, which contains the related Mortgage, Mortgage Note and all material amendments thereto.

               (xlvi) Such Mortgage  Loan  requires the related  Mortgagor to be qualified to do business, and requires the related Mortgagor and the related Mortgaged Property to be in material compliance with all regulations, licenses, permits, authorizations, restrictive covenants and zoning and building laws, in each case to the extent required by law or to the extent that the failure to be so qualified or in compliance would not have a material and adverse effect upon the enforceability of the Mortgage Loan or upon the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. The Representing Party has no actual knowledge that as of the date of origination of such Mortgage Loan, (A) the related Mortgagor was not in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the related Mortgaged Property as it was then operated and (B) all such licenses, permits and authorizations were not valid and in full force and effect.

               (xlvii) Except as indicated on Schedule XIII, the related Mortgaged Property has been inspected at least once since January 1, 1998.

               (xlviii) The Representing Party has no actual knowledge of any pending action, suit, proceeding, arbitration or governmental investigation against the related Mortgagor or the related Mortgaged Property which, if adversely decided, would have a material and adverse effect upon the enforceability of the Mortgage Loan or upon the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

               (xlix) Except as indicated on Schedule XIV, such Mortgage Loan requires the related Mortgagor to provide annual operating statements and rent rolls.

               (l) Except as indicated on Schedule XV, the Representing Party has no actual knowledge that (A) any of the improvements that form part of any Mortgaged Property lie outside the boundaries and restriction lines of such property in any material respect, (B) any improvements on adjoining properties encroach upon any Mortgaged Property in any material respect or
      (C) any improvement forming part of such Mortgaged Property is in material violation of applicable zoning laws or ordinances.

               (li) The Representing Party has no actual knowledge that any of the following statements was untrue of the related Mortgaged Property at origination (i) the Mortgaged Property was located on or adjacent to a public road, or had access to an irrevocable easement permitting ingress and egress, (ii) the Mortgaged Property was served by public utilities, water and sewer (or septic facilities), (iii) the Mortgaged Property was a separate tax parcel and (iv) the Mortgaged Property had parking to the extent, if any, required under applicable law.

               (lii) Such Mortgage Loan was originated by the Representing Party, an affiliate of the Representing Party, a predecessor in interest to the Representing Party or an originator approved by the Representing Party, such an affiliate or such a predecessor in interest, and such Mortgage Loan was underwritten consistent in all material respects with the standards of the Person originating such Mortgage Loan.

               (liii) No Mortgage Loan contains a provision for any defeasance of mortgage collateral.

               (liv) In selecting the Mortgage Loans for sale, no selection procedure was employed by the Representing Party which was intended to adversely affect the interests of the Certificateholders.

               (lv) Such Mortgage Loan was originated by or for a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (any of the foregoing, including the Representing Party, a "Qualified Originator"); each Mortgaged Property consists of one or more parcels of real property upon which is located one or more commercial structures and otherwise meets the requirements for eligibility under the Secondary Mortgage Market Enhancement Act of 1984 for commercial property.

               (lvi) With respect to each Mortgage Loan originated by a Person that is not a Qualified Originator (a "Non-Qualified Originator"):

            (A) such Mortgage Loan was underwritten in accordance with standards established by the Qualified Originator (which standards were the same as the Qualified Originator's in all material respects), using application forms and related credit documents approved by the Qualified Originator;

            (B) the Qualified Originator approved each application and related credit documents before a commitment by the Non-Qualified Originator was issued, and no such commitment was issued until the Qualified Originator agreed to fund such Mortgage Loan;

            (C)   the  Mortgage  Loan  was   originated  by  the   Non-Qualified
                  Originator pursuant to an ongoing, standing relationship with the Qualified Originator;

            (D) the closing documents for the Mortgage Loan were prepared on forms approved by the Qualified Originator, and, pursuant to the Non-Qualified Originator's ongoing, standing relationship with the Qualified Originator, either:

                  (i) such closing documents reflect the Qualified Originator as the original mortgagee, and such Mortgage Loan was actually funded by the Qualified Originator at the closing thereof;

                  (ii) such closing documents reflect the Non-Qualified Originator as the original mortgagee, but include assignment documents executed by the Non-Qualified Originator in favor of the Qualified Originator at the time of the closing of the Mortgage Loan, reflecting the Qualified Originator as the successor and assign to the Non-Qualified Originator, and the Mortgage Loan was funded initially by the Non-Qualified Originator at the closing thereof and then acquired by the Qualified Originator from such Non-Qualified Originator; or

                  (iii) such  closing   documents   reflect  the   Non-Qualified
                        Originator as the original mortgagee, but include assignment documents executed by the Non-Qualified Originator in favor of the Qualified Originator at the time of the closing of the Mortgage Loan, reflecting the Qualified Originator as the successor and assign to the Non-Qualified Originator, and the Mortgage Loan was funded initially by the Qualified Originator at the closing thereof and then acquired by the Qualified Originator from such Non-Qualified Originator.

               (lvii) The related loan documents do not contain any option which, if exercised, would cause the Mortgage Loan to fail to qualify as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

               (lviii) No holder of such Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan, including taxes.

               (lix) Except as indicated on Schedule XVI with respect to junior liens, such Mortgage Loan does not permit the related Mortgaged Property to be encumbered subsequent to the Original Closing Date by any lien junior to or of equal priority with, or prior to, the lien of the related Mortgage without the prior written consent of the holder thereof.

            Conduit Mortgage Loan Representations

            The Mortgage Loan Seller hereby represents and warrants (and, accordingly, is the "Representing Party" with respect to each representation or warranty so made) with respect to each Conduit Mortgage Loan, to the other parties hereto and for the benefit of the Certificateholders, as of the date specified in such representation and warranty or, if no such date is specified, as of the Original Closing Date that:

                  (i) Immediately prior to the transfer thereof by the Representing Party or the NB Owner Trust to the Trustee, the Representing Party or the NB Owner Trust, as the case may be, had good and marketable title to, and was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan.

                  (ii) The Representing Party or the NB Owner Trust, as the case may be, had full right and authority to sell, assign and transfer such Mortgage Loan to the Trustee.

                  (iii) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true, complete and correct in all material respects as of the Cut-off Date.

                  (iv) Such Mortgage Loan was not, as of the Cut-off Date or at any time during the twelve-month period prior thereto, 30 days or more delinquent in respect of any Monthly Payment of principal and/or interest required thereunder, without giving effect to any applicable grace period. Such non-delinquent status with respect to principal and/or interest is not due to any advance made by the Representing Party or the NB Owner Trust.

                  (v) Except as indicated on Schedule XVII, each Mortgage securing such Mortgage Loan was recorded in the applicable jurisdiction with respect to the full amount of the Mortgage Loan and constitutes a valid first lien upon the related Mortgaged Property, including, without limitation, all buildings located thereon and all fixtures attached thereto, subject only to (and such Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of such Mortgage, except for) (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (C) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases),
      (D) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan and (E) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the exceptions set forth in the foregoing clauses (A), (B), (C), (D), and (E), collectively, "Permitted Encumbrances"). Such Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage(s), the current use of the related Mortgaged Property, or the ability of the related Borrower to timely pay in full the principal and interest on the Mortgage Loan. A UCC Financing Statement has been filed and/or recorded in all places necessary to permit a valid security interest in the personal property granted under such Mortgage; any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable first lien and first priority security interest on the property described therein (except as enforceability may be limited by bankruptcy or other laws affecting creditor's rights generally or by the application of general principles of equity). In the case of each Mortgage Loan secured by a Mortgaged Property that is operated as a hotel, the related loan documents contain such provisions as are necessary, and UCC Financing Statements have been filed as necessary, in each case to perfect a valid security interest in the hotel revenues with respect to such Mortgage Loan.

                  (vi) The lien of each related Mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company or, to the knowledge of the Representing Party, a title company qualified to issue title insurance in the relevant jurisdiction, insuring the originator of the related Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a binding commitment for title insurance "marked-up" at the closing of such loan. The Representing Party or its successors or assigns are the sole named insureds of such policy, all premiums due thereunder have been paid, such policy is in full force and effect, no claims have been made under such policy, and the Representing Party has no knowledge of any matter which would impair or diminish the coverage of such policy. Such policy contains no exclusion for or affirmatively insures access to a public road.

                  (vii)  Neither the  Representing  Party nor the NB Owner Trust
      has  waived  any  material   default,   breach,   violation  or  event  of
      acceleration existing under the related Mortgage or Mortgage Note.

                  (viii) There is no valid offset, defense or counterclaim to such Mortgage Loan.

                  (ix) The Representing Party has no actual knowledge (A) that there is any proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property, or (B) that there is any material damage at the related Mortgaged Property that materially and adversely affects the value of such Mortgaged Property.

                  (x) Such Mortgage Loan and the actions by or on behalf of the Representing Party complied in all material respects with all requirements of federal, state and local laws, including, without limitation, laws pertaining to usury and relating to the origination, funding and servicing of such Mortgage Loan.

                  (xi) The proceeds of such Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder.

                  (xii) The Mortgage Note and Mortgage(s) for such Mortgage Loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan are each the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (xiii) As regards matters of insurance:

            A. if the related Mortgaged Property is a commercial property, it is insured by (1) a fire and extended perils insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan in an amount, with no deductions for depreciation, not less than the greater of (a) the replacement cost and (b) the amount necessary to avoid the operation of any co-insurance provisions with respect to such Mortgaged Property, (2) except if such Mortgaged Property is operated as a mobile home park, rental insurance in an amount equal to the gross rentals for at least a 12-month period (or, in the case of a Mortgaged Property not having an elevator, for at least a 6-month period), (3) comprehensive general liability insurance coverage, covering at least $1,000,000 per occurrence, and (4) except in the case of Mortgage Loans originated by Bank of America NT&SA or as permitted by the Representing Party's underwriting guidelines, broad form boiler and machinery insurance.

            B. If the related Mortgaged Property is a multifamily property, it is insured by (1) a fire and extended perils insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan and covering rent loss (for at least a 12-month period or, in the case of a Mortgaged Property not having an elevator, for at least a 6-month period), (2) comprehensive general liability insurance coverage, covering at least $1,000,000 per occurrence, and (3) other insurance covering such other hazards, casualties, liabilities and contingencies as required by the holder of the Mortgage Loan and in such amounts and for such periods as required by the holder of the Mortgage Loan.

            C. If the related Mortgaged Property is located in a federally designated special flood hazard area, the related Mortgagor is required to maintain flood insurance in respect thereof (exclusive of any parking lot or unused or undeveloped portion thereof).

            D. With respect to all policies, (1) such insurance policy provides that it shall not be canceled, endorsed, altered or reissued to effect a change in coverage unless such insurer shall have first given the mortgagee under such Mortgage Loan thirty days prior written notice, and no notice has been received as of the date hereof; (2) at least ten days prior to the expiration date of such policy, the related Mortgage requires the Mortgagor to deliver to the mortgagee under such Mortgage Loan a renewal policy in form satisfactory to the holder of the Mortgage Loan; (3) all premiums required to be paid on such policy have been paid; and (4) the Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the mortgagee to purchase such insurance at the Mortgagor's cost and expense and to seek reimbursement from such Mortgagor.

                  (xiv) Except as indicated on Schedule XVIII, in connection with or subsequent to the origination of such Mortgage Loan, one or more Phase I Environmental Assessments (or an update of a previously conducted assessment) were performed with respect to the related Mortgaged Property since January 1, 1998, and the Representing Party, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessment(s)
      referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s). Where such assessments disclosed the existence of such a material condition or circumstance affecting a Mortgaged Property and recommended that action be taken, (i) a party not related to the related Mortgagor was identified as the responsible party for such condition or circumstance, or (ii) the related Mortgagor was required to obtain an operations and maintenance plan, or
      (iii) funds sufficient to effect such action were escrowed, in each case consistent with any such recommendation and in accordance with the underwriting standards of the Representing Party. Each Mortgage requires the related Mortgagor to comply with and to cause the related Mortgaged Property to be in compliance with all applicable federal, state and local environmental laws and regulations.

                  (xv) Except as indicated on the Mortgage Loan Schedule, such Mortgage Loan is not cross-collateralized with other Mortgage Loans in the Mortgage Pool. Such Mortgage Loan is not cross-collateralized with a mortgage loan outside the Mortgage Pool.

                  (xvi) The terms of the Mortgage Note and Mortgage(s) for such Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except as specifically disclosed in the related Mortgage File.

                  (xvii) There are no delinquent taxes, ground rents, insurance premiums, assessments, including, without limitation, assessments payable in future installments, or other similar outstanding charges (and, to the actual knowledge of the Representing Party, at origination of such Mortgage Loan, there were no delinquent water charges or sewer rents) affecting the related Mortgaged Property.

                  (xviii) The interest of the Mortgagor in the related Mortgaged Property consists of a fee simple and/or leasehold interest in all the real property constituting a part of the Mortgaged Property.

                  (xix)  Such   Mortgage   Loan  is  a  whole  loan  and  not  a
      participation interest.

                  (xx) The assignment of the related Mortgage to the Trustee is in recordable form and constitutes the legal, valid and binding assignment of such Mortgage from the relevant assignor to the Trustee, and the assignment of the related Assignment of Leases, if any, or of any other agreement executed in connection with such Mortgage Loan to the Trustee constitutes the legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

                  (xxi) All escrow deposits (including capital improvements and environmental remediation reserves) relating to such Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession, or under the control of the Representing Party or its agents (which shall include the Master Servicer), and all the Depositor's, the NB Owner Trust's and the Representing Party's rights with respect thereto are conveyed hereunder.

                  (xxii) As of the date of origination of such Mortgage Loan and as of the Original Closing Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien equal or prior to that created by the related Mortgage(s).

                  (xxiii) No improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan lies outside the boundaries and building restriction lines of such property to any material extent, and no improvements on adjoining properties encroach upon such Mortgaged Property to any material extent, and no improvement located on or forming part of such Mortgaged Property is in material violation of any applicable zoning laws or ordinances except to the extent that they may constitute legal non-conforming uses. Any non-conformity with zoning laws constitutes a legal non-conforming use or structure which, in the event of casualty or destruction, may be restored or repaired to substantially the full extent of the use or structure at the time of such casualty or destruction, or for which law and ordinance insurance coverage has been obtained in amounts customarily required by prudent commercial mortgage lenders in similar circumstances.

                  (xxiv) To the extent required under applicable law as of the Original Closing Date and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held the Mortgage Loan.

                  (xxv) There is no material default, breach or event of acceleration existing under the related Mortgage or Mortgage Note, and the Representing Party has no actual knowledge of any event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered by or disclosed in any other representation and warranty made by the Representing Party with respect to the Conduit Mortgage Loans in this Section 2.05(b).

                  (xxvi) If such Mortgage Loan is secured in whole or in part by the interest of a Mortgagor under a Ground Lease and by the related fee interest, such fee interest is subordinate to the related Mortgage and the related Mortgage does not by its terms provide that it will be subordinated to the lien of any mortgage or any other lien upon such fee interest.

                  (xxvii) Such Mortgage Loan does not contain any equity participation by the lender, provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provide for the negative amortization of interest, or provide for interest only payments without any principal amortization.

                  (xxviii) No holder of such Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan, including taxes.

                  (xxix) To the Representing Party's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans, as of the date of origination of such Mortgage Loan, (A) the related Mortgagor was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the related Mortgaged Property as it was then operated and (B) all such licenses, permits and authorizations were valid and in full force and effect.

                  (xxx) The related Mortgage(s) or Mortgage Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in conduit Mortgage Loan Representations (v) and (xii) above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

                  (xxxi) Such Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision).

                  (xxxii) The Representing Party or the originator of such Mortgage Loan inspected, or caused to be inspected, the related Mortgaged Property in connection with the origination of the Mortgage Loan.

                  (xxxiii) No fraud with respect to such Mortgage Loan has taken place on the part of the Representing Party or, to the knowledge of the Representing Party, any originator, in connection with the origination of such Mortgage Loan.

                  (xxxiv) The terms of such Mortgage Loan provide or, at lender's option, permit, and the terms of this Agreement and any Sub-Servicing Agreement to which such Mortgage Loan is subject provide for purposes of calculating distributions on the Certificates and additional compensation payable to the Master Servicer, the Special Servicer and any related Sub-Servicer, that payments on and proceeds of such Mortgage Loan will be applied to principal and interest at the related Mortgage Rate due and owing at the time such payments or proceeds are received, prior to being applied to any Default Charges, assumption fees and modification fees then due and owing.

                  (xxxv) If such Mortgage Loan is, as of the Original Closing Date, subject to a Sub-Servicing Agreement, such Sub-Servicing Agreement provides that the related Sub-Servicer is not to receive any sub-servicing compensation with respect to such Mortgage Loan during any period that such Mortgage Loan is a Specially Serviced Mortgage Loan or an REO Loan (except for any Termination Strip payable to a Sub-Servicer in connection with a termination thereof without cause as contemplated by Section 3.22(d) hereof).

                  (xxxvi) The servicing and collection practices used with respect to such Mortgage Loan have been in all material respects legal and prudent and have met customary standards utilized by prudent institutional multifamily and commercial mortgage loan servicers.

                  (xxxvii) Unless the related Mortgaged Property is owner occupied, the Mortgage File for such Mortgage Loan contains an Assignment of Leases either as a separate instrument or incorporated into the related Mortgage, which creates, in favor of the holder, a valid, perfected and enforceable lien of the same priority as the related Mortgage, in the property and rights described therein; provided that the enforceability of such lien is subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally, and by the application of the rules of equity. The Representing Party has the full right to assign to the Trustee such Assignment of Leases and the lien created thereby as described in the immediately preceding sentence. No person other than the Mortgagor owns any interest in any payment due under the related leases.

                  (xxxviii) [Reserved].

                  (xxxix) If the related Mortgaged Property securing such Mortgage Loan is encumbered by secured subordinated debt, then either (A) the subordinate debt constitutes a "cash flow" mortgage loan (that is, payments are required to be made thereon only to the extent that certain net cash flow from the related Mortgaged Property (calculated in accordance with the related loan documents) is sufficient after payments on such Mortgage Loan have been made and certain expenses have been paid) or (B) the holder of the subordinate debt has agreed not to foreclose on the related Mortgaged Property so long as such Mortgage Loan is outstanding and the Special Servicer on behalf of the Trust is not pursuing a foreclosure action.

                  (xl) In the event fraud or intentional misrepresentation, misapplication of sale proceeds, insurance proceeds, condemnation proceeds, rents and profits or other sums received by the Mortgagor in its capacity as the owner of the Mortgaged Property, or any violation of the environmental covenants contained in the related loan documents was committed by the Mortgagor in connection with the origination of a Mortgage Loan, such Mortgage Loan becomes a recourse obligation of a principal of the Mortgagor with respect to any damages resulting therefrom, unless such Mortgage Loan is a Mortgage Loan as to which such recourse was not required due to the incorporation of other terms under the underwriting guidelines of the Mortgage Loan Seller, such as a higher debt service coverage ratio or a lower loan-to-value ratio.

                  (xli) As of the Original Closing Date, the related Mortgagor or any guarantor was not, to the best of the Representing Party's actual knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

                  (xlii) The Representing Party has no actual knowledge of any pending litigation or other legal proceedings involving the related Mortgagor or the related Mortgaged Property that can reasonably be expected to materially interfere with the security intended to be provided by the related Mortgage, the current use of the related Mortgaged Property, or the current ability of the Mortgaged Property to generate Net Cash Flow sufficient to service the Mortgage Loan.

                  (xliii) Except as indicated on Schedule XIX, if such Mortgage Loan had a Cut-off Date Balance greater than 1% of the Initial Pool Balance, then the related Mortgagor has covenanted in its organizational documents (or its organizational documents otherwise provide for it) to own no significant asset other than the related Mortgaged Property, Mortgaged Properties securing other Mortgage Loans and assets incidental to the ownership and operation of such Mortgaged Property or Properties. In addition, if such Mortgage Loan had a Cut-off Date Balance greater than 1% of the Initial Pool Balance, the related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to be (for so long as such Mortgage Loan is outstanding) a Single-Purpose Entity. Neither the Representing Party nor the NB Owner Trust has waived such covenants and has no knowledge that any such Mortgagor is not in compliance therewith.

                  (xliv) Neither the related Mortgage Note nor the related Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan or (ii) a substitution of government securities for such Mortgaged Property in a defeasance complying with paragraph (liii) of this
      Section 2.05(b).

                  (xlv) Such Mortgage Loan does not permit the related Mortgaged Property to be encumbered subsequent to the Original Closing Date by any lien junior to or of equal priority with, or prior to, the lien of the related Mortgage without the prior written consent of the holder thereof.

                  (xlvi) With respect to each Mortgage Loan as to which the related Mortgaged Property is operated as a nursing home or congregate care facility:

            (A) To the best of the Representing Party's knowledge (based on due diligence customarily performed by prudent mortgage lenders), as of the Cut-off Date, the healthcare facility located on the related Mortgaged Property and the operator with respect to such facility had all certificates, licenses and permits required by applicable law for the operation of such facility and, to the extent such facility participates in Medicaid, Medicare or other similar programs, such facility and operator holds a valid certification for such participation, appropriate for the level of care provided at such facility.

            (B) To the best of the Representing Party's knowledge (based on due diligence customarily performed by prudent mortgage lenders), as of the Cut-off Date, the related borrower or operator, as the case may be, with respect to the related Mortgaged Property or its operation of the related Mortgaged Property, was in compliance in all material respects with all applicable federal laws and all applicable laws, regulations, quality and safety standards and requirements of the applicable state department of health, and the other related Mortgage Loan documents require that so long as the related
                  Mortgage Loan remains outstanding the related Mortgaged Property shall be operated in compliance in all material respects with such applicable laws and requirements.

            (C) Except as indicated on Schedule XX, the related Mortgage Loan documents provide that (1) so long as the related Mortgage Loan remains outstanding, the related Mortgaged Property shall be operated in such a manner that the licenses, permits and authorizations shall remain in full force and effect, (2)
                  without the lender's consent, the licenses, permits and authorizations may not be (a) transferred to any location other than the Mortgaged Property or (b) pledged as collateral for any other loan or indebtedness and (3) so long as the related Mortgage Loan remains outstanding, the borrower may not without the lender's consent (a) rescind, withdraw, revoke, amend, modify, supplement or otherwise alter the nature, tenor or scope of the certificate of need for the related Mortgaged Property, (b) amend or otherwise change the related Mortgaged Property's authorized bed capacity and/or the number of beds approved by the department of health, (c) replace or transfer all or any part of any related Mortgaged Property's beds to another site or location or (d) terminate, materially modify, or materially amend a lease or management contract in effect with respect to the related Mortgaged Property.

            (D) As of the date of the origination of such Mortgage Loan, all cost reports required to be filed under the Medicare, Medicaid, or other similar programs with respect to the related Mortgaged Property were filed as required.

            (E) As of the Cut-off Date, the Representing Party has no actual knowledge that the related borrower or related operator as the case may be, has failed to file within the time permitted, including any extensions thereof, all such Medicare, Medicaid or other similar program costs reports.

            (F) As of the Cut-off Date, the Representing Party has no actual knowledge that either the related borrower or operator, as the case may be, with respect to the related Mortgaged Property or its operation of such Mortgaged Property (A) is subject to a material audit adjustment or material decrease in reimbursement with respect to its participation in any third-party reimbursement program or (B) has been notified that any managed care or other third-party reimbursement program contract is being or has been canceled, not renewed, or downgraded in any material respect or that any such action is pending, threatened, or contemplated.

                  (xlvii)     [Reserved].

                  (xlviii) With respect to any Mortgage Loan secured by a Mortgage constituting a valid first lien on an unencumbered interest of the Mortgagor as lessee under a Ground Lease of the related Mortgaged Property, but not by the related fee interest in such Mortgaged Property, the Representing Party represents and warrants that:

            (A) The lessor under such Ground Lease has agreed in writing and included in the related mortgage file that the Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee;

            (B) The Ground Lease is not subject to any liens or encumbrances superior to, or of equal or lesser priority with, the Mortgage. Except as indicated on Schedule XXI, the Ground Lease is, and provides that it shall remain, prior to any Mortgage or other lien upon the related fee interest;

            (C) Except as indicated on Schedule XXII, under the terms of the Ground Lease and/or the related Mortgage, any related insurance proceeds or condemnation award will be applied either (1) to the repair or restoration of all or part of the related Mortgaged Property, or (2) to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, it being understood that in respect of a total or substantially total loss or taking, only option
                  (2) may apply, subject to applicable law;

            (D) The Ground Lease or a memorandum thereof has been duly recorded, and the ground lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage. There has not been a material change in the terms of the Ground Lease since its recordation, with the exception of written instruments that are part of the related Mortgage File;

            (E) The related borrower's interest in the Ground Lease is assignable to the Trustee upon notice to, but without the consent of, the lessor thereunder (or if any such consent is required, it has been obtained in writing prior to the Original Closing Date) or, in the event that it is so assigned, it is further assignable by the Trustee and its successors and assigns upon notice to, but without a need to obtain the consent of, such lessor;

            (F) As of the Original Closing Date, the Ground Lease is in full force and effect and no default has occurred under the Ground Lease and, to the Representing Party's actual knowledge, there is no existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of the Ground Lease;

            (G) The Ground Lease requires the lessor thereunder to enter into a new lease with the lender upon termination of the ground lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding;

            (H) All rights of the mortgagee under such Mortgage Loan under such Ground Lease and the related Mortgage (insofar as it relates to the Ground Lease) may be exercised by or on behalf of such mortgagee;

            (I) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by an institutional investor; and the lessor thereunder is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the related Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially and adversely affect the security provided by the related Mortgage;

            (J) Except as indicated on Schedule XXIII, such Ground Lease does not permit any increase in the amount of rent payable by the lessee thereunder during the term of the Mortgage Loan;

            (K) Either (A) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan or (B) the related ground lessor has granted the holder of the Mortgage Loan the right to notice and an opportunity to cure any default or breach by the lessee. Upon the foreclosure of such Mortgage Loan (or acceptance of a deed in lieu thereof), the related Ground Lease is assignable to the mortgagee under the leasehold estate and its assigns without the consent of the ground lessor thereunder;

            (L) Such Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee if it takes possession of such leasehold interest) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan; and

            (M) As of the origination of such Mortgage Loan, such Ground Lease was in full force and effect and, to the Representing Party's actual knowledge, no material default existed under such Ground Lease.

                  (xlix) Such Mortgage Loan was originated by or for a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (any of the foregoing, including the Representing Party, a "Qualified Originator"); each Mortgaged Property consists of one or more separate tax parcels of real property upon which is located one or more commercial structures and otherwise meets the requirements for eligibility under the Secondary Mortgage Market Enhancement Act of 1984 for commercial property.

                  (l) With respect to each Mortgage Loan originated by a Person that is not a Qualified Originator (a "Non-Qualified Originator"):

            (A) such Mortgage Loan was underwritten in accordance with standards established by the Qualified Originator (which standards are the same as the Representing Party's in all material respects), using application forms and related credit documents approved by the Qualified Originator;

            (B) the Qualified Originator approved each application and related credit documents before a commitment by the Non-Qualified Originator was issued, and no such commitment was issued until the Qualified Originator agreed to fund such Mortgage Loan;

            (C)   the  Mortgage  Loan  was   originated  by  the   Non-Qualified
                  Originator pursuant to an ongoing, standing relationship with the Qualified Originator;

            (D) the closing documents for the Mortgage Loan were prepared on forms approved by the Qualified Originator, and, pursuant to the Non-Qualified Originator's ongoing, standing relationship with the Qualified Originator, and either:

                  (i) such closing documents reflect the Qualified Originator as the original mortgagee, and such Mortgage Loan was actually funded by the Qualified Originator at the closing thereof;

                  (ii) such closing documents reflect the Non-Qualified Originator as the original mortgagee, but include assignment documents executed by the Non-Qualified Originator in favor of the Qualified Originator at the time of the closing of the Mortgage Loan, reflecting the Qualified Originator as the successor and assign to the Non-Qualified Originator, and the Mortgage Loan was funded initially by the Non-Qualified Originator at the closing thereof and then acquired by the Qualified Originator from such Non-Qualified Originator; or

                  (iii) such  closing   documents   reflect  the   Non-Qualified
                        Originator as the original mortgagee, but include assignment documents executed by the Non-Qualified Originator in favor of the Qualified Originator at the time of the closing of the Mortgage Loan, reflecting the Qualified Originator as the successor and assign to the Non-Qualified Originator, and the Mortgage Loan was funded initially by the Qualified Originator at the closing thereof and then acquired by the Qualified Originator from such Non-Qualified Originator.

                  (li) (1) such Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (2) the fair market value of the real property securing such Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constitutes a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or
      (b) at the Original Closing Date; provided that the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (a) and (b) shall be made on a aggregated basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregate basis).

                  (lii) With respect to such Mortgage Loan, any prepayment premium constitutes a "customary prepayment penalty" within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

                  (liii) If such Mortgage Loan contains a provision for any defeasance of mortgage collateral, such Mortgage Loan permits defeasance
      (1) no earlier than two years after the Original Closing Date, (2) only with substitute collateral constituting "government securities" within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note and (3) only to facilitate the disposition of the Mortgaged Property and not as a part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages. In addition, if such Mortgage contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder can require) that the loan be assumed by a Single-Purpose Entity designated by the holder of the Mortgage Loan and that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral. The related mortgage loan documents enable the lender to charge the expenses associated with permitting a defeasance to the Mortgagor.

                  (liv) Under the terms of the related Mortgage, any insurance proceeds or condemnation award with respect to the Mortgaged Property will be applied (subject to applicable law) either (1) to the repair or restoration of all or part of the related Mortgaged Property, or (2) to the payment of the outstanding principal balance of the Mortgage Loan, together with accrued interest, it being understood that in respect of a total or substantially total loss or taking, only option (2) may apply.

                  (lv) If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with the sale or release of the Mortgaged Property following default or payment of the Mortgage Loan.

                  (lvi) No claims have been made under any title insurance policy, the Representing Party has not taken any action which would materially impair such policy, and to the Representing Party's actual knowledge, no other person has taken any action which would materially impair such policy.

                  (lvii) Each Mortgage Loan originated by the Representing Party or by one of its approved originators was underwritten consistent in all material respects with the standards of the Representing Party as then in effect.

                  (lviii) The related Mortgage File contains an Appraisal of the Mortgaged Property, and such Appraisal and the related appraiser satisfy the requirements of Title XI of the Federal Institutions, Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

                  (lix) Except to the extent releases are required or expressly contemplated by the related Mortgage Loan documents or in a writing contained in the related Mortgage File, the Representing Party has not satisfied, canceled, rescinded or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument that would effect any such satisfaction, cancellation, rescission, subordination or release.

                  (lx) Except as indicated on Schedule XXIV, each Mortgage contains a "due on sale" clause which expressly or effectively provides for the acceleration of the payment of the unpaid principal balance and accrued interest of the related Mortgage Loan if, without the prior written consent of the holder of such Mortgage, the related Mortgaged Property, or any interest therein, is directly or indirectly transferred or sold (other than by reason of family and estate planning transfers and transfers of less than a controlling interest in a Mortgagor, or a substitution or release of collateral within the parameters of paragraph
      (xliv) above).

                  (lxi) Such Mortgage Loan requires the related Mortgagor to provide annual operating statements and rent rolls.

                  (lxii) The Mortgage Loan Seller took no action in selecting such Mortgage Loans for sale to the Depositor which to the Mortgage Loan Seller's knowledge would result in delinquencies and losses on the Mortgage Loans being materially in excess of delinquencies and losses on the Mortgage Loan Seller's actual portfolio of commercial mortgage loans.

            (c)  It is  understood  and  agreed  that  the  representations  and warranties set forth in this Section 2.05 shall survive delivery of the respective Mortgage Files to the Trustee or a Custodian on its behalf and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence, notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth in subsection (a) above which materially and adversely affects the interests of the Certificateholders or any party hereto or a breach of any of the representations and warranties set forth in subsection (b) above which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice to each of the other parties hereto and each Rating Agency.

        SECTION 2.06      Representations and Warranties of the Master Servicer.

            (a) The Master Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Original Closing Date, the First Sequel Closing Date and the Second Sequel Closing Date unless otherwise stated below, that:

               (i) The Master Servicer is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (vii) Each officer or employee of the Master Servicer that has responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). None of the Master Servicer or any of its officers or employees that is involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.

            (b) The representations and warranties of the Master Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Each successor Master Servicer (if any) shall be deemed to have made, as of the date of its succession, each of the representations set forth in
Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            SECTION 2.07 Representations and Warranties of the Special Servicer.

            (a) The Special Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Original Closing Date, the First Sequel Closing Date and the Second Sequel Closing Date, that:

               (i) The Special Servicer is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely effect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Special Servicer is not in violation of, and its execution execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (vii) Each officer or employee of the Special Servicer that has responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). None of the Special Servicer or any of its respective officers or employees that is involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.

            (b) The representations and warranties of the Special Servicer set forth in Section 2.07(a) shall survive the execution and delivery of this Agreement and inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Each successor Special Servicer (if any) shall be deemed to have made, as of the date of its succession, each of the representations set forth in
Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            SECTION 2.08   Representations and Warranties of the Trustee
                            and the REMIC Administrator.

            (a) Norwest Bank Minnesota, National Association, both in its capacity as Trustee and in its capacity as REMIC Administrator (the "Bank"), hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Original Closing Date, the First Sequel Closing Date and the Second Sequel Closing Date unless otherwise stated below, that:

               (i) The Bank is a national bank duly organized, validly existing and in good standing under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Bank, and the performance and compliance with the terms of this Agreement by the Bank, do not violate the Bank's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the Bank's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

               (iii) The Bank has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Bank, enforceable against the Bank in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Bank is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Bank's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

               (vi) No litigation is pending or, to the best of the Bank's knowledge, threatened against the Bank which would prohibit the Bank from entering into this Agreement or, in the Bank's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

            (b) The  representations  and  warranties  of the Bank set  forth in
Section 2.08(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Each successor Trustee or REMIC Administrator (if any and regardless of whether the Trustee and the REMIC Administrator are different Persons) shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 2.08(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.08(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization. In any such case, the term "Bank" shall be deemed to mean such successor Trustee or the REMIC Administrator, as appropriate.

            SECTION 2.09  Issuance of the Class R-I Certificates;
                          Creation of the REMIC I Regular Interests.

            Concurrently with the assignment to the Trustee of the assets included in REMIC I, and in exchange therefor, at the direction of the Depositor, the REMIC I Regular Interests have been issued hereunder as of the Original Closing Date and the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and the Trustee for the benefit of REMIC II to receive distributions from the proceeds of REMIC I shall be as set forth in this Agreement.

            SECTION 2.10 Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by the Trustee.

            The Depositor, as of the Original Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the REMIC II Regular Interests, the Class R-II Certificates, the REMIC III Regular Interests, the Class R-III Certificates, the REMIC IIIU Uncertificated Regular Interests, the Class R-IIIU Certificates and the Class REMIC IV Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II Regular Interests, the Class R-II Certificates, the REMIC III Regular Interests, the Class R-III Certificates, the REMIC IIIU Uncertificated Regular Interests, the Class R-IIIU Certificate and the REMIC IV Certificates.

            SECTION 2.11 Issuance of the Class R-II Certificates; Creation of the REMIC II Regular Interests.

            Concurrently  with  the  assignment  to the  Trustee  of the  assets included in REMIC II, and in exchange therefor, at the direction of the Depositor, the Original Certificates and the Unaffected Certificates have been issued as of the Original Closing Date and the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. As of the First Sequel Closing date, the Class MA-1, Class MA-2 and Class MX Uncertificated Interests have been issued to the Depositor in exchange for the Certificates designated as the Class A-1, Class A-2 and Class X Certificates under the Original Pooling Agreement. As of the Second Sequel Closing Date, the Class MA-3, Class MA-4, Class MA-5, Class MA-1C, Class MA-2C and Class MB Uncertificated Interests have been issued to the Depositor in exchange for the Certificates designated as the Class A-3, Class A-4, Class A-5, Class A-1C, Class A-2C and Class B Certificates under the Original Pooling Agreement and the First Amended Pooling Agreement. The interests evidenced by the Class R-II Certificates, together with the REMIC II Regular Interests, constitute the entire beneficial ownership of REMIC II. The rights of Class R-II Certificateholders, the Holders of the Unaffected REMIC II Certificates and the Trustee for the benefit of REMIC III, REMIC IIIU and REMIC IV to receive distributions from the proceeds of REMIC II shall be as set forth in this Agreement.

            SECTION 2.12 Conveyance of the Class MA-1, Class MA-2 and Class MX Uncertificated Interests; Acceptance of such Interests by the Trustee.

            The Depositor, as of the First Sequel Closing Date, and concurrently with the execution and delivery of the First Amended Pooling Agreement, assigned without recourse all the right, title and interests of the Depositor in and to the Class MA-1, Class MA-2 and Class MX Uncertificated Interests to the Trustee for the benefit of the Holders of the REMIC III Regular Interests, the Class R-III Certificates the REMIC IIIU Uncertificated Regular Interests, the Class R-IIIU Certificates and the REMIC IV Certificates. The Trustee acknowledges the assignment to it of the Class MA-1, Class MA-2 and Class MX Uncertificated Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Regular Interests, the Class R-III Certificates, the REMIC IIIU Uncertificated Regular Interests, the Class R-IIIU Certificates and the REMIC IV Certificates.

            SECTION 2.13 Issuance of the Class R-III Certificates;
                         Creation of the REMIC III Regular Interests.

            Concurrently with the assignment to the Trustee of the Class MA-1, Class MA-2 and Class MX Uncertificated Interests, and in exchange therefor, at the direction of the Depositor, the Trustee has, as of the First Sequel Closing Date, executed, authenticated and delivered to or upon the order of the Depositor, the certificates designated as the Class X Certificates under the First Amended Pooling Agreement and the Unaffected REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC
III. As of the Second Sequel Closing Date, the Class UX Uncertificated Interest has been issued to the Depositor in exchange for such class of certificates designated as the "Class X" Certificate under the First Amended Pooling
Agreement. The interests evidenced by the Class R-III Certificates, together with the Unaffected REMIC III Certificates and the REMIC III Uncertificated Regular Interest, constitute the entire beneficial ownership of REMIC III. The rights of the Class R-III Certificateholders, the Holders of the Unaffected REMIC III Certificates and the Trustee for the benefit of REMIC IV to receive distributions from the proceeds of REMIC III shall be as set forth in this Agreement.

            SECTION 2.14 Conveyance of the Class MA-3, Class MA-4,
                         Class MA-5, Class MA-1C and Class MA-2C
                         Uncertificated Interests; Acceptance of such
                         Interests by the Trustee.

            The Depositor, as of the Second Sequel Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all right, title and interest of the Depositor in and to the Class MA-3, Class MA-4, Class MA-5, Class MA-1C and Class MA-2C Uncertificated Interests to the Trustee for the benefit of the Holders of the REMIC IIIU Uncertificated Regular Interests, the Class R-IIIU Certificates and the REMIC IV Certificates. The Trustee acknowledges the assignment to it of the Class MA-3, Class MA-4, Class MA-5, Class MA-1C and Class MA-2C Uncertificated Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future holders of the REMIC IIIU Uncertificated Regular Interests, the Class R-IIIU Certificates and the REMIC IV Certificates.

            SECTION 2.15 Issuance of the Class R-IIIU Certificates;
                         Creation of the REMIC IIIU Uncertificated Regular Interests.

            Concurrently  with  the  assignment  to the  Trustee  of the  assets included in REMIC IIIU, and in exchange therefor, at the direction of the Depositor, the REMIC IIIU Uncertificated Regular Interests have been issued as of the Second Sequel Closing Date and the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-IIIU Certificates in authorized denominations. The interests evidenced by the REMIC IIIU Uncertificated Regular Interests and the Class R-IIIU Certificates constitute the entire beneficial ownership of REMIC IIIU. The rights of the REMIC IV Certificates to receive distributions from the proceeds of REMIC IIIU shall be as set forth in this Agreement.

            SECTION 2.16   Conveyance of the Class UA-2, Class UA-3,
                           Class UA-4, Class UA-1C, Class UA-2C, Class UX and Class MB Uncertificated Interests; Acceptance of such Interests by the Trustee.

            The Depositor, as of the Second Sequel Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all right, title and interest of the Depositor in and to the Class UA-2, Class UA-3, Class UA-4, Class UA-1C, Class UA-2C, Class UX and Class MB Uncertificated Interests to the Trustee for the benefit of the Holders of the REMIC IV Certificates. The Trustee acknowledges the assignment to it of the Class UA-2, Class UA-3, Class UA-4, Class UA-1C, Class UA-2C, Class UX and Class MB Uncertificated Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future holders of the REMIC IV Certificates.

            SECTION 2.17      Issuance of the REMIC IV Certificates.

            Concurrently with the assignment to the Trustee of the assets included in REMIC IV, and in exchange therefor, at the direction of the Depositor, the REMIC IV Certificates have been issued as of the Second Sequel Closing Date and the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-IV Certificates in authorized denominations. The interests evidenced by the REMIC IV Certificates constitute the entire beneficial ownership of REMIC IV. The rights of the REMIC IV Certificates to receive distributions from the proceeds of REMIC IV shall be as set forth in this Agreement.


                                   ARTICLE III

                      ADMINISTRATION AND SERVICING OF THE TRUST FUND

            SECTION 3.01      Administration of the Mortgage Loans.

            (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, and in the best interests and for the benefit of the Certificateholders, in accordance with any and all applicable laws and the terms of this Agreement, the Insurance Policies and the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Mortgage Loans as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and (ii) the Special Servicer shall service and administer (x) each Mortgage Loan (other than a Corrected Mortgage
Loan) as to which a Servicing Transfer Event has occurred, and (y) each REO Property; provided, however, that the Master Servicer shall continue to collect information and prepare all reports to the Trustee required hereunder with respect to any Specially Serviced Mortgage Loans and REO Properties (and the related REO Loans), and further to render such incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein.

            (b) Subject to Section 3.01(a) and the terms and provisions of this Agreement, the Master Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral;
(ii) in accordance with the Servicing Standard and subject to Sections 3.08 and 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer and the Special Servicer, as the case may be, any limited powers of attorney and other documents necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

            (c) The relationship of each of the Master Servicer and Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            (d) In the event that any two or more Mortgage Loans are cross-collateralized with each other, the Master Servicer or Special Servicer, as applicable, in accordance with the terms of this Agreement, shall service and administer such Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan that is cross-collateralized with it, are remediated or otherwise addressed as contemplated in the definition of "Specially Serviced Mortgage Loan".

            SECTION 3.02      Collection of Mortgage Loan Payments.

            Each of the Master Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall, to the extent such procedures shall be consistent with this Agreement (including without limitation, the Servicing Standard), follow such collection procedures as it would follow were it the owner of such Mortgage Loans; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability of the Mortgage Loans. Consistent with the foregoing, the Master Servicer or the Special Servicer each may waive any Default Charges in connection with any specific delinquent payment on a Mortgage Loan it is obligated to service hereunder.

            Ninety (90) days prior to the maturity date of each Balloon Mortgage Loan, the Master Servicer shall send a notice to the related Mortgagor of such maturity date (with a copy to be sent to the Special Servicer) and shall request confirmation that the Balloon Payment will be paid by such date.

            SECTION 3.03  Collection of Taxes, Assessments and Similar
                          Items; Servicing Accounts; Servicing Advances; Reserve Accounts.

            (a) The Master Servicer shall, as to all the Mortgage Loans, establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained. Subject to any terms of the related Mortgage Loan documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only: (i) to effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of related Mortgaged
Property; (ii) to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Mortgagor any sums as may be determined to be overages;
(iv) to pay interest, if required and as described below, to the related Mortgagor on balances in the Servicing Account (or, if and to the extent not payable to the related Mortgagor, to pay such interest to the Master Servicer); or (v) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Special Servicer shall promptly deliver all Escrow Payments received by it to the Master Servicer for deposit in the applicable Servicing Account.

            (b) The Master Servicer shall (with the cooperation of the Special Servicer in the case of Specially Serviced Mortgage Loans), (i) maintain accurate records with respect to each Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan or, if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder and subject to the Servicing Standard, enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due.

            (c) In accordance with the Servicing Standard, the Master Servicer shall, as to all the Mortgage Loans (but at the direction of the Special Servicer in the case of Specially Serviced Mortgage Loans), except for an Emergency Advance, subject to Section 3.19(d), advance with respect to the related Mortgaged Property all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents or other rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance (any determination that such advance would be a Nonrecoverable Servicing Advance shall be made in accordance with Section 3.11(g)). All such advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in Section 3.05(a). No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and similar items and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            (d) The Master Servicer shall, as to all the Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made to pay for or otherwise cover, or (if appropriate) to reimburse the related Mortgagor in connection with, the specific items for which such Reserve Funds were escrowed, all in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds. Subject to the terms of the related Mortgage Note and Mortgage, all Reserve Accounts shall be Eligible Accounts. The Special Servicer shall promptly deliver all Reserve Funds received by it to the Master Servicer for deposit in the applicable Reserve Account.

            (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Original Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Original Closing Date and the date as of which such action or remediations are required by the related mortgage loan documents to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall determine whether the related Mortgagor has failed to perform its obligations under the related Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the date as of which such actions or remediations are required to be or to have been taken or completed.

            SECTION 3.04 Certificate Account, the Distribution Account, the REMIC II Distribution Account, the REMIC III Distribution Account, the REMIC IIIU Distribution Account and the REMIC IV Distribution Account.

            (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Certificate Account, within two Business Days of receipt (in the case of payments by Mortgagors or other collections on or in respect of the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal, interest and any other amounts due and payable on the Mortgage Loans on or before the Cut-off Date, which payments shall be delivered promptly to the Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

               (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

               (ii) all payments on account of interest at the respective Mortgage Rates on the Mortgage Loans and all Prepayment Premiums received in respect of the Mortgage Loans;

               (iii) to the extent allocable to the period that any Mortgage Loan is a Specially Serviced Mortgage Loan, all payments on account of Default Charges on such Mortgage Loan;

               (iv) all Insurance Proceeds and Liquidation Proceeds (net of all related Liquidation Expenses paid therefrom) received in respect of any Mortgage Loan (other than Liquidation Proceeds that are received in connection with a purchase by the Master Servicer or a Majority Certificateholder of the Controlling Class of all of the Mortgage Loans and any REO Properties in the Trust Fund and that are required to be deposited in the Distribution Account pursuant to Section 9.01);

               (v)any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

               (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master single interest policy;

               (vii) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c);

               (viii) any amounts representing payments made by Mortgagors that are allocable to cover items in respect of which Servicing Advances have been made; and

               (ix) any proceeds from the repurchase of Mortgage Loans by the Mortgage Loan Seller under Section 2.03 of this Agreement.

            The foregoing  requirements  for deposit in the Certificate  Account shall be exclusive. Without limiting the generality of the foregoing, (A) actual payments from Mortgagors in the nature of Escrow Payments, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Section 3.11(b) and Section 3.11(d), respectively, need not be deposited by the Master Servicer in the Certificate Account and (B) with respect to any amount representing a sub-servicing fee (including, without limitation, a Primary Servicing Fee, if applicable) that otherwise would be required to be deposited by the Master Servicer in the Certificate Account and that, once so deposited, would have been permitted to be withdrawn immediately from the Certificate Account pursuant to Section 3.05 as part of the payment of the Master Servicing Fee, such amount shall be deemed to have been deposited to and withdrawn from the Certificate Account for such purpose to the extent that such sum has been retained by the Sub-Servicer pursuant to the related Sub-Servicing Agreement. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), assumption fees, modification fees, Net Default Charges, charges for beneficiary statements or demands, charges for checks returned for insufficient funds and similar fees (excluding Prepayment Premiums) received by the Master Servicer with respect to Specially Serviced Mortgage Loans. The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series serviced and the other accounts of the Master Servicer.

            Upon receipt of any of the amounts  described in clauses (i) through
(vi) above with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than two Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than two Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

            (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") to be held in trust for the benefit of the Trust as holder of the REMIC I Regular Interests and the REMIC II Uncertificated Regular Interests, the REMIC III Uncertificated Regular Interests, the REMIC IIIU Uncertificated Regular Interests and the Certificateholders. The Distribution Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date. If, at 1:00 p.m., New York City time, on any Master Servicer Remittance Date, the Trustee has not received the Master Servicer Remittance Amount, the Trustee shall provide notice to the Master Servicer in the same manner as required by Section 4.03(a) hereof with respect to P&I Advances.

            In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account:

               (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a);

               (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.19(e) in connection with Prepayment Interest Shortfalls; and

               (iii) any Liquidation Proceeds paid by the Master Servicer or a Majority Certificateholder of the Controlling Class in connection with the purchase of all of the Mortgage Loans and any REO Properties pursuant to
      Section 9.01, exclusive of the portion of such Liquidation Proceeds required to be deposited in the Certificate Account pursuant to Section 9.01.

            The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received or advanced by the Trustee that are required by the terms of this Agreement to be deposited therein.

            (c) The Trustee shall establish and maintain the REMIC II Distribution Account, as a sub-account of the Distribution Account, in the name of the Trustee, in trust for the benefit of the Trust as holder of the REMIC II Uncertificated Regular Interests, the REMIC III Uncertificated Regular Interest, the REMIC IIIU Uncertificated Regular Interests and the Certificateholders (other than the Class R-I Certificateholders). The REMIC II Distribution Account shall be established and maintained as an Eligible Account. With respect to each Distribution Date, the Trustee shall be deemed to (i) withdraw from the Distribution Account and shall be deemed to deposit in the REMIC II Distribution Account on or before such date the amount of the Available Distribution Amount and Prepayment Premiums to be distributed in respect of the REMIC I Regular Interests pursuant to Section 4.01(a)(ii) and Section 4.01(c)(ii) hereof on such date and (ii) to withdraw from the REMIC II Distribution Account and distribute to the Holders of the Unaffected REMIC II Certificates and the Class R-II Certificate on such Distribution Date the portion of the Available Distribution Amount and the Prepayment Premiums to be distributed in respect thereof pursuant to Section 4.01(a)(iv), Section 4.01(b) and Section 4.01(c)(i) on such date.

            (d) The Trustee shall establish and maintain the REMIC III Distribution Account, as a sub-account of the Distribution Account, in the name of the Trustee, in trust for the benefit of the Trust as holder of REMIC III Uncertificated Regular Interest, the REMIC IIIU Uncertificated Regular Interests and the Certificateholders (other than the Class R-I and Class R-II Certificate holders). The REMIC III Distribution Account shall be established and maintained as an Eligible Account. With respect to each Distribution Date, the Trustee shall be deemed (i) to withdraw from the REMIC II Distribution Account and shall be deemed to deposit in the REMIC III Distribution Account on such date the portion of the Available Distribution Amount and the Prepayment Premiums to be distributed in respect of the Class MA-1, Class MA-2 and Class MX Uncertificated Interests, respectively, pursuant to Section 4.01(a)(ii) and Section 4.01(c)(ii) hereof on such date and (ii) to withdraw from the REMIC III Distribution Account and distribute to the holders of the Unaffected REMIC III Certificates and the Class R-III Certificates on such Distribution Date that portion of the Available Distribution Amount and the Prepayment Premiums to be distributed in respect thereof pursuant to Section 4.01(a)(v), Section 4.01(b) and Section 4.01(c)(i) on such date.

            (e)  The  Trustee  shall  establish  and  maintain  the  REMIC  IIIU
Distribution Account, as a sub-account of the Distribution Account, in the name of the Trustee, in trust for the benefit of the Trust as holder of the REMIC IIIU Uncertificated Regular Interests and the Certificateholders (other than the Class R-I, Class R-II and Class R-IIIU Certificateholders. The REMIC IIIU Distribution Account shall be established and maintained as an Eligible Account. With respect to each Distribution Date, the Trustee shall be deemed (i) to withdraw from the REMIC II Distribution Account and shall be deemed to deposit in the REMIC IIIU Distribution Account on such date the portion of the Available Distribution Amount and the Prepayment Premiums to be distributed in respect of the Class MA-3, Class MA-4, Class MA-5, Class MA-1C and Class MA-2C Uncertificated Interests, respectively, pursuant to Section 4.01(a)(ii) and
Section 4.01(c)(ii) hereof on such date and (ii) to withdraw from the REMIC IIIU Distribution Account and distribute to the holders of the Class R-IIIU Certificates on such Distribution Date the portion of the Available Distribution Amount to be distributed in respect thereof pursuant to Section 4.01(a)(vi) on such date.

            (f) The Trustee shall establish and maintain the REMIC IV Distribution Account, as a sub-account of the Distribution Account, in the name of the Trustee, in trust for the benefit of the Holders of the REMIC IV Certificates. The REMIC IV Distribution Account shall be established and maintained as an Eligible Account. With respect to each Distribution Date, the Trustee shall be deemed (i) to withdraw from the REMIC IIIU Distribution Account and shall be deemed to deposit in the REMIC IV Distribution Account on such date the portion of the Available Distribution Amount and the Prepayment Premiums to be distributed in respect of the Class UA-2, Class UA-3, Class UA-4, Class UA-1C and Class UA-2C Uncertificated Interests, respectively, pursuant to Section 4.01(a)(ii) and Section 4.01(c)(ii) hereof on such date, and (ii) to withdraw from the REMIC III Distribution Account and shall be deemed to deposit in the REMIC IV Distribution Account on such date the portion of the Available Distribution Amount and the Prepayment Premiums to be distributed in respect of the Class UX Uncertificated Interest pursuant to Section 4.01(a)(ii) and Section 4.01(c)(ii) hereof on such date and (iii) to withdraw from the REMIC II Distribution Account and shall be deemed to deposit in the REMIC IV Distribution Account on such date the portion of the Available Distribution Amount and the Prepayment Premiums to be distributed in respect of the Class MB Uncertificated Interest pursuant to Section 4.01(a)(ii) and Section 4.01(c)(ii) hereof on such date.

            (g) Funds in the Certificate Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the other parties hereto of the location of the Certificate Account as of the Original Closing Date and of the new location of the Certificate Account prior to any change thereof. The Distribution Account, the REMIC II Distribution Account, the REMIC III Distribution Account, the REMIC IIIU Distribution Account and the REMIC IV Distribution Account shall be established at the Corporate Trust Office of the Trustee as of (i) the Original Closing Date, in the case of the Distribution Account and the REMIC II Distribution Account, (ii) the First Sequel Closing Date in the case of the REMIC III Distribution Account and (iii) the Second Sequel Closing Date, in the case of the REMIC IIIU Distribution Account and the REMIC IV Distribution Account. The Trustee shall give notice to the other parties hereto of the new location of such accounts prior to any change thereof.

            SECTION 3.05 Permitted Withdrawals From the Certificate Account and the Distribution Account.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit to the Trustee for deposit in the Distribution Account the Master Servicer Remittance Amount for, and, to the extent permitted or required by Section 4.03(a), any P&I Advances to be made on, each Master Servicer Remittance Date;

               (ii) to reimburse the Trustee or the Master Servicer, as applicable, in that order, for unreimbursed P&I Advances made thereby in respect of any Mortgage Loan or REO Loan, the Trustee's and the Master Servicer's respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance being payable from, and limited to, amounts that represent Late Collections of interest and principal (net of related Master Servicing Fees (but not the Special Servicer's Standby
      Fee), Workout Fees and/or Liquidation Fees payable therefrom) received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made;

               (iii) to pay to the Master Servicer earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Loan being payable from, and limited to, amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon, and to pay the Standby Fee to the Special Servicer out of the Master Servicing Fee with respect to such Mortgage Loan (or paid as an Advance if such Master Servicing Fee is insufficient);

               (iv) to pay to the Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Loan;

               (v) to pay to the Special Servicer earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by Section 3.11(c);

               (vi) to reimburse the Trustee, the Special Servicer or the Master Servicer, as applicable, in that order, for any unreimbursed Servicing Advances made thereby with respect to any Mortgage Loan or REO Property, the Trustee's, the Special Servicer's and the Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being payable from, and limited to, (A) payments made by the related Mortgagor that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Liquidation Proceeds (net of Liquidation Fees payable therefrom), Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

               (vii) to reimburse the Trustee, the Special Servicer or the Master Servicer, as applicable, in that order, out of general collections on the Mortgage Loans and any REO Properties, for any unreimbursed Advances and Advance Interest at the Reimbursement Rate made thereby with respect to any Mortgage Loan, REO Loan or REO Property that have been determined to be Nonrecoverable Advances;

               (viii) to pay the Trustee, the Special Servicer or the Master Servicer, as applicable, in that order, any Advance Interest due and owing thereto, the Trustee's, the Special Servicer's and the Master Servicer's respective rights to payment pursuant to this clause (viii) being payable from, and limited to, Default Charges collected in respect of the Mortgage Loan or REO Loan as to which the related Advances were made (but only to the extent allocable to the period when such Mortgage Loan was a Specially Serviced Mortgage Loan or an REO Loan);

               (ix) at or following such time as the Master Servicer reimburses itself, the Special Servicer or the Trustee, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above or
      Section 3.03, and insofar as payment has not already been made pursuant to clause (viii) above, to pay the Trustee, the Special Servicer or the Master Servicer, as the case may be, and in that order, out of general collections on the Mortgage Loans and any REO Properties, any related Advance Interest accrued and payable on such Advance;

               (x)  to  pay  the  Master  Servicer,   as  additional   servicing
      compensation in accordance with Sections 3.06(b) and 3.11(b), any Net Investment Earnings in respect of amounts held in the Certificate Account for any Collection Period;

               (xi) to pay the Master Servicer, as additional servicing compensation in accordance with Section 3.11(b), any Prepayment Interest Excesses and, to the extent not allocable to the period that any Mortgage Loan is a Specially Serviced Mortgage Loan or REO Loan, any Default Charges collected on the Mortgage Loans, and to pay the Special Servicer, as additional servicing compensation in accordance with Section 3.11(d), any Net Default Charges collected on any Mortgage Loan to the extent allocable to the period that such Mortgage Loan is a Specially Serviced Mortgage Loan or REO Loan;

               (xii) to reimburse, out of general collections on the Mortgage Loans and any REO Properties, the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, or any of their respective directors, officers, employees and agents any amounts reimbursable to any such Person pursuant to Section 6.03, or to pay directly to any third party any amount which if paid by any such Person would be reimbursable thereto pursuant to Section 6.03;

               (xiii) to pay, out of general collections on the Mortgage Loans and any REO Properties, for (A) the reasonable costs of the advice of counsel contemplated by Section 3.17(a), (B) the reasonable costs of the Opinions of Counsel contemplated by Sections 3.09(b)(ii) and 3.16(a), (C) the reasonable costs of Appraisals obtained pursuant to Section 3.11(g) or 4.03(c), (D) the reasonable costs of obtaining any REO Extension sought by the Special Servicer as contemplated by Section 3.16(a) and (E) the cost of recording this Agreement in accordance with Section 11.02(a);

               (xiv) to pay itself, the Special Servicer, the Majority Certificateholder of the Controlling Class, the Mortgage Loan Seller or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

               (xv) to pay the Trustee or any of its respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b) and Section 8.13;

               (xvi) to pay any costs and expenses contemplated in Section 3.11(h), the last sentence of Section 7.02 and the last sentence of
      Section 8.08(a);

               (xvii) to remit to the Trustee for deposit in the Interest Reserve Account the Withheld Amounts required to be deposited pursuant to
      Section 4.05; and

               (xviii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

            If amounts on deposit in the Certificate Account at any particular time (after withdrawing any portion of such amounts deposited in the Certificate Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xviii) above, then the corresponding withdrawals from the Certificate Account shall be made in the following priority and subject to the following rules: (A) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; provided that where, as in clauses (ii), (vi), (vii), (viii) and (ix), an order of priority is set forth to govern the application of funds withdrawn from the Certificate Account pursuant to such clauses, payments, reimbursements or remittances pursuant to any such clause shall be made in such order of priority to the extent of available funds; and (B) if the payment, reimbursement or remittance can be made from any funds on deposit in the Certificate Account, then (following any withdrawals made from the Certificate Account in accordance with the immediately preceding clause (A) above) such payment, reimbursement or remittance shall be made from such general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that where, as in clauses (ii), (vi), (vii), (viii) and (ix), an order of priority is set forth to govern the application of funds withdrawn from the Certificate Account pursuant to such clauses, payments, reimbursements or remittances pursuant to any such clause shall be made in such order of priority to the extent of available funds.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Certificate Account pursuant to clauses
(ii) through (xiv) above.

            The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Certificate Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or such third party contractors) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

            (b) The Trustee may, from time to time, make withdrawals from the Distribution Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) as contemplated by Section 3.04(c), to deposit into the REMIC II Distribution Account on the related Distribution Date the Available Distribution Amount and Prepayment Premiums to be distributed in respect of the REMIC I Regular Interests pursuant to Section 4.01(a)(ii) and 4.01(c)(ii) or Section 9.01, as applicable;

               (ii) to pay the Trustee accrued and unpaid Trustee Fees pursuant to Section 8.05(a), and to reimburse the Trustee for any other amounts to which it is entitled to be reimbursed from the Distribution Account pursuant to this Agreement;

               (iii) to pay the Trustee or any of its respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

               (iv) as contemplated by Section 11.01(g), to pay for the reasonable costs of the Opinions of Counsel sought by the Trustee as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

               (v) to pay for the reasonable costs of the Opinions of Counsel sought by the Trustee as contemplated by Section 11.02(a);

               (vi) to (A) pay any and all federal, state and local taxes imposed on REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, and any and all reasonable expenses relating to tax audits, if and to the extent that either (1) none of the Trustee, the Master Servicer, the Special Servicer or the REMIC Administrator is liable therefor pursuant to Section 10.01(d) and/or Section 10.01(h) or (2) any such Person that may be so liable has failed to timely make the required payment, and (B) reimburse the REMIC Administrator for reasonable expenses incurred by and reimbursable to it by the Trust pursuant to Section 10.01(d) and/or Section 10.01(g);

               (vii) to make distributions to the Holders of the Class R-I Certificates as contemplated by Section 4.01(a)(iii) or Section 9.01, as applicable; and

               (viii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) The Trustee (i) shall be deemed to make withdrawals from the REMIC II Distribution Account for any of the following purposes: (A) to deposit into the REMIC III Distribution Account on the related Distribution Date the portions of the Available Distribution Amount and Prepayment Premiums to be distributed with respect to the Class MA-1, Class MA-2 and Class MX Uncertificated Interests on each Distribution Date pursuant to Sections 4.01(a)(ii) and 4.01(c)(ii) or Section 9.01, as applicable, (B) to deposit into the REMIC IIIU Distribution Account on the related Distribution Date the portions of the Available Distribution Amount and Prepayment Premiums to be distributed with respect to the Class MA-3, Class MA-4, Class MA-5, Class MA-1C and Class MA-2C Uncertificated Interests on each Distribution Date pursuant to Sections 4.01(a)(ii) and 4.01(c)(ii) or Section 9.01, as applicable, and (C) to deposit into the REMIC IV Distribution Account on the related Distribution Date the portions of the Available Distribution Amount and Prepayment Premiums to be distributed with respect to the Class MB Uncertificated Interest on each Distribution Date pursuant to Sections 4.01(a)(ii) and 4.01(c)(ii) or Section 9.01, as applicable; and (ii) shall make withdrawals from the REMIC II
Distribution   Account  for  any  of  the  following   purposes:   (A)  to  make
distributions  to Holders of the Unaffected  REMIC II  Certificates  pursuant to
Section 4.01(b) and Section 4.01(c)(i) or Section 9.01, as applicable, (B) to make distributions to Holders of the Class R-II Certificates pursuant Section 4.01(a)(iv) or Section 9.01, as applicable, and (C) to clear and terminate the REMIC II Distribution Account at the termination of this Agreement pursuant to
Section 9.01.

            (d) The Trustee (i) shall be deemed to make withdrawals from the REMIC III Distribution Account for any of the following purposes: (A) to deposit into the REMIC IV Distribution Account on the related Distribution Date the portion of the Available Distribution Amount and Prepayment Premiums to be distributed with respect to the Class UX Uncertificated Interest on each Distribution Date pursuant to Sections 4.01(a)(ii) and 4.01(c)(ii) or Section 9.01, as applicable; and (ii) shall make withdrawals from the REMIC III Distribution Account for the following purposes: (A) to make distributions to the holders of the Unaffected REMIC III Certificates pursuant to Section 4.01(b) and Section 4.01(c)(i) or Section 9.01, as applicable, (B) to make distributions to the Holders of the Class R-III Certificates pursuant to Section 4.01(a)(iv) or Section 9.01, as applicable; and (C) to clear and terminate the REMIC III Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (e) The Trustee (i) shall be deemed to make withdrawals from the REMIC IIIU Distribution Account for any of the following purposes (A) to deposit into the REMIC IV Distribution Account the portion of the Available Distribution Amount and Prepayment Premiums to be distributed in respect of the REMIC IIIU Uncertificated Regular Interests on each Distribution Date pursuant to Sections 4.01(a)(ii) and 4.01(c)(ii) or Section 9.01, as applicable; and (ii) shall make withdrawals from the REMIC IIIU Distribution Account for the following purpose: and (A) to make distributions to Holders of the Class R-IIIU Certificates pursuant to Section 4.01(a)(v) or Section 9.01, as applicable, and (B) to clear and terminate the REMIC IIIU Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (f) The  Trustee  (i)  shall  make  withdrawals  from  the  REMIC IV
Distribution Account for any of the following purposes: (A) to make distributions on the Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C, Class B and Class X Certificates on each Distribution Date pursuant to Sections 4.01(b) and 4.01(c)(i) or Section 9.01, as applicable, and (B) to make distributions to Holders of the Class R-IV Certificates pursuant to Section 4.01(a)(vi) or Section 9.01, as applicable; and (C) to clear and terminate the REMIC IV Distribution Account at the termination of this Agreement pursuant to
Section 9.01.

            SECTION 3.06      Investment of Funds in the Certificate
                              Account, the Interest Reserve Account and the REO Account.

            (a) The Master Servicer may direct any depository institution maintaining the Certificate Account, and the Special Servicer may direct any depository institution maintaining the REO Account and the Trustee may direct any depository institution maintaining the Interest Reserve Account, to invest, or if it is such depository institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand, in which case such investments may be sold at any time. Any investment of funds in an Investment Account shall be made in the name of the Trustee for the benefit of the Certificateholders (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Certificate Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), on behalf of the Trustee for the benefit of the Certificateholders, and the Trustee (with respect to the Interest Reserve Account), on behalf of the Certificateholders, shall (and the Trustee hereby designates the Master Servicer, the Special Servicer or itself, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account) or the Special Servicer (in the case of the REO Account) and the Trustee (in the case of the Interest Reserve Account) shall:

               (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

               (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Whether or not the Master Servicer directs the investment of funds in the Certificate Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a). Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Trustee directs the investment of funds in the Interest Reserve Account, interest and investment income realized on funds deposited therein, to the extent of Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to withdrawal by the Trustee. If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Certificate Account), the Special Servicer (in the case of the REO Account) and the Trustee (in the case of the Interest Reserve Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period. The Trustee shall have no liability whatsoever with respect to any such losses, except in respect to losses incurred in respect of any Permitted Investment on deposit in the Interest Reserve Account and to the extent that it is the obligor on any such Permitted Investment.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Master Servicer or the Special Servicer, as applicable, has not taken such action, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings.

            (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested (but not any interest earned thereon) shall be deemed to remain on deposit in such Investment Account.

            SECTION 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

            (a) Each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, use its best efforts in accordance with the Servicing Standard to cause the related Mortgagor to maintain (and, if the related Mortgagor is required by the terms of the related Mortgage Loan and does not so maintain, the Master Servicer (even in the case of Specially Serviced Mortgage Loans) shall itself maintain (subject to the provisions of this Agreement regarding Nonrecoverable Advances, and further subject to Section 3.11(h) hereof)), to the extent the Trustee, as mortgagee on behalf of the Certificateholders, has an insurable interest and to the extent available at commercially reasonable rates) all insurance coverage as is required under the related Mortgage (subject to applicable law), in each case with an insurer that possesses the Required Claims-Paying Rating at the time such policy is issued; provided that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer or the Special Servicer, as appropriate, shall impose such insurance requirements as are consistent with the Servicing Standard. The Special Servicer shall cause to be maintained for each REO Property, in each case with an insurer that possesses the Required Claims-Paying Ratings at the time such policy is purchased, no less insurance coverage than was previously required of the related Mortgagor under the related Mortgage and, if the related Mortgage did not so require, hazard insurance, public liability insurance and business interruption or rent loss insurance in such amounts as are consistent with the Servicing Standard, and the Special Servicer shall be reimbursed for the premium costs thereof as a Servicing Advance pursuant to and to the extent permitted under Section 3.05(a). All such insurance policies shall contain a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of the Mortgaged Properties) or the Special Servicer (in the case of insurance maintained in respect of REO Properties) on behalf of the Trustee, shall be issued by an insurer authorized under applicable law to issue such insurance, and, unless prohibited by the related Mortgage, may contain a deductible clause (not in excess of a customary amount). Any amounts collected by the Master Servicer or Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard) shall be deposited in the Certificate Account, subject to withdrawal pursuant to
Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer, as applicable, in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

            (b)

               (i) If the Master Servicer or the Special Servicer shall obtain and maintain a blanket policy insuring against hazard losses on any or all of the Mortgaged Properties (in the case of the Master Servicer) or REO Properties (in the case of the Special Servicer), then, to the extent such policy (A) is obtained from a Qualified Insurer that possesses the Required Claims-Paying Ratings, and (B) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the Mortgaged Properties or REO Properties, as applicable, so covered, and the premium costs thereof shall be, if and to the extent they are specifically attributable either to a specific Mortgaged Property during any period that the related Mortgagor has failed to maintain the hazard insurance required under the related Mortgage Loan in respect of such Mortgaged Property or to a specific REO Property, a Servicing Advance reimbursable pursuant to and to the extent permitted under Section 3.05(a); provided that, to the extent that such premium costs are attributable to properties other than Mortgaged Properties and/or REO Properties or are attributable to Mortgaged Properties as to which the hazard insurance required under the related Mortgage Loan is being maintained, they shall be borne by the Master Servicer or Special Servicer, as the case may be, without right of reimbursement. Such a blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property, as applicable, a hazard insurance policy complying with the requirements of
      Section 3.07(a), and there shall have been one or more losses which would have been covered by such property specific policy (taking into account any deductible clause that would have been permitted therein), promptly deposit into the Certificate Account from its own funds (without right of reimbursement) the amount of such losses up to the difference between the amount of the deductible clause in such blanket policy and the amount of any deductible clause that would have been permitted under such property specific policy. The Master Servicer and the Special Servicer each agree to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy maintained by it in a timely fashion in accordance with the terms of such policy.

               (ii) If the Master Servicer shall cause any Mortgaged Property or the Special Servicer shall cause any REO Property to be covered by a master single interest insurance policy naming the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee as the loss payee, then to the extent such policy (A) is obtained from a Qualified Insurer that possesses the Required Claims-Paying Ratings and (B) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as applicable, shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on such Mortgaged Property (in the case of the Master Servicer) or REO Property (in the case of the Special Servicer). If the Master Servicer shall cause any Mortgaged Property as to which the related Mortgagor has failed to maintain the required insurance coverage, or the Special Servicer shall cause any REO Property, to be covered by such master single interest insurance policy, then the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) paid by the Master Servicer or the Special Servicer, as applicable, shall constitute a Servicing Advance. The Master Servicer shall, consistent with the Servicing Standard and the terms of the related Mortgage Loan documents, pursue the related Mortgagor for the amount of such incremental costs. All other costs associated with any such master single interest insurance policy (including, without limitation, any minimum or standby premium payable for such policy) shall be borne by the Master Servicer or Special Servicer, as the case may be, without right of reimbursement. Such master single interest insurance policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property, as the case may be, a policy otherwise complying with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such property specific policy had it been maintained, promptly deposit into the Certificate Account from its own funds (without right of reimbursement) the amount not otherwise payable under the master single interest policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

            (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement keep in force with recognized insurers that possess the Required Claims-Paying Ratings a fidelity bond in such form and amount as would permit it to be a qualified Fannie Mae or Freddie Mac seller-servicer of multifamily mortgage loans. Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without 30 days' prior written notice to the Trustee.

            In addition, each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement keep in force with recognized insurers that possess the Required Claims-Paying Ratings a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligation to service the Mortgage Loans for which it is responsible hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae or Freddie Mac seller-servicer of multifamily mortgage loans. Any such errors and omissions policy, if required, shall provide that it may not be canceled without 30 days' prior written notice to the Trustee.

            (d) All  insurance  coverage  required to be  maintained  under this
Section 3.07 shall be obtained from Qualified Insurers.

            SECTION 3.08 Enforcement of Due-On-Sale Clauses; Assumption Agreements; Subordinate Financing.

            (a) As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

               (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or of a controlling interest in the related Mortgagor; or

               (ii) provides that such Mortgage Loan may not be assumed  without the consent of the mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, each of the Master Servicer and the Special Servicer shall, on behalf of the Trustee as the mortgagee of record, as to those Mortgage Loans it is obligated to service hereunder, exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standard, but subject to Section 3.20(a)(iii); provided that, notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any other right it has, or grant any other consent it is otherwise entitled to withhold, under any related "due-on-sale" clause (other than in connection with transfers and assumptions under the Mortgage Loans in which the obligations of the original recourse parties (including any guarantors) of the Mortgage Loans are not changed, such as transfers to inter vivos trusts for tax or estate planning purposes) unless it first (1) shall have provided, at least five Business Days prior to the granting of such waiver or consent, to the Directing Certificateholder and, in the case of the Master Servicer, to the Special Servicer written notice of the matter and a written explanation of the surrounding circumstances, (2) upon request made within such five Business Day-period, shall have discussed the matter with the Directing Certificateholder and/or, in the case of the Master Servicer, with the Special Servicer and (3) if the then-outstanding principal balance of the subject Mortgage Loan (together with the then-outstanding aggregate principal balance of all other Mortgage Loans to the same Mortgagor or to other Mortgagors that are, to the Master Servicer's or Special Servicer's, as applicable, actual knowledge,
      Affiliates of the Mortgagor under the subject Mortgage Loan) is $20,000,000 or more, or 2% or more of the then current principal balance of the Mortgage Pool, shall have obtained written confirmation from each Rating Agency that such action shall not result in a qualification (if applicable), downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates (provided, however, that such a confirmation from DCR shall only be required if such principal balance is 2% or more of the then current principal balance of the Mortgage Pool); and provided, further, that, notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause governing the transfer of any Mortgaged Property which secures, or controlling interests in any Mortgagor under, a Group of Cross-Collateralized Mortgage Loans unless all of the Mortgaged Properties securing, or a controlling interest in all the Mortgagors (if more than one) under, such Group of Cross-Collateralized Mortgage Loans are transferred simultaneously to the same transferee. In the event that the Master Servicer or Special Servicer intends or is required, in accordance with the preceding sentence, the Mortgage Loan documents or applicable law, to permit the transfer of any Mortgaged Property, the Master Servicer or the Special Servicer, as the case may be, may, if consistent with the Servicing Standard, enter into a substitution of liability agreement, pursuant to which the original Mortgagor and any original guarantors are released from liability, and the transferee and any new guarantors are substituted therefor and become liable under the Mortgage Note and any related guaranties and, in connection therewith, may require from the related Mortgagor a reasonable and customary fee for the additional services performed by it, together with reimbursement for any related costs and expenses incurred by it. The Master Servicer or the Special Servicer, as the case may be, shall promptly notify the Trustee in writing of any such agreement and forward the original thereof to the Trustee for inclusion in the related Mortgage File.

            (b) As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

               (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

               (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property;

then, for so long as such Mortgage Loan is included in the Trust Fund, each of the Master Servicer and the Special Servicer shall on behalf of the Trustee as the mortgagee of record, as to those Mortgage Loans it is obligated to service hereunder, exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard, but subject to
Section 3.20(a)(iii); provided that, notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause unless it first (1) shall have provided, at least five Business Days prior to the granting of such waiver or consent, to the Directing Certificateholder and, in the case of the Master Servicer, to the Special Servicer written notice of the matter and a written explanation of the surrounding circumstances, and (2) upon request made within such five Business Day-period, shall have discussed the matter with the Directing Certificateholder and/or, in the case of the Master Servicer, with the Special Servicer; and provided, further, that, notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause with respect to any Mortgage Loan until it has received written confirmation from each Rating Agency that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates.

            (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            (d) With respect to a request to the Special Servicer from the Master Servicer for approval for the assumption of a Mortgage Loan that would not require Rating Agency review, the Special Servicer shall notify the Master Servicer of its decision within five Business Days of receiving notice (and all supporting documentation reasonably required by the Special Servicer for its analysis) from the Master Servicer of the Master Servicer's decision to approve the assumption.

            (e)

               (i) The parties to this Agreement mutually acknowledge and agree that the Mortgage Loan Seller is the lender with respect to both first lien Mortgage Loans (the "Senior Mortgage Loans") and subordinate lien Mortgage Loans (the "Junior Mortgage Loans"), both of which are secured by deeds of trust on the same Mortgaged Properties, for those Mortgage Loans listed on Schedule XXV and made to the Mortgagors listed on such Schedule XXV, which Schedule XXV is attached to this Agreement. As used in this
      Section 3.08(e), the term "Senior Mortgage Loan Seller" shall mean the Mortgage Loan Seller in its capacity as lender of the Senior Mortgage Loans, together with any and all of its successors and assigns, including without limitation the Trust created hereunder and any servicers of the Senior Mortgage Loans, and the term "Junior Mortgage Loan Seller" shall mean the Mortgage Loan Seller in its capacity as lender of the Junior Mortgage Loans, together with any and all of its successors and assigns, including without limitation any servicers of the Junior Mortgage Loans.

               (ii) The Senior Mortgage Loans shall be transferred to the Trust pursuant to this Agreement; however, the Junior Mortgage Loans shall not be so transferred. The Junior Mortgage Loan Seller hereby agrees that any and all claims, now or hereafter existing, of the Junior Mortgage Loan Seller with respect to the Junior Mortgage Loans are, and shall be at all times, subject and subordinate to any and all claims, now or hereafter existing, which Senior Mortgage Loan Seller may have against the Mortgagors with respect to the Senior Mortgage Loans (including any claims by the Senior Mortgage Loan Seller for interest accruing after any assignments for the benefit of creditors by the Mortgagors or the institution by or against the Mortgagors of any proceedings under the Bankruptcy Code, or any claims by the Senior Mortgage Loan Seller for any such interest which would have accrued in the absence of such assignments or the institution of such proceedings).

               (iii) The Junior Mortgage Loan Seller agrees not to sue upon, or to collect, or to receive payment of the principal or interest of any claim or claims now or hereafter existing which the Junior Mortgage Loan Seller may hold against the Mortgagors arising out of the Junior Mortgage Loans and not to sell, assign, transfer, pledge, hypothecate, or encumber such claim or claims except subject expressly to this Section 3.08(e), and not to enforce or apply any security now or hereafter existing therefor, nor to file or join in any petitions to commence any proceedings under the Bankruptcy Code, so long as any claims of the Senior Mortgage Loan Seller against the Mortgagors shall exist in respect of the Senior Mortgage Loans.

               (iv) In case of any assignments for the benefit of creditors by the Mortgagors, or in case any proceedings under the Bankruptcy Code are instituted by or against the Mortgagors, or in case of the appointment of any receivers for the Mortgagors' businesses or assets, or in case of any dissolution or winding up of the affairs of the Mortgagors: (a) the Mortgagors and any assignees, trustees in bankruptcy, receivers, debtors in possession or other person or persons in charge are hereby directed to pay to Senior Mortgage Loan Seller the full amount of Senior Mortgage Loan Seller's claims against the Mortgagors arising out of the Senior Mortgage Loans (including interest to the date of payment) before making any payments of principal or interest to the Junior Mortgage Loan Seller on the Junior Mortgage Loans, and insofar as may be necessary for that purpose, the Junior Mortgage Loan Seller hereby assigns and transfers to the Senior Mortgage Loan Seller all security for the Junior Mortgage Loans or proceeds thereof, and all rights to any payments related thereto, and
      (b) the Junior Mortgage Loan Seller hereby irrevocably constitutes and appoints the Senior Mortgage Loan Seller its true and lawful attorney to act in its name and stead: (i) to file the appropriate claim or claims on behalf of the Junior Mortgage Loan Seller if the Junior Mortgage Loan Seller does not do so prior to thirty (30) days before the expiration of the time to file claims in such proceedings and if the Senior Mortgage Loan Seller elects, at its sole discretion, to file such claim or claims and (ii) to accept or reject any plans or reorganization or arrangements on behalf of the Junior Mortgage Loan Seller, and to otherwise vote the Junior Mortgage Loan Seller's claims in respect of any indebtedness now or hereafter owing from the Mortgagors to the Junior Mortgage Loan Seller under the Junior Mortgage Loans in any manner the Senior Mortgage Loan Seller deems appropriate for its own benefit and protection.

               (v) The Senior Mortgage Loan Seller is hereby authorized by the Junior Mortgage Loan Seller to take such actions with respect to the Senior Mortgage Loans as it deems appropriate, without the involvement of the Junior Mortgage Loan Seller, including, without limitation: (a) renew, compromise, extend, accelerate or otherwise change the times of payments, or any other terms, of any existing or future claims of the Senior Mortgage Loan Seller against the Mortgagors arising out of the Senior Mortgage Loans, (b) increase or decrease the rates of interest payable thereon or any parts thereof, (c) exchange, enforce, waive or release any security therefor, (d) apply such security and direct the order or manner of sales thereof in such manner as the Senior Mortgage Loan Seller may at its discretion determine, (e) release the Mortgagors or any guarantors of any indebtedness of the Mortgagors from liability arising from the Senior Mortgage Loans and (f) make optional future advances to the Mortgagors related to the Senior Mortgage Loans, all without notice to the Junior Mortgage Loan Seller and without affecting the subordination provided by this Section 3.08(e).

               (vi) The Junior Mortgage Loan Seller shall mark the original of any promissory notes or other evidences of any existing or future indebtedness of the Mortgagors to the Junior Mortgage Loan Seller with respect to the Junior Mortgage Loans with a conspicuous legend which reads substantially as follows:

            "THIS PROMISSORY NOTE IS SUBORDINATED TO ANY PRESENT OR FUTURE INDEBTEDNESS OWING FROM THE MAKER TO BANK OF AMERICA, N.A. AND ITS SUCCESSORS AND ASSIGNS ARISING OUT OF LOAN NO._____________________ DATED _____________ IN THE ORIGINAL PRINCIPAL AMOUNT OF $_____________. THIS PROMISSORY NOTE MAY BE ENFORCED ONLY IN ACCORDANCE WITH SECTION 3.08(e) THAT CERTAIN POOLING AND SERVICING AGREEMENT DATED AS OF AUGUST 1, 1999 EXECUTED BY BANK OF AMERICA, N.A. AS THE MORTGAGE LOAN SELLER.

               (vii) In the event that any payments or any cash or noncash distributions are made to the Junior Mortgage Loan Seller in violation of the terms of this Agreement, the Junior Mortgage Loan Seller shall receive same in trust for the benefit of the Senior Mortgage Loan Seller, and shall forthwith remit them to the Senior Mortgage Loan Seller in the form in which they were received, together with such endorsements or documents as may be necessary to effectively negotiate or transfer same to the Senior Mortgage Loan Seller.

               (viii) For violation of this Section 3.08(e), the Junior Mortgage Loan Seller shall be liable for all loss and damage sustained by reason of such breach, and upon any such violation the Senior Mortgage Loan Seller may, at its option, accelerate the maturity of any of its existing or future claims against the Mortgagors arising out of the Senior Mortgage Loans.

               (ix) This Section 3.08(e) shall be binding upon the heirs, successors and assigns of the Junior Mortgage Loan Seller, the Mortgagors and the Senior Mortgage Loan Seller. This Section 3.08(e) and any existing or future claims of the Senior Mortgage Loan Seller against the Mortgagors may be assigned by the Senior Mortgage Loan Seller, in whole or in part, without notice to the Junior Mortgage Loan Seller or to the Mortgagors.

               (x) Notwithstanding the provisions of Section 3.08(e)(iii), so long as there has been no occurrence of any default under any agreements between the Mortgagors and the Senior Mortgage Loan Seller, now existing or hereafter entered into, the Junior Mortgage Loan Seller may receive regularly scheduled principal and interest payments on the Junior Mortgage Loans, provided, however, that the Junior Mortgage Loan Seller shall not receive any prepayments of principal or interest on the said Junior Mortgage Loans without the prior written consent of the Senior Mortgage Loan Seller.

               (xi) The Senior Mortgage Loan Seller and the Junior Mortgage Loan Seller hereby agree that, anything to the contrary contained herein or in the Senior Mortgage Loans or in the Junior Mortgage Loans notwithstanding, they hereby waive, release and discharge forever any provisions whatsoever and wheresoever contained in the documents evidencing or securing either the Senior Mortgage Loans or the Junior Mortgage Loans, or both, which provide that an event of default under the Senior Mortgage Loans shall constitute an event of default under the Junior Mortgage Loans, and vice versa.

            SECTION 3.09      Realization Upon Defaulted Mortgage Loans.

            (a) The Special  Servicer shall,  subject to subsections (b) through
(d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof, if the Special Servicer determines, consistent with the Servicing Standard, that such action would be in the best economic interest of the Trust. The Special Servicer shall advance or direct the Master Servicer to advance, as contemplated by Section 3.19(d), all costs and expenses to be incurred on behalf of the Trust in any such proceedings, subject to each of the Master Servicer and the Special Servicer being entitled to reimbursement for any such advance as a Servicing Advance as provided in Section 3.05(a), and further subject to the Special Servicer's being entitled to pay out of the related Liquidation Proceeds any Liquidation Expenses incurred in respect of any Mortgage Loan, which Liquidation Expenses were outstanding at the time such proceeds are received. In connection with the foregoing, in the event of a default under any Mortgage Loan or Group of Cross-Collateralized Mortgage Loans that are secured by real properties located in multiple states, and such states include the State of California or another state with a statute, rule or regulation comparable to the State of California's "one action" rule, then the Special Servicer shall consult with Independent counsel regarding the order and manner in which the Special Servicer should foreclose upon or comparably proceed against such properties (the cost of such consultation to be advanced by the Master Servicer as a Servicing Advance, at the direction of the Special Servicer as contemplated by
Section 3.19(d), subject to the Master Servicer being entitled to reimbursement therefor as a Servicing Advance as provided in Section 3.05(a)). When applicable state law permits the Special Servicer to select between judicial and non-judicial foreclosure in respect of any Mortgaged Property, the Special Servicer shall make such selection in a manner consistent with the Servicing Standard. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust, to make an offer on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable and good faith judgment taking into account the factors described in Section 3.18(e) and the results of any Appraisal obtained pursuant to the following sentence or otherwise, all such offers to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer or the Master Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of making an offer at foreclosure or otherwise, the Special Servicer or the Master Servicer, as the case may be, is authorized to have an Appraisal completed with respect to such property (the cost of which Appraisal shall be advanced by the Master Servicer as a Servicing Advance, subject to its being entitled to reimbursement therefor as a Servicing Advance as provided in
Section 3.05(a), such Advance to be made at the direction of the Special Servicer when the Appraisal is obtained by the Special Servicer).

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 (with the exception of cash or cash equivalents pledged as collateral for a Mortgage Loan) unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

               (ii) the  Special  Servicer  shall  have  obtained  an Opinion of
      Counsel (the reasonable cost of which may be withdrawn from the Certificate Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property by the Trust will not cause any of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV to fail to qualify as a REMIC at any time that any Certificate is outstanding or, subject to
      Section 3.17, cause the imposition of a tax on the Trust under the REMIC Provisions.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Special Servicer nor the Master Servicer shall, on behalf of the Trustee, initiate foreclosure proceedings, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, have a receiver of rents appointed with respect to any Mortgaged Property, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property performed by an Independent Person who regularly conducts Phase I Environmental Assessments and such additional environmental testing, that:

               (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith and proceeding against the Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate), taking into consideration any associated liabilities, than not taking such actions and not proceeding against such Mortgaged Property; and

               (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of
      Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and/or regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property and proceeding against the Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate), taking into consideration any associated liabilities, than not taking such actions and not proceeding against such Mortgaged Property.

            The cost of such Phase I Environmental Assessment and any such additional environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, shall be advanced by the Master Servicer at the direction of the Special Servicer given in accordance with the Servicing Standard; provided, however, that the Master Servicer shall not be obligated in connection therewith to advance any funds which, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a).

            (d) If the environmental testing contemplated by Section 3.09(c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property, but including the sale of the affected Mortgage Loan) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage,
(i) the Special Servicer shall have notified the Trustee in writing of its intention to so release all or a portion of such Mortgaged Property, (ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property and (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall not have objected to such release within 30 days of the Trustee's distributing such notice.

            (e) The Special Servicer shall provide written reports to the Trustee, the Master Servicer and the Rating Agencies monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied or that any remedial, corrective or other further action contemplated by either such clause is required, in each case until the earliest to occur of
(i) satisfaction of both such conditions and completion of all such remedial, corrective or other further action, (ii) repurchase of the related Mortgage Loan by the Mortgage Loan Seller and (iii) release of the lien of the related Mortgage on such Mortgaged Property. The Trustee shall forward copies of all such reports to the Certificateholders upon written request promptly following its receipt thereof. In addition, the Master Servicer will deliver or cause to be delivered to any of the Class E, Class F, Class G, Class H, Class J and Class K Certificateholders that shall request a copy of any such written reports and any Phase I Environmental Assessments within 15 days after receipt of such written reports and Phase I Environmental Assessments from the Special Servicer.

            (f) The Master Servicer, with the assistance of the Special Servicer, shall file the information returns with respect to the receipt of any mortgage interest received in a trade or business. The Special Servicer, with the assistance of the Master Servicer shall file the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Mortgaged Property required by Section 6050H, 6050J and 6050P of the Code and deliver to the Trustee an Officer's Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

            (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action. The Master Servicer, at the direction of the Special Servicer, shall advance the costs incurred in any such deficiency action, subject to its being entitled to reimbursement therefor as a Servicing Advance as provided in Section 3.05(a).

            (h) The Special Servicer shall maintain accurate records, certified by a Servicing Officer, of each Final Recovery Determination in respect of any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and the Rating Agencies no later than the tenth Business Day following such Final Recovery Determination.

            SECTION 3.10      Trustee to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or Special Servicer, as the case may be, shall immediately notify the Trustee and request delivery of the related Mortgage File by delivering thereto a Request for Release in the form of Exhibit D attached hereto signed by a Servicing Officer of the Master Servicer or Special Servicer, as applicable. Any such Request for Release shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited. Upon receipt of such notice and request conforming in all material respects to the provisions hereof, the Trustee shall promptly release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer or Special Servicer, as applicable. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), then, upon request of the Master Servicer or the Special Servicer and receipt therefrom of a Request for Release in the form of Exhibit D attached hereto signed by a Servicing Officer thereof, the Trustee shall release, or cause any related
Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, the Request for Release shall be released by the Trustee to the Master Servicer or the Special Servicer, as applicable.

            (c) The Trustee, if requested, shall promptly execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents furnished by the Special Servicer and certified by it as being necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or for any other purpose necessary or advisable in the reasonable, good faith judgment of the Special Servicer; provided, however, that the Special Servicer shall be responsible for the preparation of all such documents and pleadings; and when submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            SECTION 3.11 Servicing Compensation; Interest on Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee Regarding Back-up Servicing Advances.

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including, without limitation, each Specially Serviced Mortgage Loan) and REO Loan. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the applicable Master Servicing Fee Rate on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed under the terms of the related Mortgage Note (as such terms may be changed or modified at any time following the Original Closing Date) and applicable law. The Master Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan out of Insurance Proceeds or Liquidation Proceeds, to the extent permitted by Section 3.05(a). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in accordance with the following paragraph, except in connection with the transfer of all of the Master
Servicer's responsibilities and obligations under this Agreement or except as provided in Section 3.22(d). The Master Servicer shall, monthly out of its Master Servicing Fee, pay to any Sub-Servicer retained by the Master Servicer such Sub-Servicer's sub-servicing fee (including, without limitation, any Primary Servicing Fee, if applicable), to the extent such Sub-Servicer is entitled thereto under the applicable Sub-Servicing Agreement.

            ORIX may, at its option, sell or pledge the rights to the "Transferable Portion" (as hereinafter defined) of its Master Servicing Fee; provided that in the event of any resignation or termination of ORIX (or any successor thereto) as Master Servicer, the rights of ORIX or any transferee of such Transferable Portion shall terminate (except for the right to receive the Excess Portion (as defined below), if any, on any Distribution Date as set forth in the penultimate sentence of this paragraph). In the event of the appointment of a successor Master Servicer, the Trustee shall cooperate with ORIX to attempt to appoint a successor (which may be the Trustee) which, subject to the Trustee's satisfaction as to quality of servicing and the best interests of Certificateholders and the requirements of Article VII of this Agreement, will perform the services of the Master Servicer for payment of an amount (the "Successor Servicer Retained Fee") less than the full Master Servicing Fee expressed as a fixed number of basis points such that the Transferable Portion is reduced only to the extent reasonably necessary (in the sole discretion of the Trustee) to provide market rate compensation (except that the Transferable Portion shall be reduced to zero during any period for which the Trustee serves as successor servicer hereunder by reason of a default by the Master Servicer). If, and only if, the successor Master Servicer shall have so agreed to perform such services for less than the full Master Servicing Fee, then while such successor Master Servicer will be entitled to receive the full Master Servicing Fee, it shall pay the excess of the Transferable Portion (which would otherwise be payable) over the Successor Servicer Retained Fee on each Distribution Date (any such excess, the "Excess Portion") to ORIX or any transferee of the Transferable Portion, as applicable, at such time and to the extent the Master Servicer is entitled to receive payment of the Master Servicing Fees under this Agreement, notwithstanding any termination of ORIX under this Agreement. If the successor Master Servicer shall not have agreed to perform such services for such lesser amount, the rights of ORIX or any transferee to the Transferable Portion shall terminate. The "Transferable Portion" of the Master Servicing Fee is the amount by which the Master Servicing Fee exceeds the sum of (i) the Primary Servicing Fee, (ii) the Standby Fee and (iii) the amount of the related Master Servicing Fee calculated using a rate of 0.0275% per annum.

            (b) The Master Servicer shall be entitled to receive as additional servicing compensation:

               (i) Default Charges, assumption fees, modification fees, charges for beneficiary statements or demands and any similar fees (excluding Prepayment Premiums), in each case to the extent actually paid by a Mortgagor with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan;

               (ii) amounts collected for checks returned for insufficient funds, to the extent actually paid by a Mortgagor with respect to any Mortgage Loan;

               (iii) any Prepayment Interest Excesses collected on the Mortgage Loans;

               (iv) interest or other income earned on deposits in the Certificate Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the Certificate Account for each Collection Period); and

               (v) to the extent not required to be paid to any Mortgagor under applicable law or under the related Mortgage, any interest or other income earned on deposits in the Servicing Accounts maintained by the Master Servicer;

provided that with respect to the items of additional servicing compensation set forth in clauses (i), (ii) and (iii) above, the Master Servicer shall, in turn, pay the amounts described therein to the related Sub-Servicer to the extent such Sub-Servicer is entitled thereto under the applicable Sub-Servicing Agreement; further provided, however, that in the event the related Sub-Servicer resigns or the Sub-Servicer or the Sub-Servicing Agreement is terminated, any such additional compensation shared with such Sub-Servicer shall be instead paid to and retained by the Master Servicer; further provided that, anything above to the contrary notwithstanding, with respect to Portfolio Mortgage Loans (while they are Non-Specially Serviced Mortgage Loans) sub-serviced by the Portfolio Mortgage Loan Seller, the Portfolio Mortgage Loan Seller will be entitled to 75% of assumption, modification and extension fees collected and the Master Servicer will be entitled to the remaining 25% of assumption, modification and extension fees.


            In accordance with this Agreement and the applicable Sub-Servicing Agreements, the Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any Sub-Servicer retained by it and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, or Servicing Accounts or Reserve Accounts, as applicable, and the Master Servicer shall not be entitled to reimbursement from the Trust Fund therefor except as expressly provided in this Agreement.

            (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed under the terms of the related Mortgage Note (as such terms may be modified at any time following the Original Closing Date) and applicable law. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a).

            As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Standby Fee with respect to each Mortgage Loan and each REO Loan. As to each Mortgage Loan and each REO Loan, the Standby Fee shall accrue in the same manner as the Master Servicing Fee from time to time at the Standby Fee Rate on the basis of the same principal amount and for the same number of days respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed under the terms of the related Mortgage Note (as such terms may be modified at any time following the Original Closing Date). Standby Fees shall be payable monthly by the Master Servicer on a loan-by-loan basis out of its Master Servicing Fees received with respect to each Mortgage Loan and each REO Loan or by means of a P&I Advance.

            As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan, unless the basis on which such Mortgage Loan became a Corrected Mortgage Loan was the remediation of a circumstance or condition relating to the Mortgage Loan Seller's obligation to repurchase such Mortgage Loan pursuant to Section 2.03, in which case, if such Mortgage Loan is repurchased within the 90-day period (or, if an additional 90-day extension is permitted under Section 2.03(a), 180-day period) described in Section 2.03(a), no Workout Fee will be payable from or based upon the receipt of, any Purchase Price paid by the Mortgage Loan Seller in satisfaction of such repurchase obligation. Furthermore, no Workout Fees will be payable from or based upon the receipt of any Liquidation Proceeds paid by any Majority Certificateholder of the Controlling Class or the Master Servicer in connection with the purchase of all the Mortgage Loans and any REO Properties in the Trust Fund pursuant to
Section 9.01 hereof. As to each Corrected Mortgage Loan, subject to the exceptions provided for in the two preceding sentences, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Default Interest) and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated other than for cause or resigns in accordance with clause (ii) of the first paragraph of Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Mortgage Loan ceases to be payable in accordance with the preceding sentence.

            As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any partial or unscheduled payment, or full or discounted payoff from the related Mortgagor or any Liquidation Proceeds (other than in connection with the purchase of any such Specially Serviced Mortgage Loan or REO Property by the Special Servicer pursuant to Section 3.18, by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 3.18 or
Section 9.01, or by the Mortgage Loan Seller pursuant to Section 2.03 within 90 days (or, if an additional 90-day extension is permitted, 180 days) of its discovery or notice of the breach or Document Defect that gave rise to the repurchase obligation, and other than in connection with the condemnation or other governmental taking of a Mortgaged Property or REO Property). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full or discounted payoff and/or Liquidation Proceeds; provided that no Liquidation Fee will be payable with respect to any such Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan; and provided, further, that (without limiting the Special Servicer's right to any Workout Fee that is properly payable therefrom), no Liquidation Fee will be payable from, or based upon the receipt of, Liquidation Proceeds collected as a result of any purchase of a Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph or in connection with a condemnation or other governmental taking of a Mortgaged Property or REO Property.

            Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Mortgage Loan shall not be paid from the same proceeds on or with respect to such Mortgage Loan.

            The Special Servicer's right to receive the Special Servicing Fee, the Standby Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            (d) The Special Servicer shall be entitled to receive as additional special servicing compensation:

               (i)(A) to the extent allocable to the period when any Mortgage Loan is a Specially Serviced Mortgage Loan or to the extent allocable to an REO Loan, any Net Default Charges actually collected on such Mortgage Loan or REO Loan, as the case may be, and (B) assumption fees, modification fees, charges for beneficiary statements or demands and any similar fees (excluding Prepayment Premiums) actually collected on or with respect to Specially Serviced Mortgage Loans or REO Loans; and

               (ii) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period).

            To the extent the amounts described in clause (i)(B) of the preceding paragraph are collected by the Master Servicer, the Master Servicer shall promptly pay such amounts to the Special Servicer and shall not be required to deposit such amounts in the Certificate Account pursuant to Section 3.04(a). Additional servicing compensation to which the Master Servicer (or, if so provided by the applicable Sub-Servicing Agreement, any Sub-Servicer retained thereby) is entitled pursuant to Section 3.11(b) in the form of assumption fees, modification fees, Default Charges, charges for beneficiary statements or demands and any similar fees (excluding Prepayment Premiums) collected by the Special Servicer on Mortgage Loans that are not Specially Serviced Mortgage Loans or REO Loans, or in the form of amounts collected for checks returned for insufficient funds with respect to any Mortgage Loans (including, without limitation, Specially Serviced Mortgage Loans), shall be paid promptly to the Master Servicer by the Special Servicer.

            The Special Servicer shall be required to pay out of its own funds all overhead, general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any Sub-Servicers retained by it and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account and the Master
Servicer is not required to advance such expenses at the direction of the Special Servicer, and the Special Servicer shall not be entitled to reimbursement except as expressly provided in this Agreement.

            (e) If the Master Servicer or Special Servicer is required under this Agreement to make a Servicing Advance, but neither does so within 15 days after such Servicing Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give notice of such failure, as applicable, to the Master Servicer and/or the Special Servicer. If such Servicing Advance is not made by the Master Servicer or the Special Servicer within one Business Day after such notice then (subject to Section 3.11(g) below), the Trustee shall make such Servicing Advance. Any failure by the Master Servicer or the Special Servicer to make a Servicing Advance it is required to make hereunder shall constitute an Event of Default by the Master Servicer or the Special Servicer, as the case may be, subject to and as provided in Section 7.01(a).

            (f) As and to the extent permitted by Section 3.05(a), the Master Servicer, the Special Servicer (to the extent it has not already been reimbursed for any such Servicing Advance by the Master Servicer) and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby (out of its own funds) for so long as such Servicing Advance is outstanding, and such interest will be paid: first, out of any Default Charges collected on or in respect of the related Mortgage Loan during, and allocable to, the period, if any, that it was a Specially Serviced Mortgage Loan or an REO Loan; and second, at any time coinciding with or following the reimbursement of such Servicing Advance, out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account. As and to the extent provided in Sections 3.03(a) and 3.05(a), the Master Servicer shall reimburse itself, the Special Servicer or the Trustee, as appropriate, for any Servicing Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Certificate Account or a Servicing Account.

            (g) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer or the Trustee shall be required to make any Servicing Advance (including, without limitation, an Emergency Advance) that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance. In addition, Nonrecoverable Servicing Advances shall be reimbursable pursuant to Section 3.05(a)(vii) out of general collections on the Mortgage Pool on deposit in the Certificate Account. The determination by the Master Servicer, the Special Servicer or, if applicable, the Trustee, that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered promptly to the Trustee (or, if applicable, retained thereby), the Depositor and the Rating Agencies, setting forth the basis for such determination, together with (if such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the twelve months preceding such determination, and further accompanied by any other information, including, without limitation, engineers' reports, environmental surveys, inspection reports, rent rolls, income and expense statements or similar reports, that the Master Servicer or the Special Servicer may have obtained and that supports such determination. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of a Servicing Advance, obtain an Appraisal for such purpose at the expense of the Trust. The Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular Servicing Advance.

            (h) Notwithstanding anything to the contrary set forth herein, the Master Servicer shall (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially
Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Trustee, the Depositor and the Rating Agencies, setting forth the basis for such determination and accompanied by any information that the Master Servicer or the Special Servicer may have obtained that supports such determination.

            SECTION 3.12      Inspections; Collection of Financial Statements.

            (a) Commencing in 2000, the Master Servicer or, in the case of any inspection required to be performed 60 days after delinquency, the Special Servicer, shall, at its own cost and expense, inspect or cause the inspection of each Mortgaged Property at least once every two years (or, if the related Mortgage Loan has a then current balance greater than $2,000,000 or equal to or greater than two percent (2%) of the then current principal balance of the Mortgage Pool, at least once every year) and 60 days after delinquency, provided that at least 50% of the Mortgaged Properties (by both number and aggregate Stated Principal Balances of the related Mortgage Loans) will be inspected each year by the Master Servicer (or an entity employed by the Master Servicer for such purpose) or, in accordance with the second succeeding sentence, by the Special Servicer. The Master Servicer shall be responsible for such inspections only in respect of (i) Mortgage Loans that are not Specially Serviced Mortgage Loans and (ii) Corrected Mortgage Loans. The Special Servicer, subject to statutory limitations or limitations set forth in the related Mortgage Loan documents, shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the servicing of the related Mortgage Loan is transferred thereto pursuant to Section 3.21(a) and annually thereafter so long as it is a Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer shall each prepare or cause to be prepared as soon as reasonably possible a written report of each such inspection performed or caused to be performed thereby detailing the condition of the Mortgaged
Property and specifying the existence of (i) any vacancy in the Mortgaged Property that is, in the reasonable judgment of the Master Servicer or Special Servicer (or their respective designees), as the case may be, material and is evident from such inspection, (ii) any abandonment of the Mortgaged Property,
(iii) any change in the condition or value of the Mortgaged Property that is, in the reasonable judgment of the Master Servicer or Special Servicer (or their respective designees), as the case may be, material and is evident from such inspection, (iv) any waste on or deferred maintenance in respect of the
Mortgaged Property that is evident from such inspection or (v) any capital improvements made that are evident from such inspection. The Master Servicer and Special Servicer each shall, within 10 days of the preparation thereof, deliver to the Trustee, the Directing Certificateholder, the Rating Agencies, each other and, upon request of a Class E, Class F, Class G, Class H, Class J and Class K Certificateholder, such Holder, a copy of (and, upon request by any such Person, shall promptly discuss therewith the contents of) each such written report prepared or caused to be prepared by or on behalf of it. Furthermore, the Master Servicer shall obtain (and shall deliver to the requesting party and the Trustee) such additional information with respect to the matters addressed in such written report as the Special Servicer, and/or the Directing Certificateholder, may reasonably request and shall cooperate with and reasonably assist the Special Servicer in making direct inquiries with any Mortgagor to the extent any such direct inquiry by the Special Servicer would not violate the terms of any applicable Sub-Servicing Agreement; provided that if the Special Servicer or any such Certificateholder shall desire such an inquiry to be made of a Mortgagor, and if the subject Mortgage Loan is then being primary serviced by a Sub-Servicer, then the Master Servicer shall in each instance (regardless of whether such Mortgage Loan was originated by such Sub-Servicer), unless otherwise agreed by such Sub-Servicer, first request that such Sub-Servicer make such inquiry (and the Master Servicer or the Special Servicer may contact such Mortgagor directly in such instance if such request has been so made to such Sub-Servicer and the requested information has not thereafter been obtained by such Sub-Servicer within a reasonable time). The Trustee shall make available to Certificateholders, Certificate Owners and prospective Certificateholders and Certificate Owners (which prospective Certificateholders and Certificate Owners have been certified to it as such by a Certificateholder or a Certificate Owner), in accordance with Section 8.12(b), copies of all the written reports delivered to it pursuant to this Section
3.12(a) and, if and to the extent delivered to it in a written or electronic format, the related additional information referred to in the preceding sentence. In the absence of actual knowledge that the Master Servicer or the Special Servicer is in default under this Section 3.12(a), the Trustee shall have no obligation to confirm that inspections of the Mortgaged Properties are being performed in accordance with this Section 3.12(a). The preceding sentence notwithstanding, in the event the Trustee has received, as of December 31 of any calendar year, inspection reports with respect to less than 50% of the Mortgaged Properties as set forth in the first sentence of this Section 3.12(a), the Trustee shall notify the Master Servicer of such fact in writing on or before January 31 of the immediately succeeding calendar year. The notice provided by the Trustee to the Master Servicer of the deficiency in the number of inspection reports provided to the Trustee, shall constitute notice "requiring the same to be remedied" within the meaning of Section 7.01(a)(vi) hereof and shall so state on its face. If the Master Servicer does not provide satisfactory evidence (which shall include the presentation of the required reports) of the performance of the number of inspections required pursuant to the first sentence of this Section 3.12(a) within 30 days of such notice, the Master Servicer shall be deemed to have failed duly to observe and perform in all material respects its covenants and agreements set forth in this Section 3.12(a).

            (b) The Special Servicer, in the case of the Specially Serviced Mortgage Loans and REO Properties, and the Master Servicer, in the case of all other Mortgage Loans, shall make reasonable efforts to collect or otherwise obtain promptly (from the related Mortgagor in the case of a Mortgage Loan) annual and quarterly operating statements and rent rolls of the related Mortgaged Property or REO Property (and financial statements of the related Mortgagor in the case of a Mortgage Loan), whether or not delivery of such items is required pursuant to the terms of the related Mortgage. If the Master Servicer fails to obtain required operating statements and/or rent rolls within thirty (30) days after the required time the Mortgagor is to deliver such operating statements and/or rent rolls pursuant to the related Mortgage Loan Documents, or, if the related Mortgage Loan has no such requirements, within sixty (60) days after the Mortgagor's fiscal year (or any quarter thereof) ends, the Special Servicer, after consultation with and in cooperation with the Master Servicer, may communicate with the related Mortgagor in an effort to collect the uncollected operating statements and rent rolls. The Special Servicer, in the case of the Specially Serviced Mortgage Loans and REO Properties, and the Master Servicer, in the case of all other Mortgage Loans, shall promptly: (i) review all such items as may be collected; (ii) subject to Section 4.02(b), prepare written reports based on such reviews identifying the revenues, expenses, Net Cash Flow and Debt Service Coverage Ratios for the related Mortgage Loans and REO Loans and any extraordinary increases or decreases in expenses or revenues associated with the related Mortgaged Properties and REO Properties; (iii) deliver copies of the collected items, and subject to Section 4.02(b), deliver the written reports prepared in respect thereof, to the Trustee, the Directing Certificateholder, the Rating Agencies, each other and, upon request of a Class E, Class F, Class G, Class H, Class J and Class K Certificateholder, such Holder, in each case within 15 days of its receipt or preparation pursuant to
Section 4.02(b), as applicable (it being understood and agreed that with respect to Mortgage Loans (including, without limitation, Specially Serviced Mortgage Loans) that are primary serviced by a Sub-Servicer, such collected items shall be deemed to have been received by the Master Servicer or the Special Servicer, as the case may be, at the same time they are received by the applicable Sub-Servicer); and (iv) promptly upon the request of any Person referred in the immediately preceding clause (iii), to discuss therewith the contents of the collected items and the written reports referred to in the immediately preceding clause (iii). Furthermore, the Master Servicer shall obtain (and shall deliver to the requesting party and the Trustee) such additional information with respect to the matters addressed in the collected items and written reports referred to above as the Special Servicer, and/or the Directing Certificateholder, and/or a Class E, Class F, Class G, Class H, Class J and Class K Certificateholder, may reasonably request and shall cooperate with and reasonably assist the Special Servicer in making direct inquiries with any Mortgagor to the extent any such direct inquiry by the Special Servicer would not violate the terms of any applicable Sub-Servicing Agreement; provided that if the Special Servicer or any such Certificateholder shall desire such an inquiry to be made of a Mortgagor, and if the subject Mortgage Loan is then being primary serviced by a Sub-Servicer, then the Master Servicer shall in each instance (regardless of whether such Mortgage Loan was originated by such Sub-Servicer), unless otherwise agreed by such Sub-Servicer, first request that such Sub-Servicer make such inquiry (and the Master Servicer or the Special Servicer may contact such Mortgagor directly in such instance if such request has been so made to such Sub-Servicer and the requested information has not thereafter been obtained by such Sub-Servicer within a reasonable time). The Trustee shall make available to Certificateholders, Certificate Owners and prospective Certificateholders and Certificate Owners (which prospective Certificateholders and Certificate Owners have been certified to it as such by a Certificateholder or a Certificate Owner), in accordance with Section 8.12(b), copies of all the written reports delivered to it pursuant to this Section 3.12(b) and, if and to the extent delivered to it in written or electronic format, the related additional information referred to in the preceding sentence. In the absence of actual knowledge that the Master Servicer or the Special Servicer is in default under this Section 3.12(b), the Trustee shall have no obligation to confirm that the Master Servicer or the Special Servicer has or is attempting to collect any of the items described above in this Section 3.12(b).

            SECTION 3.13      Annual Statement as to Compliance.

            Each of the Master Servicer and the Special Servicer will deliver to the Trustee and the Rating Agencies, and, upon request of a Class E, Class F, Class G, Class H, Class J and Class K Certificateholder, such Holder, with a copy to the Depositor, on or before April 30 of each year, beginning April 30, 2000, an Officer's Certificate stating that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year, and of its performance under this Agreement during such calendar year, has been made under the signing officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has in all material respects fulfilled all of its obligations under this Agreement throughout such calendar year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification or status as a REMIC of, or otherwise asserting a tax (other than ad valorem real property taxes or other similar taxes on REO Property) on the income or assets of, any portion of the Trust Fund from the Internal Revenue Service or from any other governmental agency or body or, if it has received any such notice, specifying the details thereof. The signing officer shall have no personal liability with respect to the content of any such statement, and the Master Servicer or the Special Servicer, as the case may be, shall be deemed to have made such statement and shall assume any liability resulting therefrom.

            The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Depositor in conforming any Officer's Certificate delivered pursuant to this Section 3.13 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act.

            SECTION 3.14      Reports by Independent Public Accountants.

            On or before April 30 of each year, beginning April 30, 2000 (or, as to any such year, such earlier date as is contemplated by the last sentence of this paragraph), each of the Master Servicer and the Special Servicer, at its expense, shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor, the Trustee, the Rating Agencies, the Directing Certificateholder and, upon request of a Class E, Class F, Class G, Class H, Class J and Class K Certificateholder, such Holder, to the effect that such firm has examined such documents and records as it has deemed necessary and appropriate relating to the Master Servicer's or the Special Servicer's, as the case may be, servicing of the Mortgage Loans under this Agreement or the servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year (or during the period from the date of commencement of the Master Servicer's or the Special Servicer's, as the case may be, duties hereunder until the end of such preceding calendar year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers require it to report, in which case such exceptions and errors shall be so reported. In rendering its report such firm may rely, as to matters relating to the direct servicing of securitized commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. If the Depositor notifies the Trustee, the Master Servicer and the Special Servicer on or before March 1 of any year that such statements are required to be filed with the Commission as part of the Form 10-K for the Trust covering the prior calendar year, each of the Master Servicer and the Special Servicer shall deliver such statement in respect of it by March 15 of such year.

            The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act.

            SECTION 3.15      Access to Certain Information.

            Each of the Master Servicer and the Special Servicer shall provide or cause to be provided to the other such party, the Depositor, the Trustee and the Rating Agencies, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans and the other assets of the Trust Fund that are within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

            SECTION 3.16 Title to REO Property; REO Account.

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders. The Special Servicer shall sell any REO Property by the end of the third calendar year beginning after the year in which the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee and the REMIC Administrator, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year beginning after the year in which such acquisition occurred, will not result in the imposition of taxes on "prohibited transactions" of REMIC I or REMIC II as defined in Section 860F of the Code or cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such period longer than three years following the year that such property was acquired, as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any reasonable expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust payable out of the Certificate Account pursuant to Section 3.05(a). Any REO Extension shall be requested by the Special Servicer no later than 60 days before the end of the third calendar year following the year in which the Trust acquired ownership of the related REO Property.

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account and may consist of one account for all the REO Properties. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within two Business Days of receipt, all REO Revenues, Liquidation Proceeds (net of all Liquidation Expenses paid therefrom) and Insurance Proceeds received in respect of an REO Property. The Special Servicer is authorized to pay out of related Liquidation Proceeds any Liquidation Expenses incurred in respect of an REO Property and outstanding at the time such proceeds are received. Funds in the REO Account may be invested only in Permitted Investments in accordance with
Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Within one Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account or deliver to the Master Servicer (which shall deposit such amounts into the Certificate Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, maintenance and disposition of the related REO Property (including without limitation the creation of a reasonable reserve for repairs, replacements and necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

            SECTION 3.17      Management of REO Property.

            (a) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (as determined by the Special Servicer in its good faith and reasonable judgment). Subject to this Section 3.17, the Special Servicer may earn "net income from foreclosure property" within the meaning of Code Section 860G(d) if it determines that earning such income is in the best interests of Certificateholders on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the second Business Day following receipt of such funds) in the applicable REO Account all revenues received by it with respect to each REO Property and the related REO Loan, and shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing and maintenance of such REO Property, including, without limitation:

               (i) all insurance premiums due and payable in respect of such REO Property;

               (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such REO Property, if applicable; and

               (iv) all costs and expenses necessary to maintain and lease such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) through (iv) above with respect to such REO Property, the Special Servicer shall, subject to Section 3.19(d), direct the Master Servicer to make (and the Master Servicer shall so make) Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced in the manner contemplated by Section 3.11(g)) the Special Servicer or the Master Servicer determines, in its reasonable, good faith judgment, that such payment would be a Nonrecoverable Servicing Advance.

            (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

               (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

               (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

               (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

               (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the acquisition date thereof, provided that:

               (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

               (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

               (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

               (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            (d) When and as necessary, the Special Servicer shall send to the Trustee and the Master Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

            SECTION 3.18 Sale of Mortgage Loans and REO Properties.

            (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03 and 9.01.

            (b) If the Special Servicer has determined, in its good faith and reasonable judgment, that any Defaulted Mortgage Loan will become the subject of a foreclosure sale or similar proceeding, and that the sale of such Mortgage Loan under the circumstances provided in this Section 3.18(b) or in Section 3.18(c) is in accordance with the Servicing Standard, the Special Servicer shall promptly so notify in writing the Trustee, the Master Servicer and each Rating Agency, and the Trustee shall, within 10 days after receipt of such notice, notify all the Certificateholders of the Controlling Class. The Majority Certificateholder of the Controlling Class may at its option purchase from the Trust, at a price equal to the applicable Purchase Price, any such Defaulted Mortgage Loan. The Purchase Price for any Mortgage Loan purchased under this paragraph (b) shall be deposited into the Certificate Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Certificateholder(s) effecting such purchase (or any designee thereof) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Certificateholder(s) effecting such purchase (or any designee thereof) ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Certificateholder(s) effecting such purchase (or any designee thereof).

            (c) If the Majority Certificateholder of the Controlling Class has not purchased any Defaulted Mortgage Loan described in the first sentence of
Section 3.18(b) within 15 days of its having received notice in respect thereof pursuant to Section 3.18(b) above, either the Special Servicer or, subject to the Special Servicer's prior rights in such regard, the Master Servicer may at its option purchase such Mortgage Loan from the Trust, at a price equal to the Purchase Price. The Purchase Price for any such Mortgage Loan purchased under this paragraph (c) shall be deposited into the Certificate Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer, as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer, as applicable, the ownership of such Mortgage Loan. In connection with any such purchase by the Master Servicer, the Special Servicer shall deliver the related Servicing File to the Master Servicer.

            (d) The Special Servicer may offer to sell or otherwise realize upon any Defaulted Mortgage Loan not otherwise purchased pursuant to Section 3.18(b) or Section 3.18(c) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust. Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title, loan status, condition and similar customary matters, if liability for breach thereof is limited to recourse against the Trust) for a period of not less than 30 days. Unless the Special Servicer determines that acceptance of any offer would not be in the best economic interests of the Trust, the Special Servicer shall accept the highest cash offer received from any Person that constitutes a fair price for such Mortgage Loan. In the absence of any offer determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09 and, otherwise, in accordance with the Servicing Standard.

            The Special Servicer shall use its best efforts to solicit offers for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). The Special Servicer shall accept the first (and, if multiple offers are received contemporaneously, highest) cash offer received from any Person that constitutes a fair price (determined pursuant to Section 3.18(e) below) for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price (determined pursuant to Section 3.18(e) below) for any REO Property within the time constraints imposed by Section 3.16(a), the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash offer, regardless of from whom received.

            The Special Servicer shall give the Trustee and the Master Servicer not less than five Business Days' prior written notice of its intention to sell any Defaulted Mortgage Loan or REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit an offer to purchase any such Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its respective Affiliates may make an offer for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.

            (e) Whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of
Section 3.18(d), shall be determined by the Special Servicer or, if such cash offer is from an Interested Person, by the Trustee. In determining whether any offer received from an Interested Person represents a fair price for any such Mortgage Loan or REO Property, the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with this Agreement within the preceding 12-month period or, in the absence of any such Appraisal, on a narrative appraisal prepared by a Qualified Appraiser, retained by the Special Servicer. Such appraiser shall be selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is making an offer with respect to a Defaulted Mortgage Loan or REO Property and shall be selected by the Trustee if the Special Servicer or an Affiliate thereof is making such an offer. The cost of any such narrative appraisal shall be advanced by the Master Servicer, at the direction of the Special Servicer, and shall constitute a Servicing Advance. When any Interested Person is among those making an offer with respect to a Defaulted Mortgage Loan or REO Property, the Special Servicer shall require that all offers be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the offered amount. In determining whether any offer from a Person other than an Interested Person constitutes a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative Appraisal that it may have obtained pursuant to this Agreement within the prior 12 months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Mortgage Loan or REO Property, any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). Notwithstanding the other provisions of this Section 3.18, no cash offer from any Interested Person or any Affiliate thereof in an amount less than the related Purchase Price shall constitute a fair price for any Defaulted Mortgage Loan or REO Property unless such offer is the highest cash offer received and at least two additional offers (not including the offers of Interested Persons or any Affiliates thereof) have been received from Independent third parties reflecting prices less than the related Purchase Price. The Purchase Price for any Defaulted Mortgage Loan or REO Property shall in all cases be deemed a fair price.

            (f) Subject to Sections 3.18(a) through 3.18(e) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special
Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating offers without obligation to deposit such amounts into the Certificate Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust (except such recourse imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (g) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only (unless, as evidenced by an Opinion of Counsel, changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

            (h) Notwithstanding any of the foregoing paragraphs of this Section 3.18, the Special Servicer shall not be obligated to accept the highest cash offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders, and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms (other than price) offered by the prospective buyer making the lower offer are more favorable).

            SECTION 3.19 Additional Obligations of the Master Servicer and the Special Servicer.

            (a) The Master  Servicer  shall  maintain at its  Primary  Servicing
Office and shall, upon reasonable advance written notice, make available during normal business hours for review by each Rating Agency and by any Certificateholder or Certificate Owner or any Person identified to the Master Servicer as a prospective transferee of a Certificate or an interest therein, copies of the Servicing Files; provided that, if the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such Servicing Files is of a nature that it should be conveyed to all Certificateholders at the same time, it shall, as soon as reasonably possible following its receipt of any such item of information, disclose such item of information to the Trustee as part of the reports to be delivered to the Trustee by the Master Servicer pursuant to Section 4.02(b), and until the Trustee has either disclosed such information to all Certificateholders in a Distribution Date Statement or has properly filed such information with the Commission on behalf of the Trust under the Exchange Act, the Master Servicer shall be entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and provided, further, that the Master Servicer shall not be required to make particular items of information contained in the Servicing File for any Mortgage Loan available to any Person if the disclosure of such particular items of information is expressly prohibited by the provisions of any related Mortgage Loan documents. Except as set forth in the provisos to the preceding sentence, copies of all or any portion of any Servicing File are to be made available by the Master Servicer upon request; however, the Master Servicer shall be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing such service (other than with respect to the Rating Agencies). The Special Servicer shall, as to each Specially Serviced Mortgage Loan and REO Property, promptly deliver to the Master Servicer a copy of each document or instrument added to the related Servicing File, and the Master Servicer shall in no way be in default under this Section 3.19(a) solely by reason of the Special Servicer's failure to do so.

            In connection with providing access to or copies of the items described in the preceding paragraph, the Master Servicer may require, unless the Depositor directs otherwise, (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, generally to the effect that such Person is a beneficial holder of Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential, except to the extent that the Depositor grants written permission to the contrary. The Master Servicer shall not be liable for the dissemination of information in accordance with this Section 3.19(a).

            (b) Within 60 days (or within such longer period as the Special Servicer is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain the Appraisal referred to below) after the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan, (ii) the 60th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed in respect of the Mortgaged Property securing any Mortgage Loan, (iv) the date on which the Mortgagor under any Mortgage Loan becomes the subject of bankruptcy or insolvency proceedings, and (v) the date on which the Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan and any related REO Loan, until it ceases to be such in accordance with the following paragraph, a "Required Appraisal Loan"), the Special Servicer shall obtain an Appraisal of the related Mortgaged Property; unless an Appraisal thereof had previously been received within the prior twelve months. The cost of such Appraisal shall be advanced by the Master Servicer, subject to Section 3.19(d), such Advance to be made at the direction of the Special Servicer when the Appraisal is received by the Special Servicer. For purposes of this Section 3.19(b), an Appraisal may, in the case of any Mortgage Loan with an outstanding principal balance of less than $2,000,000 only, consist solely of an internal valuation performed by the Special Servicer.

            With respect to each Required Appraisal Loan (unless such loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during such twelve months, in which case it will cease to be a Required Appraisal Loan), the Special Servicer shall, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, order an update of the prior Appraisal (the cost of which shall be advanced by the Master Servicer as a Servicing Advance at the direction of the Special Servicer, subject to Section 3.19(d)). Based upon such Appraisal, the Special Servicer shall redetermine and report to the Trustee and the Master Servicer the Appraisal Reduction Amount, if any, with respect to such loan. The Master Servicer shall verify the accuracy of the mathematical computation of any Appraisal Reduction Amount determined by the Special Servicer and that the amounts used therein are consistent with the Master Servicer's records.

            (c) The Master Servicer and the Special Servicer shall each deliver to the other and to the Trustee (for inclusion in the Mortgage File) copies of all Appraisals, environmental reports and engineering reports (or, in each case, updates thereof) obtained with respect to any Mortgaged Property or REO Property. Upon the request of any Rating Agency or any Class E, Class F, Class G, Class H, Class J and Class K Certificateholder, the Master Servicer and the Special Servicer shall each deliver copies of any of the items delivered pursuant to the preceding sentence to such requesting Person.

            (d) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated, to reimburse the Special Servicer for any Servicing Advances made by the Special Servicer, but not previously reimbursed (whether pursuant to Section 3.05(a), this Section 3.19(d) or otherwise) to the Special Servicer, and to pay the Special Servicer interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten (10) days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(d), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer originally made such Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Advance, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance.

            Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer (i) is required under any other provision of this Agreement to direct the Master Servicer to make a Servicing Advance or (ii) is otherwise aware a reasonable period in advance that it is reasonably likely that the Special Servicer will incur a cost or expense that will, when incurred, constitute a Servicing Advance, the Special Servicer shall (in the case of clause (i) preceding), and shall use reasonable efforts to (in the case of clause (ii) preceding), request that the Master Servicer make such Servicing Advance, such request to be made in writing and in a timely manner that does not materially and adversely affect the interests of any Certificateholder and at least five Business Days prior to the date on which failure to make such Servicing Advance would (with notice from the Trustee regardless of whether such notice is actually received) constitute an Event of Default pursuant to Section 7.01(a)(v); provided, however, that the Special Servicer shall have an obligation to make any Emergency Advance or any other Servicing Advance with respect to which it would, under the circumstances, be inconsistent with the Servicing Standard for the Special Servicer to request that the Master Servicer make such Servicing Advance (in lieu of making such Servicing Advance itself and seeking reimbursement therefor as provided herein); and provided, further, that the Special Servicer shall, with respect to Specially Serviced Mortgage Loans and REO Properties, make any Servicing Advance that it fails to timely request the Master Servicer to make. The Master Servicer shall have the obligation to make any such Servicing Advance that it is requested by the Special Servicer to make within five Business Days of the Master Servicer's receipt of such request and such information and documents as are reasonably necessary for the Master Servicer to make such Servicing Advance. Subject to the foregoing, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance), other than an Emergency Advance or any other Servicing Advance with respect to which it would, under the circumstances, be inconsistent with the Servicing Standard for the Special Servicer to request that the Master Servicer make such Servicing Advance (in lieu of making such Servicing Advance itself and seeking reimbursement therefor as provided herein). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby.

            Notwithstanding the foregoing provisions of this Section 3.19(d) or any other provision of this Agreement to the contrary, the Master Servicer shall not be required to reimburse the Special Servicer for, or make at the Special Servicer's direction, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that the Servicing Advance which the Special Servicer is directing the Master Servicer to reimburse it for or make hereunder, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is or would be, if made, a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer and the Trustee in writing of such determination. Such notice shall not obligate the Special Servicer to make such Servicing Advance.

            (e) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate of all Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Non-Specially Serviced Mortgage Loans in the Mortgage Pool during the most recently ended Collection Period, and
(ii)  that  portion  of its  aggregate  Master  Servicing  Fee for  the  related
Collection Period that is, in the case of each and every Mortgage Loan and REO Loan, calculated at 0.02% per annum, together with the aggregate Prepayment Interest Excesses received during such Collection Period.

            (f) Except under the same circumstances that it would be permitted to waive a prepayment lockout provision in the subject Mortgage Loan pursuant to
Section 3.20(a), neither the Master Servicer nor the Special Servicer shall consent to any Mortgagor's prepaying its Mortgage Loan, partially or in its entirety, if the Mortgagor would be prohibited from doing so without such consent.

            (g) The Master Servicer shall not exercise any discretionary right it has with respect to any Mortgage Loan pursuant to the related Mortgage Note or Mortgage to apply any amounts maintained as an escrow or reserve to the principal balance of such Mortgage Loan except in the case of a default thereunder.

            SECTION 3.20      Modifications, Waivers, Amendments and Consents.

            (a) The Master Servicer (as to non-Specially Serviced Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans, and as to consents to actions of the Master Servicer) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest (including, without limitation, Default Interest) on and principal of, forgive late payment charges and Prepayment Premiums on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Mortgagor on or any guarantor of any Mortgage Loan it is required to service and administer hereunder (except that any assumption with respect to a Mortgage Loan serviced and administered by the Master Servicer must also be consented to by the Special Servicer, which consent shall not be unreasonably withheld), without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

               (i) other  than as  expressly  provided  in  Section  3.02  (with respect to Default Charges) and Section 3.08 (with respect to due-on-sale and due-on-encumbrance clauses), neither the Master Servicer nor the Special Servicer shall agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section
      3.20(a) with respect to, any Mortgage Loan it is required to service and administer hereunder that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's or the Special Servicer's good faith and reasonable judgment, materially alter the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon or, to the extent required by the REMIC Provisions, materially increase, substitute or otherwise alter the collateral for the Mortgage Loan (other than the alteration or construction of improvements thereon) or any guarantee or credit enhancement contract with respect thereto (other than the substitution of a similar commercially available credit enhancement contract); provided, however, the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate), than would liquidation;

               (ii) the Special Servicer may not, in connection with any particular extension, extend the maturity date of any Specially Serviced Mortgage Loan beyond the date which is two years prior to the Rated Final Distribution Date, or beyond the date which is 10 years prior to the expiration date of any related Ground Lease;

               (iii) unless the proviso in Section 3.20(a)(i) above applies, neither the Master Servicer nor the Special Servicer, as applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of, referenced in this Section 3.20(a) or in Section
      3.08 with respect to, any Mortgage  Loan not  otherwise  permitted by this
      Section 3.20(a) or in Section 3.08 that would constitute a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) (neither the Master Servicer nor the Special Servicer shall be liable for decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, each of the Master Servicer and the Special Servicer may rely on Opinions of Counsel in making such decisions);

               (iv) neither the Master Servicer nor the Special Servicer shall permit any Mortgagor to add or substitute any collateral for an outstanding Mortgage Loan, which additional or substitute collateral constitutes real property, unless (A) the Special Servicer shall have first determined in accordance with the Servicing Standard, based upon a Phase I Environmental Assessment (and such additional environmental testing as the Special Servicer deems necessary and appropriate) prepared by an Independent Person who regularly conducts Phase I Environmental Assessments (and such additional environmental testing), at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (B) in the case of substitutions of collateral only, the Master Servicer or the Special Servicer, as the case may be, have obtained written confirmation from each Rating Agency that such substitution will not result in the downgrade, qualification (if applicable) or withdrawal of any rating then assigned to any Class of Certificates;

               (v) neither the Master Servicer nor the Special Servicer shall release any collateral securing an outstanding Mortgage Loan (including, without limitation, as part of a substitution of collateral), except in connection with a payment in full or a defeasance pursuant to the terms of the related Mortgage Loan or, subject to the other provisions of this
      Section 3.20, a discounted payoff of such Mortgage Loan, or except as provided in Section 3.09(d), or except where Section 3.20(a)(iii) applies and the Rating Agencies have been notified in writing and (A) either (1) the use of the collateral to be released will not, in the Master Servicer's or Special Servicer's, as the case may be, good faith and reasonable judgment, materially and adversely affect the Net Cash Flow being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal paydown of such Mortgage Loan in an amount at least equal to, or a delivery of substitute collateral with an appraised value at least equal to, the appraised value of the collateral to be released, (B) the remaining Mortgaged Property and any substitute collateral is, in the Master Servicer's or Special Servicer's, as the case may be, good faith and reasonable judgment, adequate security for the remaining Mortgage Loan and (C) if the collateral that is being released has an Appraised Value in excess of $3,000,000, or if any substitution of collateral is to be made, the Rating Agencies have each confirmed in writing that such release and/or substitution would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by Fitch, DCR and/or S&P, as applicable, to any Class of Certificates; and

               (vi) Except to the extent the Special Servicer determines that a modification, waiver or amendment is required for the best interests of all Certificateholders in accordance with the Servicing Standard, the Special Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other actions referenced in this
      Section 3.20(a), with respect to any Specially Serviced Mortgage Loan if such action would not be generally consistent with the Asset Status Report approved by the Directing Certificateholder or the Certificateholders, as applicable, in accordance with Section 3.21, unless it shall have proposed such action to the Directing Certificateholder in the same manner as the Asset Status Report as provided in the second paragraph of Section 3.21(d).

provided that (1) the limitations, conditions and restrictions set forth in clauses (i), (ii), (iv), (v) and (vi) above shall not apply to any of the acts referenced in this Section 3.20(a) in respect of any Mortgage Loan that either occurs automatically, or results from the exercise of a unilateral option by the related borrower within the meaning of Treasury Regulations Section
1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Original Closing Date, and (2) notwithstanding clauses (i) through
(vi) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar. With respect to a request to the Special Servicer from the Master Servicer for approval for a modification, waiver or consent with respect to a Mortgage Loan that would not require Rating Agency review, the Special Servicer shall notify the Master Servicer of its decision within five Business Days of receiving notice (and all supporting documentation reasonably required by the Special Servicer for its analysis) from the Master Servicer of the Master Servicer's decision to approve the modification, wavier or consent.

            (b) The Special Servicer shall have no liability to the Trust, the Certificateholders or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by the Special Servicer and the Special Servicer has complied with the Servicing Standard in ascertaining the pertinent facts. Each such determination shall be evidenced by an Officer's Certificate to such effect to be delivered by the Special Servicer to the Trustee. The Special Servicer shall include with any such Officer's Certificate the appraisals and other supporting documentation forming the basis for its conclusion.

            (c) Any payment of interest which is deferred pursuant to Section 3.20(a) shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized.

            (d) The Master Servicer (as to non-Specially Serviced Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans, and as to consents of actions of the Master Servicer) each may, as a condition to its granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it, as additional servicing compensation, a reasonable fee relating to such consent, modification, waiver or indulgence (not to exceed 1.0% of the unpaid principal balance of the related Mortgage Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it.

            (e) All modifications, waivers, amendments and other actions entered into or taken in respect of the Mortgage Loans pursuant to the preceding subsections of this Section 3.20 shall be in writing. Each of the Master Servicer and the Special Servicer shall notify the other such party and the Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Mortgage Loan pursuant to this Section
3.20 and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within 10 Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to Section 3.20(a) above, the Special Servicer shall deliver to the Master Servicer and the Trustee an Officer's Certificate setting forth in reasonable detail the basis of the determination made by it pursuant to clause
(i) of Section 3.20(a).

            SECTION 3.21 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping; Asset Status Report.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Master Servicer shall promptly give notice thereof, and deliver the related Servicing File, to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use its best efforts to comply with the preceding sentence within five Business Days of the occurrence of each related
Servicing Transfer Event. The Master Servicer shall deliver to each Class E, Class F, Class G, Class H, Class J and Class K Certificateholders that shall have requested a copy of any such notice a copy of the notice of such Servicing Transfer Event provided by the Master Servicer to the Special Servicer pursuant to this Section.

            Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, the Special Servicer shall promptly give notice thereof, and return the related Servicing File, to the Master Servicer and upon giving such notice, and returning such Servicing File, to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

            Notwithstanding other provisions in this Agreement to the contrary, the Master Servicer shall remain responsible for the accounting, data collection, reporting and other basic Master Servicer administrative functions with respect to Specially Serviced Mortgage Loans, provided that the Master Servicer shall establish reasonable procedures as to the application of Special Servicer receipts and tendered payments, and the Special Servicer shall have the exclusive responsibility for and authority over all contacts (including billing and collection) with and notices to Mortgagors and similar matters relating to each Specially Serviced Mortgage Loan and the related Mortgaged Property.

            Also notwithstanding  anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Mortgage Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at any time that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Group.

            (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Trustee the originals, and to the Master Servicer copies, of documents contemplated by the definition of "Mortgage File" and generated while such Mortgage Loan is a Specially Serviced Mortgage Loan, for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor generated while such Mortgage Loan is a Specially Serviced Mortgage Loan.

            (c) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information, consents and documents required to be given or delivered by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given or delivered, as the case may be, without the necessity of any action on such Person's part.

            (d) No later than thirty (30) days after a Servicing Transfer Event for a Mortgage Loan, the Special Servicer shall deliver to each Rating Agency, the Master Servicer, the Trustee and the Directing Certificateholder a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

               (i) summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Mortgagor;

               (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer (including without limitation by reason of any Phase I Environmental Assessment and any additional environmental testing contemplated by Section 3.09(c)), consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

               (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

               (iv) the Special Servicer's recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Master Servicer for regular servicing or otherwise realized upon;

               (v) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof; and

               (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standards.

            If within ten (10) Business Days of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report, provided, however, that the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable Mortgage Loan documents. If the Directing Certificateholder disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder, the Rating Agencies, the Trustee and the Master Servicer a new Asset Status Report as soon as practicable, but no later than thirty (30) days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Directing Certificateholder shall fail to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) shall, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether such disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standard. Upon making such determination in clause (ii) of the immediately preceding sentence, the Special Servicer may request a vote by all Certificateholders, but shall in any event take the recommended action after making such determination. To accomplish such vote, the Special Servicer shall notify the Trustee of such request and deliver to the Trustee a proposed notice to Certificateholders which shall include a copy of the Asset Status Report, and the Trustee shall send such notice to all Certificateholders. If the majority of such Certificateholders, as determined by Voting Rights, fail, within five (5) days of the Trustee's sending such notice, to reject such Asset Status Report, the Special Servicer shall implement the same; provided, however, that the Special Servicer shall in any event take such action as it shall determine to be in the best interest of all the Certificateholders pursuant to the Servicing Standard. If the Asset Status Report is rejected by the Certificateholders, the Special Servicer shall revise such Asset Status Report as described in this
Section 3.21(d). The Trustee shall be entitled to reimbursement from the Trust Fund for the reasonable expenses of providing such notices.

            Anything above to the contrary notwithstanding, in no event shall the time period for negotiations as to the Asset Status Report between the Controlling Certificateholder and the Special Servicer exceed sixty (60) days, at which time the action specified in the Asset Status Report shall be implemented by the Special Servicer.

            The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standards and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standards.

            No direction of the Directing Certificateholder shall (A) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standards and to maintain the REMIC status of each REMIC, or (B) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (C) expose the Master Servicer, the Special Servicer, the Depositor, the Mortgage Loan Seller, the Trust Fund, the Trustee or their officers, directors, employees or agents to any claim, suit or liability, or (D) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement.

            SECTION 3.22      Sub-Servicing Agreements.

            (a) The Master Servicer and, with the consent of the Depositor, the Special Servicer, may each enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is not inconsistent with this Agreement; (ii) expressly or effectively provides that if the Master Servicer or Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), any successor to the Master Servicer or the Special Servicer, as the case may be, hereunder (including the Trustee if the Trustee has become such successor pursuant to Section 7.02) may thereupon either assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or Special Servicer, as the case may be, under such agreement or, subject to the provisions of Section 3.22(d), terminate such rights and obligations, in either case without payment of any fee except as set forth in Section 3.22(d); (iii) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, expressly or effectively provides that such agreement shall be suspended with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan (but only until such time as such Mortgage Loan becomes a Corrected Mortgage Loan, to the extent that the Special Servicer is responsible for servicing such Mortgage Loan) and, except as set forth in
Section 3.22(d), the Sub-Servicer shall not receive or accrue an entitlement to any sub-servicing compensation in respect of a Specially Serviced Mortgage Loan or an REO Loan; (iv) in the case of a Sub-Servicing Agreement entered into by the Special Servicer, relates only to Specially Serviced Mortgage Loans or REO Properties and expressly or effectively provides that such agreement shall terminate with respect to any such Mortgage Loan that becomes a Corrected Mortgage Loan; (v) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, provides that the related Sub-Servicer shall comply with all reasonable requests for additional information made by the Master Servicer and, further, provides that the failure of the related Sub-Servicer to furnish the Master Servicer on a timely basis with any required reports, statements or other information, including without limitation, the reports referred to in Section 3.12, either (A) shall permit the Master Servicer to make necessary inquiries of the related borrower directly or (B) shall (subject to a cure period not to exceed 60 days) constitute an event of default thereunder for which the Master Servicer may terminate such Sub-Servicer without payment of any termination fee (it being understood that notwithstanding anything to the contrary in this clause (v), the obligations of a Sub-Servicer in respect of the second sentence of Section 3.12(b) hereof may be limited to the provision of reports as agreed between the Master Servicer and such Sub-Servicer and response to reasonable inquiries from the Master Servicer with respect thereto); (vi) does not authorize any Sub-Servicer to approve a modification or foreclosure of any Mortgage Loan without the approval of the Master Servicer, in the case of Non-Specially Serviced Mortgage Loans or of the Special Servicer, in the case of Specially Serviced Mortgage Loans; (vii) imposes no liability whatsoever on the Trustee or the Certificateholders with respect to anything contained therein; and (viii) provides that the Master Servicer and the Special Servicer each shall pay the fees of any subservicer retained by it in accordance with the respective Subservicing Agreement and, in any event, from its own funds. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer, as the case may be, include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer, as the case may be, hereunder to make Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.11(f) and/or Section 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other such party, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer, and shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents; provided that the foregoing requirements set forth in this sentence shall not apply in the case of the Sub-Servicing Agreements in effect as of the Original Closing Date that are listed on Schedule XXVI hereto or in the case of the Sub-Servicers thereunder.

            (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the Mortgaged Properties for the Mortgage Loans it is to service are situated, if and to the extent required by applicable law, and (ii) to the extent subservicing multifamily loans, shall be an approved conventional seller/servicer of multifamily mortgage loans for Freddie Mac or Fannie Mae or a HUD-Approved Servicer.

            (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust) each monitor the performance and enforce the obligations of its Sub-Servicers under the related Sub-Servicing Agreements.
Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the terms of this Agreement, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as the case may be, in its good faith business judgment, would require were it the owner of the Mortgage Loans. Promptly upon becoming aware of a default under any Sub-Servicing Agreement to which it is a party, the Master Servicer or the Special Servicer, as the case may be, shall notify the other such party and the Trustee, and each Class E, Class F, Class G, Class H, Class J and Class K Certificateholder that shall have requested notice of any such default.

            (d) With respect to the Sub-Servicing Agreements in effect as of the Original Closing Date that are listed on Schedule XXVI hereto, the initial Master Servicer hereby agrees that it shall not, in its capacity as Master Servicer, terminate any Sub-Servicer thereunder without cause. In the event of the resignation, removal or other termination of the initial Master Servicer (or any successor Master Servicer) hereunder for any reason, the successor to the initial Master Servicer (or to such successor Master Servicer) shall elect, with respect to any Sub-Servicing Agreement existing at the time of such termination
(i) to assume the rights and obligations of the predecessor Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee), (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer and on such terms as the new Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the new Master Servicer) or (iii) to terminate such Sub-Servicing Agreement without cause, provided that no Sub-Servicer may be terminated without cause unless it receives Sub-Servicer Termination Compensation. For purposes hereof, a Sub-Servicer shall receive "Sub-Servicer Termination Compensation" if any successor Master Servicer elects to terminate such Sub-Servicer without cause, in which case either of the following shall occur: (i) such successor Master Servicer shall pay to such Sub-Servicer a fee (a "Sub-Servicer Termination Fee") in an amount equal to two times the product of (A) the Primary Servicing Fee Rate in effect under such Sub-Servicing Agreement at the time of such Sub-Servicer's termination and (B) the then-current outstanding principal balance of the Mortgage Loans serviced by such Sub-Servicer or (ii) such successor Master Servicer shall agree to pay such Sub-Servicer an interest-only strip (the "Termination Strip") out of its related Master Servicing Fees for each Mortgage Loan serviced by such Sub-Servicer at the time of such Sub-Servicer's termination (such strip to be calculated in the same manner as the related Master Servicing Fees, but at a per annum rate equal to the applicable Primary Servicing Fee Rate minus 0.04%). Any subsequent successor Master Servicer shall be obligated to pay any such Termination Strip agreed to by a predecessor Master Servicer. Nothing in the foregoing provisions of this Section 3.22(d) shall limit the ability of the initial or a successor Master Servicer to terminate a Sub-Servicer at any time for cause; provided, however, that the parties hereto understand and agree that the refusal or failure of a Sub-Servicer to enter into or continue negotiations with a successor Master Servicer concerning a new Sub-Servicing Agreement shall not constitute cause for termination. It shall be the corporate obligation (not reimbursable by the Trust or any of the other parties to this Agreement) of the Person, who as successor Master Servicer, terminates any Sub-Servicer without cause, and of its successors and assigns in such capacity (to the extent contemplated by the second preceding sentence), to pay Sub-Servicer Termination Compensation to such terminated Sub-Servicer. References in this Section 3.22(d) to Master Servicer, successor Master Servicer or subsequent successor Master Servicer shall mean the Trustee, if it is then Master Servicer, successor Master Servicer or subsequent Master Servicer pursuant to the operation of Section 7.02.

            (e) In the event the Trustee or its designee assumes the rights and obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, the Master Servicer or the Special Servicer, as the case may be, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing
Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (f) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall each remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible.

            SECTION 3.23 Designation of Special Servicer by the Majority Certificateholder of the Controlling Class.

            The Majority Certificateholder of the Controlling Class may at any time and from time to time replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer. Such Majority Certificateholder shall so designate a Person to so serve by the delivery to the Trustee of a written notice stating such designation, subject to the approval of the Trustee, which approval shall not be unreasonably withheld. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the Trustee approves the designated Person (based upon the servicing qualifications and financial condition of such designated Person) as a replacement Special Servicer, which approval shall not be unreasonably withheld, the designated Person shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated Person were to serve as Special Servicer hereunder, none of the then-current ratings assigned by such Rating Agency to the respective Classes of the Certificates would be downgraded, qualified (if applicable) or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer under this Agreement, executed by the designated Person; and (iii) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer or at the expense of the Majority Certificateholder that made the designation) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 3.23, that upon the execution and delivery of the written acceptance referred to in the immediately preceding clause (ii), the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the terminated Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise,
(ii) if it was terminated without cause, it shall be entitled to a portion of certain Workout Fees thereafter received on the Corrected Mortgage Loans (but only if and to the extent permitted by Section 3.11(c)), and (iii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such resignation. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the terminated Special Servicer to the REO Account or delivered to the Master Servicer or that are thereafter received by the terminated Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties.

            SECTION 3.24      Confidentiality.

            The  Master  Servicer  and the  Special  Servicer  shall  each  keep confidential and shall not disclose to any Person other than each other, the Depositor, the Trustee and the Rating Agencies, any information which it obtains in its capacity as Master Servicer or Special Servicer with regard to the Sub-Servicer (other than the name of the Sub-Servicer) or the Mortgage Loans or any related Mortgagor including, without limitation, credit information with respect to any such Mortgagor (collectively, "Confidential Information"), except
(i) to the extent that it is appropriate for the Master Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental authorities, (ii) to the extent required by this Agreement or any Sub-Servicing Agreement, (iii) to the extent such information is otherwise publicly available,
(iv) to the extent such disclosure is required by law or (v) to the extent such information is required to be delivered to third parties (including, without limitation, property inspectors, tax service companies, insurance carriers, and data systems vendors) in connection with the performance of the Master Servicer's or the Special Servicer's obligations hereunder. For purposes of this paragraph, the terms "Master Servicer" and "Special Servicer" shall mean the divisions or departments of such corporate entities involved in providing services hereunder and their respective officers, directors and employees, and shall not include any other divisions or departments, or any Affiliates, of the Master Servicer or Special Servicer (including without limitation any investor in any of the Certificates and any such division, department or Affiliate engaged in the origination of, or investment in, commercial or multifamily mortgage loans), all of which shall be regarded as Persons not entitled to Confidential Information. Notwithstanding anything in this Section 3.24 to the contrary, the Master Servicer, and any Sub-Servicer with the prior written permission of the Master Servicer, may disseminate general statistical information relating to the Mortgage Loan portfolio being serviced (as to any Sub-Servicer, limited to its own subserviced portfolio), so long as no Mortgagors are identified.

            SECTION 3.25      No Solicitation of Prepayments.

            Neither the Master Servicer nor the Special Servicer shall solicit or permit any Affiliate to solicit, either directly or indirectly, prepayments from any Mortgagors under the Mortgage Loans; provided however, that the foregoing restriction shall not be interpreted to prohibit such solicitation by a division or department of, or an Affiliate of, the Master Servicer or the Special Servicer if such solicitation occurs incidentally in the normal course of business and such solicitation is not conducted, in whole or in part, (i) by an individual engaged at any time in activities relating to the servicing of Mortgage Loans or (ii) based upon or otherwise with the benefit of any information obtained by or through the Master Servicer or Special Servicer or from documentation relating to the Certificates, including without limitation any listing of the Mortgage Loans or related Mortgagors or Mortgaged Properties. Each Sub-Servicing Agreement shall contain a provision identical to the foregoing with respect to the related Sub-Servicer.

            SECTION 3.26 Certain Matters with Respect to Loans Permitting Defeasance, Franchise Loans and Certain Loans Permitting Additional Debt.

            (a) With respect to each Mortgage Loan as to which the Master Servicer shall have the discretion pursuant to the terms thereof to require the related Mortgagor to post defeasance collateral in lieu of making a permitted prepayment, the Master Servicer shall so require defeasance, provided such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8).

            (b) The Master Servicer shall enforce the provisions of the related Mortgage Loan documents that require, as a condition to the exercise by the Mortgagor of any defeasance rights, that the Mortgagor pay any costs and expenses associated with such exercise.

            (c) To the extent that the terms of a Mortgage permit defeasance, the Master Servicer shall require the related Mortgagor to deliver a certification from the Mortgagor's independent certified public accountants as to the sufficiency of the related treasury securities, and provide a copy of such certification to each Rating Agency.

            (d) To the extent that the terms of Mortgage Loan documents permit defeasance, the Master Servicer shall not approve the form and substance of any required legal opinion(s) in connection with such defeasance unless (i) in the case of S&P and Fitch it shall have confirmed to it in writing that such defeasance will not result in the withdrawal, downgrade or qualification (if applicable) of the rating of any Class of Certificates and (ii) in the case of DCR, the requirements of the following paragraph (e) are satisfied.

            (e) With respect to each Mortgage Loan that provides for defeasance, to the extent permitted by the terms of such Mortgage Loan, the Master Servicer shall require the related Mortgagor to (i) provide replacement collateral consisting of U.S. government securities within the meaning of Treasury
Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note when due, (ii) deliver a certification from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments, (iii) designate a Single-Purpose Entity (if the borrower no longer complies) to assume the Mortgage Loan and own the collateral and (iv) provide an opinion from counsel that the Trustee has a perfected security interest in the new collateral. If the terms of the Mortgage Loan permit the Master Servicer to impose the foregoing requirements, a confirmation from DCR is not required. In such case, the Master Servicer shall provide DCR with a letter stating that the foregoing requirements have been met. If, however, the terms of the Mortgage Loan do not permit the Master Servicer to impose such requirements, the Master Servicer shall obtain a confirmation from DCR that the defeasance will not result in a downgrade or withdrawal of the ratings assigned by DCR to any Class of Certificates.

            (f) To the extent that the terms of a Mortgage relating to a hotel or restaurant franchise permit the lender thereunder the right to consent to the change of the franchise association (or "flag") of the related hotel or restaurant, as the case may be, and subject to the Servicing Standard, the Master Servicer shall not so consent unless each Rating Agency shall have confirmed to it in writing that such change will not result in the downgrade, qualification (if applicable) or withdrawal of the rating of any Class of Certificates, subject to paragraph (j) below.

            (g) To the extent that the terms of Mortgage Loan documents permit the related Mortgagor, subsequent to the Original Closing Date, to incur additional debt secured by the Mortgaged Property and condition such incurrence of additional debt on lender's consent or the execution of a standstill agreement in form and substance satisfactory to the lender and subject to the Servicing Standard, the Master Servicer shall not consent or so approve the form and substance of such standstill agreement unless each Rating Agency shall have confirmed to it in writing that the form and substance of such standstill agreement is satisfactory to such Rating Agency and that the execution and delivery of such a standstill agreement with respect to such additional debt will not result in the downgrade, withdrawal or qualification (if applicable) of any Class of Certificates.

            (h) To the extent that (i) the outstanding principal balance of a Mortgage Loan is $20,000,000 or more, constitutes 2% or more of the then current principal balance of the Mortgage Pool, or is one of the ten (10) largest Mortgage Loans in the Mortgage Pool, and (ii) the terms of the related Mortgage Loan documents require the consent of the lender for the transfer of an Over 49% Interest in the related borrower or in any special purpose entity owning an equity interest in such borrower, or any Over 49% Interest in any entity owning an Over 49% Interest in any borrower or in any special purpose entity owning an equity interest in such borrower, the Master Servicer shall not so consent to such a transfer unless each Rating Agency shall have confirmed to it in writing that such transfer, it consummated, would not result in the downgrade, qualification (if applicable) or withdrawal of the rating of any Class of Certificates, subject to paragraph (j) below. For purposes of this clause (h), an "Over 49% Interest" in any entity refers to any interest representing over 49% of the equity ownership interests in such entity.

            (i) To the extent that (i) the outstanding principal balance of a Mortgage Loan is $20,000,000 or more, constitutes 2% or more of the then current principal balance of the Mortgage Pool, or is one of the ten (10) largest Mortgage Loans in the Mortgage Pool, and (ii) the terms of the related Mortgage Loan documents require the consent of the lender in order for the related Mortgagor to change the manager of the related Mortgaged Property, the Master Servicer shall not so consent to such a change in management unless each Rating Agency shall have confirmed to it in writing that such a change in management, if effected, would not result in the withdrawal, downgrade or qualification (if applicable) of the rating of any Class of Certificate, subject to paragraph (j) below.

            (j) Each transfer, assumption or encumbrance, hotel change of franchise association or property manager change requiring the consent of the mortgagee with respect to a Mortgage Loan having a current outstanding principal balance constituting 2% or more of the then current principal balance of the Mortgage Pool ("DCR Review Threshold") (provided that for property manager changes, the DCR Review Threshold will be 5% or more of the then current principal balance of the Mortgage Pool), or with respect to a Mortgage Loan that is one of the ten (10) largest Mortgage Loans in the Mortgage Pool ("Fitch Review Threshold"), will be subject to a confirmation from DCR that granting such consent will not result in a downgrade or withdrawal of the rating on any Class of Certificates. For this purpose, in connection with any direct or indirect transfer of ownership in the Borrower and any assumption of a Mortgage Loan, groups of cross-collateralized Mortgage Loans and group of Mortgage Loans with the same or affiliated Borrowers will be aggregated and treated as one. In connection with the request for such consent, the Master Servicer shall prepare and deliver to DCR or Fitch, as applicable, a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard together with copies of all relevant documentation. The Master Servicer shall also prepare and provide DCR or Fitch, as applicable, with such memorandum and documentation for all transfer, assumption or encumbrance, any hotel change of franchise association and property manager change, consents granted for Mortgage Loans below the DCR or Fitch Review Threshold, as applicable, but for which the Master Servicer's decision will be sufficient and no confirmation from DCR or Fitch, as applicable, will be required.

            SECTION 3.27      Year 2000 Compliance.

            Each of the Master Servicer and the Special Servicer covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by it and used by it in the course of the operation or management of, or the compiling, reporting or generation of, data required by this Agreement will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after December 31, 1999, or (y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000.

            SECTION 3.28 Maintenance of Portfolio Mortgage Loan Environmental Policy.

            Each of the Master Servicer and the Special Servicer hereby agrees to act in accordance with the Servicing Standard to abide by the terms and conditions precedent to payment of claims under the Environmental Policy and to act in accordance with the Servicing Standard to take all such action as may be required to comply with the terms and provisions of such policy in order to maintain, in full force and effect, the Environmental Policy. In addition, each of the Master Servicer and the Special Servicer hereby agrees that it will act in accordance with the Servicing Standard to take any and all actions required under the Environmental Policy in connection with any claim, including, without limitation (i) complying with the protocol for estimation of cleanup costs as set forth in the Environmental Policy and (ii) timely presenting of proof of loss containing all required information.

            The Environmental Policy may be amended from time to time by the mutual agreement of the parties thereto, provided that such amendment shall not result in a downgrade, qualification or withdrawal, as applicable, of any rating then assigned to any Class of Certificates by any Rating Agency (as evidenced by written confirmation to such effect from each Rating Agency obtained by or delivered to the Trustee).

            As to a Portfolio Mortgage Loan, upon the occurrence of either a monetary or non-monetary default, which in the Master Servicer's reasonable judgment (subject to the Servicing Standard) materially and adversely affects the Portfolio Mortgage Loan or Mortgaged Property, beyond any applicable grace or cure period, or upon notice or discovery that a Mortgaged Property has suffered a "pollution event" ("Pollution Event") as described in the Environmental Policy, the Master Servicer shall obtain, or shall cause the related Subservicer to obtain, immediately following the Master Servicer's or Subservicer's discovery or notification of such a default or Pollution Event, with a copy to the Special Servicer and to the Directing Certificateholder, the following information, as applicable: (i) the nature of any default and/or
Pollution Event, when each first occurred, when the Master Servicer or Subservicer became aware of each, and whether any default or Pollution Event is continuing, and as for each default, provide each defaulted dollar payment amount (if any), and quote and name each affected document, section and paragraph containing or directly quoting the default language, and as for each Pollution Event, provide an address sufficient to describe both the location of the affected Mortgaged Property and the location of the Pollution Event; (ii) whether the Master Servicer has a good faith belief that the default will be cured and/or each Pollution Event will be eradicated or cleaned-up within a certain time period, and if so: (x) detail the underlying facts and the nature of such belief; (y) indicate the likely cure/eradication/clean-up timeframe in days. The Master Servicer shall obtain, or shall cause the related Subservicer to obtain, copies of the following documents pertaining to the related Mortgaged
Property: each Environmental Site Inspection, report and/or analysis; each appraisal narrative regarding the historical use; and each property inspection; which shall be given to the Directing Certificateholder upon request, and shall be used by the Master Servicer to create or cause to create an environmental insurance protocol plan proposal (an "Environmental Insurance Protocol"). In addition, the Master Servicer shall review and comply with all terms and conditions of the Environmental Policy, including giving specific and timely notice thereunder.

            Each Environmental Insurance Protocol shall require the Master Servicer to obtain, at the Trust Fund's expense, a Phase I Environmental Site Assessment Report within ten (10) Business Days of discovery or notice of a default or a Pollution Event. All related out-of-pocket expenses related to this process incurred by the Subservicer, Special Servicer and Master Servicer shall be a Trust Fund expense.

            Any and all amounts collected by the Master Servicer or the Trustee or, except with respect to Portfolio Mortgage Loans which it has already repurchased hereunder, the Portfolio Mortgage Loan Seller, under the Environmental Policy shall be immediately deposited in the Certificate Account. Costs and expenses (other than extraordinary enforcement expenses related to the enforcement of the Environmental Policy, including related judicial proceedings and "out-of-pocket" costs and expenses of outside legal counsel, for which the Master Servicer shall not be responsible) incurred by the Master Servicer in connection with this Section 3.28 shall be reimbursable out of the Certificate Account. The Master Servicer shall not be required to incur any cost or expense for premiums for such Environmental Policy.


                                   ARTICLE IV

               PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

            SECTION 4.01      Distributions on the Certificates.

            (a) (i) On each Distribution Date, amounts held in the Distribution Account shall be withdrawn (to the extent of the Available Distribution Amount, the "REMIC I Distribution Amount") in the case of all Classes of REMIC I Regular Interests and distributed on the REMIC I Regular Interests as set forth in
Section 4.01(a)(ii). Thereafter, such amounts shall be considered to be held in the REMIC II Distribution Account and distributed on the REMIC II Uncertificated Regular Interests as set forth in Section 4.01(a)(ii) and on the Unaffected REMIC II Certificates as set forth in Section 4.01(b) (to the extent of the Available Distribution Amount, the "REMIC II Distribution Amount"). Such amounts distributed on the Class MA-1, Class MA-2 and Class MX Uncertificated Interests shall be considered to be held in the REMIC III Distribution Account until distributed to the Holders of the Class A-1 Certificates as set forth in Section 4.01(b), to the Trustee for the benefit, the Class UX Uncertificated Interest and set forth in Section 4.01(a)(ii) and the Holders of the Class R-III Certificates as set forth in Section 4.01(b). Such amounts distributed on the Class MA-3, Class MA-4, Class MA-5, Class MA-1C and Class MA-2C Uncertificated Interests shall be considered to be held in the REMIC IIIU Distribution Account until distributed to the Trustee for the benefit of the Class UA-2, Class UA-3, Class UA-4, Class UA-1C and Class UA-2C Uncertificated Interests as set forth in
Section  4.01(a)(ii) the Holder of the Class R-IIIU Certificates as set forth in
Section 4.01(b) (to the extent of such portion of the Available Distribution Amount, the "REMIC III Distribution Amount"). Such amounts distributed on the Class UA-2, Class UA-3, Class UA-4, Class UA-1C and Class UA-2C Uncertificated Regular Interests (to the extent of such portion of the Available Distribution Amount, the "REMIC IIIU Distribution Amount"), together with the amounts distributed on the Class MB Uncertificated Interest and on the Class UX Uncertificated Interest as described in the second and third sentences, respectively, of this Section 4.01(a)(i), shall be considered to be held in the REMIC IV Distribution Account until distributed to the Holders of the Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C, Class B and Class X Certificates and the Class R-IV Certificates as set forth in Section 4.01(b) (to the extent such portion of the Available Distribution Amount, the "REMIC IV Distribution Amount").

               (ii) The principal and interest amounts, allocation and reimbursement of Realized Losses and Additional Trust Fund Expenses and timing and amount of distributions (1) on each REMIC I Regular Interest will be identical to such principal and interest amounts, allocations, reimbursements and timing and amount of distributions on the Corresponding REMIC II Uncertificated Regular Interests (in the case of the Class LA-1, Class LA-2, Class LA-3, Class LA-4, Class LA-5, Class LA-1C, Class LA-2C, and Class LB Uncertificated Interests) or Corresponding Certificates taken together with their related Components of the Class MX Uncertificated
      Interest (2) on each of the Class MA-1, Class MA-2 and Class MX Uncertificated Interests will be identical to such principal amounts, allocations, reimbursements and timing and amount of distributions on the Class A-1 Certificates (in the case of the Class MA-1 and Class MA-2 Uncertificated Interests, allocated between them as specified in the definition of "Uncertificated Principal Balance" and in Section 4.01(b) of this Agreement and, as to distribution of interest, pro rata based on their respective entitlements) and on the [Class MX Component] of the Class UX Uncertificated Interest, provided that such amounts for the Class UX Uncertificated Interest will be allocated among the Class MA-1 Component, the Class MA-2 Component and the respective Components of the Class MX Uncertificated Interest based on their respective entitlements,
      (3) on each of the Class MA-3, Class MA-4, Class MA-5, Class MA-1C, and Class MA-2C Uncertificated Interests will be identical to such principal and interest amounts, allocations, reimbursements and timing and amount of distribution in the aggregate on the corresponding REMIC IIIU Uncertificated Regular Interests, allocated among them as specified in the definition of "Uncertificated Principal Balance" and (4) on each of the Class UA-2, Class UA-3, Class UA-4, Class UA-1C, Class UA-2C and Class MB Uncertificated Interests will be identical to such principal amounts, allocations, reimbursements and timing and amount of distributions on the Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C and Class B Certificates, respectively taken together with their related Components of the Class X Certificates.

               (iii) Any amount that remains in the Distribution Account on each Distribution Date after distribution of the REMIC I Distribution Amount and Prepayment Premiums allocable to the REMIC I Regular Interests pursuant to Section 4.01(c)(ii) shall be distributed to the Holders of the Class R-I Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Distribution Account, if any).

               (iv) Any amount that remains in the REMIC II Distribution Account on each Distribution Date after distribution of the REMIC II Distribution Amount and Prepayment Premiums allocable to the REMIC II Uncertificated Regular Interests pursuant to Section 4.01(c)(i) and distributions on the Unaffected Certificates pursuant to Section 4.01(b) and Section 4.01(c)(ii) shall be distributed to the Holders of the Class R-II Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the REMIC II Distribution Account, if any).

               (v) any amount that remains in the REMIC III Distribution Account on each Distribution Date after distribution of the REMIC III Distribution Amount and Prepayment Premiums allocable to the REMIC III Uncertificated Interests pursuant to Section 4.01(b) and Section 4.01(c)(ii) shall be distributed to the Holders of the Class R-III Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the REMIC III Distribution Account, if any).

               (vi) any amount that remains in the REMIC IIIU Distribution Account on each Distribution Date after distribution of the REMIC IIIU Distribution Amount and Prepayment Premiums allocable to the REMIC IIIU Interests pursuant to Section 4.01(b) and Section 4.01(c)(ii) shall be distributed to the Holders of the Class R-IIIU Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the REMIC IIIU Distribution Account, if any).

            (b) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall make distributions to the Certificates in the following priority (deemed, in the case of the Class X, Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C, Class B and Class R-IV Certificates to be made from the REMIC IV Distribution Account in the case of the Class A-1 Certificates to be made from the REMIC III Distribution Account, in the case of the Unaffected REMIC II Certificates to be made from the REMIC II Distribution Account):

               (i) concurrently from the Available Distribution Amount, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C and Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (ii) sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in reduction of the Certificate Principal Balance thereof until the Certificate Principal Balance thereof has been reduced to zero, an amount up to the Portfolio Senior Certificate Principal Distribution Amount for such Distribution Date;

               (iii) to the Class A Certificates, in reduction of the Certificate Principal Balances thereof, an amount up to the remaining portion of the Principal Distribution Amount for such Distribution Date remaining after the distribution described in clause (ii), in the following order of priority:

            first, to the Class A-1C Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

            second, to the Class A-2C Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

            third,  to  the  Class  A-1  Certificates,   until  the  Certificate
      Principal Balance thereof has been reduced to zero;

            fourth, to the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

            fifth,  to  the  Class  A-3  Certificates,   until  the  Certificate
      Principal Balance thereof has been reduced to zero; and

            sixth,  to  the  Class  A-4  Certificates,   until  the  Certificate
      Principal Balance thereof has been reduced to zero;

               (iv) to reimburse the holders of the Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid;

               (v) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (vi) if the Class Principal Balances of the Class A Certificates have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (vii) to distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class B Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (viii) to distributions of interest to the Holders of the Class C Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (ix) if the Class Principal Balances of the Class A and Class B Certificates have been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (x) to distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class C Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xi) to distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xii) if the Class Principal Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xiii) to distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class D Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xiv) to distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xv) if the Class Principal Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xvi) to distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class E Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xvii) to distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xviii) if the Class Principal Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xix) to distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class F Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xx) to distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxi) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xxii) to distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class G Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xxiii) to distributions of interest to the Holders of the Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxiv) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xxv) to distributions to the Holders of the Class H Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class H Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xxvi) to distributions of interest to the Holders of the Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxvii) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xxviii) to distributions to the Holders of the Class J Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class J Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xxix) to distributions of interest to the Holders of the Class K Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxx) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xxxi) to distributions to the Holders of the Class K Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class K Certificates and that remain unreimbursed immediately prior to such Distribution Date; and

               (xxxii) to distributions to the Holders of the Class R-IV Certificates, in an amount equal to the balance, if any, of the Available Distribution Amount for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (xxi) above;

provided that, on each Distribution Date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date, the payments of principal to be made pursuant to clause (iii) above will be so made to the Holders of the respective Classes of Class A Certificates, subject to available funds, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes of Certificates, and without regard to the Principal Distribution Amount for such date; and provided, further, that, on the Final Distribution Date, the payments of principal to be made pursuant to any of clauses (vi), (ix), (xii), (xv), (xviii), (xxi), (xxiv), (xxvii) and (xxx) above with respect to any Class of Sequential Pay Certificates, will be so made to the Holders thereof, subject to available funds, up to an amount equal to the entire then outstanding Class Principal Balance of such Class of Certificates, and without regard to the Principal Distribution Amount for such date. References to "remaining Principal Distribution Amount" in any of clauses (vi), (ix), (xii),
(xv), (xviii), (xxi), (xxiv), (xxvii) and (xxx) above, in connection with the payments of principal to be made to the Holders of any Class of Sequential Pay Certificates, shall be to the Principal Distribution Amount for such Distribution Date, net of any payments of principal made in respect thereof to the Holders of each other Class of Sequential Pay Certificates that has a higher Payment Priority.

            (c) (A) (i) On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Loan Group 1 during the related Prepayment Period (including for this purpose any amount paid by the Mortgage Loan Seller in respect of the Designated Rite Aid Mortgage Loans in Loan Group 1 in accordance with Section 4.01(c)(iii)) will be distributed by the Trustee to the following Classes of Certificates: to the Class A-1C, Class A-2C, Class B, Class C and Class D Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1C, Class A-2C, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the aggregate amount of Prepayment Premiums relating to the Mortgage Loans in Loan Group 1 Collected on such principal prepayments during the related Prepayment Period. Any Prepayment Premiums relating to the Mortgage Loans in Loan Group 1 collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

            (B) On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Loan Group 2 during the related Collection Period (including for this purpose any amount paid by the Mortgage Loan Seller in respect of the Designated Rite Aid Mortgage Loans in Loan Group 2 in accordance with Section 4.01(c)(iii)) will be distributed by the Trustee to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal on such Distribution Date from the Mortgage Loans in Loan Group 2, (b) the Base Interest Fraction for the related principal prepayment  and  such  Class  of  Certificates,  and  (c)  the aggregate amount of Prepayment Premiums relating to the Mortgage Loans in Loan Group 2 collected on such principal prepayments during the related Prepayment Period. Any yield maintenance charges relating to the Mortgage Loans in Loan Group 2 collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

            (C) The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Offered Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premium with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment. However, under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

            (D) No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class E, Class F, Class G, Class H, Class J or Class K Certificates. After the Certificate Principal Balances of the Class A-1C, Class A-2C, Class B, Class C and Class D Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans in Loan Group 1 shall be distributed to the holders of the Class X Certificates. After the Certificate Principal Balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been reduced to zero, all Prepayment Premiums with respect to the Mortgage Loans in Loan Group 2 shall be distributed to holders of the Class X Certificates.

               (ii) All distributions of Prepayment Premiums made in respect of the respective Classes of Regular Certificates on each Distribution Date pursuant to Section 4.01(c)(i) (excluding for this purpose any amount paid by the Mortgage Loan Seller in respect of the Designated Rite Aid Mortgage Loans in accordance with Section 4.01(c)(iii), which amount shall be deemed distributed in accordance with such Section 4.01(c)(iii)) shall first be deemed to be distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interests, pro rata based upon the amount of principal distributed in respect of each Class of REMIC I Regular Interest for such Distribution Date pursuant to Section 4.01(a)(ii) above. The amount of Prepayment Premiums distributable (A) on the Class A-1 Certificates shall be deemed to be distributed from REMIC II to REMIC III in respect of the Class MA-1 and Class MA-2 Uncertificated Interests pro rata based upon their respective Uncertificated Principal Balances, (B) on the Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C and Class B Certificates shall be distributed, (1) from REMIC II to REMIC IIIU in respect of the Class MA-3, Class MA-4, Class MA-5, Class MA-1C and Class MA-2C Uncertificated Interests, (2) from REMIC II to REMIC IV in respect of the Class MB Uncertificated Interest, (3) from REMIC IIIU to REMIC IV in respect of the Class UA-2, Class UA-3, Class UA-4, Class UA-1C and Class UA-2C Uncertificated Interests, in each case based on the amount distributable on the corresponding Certificates; and (c) Prepayment Premiums distributable on the Class X Certificates shall be deemed to be distributed (1) from REMIC II to REMIC III in respect of the Class MX Uncertificated Interest, it being understood that the amount so allocated in respect of the Class MX Uncertificated Interest shall be equal to the amount remaining, from the amount of Prepayment Premiums distributable on the Class A-1 Certificates and Class UX Uncertificated Interest, after allocation to the Class MA-1 and Class MA-2 Uncertificated Interests in accordance with clause (1) of the second sentence of this Section 4.01(c)(ii) (which remaining amount shall be the entire amount so distributable after the Uncertificated Principal Balances of the Class MA-1 and Class MA-2 Uncertificated Interests have been reduced to zero); and (2) from REMIC III to REMIC IV in respect of the Class UX Uncertificated Interest, it being understood that the amount so allocated in respect of the Class UX Uncertificated Interest shall be equal to the amount of Prepayment Premiums remaining, after allocations to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C and Class B, Class C and Class D Certificates in accordance with Section 4.01(c)(i) (which remaining amount shall be the entire amount so distributable after the Class Principal Balances of such Classes of Certificates have been reduced to zero).

               (iii) In the event of a payment default under any of Loan Nos. 51019, 51327, 51484, 51516 and 3051141 (such five Mortgage Loans, the
      "Designated Rite Aid Mortgage Loans"), the Mortgage Loan Seller agrees to pay to the Trust, for the benefit of the holders of the Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C, Class X, Class B, Class C and Class D Certificates that are then entitled to receive a distribution of Prepayment Premiums pursuant to Section 4.01(c)(i) above, an amount equal to any Prepayment Premiums due, but not received, on such Designated Rite Aid Mortgage Loan; provided, however, that the aggregate amount payable by the Mortgage Loan Seller pursuant to this sentence shall in no event exceed $1,376,672.94 (which dollar amount equals 10% of the aggregate principal balance of the Designated Rite Aid Loans as of November 10,
      1999). The Trustee shall distribute any such payment received from the Mortgage Loan Seller pursuant to the preceding sentence of this Section 4.01(c)(iii) to the Classes of such Certificates then so entitled in the same manner as provided in Section 4.01(c)(i). Notwithstanding anything to the contrary contained in Section 4.01(c)(ii) above, any amount so paid by the Mortgage Loan Seller and distributed by the Trustee to the holders of any of the Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C, Class B or Class X Certificates shall be deemed to have been distributed exclusively from REMIC IV, and any amount so paid and distributed to the holders of any of the Class C or Class D Certificates shall be deemed to have been distributed exclusively from REMIC II.

            (d) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class of Certificates on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Registrar or to any other address of which the Trustee was subsequently notified in writing.

            (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates. Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in a reduction of the related Class Principal Balance.

            (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, as soon as practicable in the month in which such Distribution Date occurs, mail to each Holder of such Class of Certificates as of the date of mailing a notice to the effect that:

               (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the Corporate Trust Office or such other location therein specified, and

               (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g). If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall distribute to the Class R-IV Certificateholders all unclaimed funds and other assets which remain subject hereto.

            (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

            SECTION 4.02 Statements to Certificateholders; Certain Reports by the Master Servicer and the Special Servicer.

            (a) On each Distribution Date, the Trustee shall provide or make available, either in electronic format or by first-class mail to each Holder (and, if it shall have certified to the Trustee as to its Ownership Interest in a Class of Book-Entry Certificates, each Certificate Owner) of the Regular Certificates and to the Rating Agencies a statement (a "Distribution Date Statement"), substantially in the form contemplated on pages C-1 through C-17 of the Prospectus Supplement, as to the distributions made on such Distribution Date setting forth:

               (i) the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of Regular Certificates in reduction of the Class Principal Balance thereof;

               (ii) the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Distributable Certificate Interest and the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Prepayment Premiums;

               (iii) the  Available  Distribution  Amount for such  Distribution
      Date;

               (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Distribution Date;

               (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

               (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the immediately preceding Distribution Date;

               (vii) as of the Determination Date for the related Distribution Date, the number, aggregate unpaid principal balance and specific identification (by loan number) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, and (D) current but specially serviced or in foreclosure but not a REO Property;

               (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent;

               (ix)  the  Accrued   Certificate   Interest   and   Distributable
      Certificate Interest in respect of each Class of Regular Certificates for such Distribution Date;

               (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of Regular Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates;

               (xi) any unpaid Distributable Certificate Interest in respect of each Class of REMIC II Regular Certificates after giving effect to the distributions made on such Distribution Date;

               (xii)  the   Pass-Through   Rate  for  each   Class  of   Regular
      Certificates for such Distribution Date;

               (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount;

               (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

               (xv) the Certificate Principal Balance or Notional Amount, as the case may be, of each Class of Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

               (xvi)  the   Certificate   Factor   for  each  Class  of  Regular
      Certificates immediately following such Distribution Date;

               (xvii) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the related Collection Period; and

               (xviii) a brief description of any material, waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to Section 3.20 during the related Collection Period;

               (xix) current, reimbursed and outstanding Advances;

               (xx) current and cumulative Prepayments;

               (xxi) the number and aggregate principal balance of Mortgage Loans as to which (A) foreclosure proceedings have been commenced as to the related Mortgaged Property, and (B) bankruptcy proceedings have been commenced as to the related Mortgagor; and

               (xxii) the ratings from all Rating Agencies for all classes of Certificates.

            Any item of information disclosed to the Trustee by the Master Servicer pursuant to Section 3.19(a) since the preceding Distribution Date (or, in the case of the initial Distribution Date, since the Original Closing Date) shall be made available with the Distribution Date Statement.

            In the case of  information  furnished  pursuant  to clauses (i) and
(ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. Except with respect to the Certificate Factor (required to be reported by clause (xvi) above), financial information reported by the Trustee to the Certificateholders pursuant to this Section 4.02 shall be expressed as a dollar amount rounded to the nearest whole cent. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Master Servicer or Special Servicer. The calculations by the Trustee contemplated by this Section 4.02 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

            The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            On each Distribution Date, the Trustee shall also provide or make available, either in electronic format or by first-class mail, to such Certificateholders and Certificate Owners and to the Rating Agencies, a report (based on information received from the Master Servicer and Special Servicer) containing, as and to the extent received from the Master Servicer and Special Servicer, information regarding the Mortgage Pool as of the close of business on the related Determination Date, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in Annex A to the Prospectus Supplement (calculated, where applicable, on the basis of the most recent relevant information provided by the Mortgagors to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to the Prospectus Supplement (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be the actual expenses, actual revenues and actual Net Cash Flow for the respective Mortgaged Properties and a Debt Service Coverage Ratio calculated on the basis thereof).

            In addition, the Trustee shall provide or make available, either in electronic format or by first-class mail, to such Certificateholders and Certificate Owners and to the Rating Agencies, at the same time that the Distribution Date Statement is delivered thereto, each (i) Delinquent Loan Status Report, (ii) REO Status Report, (iii) Historical Loan Modification Report, (iv) Special Servicer Loan Status Report (it being understood that a separate Special Servicer Loan Status Report shall not be necessary if the equivalent information is provided in the foregoing or other reports delivered by the Master Servicer), (v) Historical Loss Estimate Report, and (vi) Servicer Watch List (such six reports, the "Servicer Reports") that has been received by the Trustee since the prior Distribution Date. Additionally, the Trustee shall also be required to provide or make available, either in electronic format or by first-class mail, the Servicer Reports to any potential investor in the Certificates who requests such reports in writing.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a REMIC II Regular Certificate a statement containing the information as to the applicable Class set forth in clauses (i) and (ii) above of the description of Distribution Date Statement, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder, together with such other information as the Trustee determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

            Upon filing with the IRS, the REMIC Administrator shall furnish to the Holders of the Class R-I, Class R-II, Class R-III, Class R-IIIU and Class R-IV Certificates the Form 1066 and shall furnish their respective Schedules Q thereto at the times required by the Code or the IRS, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the Class R-I, Class R-II, Class R-III and Class R-IIIU and Class R-IV Certificates may reasonably request.

            The  Trustee  shall make  available  each month,  to any  interested party, the Distribution Date Statement, via the Trustee's Website and fax on demand service. The Trustee's fax on demand service may be accessed by calling
(301) 815-6610. In addition, the Trustee shall also make the Servicer Reports, Mortgage Loan information as presented in the CMSA Loan Setup File and CMSA Loan Periodic Update File format available each month to any Certificateholder, any Certificate owner, the Rating Agencies or any other interested party via the Trustee's Website. In addition the Trustee shall make available, as a convenience for interested parties (and not in furtherance of the distribution of the Base Prospectus and Prospectus Supplement under the securities laws), this Agreement, the Base Prospectus and the Prospectus Supplement via the Trustee's Website. The Trustee shall make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. For assistance with the above-mentioned services, interested parties may call (301) 815-6600.

            The Trustee may rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and my affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party thereto).

            In connection with providing access to the Trustee's Website, the Trustee may require online registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer nor the Special nor the Special Servicer shall be liable for the dissemination of information in accordance herewith.

            (b) At or before 1:00 p.m. (New York City time) on the third Business Day prior to the related Distribution Date, beginning in November, 1999, the Master Servicer shall deliver or cause to be delivered to the Trustee, and as requested to the Special Servicer and each Rating Agency (it being understood that DCR, Fitch and S&P hereby request to receive copies of all such reports), in writing and on a computer-readable medium, in form reasonably acceptable to the Trustee, including, without limitation, on a loan-by-loan basis, the following reports: (1) a Delinquent Loan Status Report, (2) an REO Status Report, (3) a Historical Loan Modification Report, (4) a Historical Loss Estimate Report, (5) the Special Servicer Loan Status Report most recently received by the Master Servicer (it being understood that a separate Special Servicer Loan Status Report shall not be necessary if the equivalent information has been included in the foregoing or other reports delivered by the Master Servicer) and , beginning with the Master Servicer Reporting Date in November, 1999 (prior to which time Excel Spreadsheet reporting may be used) (6) a single report setting forth the information specified in clauses (i) through (xv) below (the items specified in clause (xiii) below to be reported once per calendar quarter, and the amounts and allocations of payments, collections, fees and expenses with respect to Specially Serviced Mortgage Loans and REO Properties to be based upon the report to be delivered by the Special Servicer to the Master Servicer one Business Day after the related Determination Date, as required by
Section 4.02(c) below) (the "CSSA Loan Periodic Update File"):

               (i) the aggregate amount that is to be transferred from the Certificate Account to the Distribution Account on the related Master Servicer Remittance Date that is allocable to principal on or in respect of the Mortgage Loans and any REO Loans, separately identifying the aggregate amount of any Principal Prepayments included therein, and (if different) the Principal Distribution Amount for the immediately succeeding Distribution Date;

               (ii) the aggregate amount that is to be transferred from the Certificate Account to the Distribution Account on the related Master Servicer Remittance Date that is allocable to (A) interest on or in respect of the Mortgage Loans and any REO Loans and (B) Prepayment Premiums;

               (iii) the aggregate amount of any P&I Advances (specifying the principal and interest portions thereof separately) to be made pursuant to
      Section 4.03 of this Agreement that were made in respect of the immediately preceding Distribution Date;

               (iv) the amount of the Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees and other servicing compensation with respect to the Mortgage Pool for the Collection Period ending on such Determination Date, specifying the items and amounts of such other servicing compensation payable to the Master Servicer, the Special Servicer and any Sub-Servicers retained by each;

               (v) the number and aggregate unpaid principal balance as of the close of business on the last day of the most recently ended calendar month of Mortgage Loans in the Mortgage Pool (A) remaining outstanding,
      (B) delinquent 30-59 days, (C) delinquent 60-89 days, (D) delinquent 90 days or more but not in foreclosure and (E) in foreclosure; and the number and aggregate unpaid principal balance as of the close of business on such Determination Date of Mortgage Loans in the Mortgage Pool (x) as to which the related Mortgaged Property has become REO Property during the Collection Period ending on such Determination Date, (y) as to which the related Mortgaged Property was REO Property as of the end of such Collection Period and (z) the terms of which have been modified during such Collection Period pursuant to this Agreement;

               (vi) the loan number and the unpaid principal balance as of the close of business on such Determination Date of each Specially Serviced Mortgage Loan and each other Defaulted Mortgage Loan;

               (vii) with respect to any REO Property that was included in the Trust Fund as of the close of business on such Determination Date, the loan number of the related Mortgage Loan, the book value of such REO Property and the amount of REO Revenues and other amounts, if any, received on such REO Property during the related Collection Period and the portion thereof included in the Available Distribution Amount for the immediately succeeding Distribution Date;

               (viii) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the Collection Period ending on such Determination Date, the loan number of such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan as of the related Acquisition Date;

               (ix) with respect to any Mortgage Loan or REO Property as to which a Final Recovery Determination was made by the Master Servicer during the Collection Period ending on such Determination Date, the loan number of such Mortgage Loan or, in the case of an REO Property, of the related Mortgage Loan, the amount of Liquidation Proceeds and/or other amounts, if any, received thereon during such Collection Period and the portion thereof included in the Available Distribution Amount for the immediately succeeding Distribution Date, and any resulting Realized Loss;

               (x) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

               (xi) the aggregate amount of Realized Losses on the Mortgage Pool for the Collection Period ending on such Determination Date (and the portions allocable to principal and interest);

               (xii) the aggregate amount of the Additional Trust Fund Expenses (broken down by type) withdrawn from the Certificate Account during the Collection Period ending on such Determination Date;

               (xiii) to the extent provided by the related Mortgagors, information with respect to occupancy rates for all Mortgaged Properties, sales per square foot with respect to all retail Mortgaged Properties, and capital expenditures and capital reserve balances with respect to all Mortgaged Properties, in each case in the format of the Mortgage Loan Schedule;

               (xiv) such other information on a Mortgage Loan-by-Mortgage Loan or REO Property-by-REO Property basis as the Trustee or the Depositor shall reasonably request in writing (including, without limitation, information with respect to any modifications of any Mortgage Loan, any Mortgage Loans in default or foreclosure, the operation and disposition of REO Property and the assumption of any Mortgage Loan); and

               (xv) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer pursuant to this Agreement during the related Collection Period.

            On the date on which the reports described above are delivered to the Trustee, the Master Servicer shall also deliver or cause to be delivered to the Trustee and the Rating Agencies a report, in writing and in a computer-readable medium, in form reasonably acceptable to the Trustee, containing the information with respect to the Mortgage Pool necessary for the Trustee to prepare with respect to the Mortgage Pool the additional schedules and tables required to be made available by the Trustee pursuant to Section 4.02(a) in substantially the same formats set forth in Annex C to the Prospectus Supplement, in each case reflecting the changes in the Mortgage Pool during the related Collection Period.

            Not later than the fifth day of the calendar month following each Master Servicer Remittance Date, the Master Servicer shall forward to the Trustee a statement, setting forth the status of the Certificate Account as of the close of business as to the calendar month prior to such Master Servicer Remittance Date, stating that all distributions required by this Agreement to be made by the Master Servicer have been made (or, in the case of any required distribution that has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period from the preceding Master Servicer Remittance Date (or, in the case of the first Master Servicer Remittance Date, from the Cut-off Date) to such Master Servicer Remittance Date, the aggregate of deposits into and withdrawals from the Certificate Account for each category of deposit specified in Section 3.04(a) and each category of withdrawal specified in Section 3.05(a). The Master Servicer shall also deliver to the Trustee, upon reasonable request of the Trustee, any and all additional information relating to the Mortgage Loans (which information shall be based upon reports delivered to the Master Servicer by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties).

            Following the end of each calendar quarter, commencing with the calendar quarter ended March 31, 2000, within 105 days (or 180 days, in the case of annual operating information), of receipt by the Master Servicer, as to non-Specially Serviced Mortgage Loans, and within 30 days after receipt by the Special Servicer, as to Specially Serviced Mortgage Loans, of any annual or quarterly operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer or the Special Servicer, as applicable, shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the written analysis of the operations, by completing an Operating Statement Analysis Worksheet in the form of Exhibit M for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit). The Servicer shall maintain one Operating Statement Analysis Report for each Mortgaged Property and REO Property (to the extent prepared by and received from the Special Servicer in the case of any REO Property or any Mortgaged Property constituting security for a Specially Serviced Mortgage Loan). The Operating Statement Analysis Report for each Mortgaged Property (other than any such Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Mortgage Loan) is to be updated by the Master Servicer or the Special Servicer, as applicable, within thirty days after receipt by the Master Servicer or Special Servicer, as applicable, of updated operating statements for such Mortgaged Property. The Master Servicer or the Special Servicer, as applicable, will use the "Normalized" column (applying CSSA normalization methodology in effect from time to time) or the Operating Statement Analysis Worksheet to update the Operating Statement Analysis Report and will use any operating statements received with respect to any Mortgaged Property (other than any such Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Mortgage Loan) to update the Operating Statement Analysis Report for such Mortgaged Property. The Special Servicer shall remit each Operating Statement Analysis Report prepared by it or the related data fields, together with each Operating Statement Analysis Worksheet or related data fields with the underlying operating statements and rent rolls, to the Master Servicer in an electronic format reasonably acceptable to the Master Servicer. All Operating Statement Analysis Reports and Operating Statement Analysis Worksheets shall be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer shall forward copies thereof to the Rating Agencies, the Directing Certificateholder, and the Trustee and, upon request, any Certificateholder or, to the extent the Trustee or a Certificate Owner has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. The Master Servicer shall maintain an Operating Statement Analysis Report with respect to each Mortgaged Property and REO Property. Each such Operating Statement Analysis Report shall be substantially in the form of Exhibit K attached hereto (or, at the discretion of the Master Servicer (provided that no less information is provided than is set forth in Exhibit K), in a CSSA format). No later than 1:00 p.m., New York City time, on the Master Servicer Remittance Date, beginning in November 1999, the Master Servicer shall prepare in electronic form and deliver to the Trustee, the Rating Agencies, and the Special Servicer a Watch List of all Mortgage Loans that the Master Servicer has determined are in jeopardy of becoming Specially Serviced Mortgage Loans (the "Servicer Watch List"). For this purpose, Mortgage Loans that are in jeopardy of becoming Specially Serviced Mortgage Loans shall include, without limitation: (i) Mortgage Loans having a Debt Service Coverage Ratio that is less than 1.00x, (ii) Mortgage Loans as to which any required inspection of the related Mortgage Property conducted by the Master Servicer indicates a problem that the Master Servicer determines can reasonably be expected to materially and adversely affect the cash flow generated by such Mortgaged Property, (iii) Mortgage Loans which have come to the Master Servicer's attention in the performance of its duties under this Agreement without any expansion of such duties by reason hereof that (A) any tenant occupying 25% or more of the space in the related Mortgaged Property has vacated (without being replaced by a comparable tenant and lease) or been the subject of bankruptcy or similar proceeding, or (B) relate to a Mortgagor or an affiliate that is the subject of a bankruptcy or similar proceeding, (iv) Mortgage Loans that are at least 30 days delinquent in payment, and (v) Mortgage Loans that are within 60 days of maturity.

            The Special Servicer, on the first Business Day after the Determination Date, shall forward to the Master Servicer all information collected by the Special Servicer which the Special Servicer is required to include in its preparation of the Special Servicer Loan Status Report. Further, the Master Servicer shall cooperate with the Special Servicer and provide the Special Servicer with the information in the possession of the Master Servicer reasonably requested by the Special Servicer, in writing, to the extent required to allow the Special Servicer to perform its obligations under this Agreement with respect to those Mortgage Loans serviced by the Master Servicer.

            The Master Servicer shall use its reasonable efforts to notify the Rating Agencies in a timely manner of the vacating by an anchor tenant of a retail Mortgaged Property and any material casualty at or condemnation or eminent domain proceeding in respect of a Mortgaged Property, subject to its becoming aware of such change or event.

            To the extent the statements, reports and information (or portions thereof) to be delivered by the Master Servicer under this Section 4.02(b) are derived from underlying information to be delivered to the Master Servicer by the Special Servicer, the Master Servicer shall not be liable for any failure to deliver such statement, report or information (or portion thereof) on the prescribed dates, to the extent such failure is caused by the Special Servicer's failure to deliver such underlying information in a timely manner. Absent actual knowledge to the contrary, the Master Servicer may conclusively rely on any such information forwarded to it by the Special Servicer and shall have no obligation to verify the same.

            (c) On the first Business Day after the Determination Date prior to each Distribution Date, the Special Servicer shall forward to the Master Servicer (A) data fields required for the Master Servicer to prepare the Special Servicer Loan Status Report and (B) all information the Master Servicer will be required to include in the other reports that the Master Servicer is obligated to deliver to the Trustee pursuant to Section 4.02(b), to the extent such information relates to any Specially Serviced Mortgage Loan or any REO Property. The Special Servicer shall also deliver to the Master Servicer and the Trustee, upon the reasonable written request of either of them, any and all additional information in the possession of the Special Servicer relating to the Specially Serviced Mortgage Loans and the REO Properties.

            The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information in the possession of the Special Servicer reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its obligations under this Agreement with respect to the Specially Serviced Mortgage Loans and REO Properties. Additional information regarding the Specially Serviced Mortgage Loans, including, without limitation, any financial or occupancy information (including lease summaries) provided to the Special Servicer by the Mortgagors or otherwise obtained, shall be delivered to the Master Servicer, within ten days of receipt.

            SECTION 4.03      P&I Advances.

            (a) On or before 1:00 p.m., New York City time, on each Master Servicer Remittance Date, the Master Servicer shall either (i) deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date,
(ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of
(i) and (ii) aggregating the total amount of P&I Advances to be made; provided that if Late Collections of any of the delinquent principal and/or interest in respect of which it is to make P&I Advances on any Master Servicer Remittance Date are then on deposit in the Certificate Account, the Master Servicer shall use such Late Collections (net of any Master Servicing Fees (but not the Special Servicer's Standby Fee), Liquidation Fees and Workout Fees payable therefrom) to make such P&I Advances. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances (other than the Late Collections of the delinquent principal and/or interest contemplated by the proviso to the preceding sentence) shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). If, as of 1:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (214) 237-2034 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone to Paul G. Smyth at telephone no. (214) 237-2040 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 3:00 p.m., New York City time, on such Master Servicer Remittance Date. If, after such notice, the Trustee does not receive the full amount of such P&I Advances by the close of business (New York City time) on such Master Servicer Remittance Date, then (i) unless the Trustee determines that such Advance would be a Nonrecoverable P&I Advance if made, the Trustee shall make, by 10:00 a.m. on the Distribution Date or in any event by such time as shall be required in order to make the required distribution on such Distribution Date, the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such Master Servicer Remittance Date and (ii) such failure shall constitute an Event of Default on the part of the Master Servicer.

            (b) The aggregate amount of P&I Advances to be made in respect of the Mortgage Loans (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans for any Distribution Date shall equal, subject to subsection (c) below, the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees (net of the Standby Fee, which shall be advanced if not otherwise paid) and Workout Fees payable hereunder, that were due or deemed due, as the case may be, in respect thereof on their respective Due Dates during the related Collection Period and that were not paid by or on behalf of the related Mortgagors or otherwise collected as of the close of business on the last day of the related Collection Period; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance for such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. In addition, Nonrecoverable P&I Advances shall be reimbursable pursuant to Section 3.05(a) out of general collections on the Mortgage Pool on deposit in the Certificate Account. The determination by the Master Servicer or, if applicable, the Trustee, that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered promptly (and, in any event, in the case of a proposed P&I Advance by the Master Servicer, no less than 5 Business Days prior to the related Master Servicer Remittance Date) to the Trustee (or, if applicable, retained thereby), the Depositor and the Rating Agencies, setting forth the basis for such determination, together with ( such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the twelve months preceding such determination, and further accompanied by any other information that the Master Servicer or the Special Servicer may have obtained and that supports such determination. The Trustee shall deliver such Officer's Certificate as soon as practicable after its determination that such P&I Advance would be nonrecoverable. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer or the Special
Servicer, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust. The Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular P&I Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular P&I Advance.

            (d) As and to the extent permitted by Section 3.05(a), the Master Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (out of its own funds), to the extent that such P&I Advance relates to any Mortgage Loan, with respect to any Master Servicer Remittance Date, having any Monthly Payment remaining unpaid past its Due Date and past any applicable grace period for such Monthly Payment as of the Determination Date in the same calendar month (a "Past Grace Period Loan"), in which case such interest shall begin to accrue when such Mortgage Loan becomes a Past Grace Period Loan, for so long as such P&I Advance is outstanding (or, in the case of Advance Interest payable to the Master Servicer, if earlier, until the Late Collection of the delinquent principal and/or interest in respect of which such P&I Advance was made has been received by the Master Servicer or any of its Sub-Servicers), and such interest will be paid: first, out of any Default Charges collected on or in respect of the related Mortgage Loan during, and allocable to, the period, if any, that it was a Specially Serviced Mortgage Loan or an REO Loan; and second, at any time coinciding with or following the reimbursement of such P&I Advance, out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account. As and to the extent provided by Section 3.05(a), the Master Servicer shall reimburse itself or the Trustee, as appropriate, for any P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Certificate Account, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection had been received as of the related date on which such P&I Advance was made.

            SECTION 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses.

            (a) On each Distribution Date, following the distributions to be made to the Certificateholders on such date pursuant to Section 4.01(b), the Trustee shall determine the amount, if any, by which (i) the then aggregate Certificate Principal Balance of the Sequential Pay Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective Class Principal Balances of the Class A Certificates shall be reduced, pro rata in accordance with the relative sizes of the then outstanding Class Principal Balances of such Classes of Certificates, until such excess or each such Class Principal Balance is reduced to zero (whichever occurs first). Such reductions in the Class Principal Balances of the respective Classes of the Sequential Pay Certificates shall be deemed to be allocations of Realized Losses and Additional Trust Fund Expenses, to the extent not covered by reductions in distributions of interest pursuant to the allocations set forth in Section 4.01(b).

            (b) With respect to any Distribution Date, (i) any Realized Losses allocated to the Class A-1 Certificates pursuant to Section 4.04(a) with respect to such Distribution Date shall reduce the Uncertificated Principal Balances of the Class MA-1 and Class MA-2 Uncertificated Interests as a write-off and shall be allocated pro rata between the Class MA-1 and Class MA-2 Uncertificated Interests; (ii) any Realized Losses allocated to the Class A-2, Class A-3, Class A-4, Class A-1C and Class A-2C Certificates pursuant to Section 4.04(a) with respect to such Distribution Date shall reduce the Uncertificated Principal Balances of the Class UA-2, Class UA-3, Class UA-4, Class UA-1C and Class UA-2C Uncertificated Interests as a write-off and shall be allocated pro rata among such REMIC IIIU Uncertificated Regular Interests; (iii) any Realized Losses allocated to the Class UA-2, Class UA-3, Class UA-4, Class UA-1C and Class UA-2C Uncertificated Interests pursuant to clause (ii) with respect to such Distribution Date shall reduce the Uncertificated Principal Balances of the Class MA-3, Class MA-4, Class MA-5, Class MA-1C and Class MA-2 Uncertificated Interests as a write-off and shall be allocated pro rata among such Uncertificated Interests in accordance with their Uncertificated Principal Balances; and (iv) any Realized Losses allocated to the Class B Certificates pursuant to Section 4.04(a) with respect to such Distribution Date shall reduce the Uncertificated Principal Balances of the Class MB Uncertificated Interest as a write-off. With respect to any Distribution Date, any Realized Losses or Additional Trust Fund Expenses allocated pursuant to Section 4.04(a) with respect to such Distribution Date shall reduce the Uncertificated Principal Balances of the REMIC I Regular Interests as a write-off and shall be allocated among the Class LA-1, Class LA-2, Class LA-3, Class LA-4, Class LA-5, Class LA-1C, Class LA-2C, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ and Class LK Uncertificated Interests in the same priority as its Class of Corresponding REMIC II Uncertificated Regular Interest pursuant to the preceding sentence or Class of Corresponding Certificates pursuant to
Section 4.04(a).

            SECTION 4.05      Interest Reserve Account.

            The Trustee shall establish and maintain the Interest Reserve Account in the Trustee's name for the benefit of the Certificateholders. The Interest Reserve Account shall be established and maintained as an Eligible Account, which the Trustee may (but shall not be obligated to) invest only in Permitted Investments in accordance with Section 3.06. On each Master Servicer Remittance Date occurring in February and each Master Servicer Remittance Date in January of any year which is not a leap year, the Master Servicer shall withdraw from the Certificate Account, in respect of each Mortgage Loan which accrues interest on an Actual/360 Basis, and remit to the Trustee for deposit into the Interest Reserve Account, an amount equal to one day's interest at the related Mortgage Rate on the Stated Principal Balance of each such Mortgage Loan as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs (as calculated by the Master Servicer, who shall notify the Trustee of such amount on or prior to the related Master Servicer Remittance Date), to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On or prior to the Master Servicer Remittance Date in March of each calendar year, the Trustee shall transfer to the Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account.


                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01      The Certificates.

            (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-21; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this
Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the
Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Original Certificates and the Unaffected Certificates have been issued in denominations corresponding to initial Certificate Principal Balances or Certificate Notional Amounts, as the case may be, as of the Original Closing Date of not less than $100,000 (or, with respect to the original Class A Certificates, $10,000 and, with respect to the Class X Certificates, $1,000,000) and any whole dollar denomination in excess thereof; provided, however, that a single Certificate of each Class thereof may be issued in a different denomination. The New Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances as of the Sequel Closing Date of not less than $10,000 and any whole dollar denomination in excess thereof; provided, however, that a single Certificate of each class thereof may be issued in a different denomination. Each Class of Residual Certificates will be issuable only in a denomination representing the entire Class. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (a) set forth on the face thereof or, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Participants, as applicable, (ii) expressed in terms of initial Certificate Principal Balance or initial Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above. No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03 herein. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication; provided that the Certificates issued on the Original Closing Date, the First Sequel Closing Date or the Second Sequel Closing Date shall, in any event, be dated the Original Closing Date, the First Sequel Closing Date or the Second Sequel Closing Date, as the case may be.

            (c) Any Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

            SECTION 5.02      Registration of Transfer and Exchange of
                              Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Original Closing Date at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon request, the Trustee shall promptly inform, or cause the Certificate Registrar to inform, the Master Servicer or the Special Servicer, as applicable, of the identity of all Certificateholders of the Controlling Class.

            If three or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If the Trustee is no longer the Certificate Registrar and such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either: (i) the Certificate Registrar shall require that the transferee deliver to the Certificate Registrar an investment representation letter (the "Investment Representation Letter") substantially in the form of Exhibit B attached hereto, which Investment Representation Letter shall certify, among other things, that the transferee is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an "Institutional Accredited Investor") or a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "Qualified Institutional Buyer"), and the Certificate Registrar may also require that the transferee deliver to the Certificate Registrar an Opinion of Counsel if such transferee is not a Qualified Institutional Buyer or (ii) if the certifications described in the preceding clause (i) cannot be provided, (a) the Certificate Registrar shall require an Opinion of Counsel reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from registration or qualification under the Securities Act, applicable state securities laws and other relevant laws, which Opinion of Counsel shall not be an expense of the Trust Fund, the Certificate Registrar, the Depositor or the Trustee and (b) the Certificate Registrar shall require the transferor to execute a certification in form and substance satisfactory to the Certificate Registrar setting forth the facts surrounding such transfer; provided, however, that a transfer of a Non-Registered Certificate of any such Class may be made to a trust if the transferor provides to the Certificate Registrar and to the Trustee a certification that interests in such trust may only be transferred subject to requirements substantially to the effect set forth in this Section
5.02. The Servicer will furnish, or cause to be furnished, upon the request of any Holder of Non-Registered Certificates, to a prospective purchaser of such Non-Registered Certificates who is a Qualified Institutional Buyer, such information as is specified in paragraph (d)(4) of Rule 144A with respect to the Trust Fund, unless, at the time of such request, the entity with respect to which such information is to be provided is subject to the reporting requirements of Section 15(d) of the Exchange Act. None of the Depositor, the Trustee, the Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Unless the Certificate Registrar determines otherwise in accordance with applicable law and the rules and procedures of, or applicable to, the Depository (the "Depository Rules"), transfers of a beneficial interest in a Book-Entry Certificate representing an interest in a Non-Registered Certificate that is not rated in one of the top four categories by a nationally recognized statistical rating organization to
(i) an Institutional Accredited Investor will require delivery in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only upon compliance with the foregoing provisions of this Section 5.02(b) or (ii) a Qualified Institutional Buyer may only be effectuated by means of an "SRO Rule 144A System" approved for such purpose by the Commission.

            (c) With respect to the Subordinate Certificates, no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit F attached hereto, to the effect that such proposed purchaser or transferee is NOT (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than (except with respect to a Residual Certificate) an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60 or (ii) if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law, will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Placement Agent or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Placement Agent, the Certificate Registrar and/or the Trust Fund. Each Certificate Owner of a
Subordinate Certificate shall be deemed to represent that it is not a Person specified in clauses (a) or (b) above. Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

            So long as any of the Class of Certificates remains outstanding, the Master Servicer will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Master Servicer, the Special Servicer or the Mortgage Loans necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

            (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee.

            (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate (other than in connection with the initial issuance thereof or the transfer thereof among the Depositor and its Affiliates), the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement substantially in the form attached hereto as Exhibit C-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

            (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

            (D) Except in connection with the initial issuance of the Residual Certificates or any transfer thereof among the Depositor and its Affiliates, each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit C-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

               (ii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

               (iii) The REMIC Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or a nominee, agent or middleman thereof, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the REMIC Administrator for providing such information.

            (e) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.02 and Depository Rules, any Certificate Owner owning a beneficial interest in a Non-Registered Certificate may cause the Certificate Registrar to request that the Depository exchange such Certificate Owner's beneficial interest in a Book-Entry Certificate for a Definitive Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, execute and deliver at such offices or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested.

            (f) In the event a Responsible Officer of the Certificate Registrar becomes aware that a Definitive Certificate or a beneficial interest in a Book-Entry Certificate representing a Non-Registered Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Eligible Investor within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates. In addition, in connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer.

            (i) Subsequent to the initial issuance of the Certificates, the Trustee shall be responsible for the preparation of physical Certificates in connection with any transfer or exchange; provided that the correct form of Certificate of each Class shall be provided by the Depositor to the Trustee on diskette on or about the Original Closing Date. All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold or destroy such canceled Certificates in accordance with its standard procedures.

            (j) The Certificate Registrar shall be required to provide the Depositor and the REMIC Administrator with an updated copy of the Certificate Register on or about January 1 of each year, commencing January 1, 2000, and shall be required to provide the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator with an updated copy of the Certificate Register at other times promptly upon written request therefor.

            (k) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certification and agreements with respect to each such account as set forth in subsections (b), (c) and (d), as applicable, of this Section 5.02.

            SECTION 5.03      Book-Entry Certificates.

            (a) The Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C, Class B, Class C, Class D and Class X Certificates (as of the Second Sequel Closing Date), the Class A-1 Certificates (as of the First Sequel Closing Date), and the Class E, Class F, Class G, Class H, Class J and Class K Certificates (as of the Original Closing Date) shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in subsection (c) below, shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Neither the Certificate Registrar nor the Trustee shall have any responsibility to monitor or restrict the transfer of Ownership Interests in Certificates through the book-entry facilities of the Depository.

            (b) The Depositor, the Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate
Registrar  may for all  purposes,  including  the making of payments  due on the
Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date. If any party hereto requests from the Depository a list of the Depository Participants in respect of any Class or Classes of the Book-Entry Certificates, the cost thereof shall be borne by the party on whose behalf such request is made (but in no event shall any such cost be borne by the Trustee).

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to any Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to any Class of the Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of the Book-Entry Certificates by the Depository, accompanied by registration instructions for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the appropriate Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

            (d) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
            DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            (e) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (f) If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Depository Rules and this Section 5.03(f). Upon receipt by the Certificate Registrar at the Registrar Office of (i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to this Section 5.03(f), (ii) written instructions given in accordance with Depository Rules directing the Certificate Registrar to credit or cause to be credited to another account a beneficial interest in the related Book-Entry Certificate, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (iii) a written order given in accordance with the Depository Rules containing information regarding the account to be credited with such beneficial interest and (iv) if the affected Certificate is a
Non-Registered Certificate an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository or the custodian holding such Book-Entry Certificate on behalf of the Depository to increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

            SECTION 5.04      Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may reasonably be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            SECTION 5.05      Persons Deemed Owners.

            Prior to due presentment for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

            SECTION 5.06      Certification by Certificate Owners.

            (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the applicable transfer requirements of Sections 5.02(b) and 5.02(c).

            (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person which shall specify, in reasonable detail satisfactory to the Trustee, the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned, the value of such Person's interest in such Certificate and any intermediaries through which such Person's Ownership Interest in such Book-Entry Certificate is held; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of
Section 5.02(b) and/or Section 5.02(c), or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants, and/or indirect participating brokerage firms for which a Depository Participant acts as agent, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Certificates an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

     SECTION 5.07   Regarding the Identification of Certain Certificateholders.

            (a) For purposes of determining the identity of the holders of the Class E, Class F, Class G, Class H, Class J and Class K Certificates to whom certain reports and other information are required to be delivered hereunder, the Trustee and the Master Servicer may rely, with respect to any such Certificates outstanding in book-entry form, on a certification, given to the Trustee and provided to the Master Servicer, by any Person that such person is such a holder entitled to receive such reports or information hereunder. From time to time upon the request of the Master Servicer, the Trustee shall notify the Master Servicer whether there have been any changes in the identity of such holders recorded in the Certificate Register.


                                   ARTICLE VI

  THE DEPOSITOR, THE MORTGAGE LOAN SELLER, THE MASTER SERVICER, THE SPECIAL
                      SERVICER AND THE REMIC ADMINISTRATOR

            SECTION 6.01 Liability of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer and the REMIC Administrator.

            The Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer and the REMIC Administrator shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer and the REMIC Administrator herein.

            SECTION 6.02 Merger, Consolidation or Conversion of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the REMIC Administrator.

            Subject to the following paragraph, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer and the REMIC Administrator each will keep in full effect its existence, rights and franchises as a corporation or other business organization under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign corporation or otherwise in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer and the REMIC Administrator each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, as to the Master Servicer and the Special Servicer, may be limited to all or substantially all of its assets relating to the business of mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the REMIC Administrator shall be a party, or any Person succeeding to the business of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the REMIC Administrator, shall be the successor of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer, the Special Servicer, or the Mortgage Loan Seller unless such succession will not result in any downgrade, qualification (if applicable) or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates (as confirmed in writing).

            The change in ownership and change of the name of Banc One Mortgage Capital Markets, LLC (to ORIX Real Estate Capital Markets, LLC) is deemed to be acceptable and to not result in any downgrade, qualification (if applicable) or withdrawal of the rating assigned by each Rating Agency to any Class of Certificate.

            SECTION 6.03 Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and Others.

            None of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or any director, officer, employee or agent of any of the foregoing shall be under any liability to the Trust or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or any such other Person against any breach of a representation or warranty made herein, or against any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder, or by reason of negligent disregard of such obligations and duties. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, manager, member, officer, employee or agent (including Sub-Servicers) of any of the foregoing may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, manager, member, officer, employee or agent (including Sub-Servicers) of any of the foregoing shall be indemnified and held harmless by the Trust against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Certificates or any asset of the Trust, other than any loss, liability or expense: (i) specifically required to be borne by such Person pursuant to the terms hereof, including, without limitation, Section 10.01(h);
(ii) incidental to the performance of obligations and duties hereunder, including, without limitation, in the case of the Master Servicer or the Special Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement); or (iii) which was incurred in connection with claims against such party resulting from (A) any breach of a representation or warranty made herein by such party, (B) willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder by such party, or from negligent disregard of such obligations or duties, or (C) any violation by such party of any state or federal securities law. None of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action contemplated by
Section 3.22, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator each shall be entitled to the direct payment of such expenses or to be reimbursed therefor from the Certificate Account as provided in Section 3.05(a).

            SECTION 6.04 Master Servicer, Special Servicer and REMIC Administrator Not to Resign.

            None of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted to resign from the obligations and duties hereby imposed on it, except (i) upon the appointment of, and the acceptance of such appointment by, a successor thereto which is reasonably acceptable to the Trustee and the receipt by the Trustee of written confirmation from each and every Rating Agency to the effect that such resignation and appointment will not result in the downgrade, qualification (if applicable) or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates, or (ii) upon determination that such obligations and duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, at the date of this Agreement. Any such determination of the nature described in clause (ii) of the preceding sentence permitting the resignation of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, shall be evidenced by an Opinion of Counsel to such effect which shall be rendered by Independent counsel, be addressed and delivered to the Trustee and the Rating Agencies and be paid for by the resigning party. No such resignation for either reason shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party hereunder. All costs and expenses of the Trustee and the Trust (including, without limitation, any costs or expenses of any party hereto reimbursable out of the Trust Fund) in connection with any such resignation (including, without limitation, any requisite transfer of servicing) shall be paid for, as incurred, by the resigning party.

            Consistent with the foregoing, none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted, except as expressly provided herein, to assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer, the Special Servicer or the REMIC Administrator are transferred to a successor thereto, then, subject to Section 3.22, the entire amount of compensation payable to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, pursuant hereto shall thereafter be payable to such successor.

            SECTION 6.05 Rights of the Depositor and the Trustee in Respect of the Master Servicer, the Special Servicer and the REMIC Administrator.

            The Master Servicer, the Special Servicer and the REMIC Administrator each shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request, the Master Servicer, the Special Servicer and the REMIC Administrator each shall furnish the Depositor and the Trustee with its most recent financial statements and such other information directly related to the servicing of the Mortgage Loans or to its ability to perform its obligations hereunder as it possesses, and which it is not prohibited by law or, to the extent applicable, binding obligations to third parties with respect to confidentiality from disclosing, regarding its business, affairs, property and condition, financial or otherwise. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer, the Special Servicer and the REMIC Administrator hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder or, in connection with a default thereby, exercise the rights of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder; provided, however, that none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer, the Special Servicer or the REMIC Administrator and is not obligated to supervise the performance of the Master Servicer, the Special Servicer or the REMIC Administrator under this Agreement or otherwise.


                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01      Events of Default.

            (a) "Event of Default", wherever used herein, unless the context otherwise requires, means any one of the following events:

               (i) any failure by the Master Servicer to deposit into the Certificate Account any amount required to be so deposited under this Agreement which continues unremedied for two Business Days following the date on which such deposit was first required to be made, or any failure by the Master Servicer to deposit into, or to remit to the Trustee for deposit into, the Distribution Account and the Interest Reserve Account on any Master Servicer Remittance Date, the full amount of any Master Servicer Remittance Amount and Withheld Amounts, respectively, required to be so deposited or remitted under this Agreement on such date; or

               (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account or the REO Account any amount required to be so deposited or remitted under this Agreement which continues unremedied for two Business Days following the date on which such deposit or remittance was first required to be made; or

               (iii) any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account, on any Master Servicer Remittance Date, the full amount of P&I Advances required to be made on such date; or

               (iv) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it pursuant to this Agreement, which failure continues unremedied for a period of one Business Day following the date on which notice shall have been given to the Master Servicer by the Trustee as provided in Section 3.11(e); or

               (v) any failure by the Special Servicer to timely make any Emergency Advance (or timely direct the Master Servicer to make any Servicing Advance) required to be made by it or the Master Servicer at its direction pursuant to this Agreement, which failure continues unremedied for a period of one Business Day following the date on which notice has been given to the Special Servicer by the Trustee as provided in Section 3.11(e); or

               (vi) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements thereof contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

               (vii) any failure on the part of the REMIC Administrator duly to observe or perform in any material respect any of the covenants or agreements thereof contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the REMIC Administrator by any other party hereto, or to the REMIC Administrator, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

               (viii) any breach on the part of the Master Servicer, the Special Servicer or the REMIC Administrator of any representation or warranty thereof contained in this Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by any other party hereto, or to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

               (ix) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, the Special Servicer or the REMIC Administrator and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

               (x) the Master Servicer, the Special Servicer or the REMIC Administrator shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

               (xi) the Master Servicer, the Special Servicer or the REMIC Administrator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

               (xii) the Trustee shall have received written notice from DCR or Fitch that the continuation of the Master Servicer or the Special Servicer in such capacity would result (or the continuation of the Master Servicer or the Special Servicer in such capacity has resulted) in a downgrade, qualification (if applicable) or withdrawal of any rating then assigned to any Class of Certificates; or

               (xiii) S&P shall publish or otherwise announce that the Master Servicer is not an "acceptable" master servicer, or that the Special Servicer is not an "acceptable" special servicer, for commercial mortgage loans.

Each Event of Default listed above as items (iv) through (xiii) shall constitute an Event of Default only with respect to the relevant party; provided that if a single entity acts or any two or more Affiliates act as Master Servicer, Special Servicer and REMIC Administrator, or in any two or more of the foregoing capacities, an Event of Default in one capacity (other than an event described in clauses (xi) or (xiii)) will constitute an Event of Default in each such capacity.

            (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights or if the relevant Event of Default is the one described in clauses (xi) and (xii) of subsection
(a) above, the Trustee shall, terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (subject to Section 3.11, accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof. From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this
Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records reasonably requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Certificate Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans and any REO Properties (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). All costs and expenses of the Trustee and the Trust (including, without limitation, any costs and expenses of any party hereto reimbursable out of the Trust Fund) in connection with the termination of the Master Servicer or Special Servicer, as applicable, under this Section 7.01(b) (including, without limitation, the requisite transfer of servicing) shall be paid for, as incurred, by the Defaulting Party.

            (c) If any Event of Default with respect to the REMIC Administrator shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee (or, if the Trustee is also the REMIC Administrator, the Master Servicer) shall, terminate, by notice in writing to the REMIC Administrator (with a copy to each of the other parties hereto), all of the rights and obligations of the REMIC Administrator under this Agreement. From and after the receipt by the REMIC Administrator of such written notice (or if the Trustee is also the REMIC Administrator, from and after such time as another successor appointed as contemplated by Section 7.02 accepts such appointment), all authority and power of the REMIC Administrator under this Agreement shall pass to and be vested in the Trustee (or such other successor) pursuant to and under this Section, and, without limitation, the Trustee (or such other successor) is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the REMIC Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The REMIC Administrator agrees promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of the termination) to provide the Trustee (or, if the Trustee is also the REMIC Administrator, such other successor appointed as contemplated by
Section 7.02) with all documents and records requested thereby to enable the Trustee (or such other successor) to assume the REMIC Administrator's functions hereunder, and to cooperate with the Trustee (or such other successor) in effecting the termination of the REMIC Administrator's responsibilities and rights hereunder (provided, however, that the REMIC Administrator shall continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

            SECTION 7.02      Trustee to Act; Appointment of Successor.

            On and after the time the Master Servicer, the Special Servicer or the REMIC Administrator resigns pursuant to clause (ii) of the first sentence of
Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer, the
Special Servicer or (unless it has also been acting as such) the REMIC Administrator, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by the terms and provisions hereof, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's, the Special Servicer's or the REMIC Administrator's, as the case may be, failure to cooperate or to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section
3.06 hereunder nor shall the Trustee nor any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation, (subject to Section 3.11) which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or is not approved by each and every Rating Agency as an acceptable master servicer or special servicer, as the case may be, of commercial mortgage loans, or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, or if the REMIC Administrator is the resigning or terminated party and the Trustee had been acting in such capacity, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder; provided that such appointment does not result in the downgrading, qualification (if applicable) or withdrawal of any rating then assigned by any Rating Agency to any Class of Certificates (as evidenced by written confirmation thereof from each Rating Agency). No appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder, the Trustee shall act in such capacity as hereinabove provided. Subject to Section
3.11 and in connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on or in respect of the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the foregoing functions under this Agreement (other than the set-up costs of the successor) shall be borne by the predecessor Master Servicer, Special Servicer or REMIC Administrator, as applicable, and, if not paid by such predecessor Master Servicer, Special Servicer or REMIC Administrator within thirty days of its receipt of an invoice therefor, shall be an expense of the Trust; provided that such predecessor Master Servicer, Special Servicer or REMIC Administrator shall reimburse the Trust for any such expense so incurred by the Trust; and provided, further, that the Trustee shall decide whether and to what extent it is in the best interest of the Certificateholders to pursue any remedy against any party obligated to make such reimbursement.

            SECTION 7.03      Notification to Certificateholders.

            (a) Upon any resignation of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04, any termination of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to
Section 7.01 or any appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04 or Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee has actual knowledge, or would be deemed in accordance with Section 8.02(g) to have notice of the occurrence of such an event, the Trustee shall transmit by mail to the other non-defaulting parties hereto and all Certificateholders notice of such occurrence, unless such default shall have been cured.

            SECTION 7.04      Waiver of Events of Default.

            The Holders entitled to at least 66-2/3% of the Voting Rights allocated to each of the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default, except that prior to any waiver of an Event of Default arising from a failure to make P&I Advances, the Trustee shall be reimbursed all amounts which it has advanced. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor (provided that neither the Depositor nor any Affiliate thereof is the party in respect of which such Event of Default exists) shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

            SECTION 7.05   Additional Remedies of Trustee Upon Event of Default.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01      Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all such Events of Default and defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement; provided that it is herein acknowledged and agreed that the Trustee is at all times acting in a fiduciary capacity with respect to the Certificateholders. If an Event of Default hereunder occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and applicable law, and use the same degree of care and skill in their exercise as a prudent man or the Trustee would exercise or use under the circumstances in the conduct of his or its own affairs (whichever standard would be higher). Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform in form to the requirements of this Agreement. If any such instrument is found not to so conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for, but may assume and rely upon, the accuracy and content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

            SECTION 8.02      Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 8.01:

            (a) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default hereunder which has not been cured, to exercise such of the rights and powers vested in it by this Agreement and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (d) The Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (e) Prior to the occurrence of an Event of Default hereunder, and after the curing of all such Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

            (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys-in-fact, provided that the use of any such agent or attorney-in-fact shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any such agent or attorney-in-fact;

            (g) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

            (h) The Trustee shall not be responsible for any act or omission of the Master Servicer, the Special Servicer or the REMIC Administrator (unless the Trustee is acting as Master Servicer, Special Servicer or REMIC Administrator, as the case may be) or for any act or omission of the Depositor or the Mortgage Loan Seller.

            SECTION 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates (other than the representations and warranties of, and the other statements attributed to, the Trustee in Article II and the certificate of authentication executed by the Trustee as Certificate Registrar set forth on each outstanding Certificate) shall be taken as the statements of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement (other than as specifically set forth in Sections 2.08 and 2.09) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Mortgage Loan Seller in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the Certificate Account, the Interest Reserve Account or any other account by or on behalf of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee, in good faith, pursuant to this Agreement.

            SECTION 8.04      Trustee May Own Certificates.

            The Trustee, in its individual or any other capacity, and any agent of the Trustee may become the owner or pledgee of Certificates with, except as otherwise provided in the definition of Certificateholder, the same rights it would have if it were not the Trustee or such agent, as the case may be.

            SECTION 8.05      Fees of Trustee; Indemnification of Trustee.

            (a) The Trustee shall pay to itself on each Distribution Date, pursuant to Section 3.05(b)(ii), from amounts on deposit in the Distribution Account, an amount equal to the Trustee Fee for such Distribution Date and, to the extent not previously received, for each prior Distribution Date.

            (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless by the Trust (to the extent of amounts on deposit in the Certificate Account and the Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, any legal actions relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided that none of the Trustee or any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its routine duties in accordance with any of the provisions hereof, (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            SECTION 8.06      Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be a corporation, a trust company, a bank or a banking association: (i) organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia; (ii) authorized under such laws to exercise trust powers; (iii) having a combined capital and surplus of at least $50,000,000; (iv) subject to supervision or examination by federal or state authority; and (v) whose long-term senior unsecured debt is rated not less than "AA" by Fitch, "A" by DCR and "AA" by S&P (or, in the case of each Rating Agency, such lower ratings as would not, as confirmed in writing by such Rating Agency, result in a downgrade, qualification (if applicable) or withdrawal of any of the then-current ratings assigned by such Rating Agency to the Certificates). If such corporation, trust company, bank or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 8.06, the combined capital and surplus of such corporation, trust company, bank or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No Person shall become a successor trustee hereunder if the succession of such Person would result in a downgrade, qualification (if applicable) or withdrawal of any of the ratings then assigned by the Rating Agencies to the Certificates. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation, trust company, bank or banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator and their respective Affiliates.

            SECTION 8.07      Resignation and Removal of the Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 33 1/3% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed; provided that the Master Servicer, the Depositor and the remaining Certificateholders shall have been notified; and provided further that other Holders of the Certificates entitled to a greater percentage of the Voting Rights shall not have objected to such removal in writing to the Master Servicer and the Depositor within 30 days of their receipt of notice thereof. A copy of such instrument shall be delivered to the Depositor, the Mortgage Loan Seller, the Special Servicer, the REMIC Administrator and the remaining Certificateholders by the Master Servicer.

            (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08; and no such resignation or removal of the Trustee and/or appointment of a successor trustee shall be permitted, unless, as confirmed in writing by each Rating Agency, such resignation or removal and appointment would not result in the downgrade, qualification (if applicable) or withdrawal of the rating assigned by any Rating Agency to any Class of Certificates.

            SECTION 8.08      Successor Trustee.

            (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files and related documents and statements at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder. If such predecessor trustee was removed as Trustee under this Agreement without cause, the cost of any such execution, delivery or action shall be at the expense of the Trust.

            (b) No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Master Servicer shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders. If the Master Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 8.09      Merger or Consolidation of Trustee.

            Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that the Trustee shall continue to be eligible under the provisions of Section 8.06. The successor to the Trustee shall promptly notify in writing each of the other parties hereto, the Certificateholders and the Rating Agencies of any such merger, conversion, consolidation or succession to business.

            SECTION 8.10      Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The  appointment of a co-trustee or separate  trustee under this
Section 8.10 shall not relieve the Trustee of its duties, responsibilities or liabilities hereunder; provided the Trustee shall have no liability for the actions or inaction of a separate trustee or co-trustee which do not comply with the provisions of Section 8.10(b).

            SECTION 8.11      Appointment of Custodians.

            The Trustee may, with the consent of the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of the Master Servicer need not be obtained and the Trustee shall instead notify the Master Servicer of such appointment. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus (or shall have its performance guaranteed by an Affiliate with a combined capital and surplus) of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, the Mortgage Loan Seller or any Affiliate of any of them. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its duties, liabilities or obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. Any such Custodian (other than the Trustee or an Affiliate of the Trustee) shall maintain the same errors and omissions insurance as required of the Master Servicer pursuant to
Section 3.07(c).

            SECTION 8.12      Access to Certain Information.

            (a) The Trustee shall provide or cause to be provided to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the Mortgage Files and any other documentation regarding the Mortgage Loans and the Trust Fund, that is within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

            (b) Promptly following the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee 10 copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate belongs. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee 10 copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its Corporate Trust Office and shall on behalf of the Depositor, upon reasonable advance written notice, make available during normal business hours for review by each Rating Agency and by any Certificateholder or any Certificate Owner or any Person identified to the Trustee by a Certificateholder or a Certificate Owner as a prospective transferee of a Certificate or interest therein, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee; and (ii) in all cases, (A) all Officer's Certificates delivered to the Trustee since the Original Closing Date pursuant to Section 3.13, (B) all accountants' reports delivered to the Trustee since the Original Closing Date pursuant to Section 3.14, (C) the most recent inspection report, together with any related additional written or electronic information, prepared or obtained by, or on behalf of, the Master Servicer or Special Servicer, as the case may be, and delivered to the Trustee in respect of each Mortgaged Property pursuant to
Section 3.12(a), (D) all Mortgagor financial statements and Mortgaged Property operating statements and rent rolls, together with any related additional written or electronic information, delivered to the Trustee by the Master Servicer or the Special Servicer pursuant to Section 3.12(b), (E) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied or that any remedial, corrective or other further action contemplated in such clauses is required (but only for so long as such Mortgaged Property or the related Mortgage Loan is part of the Trust Fund), (F) all documents constituting the Mortgage Files, including, without limitation, any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but, in each case, only for so long as the related Mortgage Loan is part of the Trust Fund) and (G) any Asset Status Report. Copies of any and all of the foregoing items are to be available from the Trustee upon request; however, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such service.

            In  connection  with  providing  access  to or  copies  of the items described in the immediately preceding paragraph of this Section 8.12(b), the Trustee may require, unless the Depositor directs otherwise, (i) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a beneficial holder of Certificates and will keep such information confidential and (ii) in the case of any prospective purchaser of a Certificate or, in the case of a Book-Entry Certificate, of a beneficial ownership interest therein, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or a beneficial ownership interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential, except to the extent that the Depositor grants written permission to the contrary. Notwithstanding the preceding sentences of this paragraph, the Trustee shall have no responsibility for the accuracy, completeness or sufficiency of any information so made available or furnished by it in the manner described in the immediately preceding paragraph.

            SECTION 8.13 Filings with the Securities and Exchange Commission.

            The Depositor shall prepare for filing, execute and properly file with the Commission, the initial 8-K. The Trustee shall, at the expense of the Depositor, prepare for filing, execute and properly file with the Commission (i) the Form 10-K, (ii) the form 15 in January 2000 and (iii) the Form 8-K with the Distribution Date Statements attaching any additional information the Depositor may require or as specifically provided herein to be filed on behalf of the Trust under the Exchange Act; provided that such items shall have been received by the Trustee (to the extent not generated by the Trustee) in the format required for electronic filing via the EDGAR system; and provided, further, that any such items that are required to be delivered by the Master Servicer or the Special Servicer to the Trustee shall be so delivered in the format required (or readily convertible into the format required) for electronic filing via the EDGAR system (in addition to any other required format). The Trustee shall have no responsibility to file any such items that have not been received in such EDGAR-compatible format nor shall it have any responsibility to convert any items to such format. The Depositor shall (i) promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests to, or requests for other appropriate exemptive relief from, the Commission regarding the usual and customary exemption from certain reporting requirements granted to issuers of securities similar to the Certificates; and, (ii) promptly forward copies of any response from the Commission to the Trustee.

            SECTION 8.14      Year 2000 Compliance.

            The Trustee covenants that by December 31, 1999, any custom-made software or hardware designed or purchased or licensed by it and used by it in the course of the operation or management of, or the compiling, reporting or generation of, data required by this Agreement will be capable of identifying correctly or performing calculations or other processing accurately with respect to dates after December 31, 1999.

            SECTION 8.15      Maintenance of Mortgage File.

            Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder's rights and remedies under the related Mortgage Loan, the Trustee covenants and agrees that it shall maintain each Mortgage File in the State of Minnesota, and that it shall not move any Mortgage File outside the State of Minnesota unless it shall first obtain and provide, at the expense of the Trust Fund, an Opinion of Counsel to the Depositor and the Rating Agencies to the effect that the Trustee's first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.


                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

            Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth and the obligations of the REMIC Administrator to file the final Tax Returns for REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV and to maintain the books and records thereof for a commercially reasonable period) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) of all Mortgage Loans and each REO Property remaining in REMIC I at a price (to be calculated by the Master Servicer and the Trustee as of the close of business on the third Business Day preceding the date upon which notice of any such purchase is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01 and as if the purchase was to occur on such Business Day) equal to (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (B) the appraised value of each REO Property, if any, included in REMIC I (such appraisal to be conducted by a Qualified Appraiser selected by the Master Servicer and approved by the Trustee), minus
(C) if such purchase is being made by the Master Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any Advance Interest payable to the Master Servicer in respect of such Advances and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) has the right, and if the Majority Certificateholder of the Controlling Class fails to exercise such right, the Master Servicer has the right, to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Master Servicer and any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) each may so elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I only if the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance. In the event that the Master Servicer or any Majority Certificateholder of the Class (other than the Depositor or the Mortgage Loan Seller) elects to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I in accordance with the preceding sentence, the Master Servicer or such Majority Certificateholder, as applicable, shall deposit in the Distribution Account not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to
Section 3.05(a), which portion shall be deposited in the Certificate Account). In addition, the Master Servicer shall transfer all amounts required to be transferred to the Distribution Account on such Master Servicer Remittance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the purchaser or its designee, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchaser, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in REMIC I.

            Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and, if not previously notified pursuant to the preceding paragraph, to the other parties hereto mailed (a) in the event such notice is given in connection with a purchase by the Master Servicer or any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) of all of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the 5th day of such month, in each case specifying (i) the Distribution Date upon which the Trust will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

            Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the Available Distribution Amount for such date that is allocable to payments on the relevant Class in accordance with Section 4.01(b). Final distributions on the REMIC I Regular Interests, the REMIC II Uncertificated Regular Interests, the REMIC III Uncertificated Regular Interest, the REMIC IIIU Uncertificated Regular Interests and the REMIC IV Regular Certificates shall be made on such date as provided in
Section 4.01(a).

            Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, the Class R-III Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject thereto.

            SECTION 9.02      Additional Termination Requirements.

            (a) In the event the Master Servicer or a Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) purchases all of the Mortgage Loans and each REO Property remaining in REMIC I as provided in Section 9.01, the Trust (and, accordingly, REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV) shall be terminated in accordance with the following additional requirements, unless the Master Servicer or such Majority Certificateholder, as applicable, obtains at its own expense and delivers to the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee and the REMIC Administrator, to the effect that the failure of the Trust to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II or REMIC III as defined in Section 860F of the Code or cause REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) the REMIC Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV pursuant to Treasury Regulations Section 1.860F-1;

               (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer or the Majority Certificateholder of the Controlling Class, as applicable, for cash; and

               (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the applicable Class of Residual Certificates all cash on hand (other than cash retained to meet claims), and each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV shall terminate at that time.

            (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the REMIC Administrator to specify the date of adoption of the plan of complete liquidation of each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV in accordance with the terms and conditions of this Agreement, which authorization shall be binding upon all successor Certificateholders.


                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

            SECTION 10.01     REMIC Administration.

            (a) The REMIC Administrator shall elect to treat each of REMIC I, REMIC II and REMIC III as a REMIC under the Code and, if necessary, under Applicable State Law. Each such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

            (b) The REMIC I Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-I Certificates are hereby designated as the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. The REMIC II Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-II
Certificates are hereby designated as the sole Class of "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. The REMIC III Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-III Certificates are hereby designated as the sole Class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC III. The REMIC IIIU Uncertificated Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the code), and the Class R-IIIU Certificates are hereby designated as the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC IIIU. The REMIC IV Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the code), and the Class R-IV Certificates are hereby designated as the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC IV. For the avoidance of doubt, the Class X Certificates represent "specified portions," within the meaning of Treasury Regulations Section 1.860G-1(a)(2), of the interest payments on the Class UA-2, Class UA-3, Class UA-4, Class UA-1C, Class UA-2C, Class MB and Class UX Uncertificated Interests, the Class UX Uncertificated Interest represents such "specified portions" of the interest payments on the Class MA-1, Class MA-2 and Class MX Uncertificated Interests and the Class MX Uncertificated Interest represents such "specified portions" of the interest payments on the Class LE, Class LF, Class LG, Class LH, Class LJ and Class LK Uncertificated Interests. None of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall, to the extent it is within the control of such Person, create or permit the creation of any other
"interests" in any of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV (within the meaning of Treasury Regulations Section 1.860D-1(b)(1)).

            (c) The Original Closing Date is hereby designated as the "startup day" of each of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code. The First Sequel Closing Date is hereby designated as the "startup day" of REMIC III within the meaning of Section 860G(a)(9) of the Code. The Second Sequel Closing Date is hereby designated as the "startup day" of each of REMIC IIIU and REMIC IV within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date", within the meaning of Treasury Regulations
Section 1.860G-1(a)(4)(iii) of the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests, the REMIC IIIU Uncertificated Regular Interests and the REMIC IV Regular Certificates is May 20, 2029, the Distribution Date following the latest maturity date of any Mortgage Loan.

            (d) The REMIC Administrator is hereby designated as agent for the Tax Matters Person of each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV and shall: act on behalf of the Trust in relation to any tax matter or controversy, represent the Trust in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of REMIC I, REMIC II or REMIC III, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of REMIC I, REMIC II or REMIC III and otherwise act on behalf of each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV in relation to any tax matter or controversy involving such REMIC. By their acceptance thereof, the Holders of the Residual Certificates hereby agree to irrevocably appoint the REMIC Administrator as their agent to perform all of the duties of the Tax Matters Person for REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV. Subject to Section 10.01(h), the legal expenses and costs of any action described in this subsection (d) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the REMIC Administrator shall be entitled to be reimbursed therefor out of any amounts on deposit in the Distribution Account as provided by Section 3.05(b).

            (e) The REMIC Administrator shall prepare and file or cause to be prepared and filed, and the Trustee shall sign, all of the Tax Returns in respect of each of REMIC I, REMIC II ,REMIC III, REMIC IIIU and REMIC IV. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor.

            (f) The REMIC Administrator shall perform or cause to be performed on behalf of each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any other taxing authority under Applicable State Law. Included among such duties, the REMIC Administrator shall provide, or cause to be provided: (i) to any Transferor of a Residual Certificate and the IRS, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is a Disqualified Organization; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) with respect to REMIC II (as to the Unaffected REMIC II Certificates), REMIC III (as to the Unaffected REMIC III Certificates), and REMIC IV (as to the REMIC IV Regular Certificates), Form 8811, or other applicable form, to the IRS, and the name, title, address and telephone number of the Person who will serve as the representative of REMIC II (as to the Unaffected REMIC II Certificates) and REMIC III (as to the Unaffected REMIC III Certificates) and REMIC IV (as to the REMIC IV Regular Certificates).

            (g) The REMIC Administrator shall perform its duties more specifically set forth hereunder in a manner consistent with maintaining the status of each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV as a REMIC under the REMIC Provisions (and each of the other parties hereto shall assist it, to the extent reasonably requested by it). The REMIC Administrator shall not knowingly take (or cause any of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV to take) any action or fail to take (or fail to cause to be taken) any action within the scope of its duties more specifically set forth hereunder that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event with respect to any such REMIC, unless the REMIC Administrator has received an Opinion of Counsel to the effect that the contemplated action will not result in an Adverse REMIC Event. None of the other parties hereto shall take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV, or causing REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV to take any action, that is not expressly permitted under the terms of this Agreement, each of the other parties hereto will consult with the REMIC Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. None of the parties hereto shall take any such action or cause REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne: (i) if such action that is not expressly permitted by this Agreement would be of a material benefit to or otherwise in the best interests of the Certificateholders as a whole, by the Trust and shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Distribution Account; and (ii) otherwise by the party seeking to take the action not permitted by this Agreement.

               (i) In the event that any tax is imposed on REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any taxes on contributions to REMIC I, REMIC II or REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X; (ii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X;
      (iv) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; or (v) the Trust in all other instances. Any tax permitted  to be  incurred  by the  Special  Servicer  pursuant to Section
      3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Distribution Account.

            (h) The REMIC Administrator and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV on a calendar year and on an accrual basis. Such records with respect to REMIC I shall include, for each Distribution Date, the applicable Uncertificated Principal Balance, REMIC I Remittance Rate, and each category of distribution on or with respect to the REMIC I Regular Interests. Such records with respect to REMIC II shall include, for each Distribution date, the applicable Uncertificated Principal Balance, REMIC II Remittance Rate, Class MX Notional Amount, Class MX Pass-Through Rate, and each category of distribution on or with respect to the REMIC II Uncertificated Regular Interests. Such records with respect to REMIC III shall include, for each Distribution Date, the Class UX Notional Amount, the Class UX Pass-Through Rate and each category of distribution on or with respect to the Class UX Uncertificated Interest. Such records with respect to REMIC IIIU shall include, for each Distribution Date, the applicable Uncertificated Principal Balance, REMIC IIIU Remittance Rate, and each category of distribution on or with respect to the REMIC IIIU Uncertificated Regular Interests.

            (i) Following the Startup Day therefor, the Trustee shall not accept any contributions of assets to REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (j) None of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) a breach of any representation or warranty of the Mortgage Loan Seller regarding the Mortgage Loans or as otherwise provided for in Section 2.03, (B) the foreclosure, default or imminent default of a Mortgage Loan, including but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed-in-lieu of foreclosure, (C) the bankruptcy of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV, or (D) the termination of the Trust pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in the Certificate Account or the REO Account for gain; or (iii) the acquisition of any assets for the Trust Fund (other than a Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Certificate Account or the REO Account); in any event unless it has received an Opinion of Counsel (from and at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not cause: (x) REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (k) Except as otherwise permitted by Section 3.17(a), none of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV will consist of "qualified mortgages" as defined in
Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            SECTION 10.02 Depositor, Master Servicer, Special Servicer and Trustee to Cooperate with REMIC Administrator.

            (a) The Depositor shall provide or cause to be provided to the REMIC Administrator, within ten (10) days after the Original Closing Date, all information or data that the REMIC Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

            (b) The Master Servicer, the Special Servicer and the Trustee shall each furnish such reports, certifications and information, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the REMIC Administrator in order to enable it to perform its duties hereunder.

            SECTION 10.03     Fees of the REMIC Administrator.

            In the event the Trustee and the REMIC Administrator are not the same Person, the Trustee covenants and agrees to pay to the REMIC Administrator from time to time, and the REMIC Administrator shall be entitled to, reasonable compensation (as set forth in a written agreement between the Trustee and the REMIC Administrator) for all services rendered by it in the exercise and performance of any of the obligations and duties of the REMIC Administrator hereunder.

            SECTION 10.04     Use of Agents.

            The REMIC Administrator may execute any of its obligations and duties hereunder either directly or by or through agents or attorneys-in-fact consented to by the Trustee, which consent shall not be unreasonably withheld; provided that the REMIC Administrator shall not be relieved of its liabilities, duties and obligations hereunder by reason of the use of any such agent or attorney-in-fact.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            SECTION 11.01     Amendment.

            (a) This  Agreement  may be amended  from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be defective or may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated; (v) if such amendment, as evidenced by an Opinion of Counsel delivered to the Trustee and the REMIC Administrator, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV; (vi) to modify, add to or eliminate any provisions of
Section 5.02(d)(i), (ii) and (iii); or (vii) for any other purpose; provided that such amendment (other than any amendment for the specific purposes described in clauses (v) and (vi) above) shall not, as evidenced by an Opinion of Counsel obtained by or delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder without such Certificateholder's written consent; and provided further that such amendment (other than any amendment for any of the specific purposes described in clauses
(i) through (vi) above) shall not result in a downgrade, qualification (if applicable) or withdrawal of any rating then assigned to any Class of Certificates by any Rating Agency (as evidenced by written confirmation to such effect from each Rating Agency obtained by or delivered to the Trustee).

            (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on the Mortgage Loans and any REO Properties which are required to be distributed on any Certificate without the written consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (b)(i) without the written consent of the Holders of all Certificates of such Class, or (iii) modify the provisions of this Section 11.01 without the written consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any of their respective Affiliates shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates. For purposes of this Section 11.01(b), a Class of Certificates is an "affected Class" if and only if it would, as the result of any such amendment, experience any of the effects described in clauses (i), (ii) and
(iii) of this Section 11.01(b).

            (c) At the direction of the Holders of Certificates entitled to 100% of the Voting Rights allocated to the affected Classes, and with the agreement of all of the parties hereto (none of which shall withhold its agreement unless its obligations hereunder would be materially increased), the Agreement shall be amended for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates, including without limitation,
(i) to cause such Classes to be restructured, (ii) to create in connection with any restructuring one or more new classes of Certificates, which may include, without limitation, one or more classes of Certificates entitled to payments of principal on a priority basis from collections in respect of some or all of the Conduit Mortgage Loans or Portfolio Mortgage Loans, (iii) to make in connection with any such restructuring one or more additional REMIC elections with respect to the Trust Fund and (iv) to provide for the book-entry registration of any such existing or newly created classes of Certificates. For purposes of this
Section 11.01(c), a Class of Certificates is an "affected Class" if and only if it would, as the result of any such amendment, experience any of the effects described in clauses (i), (ii) and (iii) of Section 11.01(b). Any restructuring pursuant to this Section 11.01(c) shall require the prior written approval of each Rating Agency and confirmation of the ratings of each such Class of Certificates (taking into account such restructuring), including confirmation that such restructuring will not result in the downgrade, qualification (if applicable) or withdrawal of the ratings then assigned to the Class E, Class F, Class G, Class H, Class J and Class K Certificates.

            (d) Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the REMIC Administrator shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to any party hereto in accordance with such amendment will not result in the imposition of a tax on REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV pursuant to the REMIC Provisions or cause REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            (e) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of the amendment to each Certificateholder.

            (f) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe; provided that such consents shall be in writing.

            (g) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (h) The cost of any Opinion of Counsel to be  delivered  pursuant to
Section 11.01(a) or (d) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (d) shall be payable out of the Distribution Account.

            SECTION 11.02     Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the reasonable cost of which may be paid out of the Distribution Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders. It is acknowledged that the Trustee has no obligation to monitor whether such recordation in necessary under this section.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 11.03     Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 11.04     Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 11.05     Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (1) in the case of the Depositor, NationsLink Funding Corporation, Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 Attention: David A. Gertner, telecopy number:
(704) 386-1094 (with copies to Robert W. Long, Esq., Assistant General Counsel, Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street (20th Floor), Charlotte, North Carolina 28255, telecopy number: (704)
386-6453; (2) in the case of the Mortgage Loan Seller, Bank of America, N.A., Bank of America Corporate Center, NC1-007-07-01, 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: David Gertner, telecopy number:
(704) 386-1904; (3) in the case of the Master Servicer and the Special Servicer, ORIX Real Estate Capital Markets, LLC, 1717 Main Street, 14th Floor, Dallas, Texas 75201, Attention: Edgar L. Smith, II, telecopy number (214) 237-2034, with a copy to ORIX Real Estate Capital Markets, LLC, 1717 Main Street, 12th Floor, Dallas, Texas 75201, Attention: Paul G. Smyth, telecopy number (214) 237-2040;
(4) in the case of the Trustee and REMIC Administrator, Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562,
Attention: Corporate Trust Services (CMBS), NationsLink Funding Corporation, Series 1999-2, telecopy number (410) 884-2360; and (5) in the case of the Rating Agencies, (A) Fitch IBCA, Inc., Commercial Mortgage Surveillance, One State Street Plaza, New York, New York 10009, Attention: Commercial MBS Monitoring Department, telecopy number (212) 635-0295; (B) Duff & Phelps Credit Rating Co., 55 East Monroe Street, Suite 38, Chicago, Illinois 60603, Attention: CMBS Monitoring Group, telecopy number (312) 263-2852; and (C) Standard & Poor's Ratings Services, Inc., 55 Water Street, 41st Floor, New York, New York 10041-0003, Attention: Commercial Mortgage Group Surveillance Manager, telecopy number (212) 438-2662, or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            SECTION 11.06     Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 11.07     Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Except as specifically contemplated by Sections 3.22, 3.24, 6.03 and 8.05, no other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            SECTION 11.08     Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            SECTION 11.09     Notices to and from Rating Agencies.

            (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default hereunder that has not been cured;

               (iii) the resignation or termination of the Master Servicer, the Special Servicer or the REMIC Administrator and the appointment of a successor;

               (iv) any change in the location of the Distribution Account;

               (v) the final payment to any Class of Certificateholders; and

               (vi) the repurchase of any Mortgage Loan by the Mortgage Loan Seller pursuant to Section 2.03.

            (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) the resignation or removal of the Trustee and the appointment of a successor;

               (ii) any change in the location of the Certificate Account;

               (iii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Trustee;

               (iv) any material casualty at or condemnation or eminent domain proceeding in respect of a Mortgaged Property;

               (v) the vacating by an anchor tenant of a retail Mortgaged Property;

               (vi) for Fitch, any release or substitution of any collateral for any Mortgage Loan;

               (vii) for Fitch, any assumption of any Mortgage Loan, or Loans, but only if the aggregate Stated Principal Balance of such Mortgage Loan(s) exceeds two percent (2%) of the Stated Principal Balance of the Mortgage Pool, or the Mortgage Loan is one of the largest ten (10) Mortgage Loans in the Mortgage Pool;

               (viii) for DCR, any Officer's Certificate delivered by the Master Servicer to the Trustee;

               (ix) for DCR, any extension or modification of a Mortgage Loan's maturity date; and

               (x) for DCR, any modification, waiver or amendment of any term of any Mortgage Loan.

            (c) Each of the Master Servicer and the Special Servicer, as the case may be, shall furnish to each Rating Agency such information with respect to the Mortgage Loans as the Rating Agency shall reasonably request and which the Master Servicer or the Special Servicer, as the case may be, can reasonably provide.

            (d) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

               (i) each of its annual  statements as to compliance  described in
      Section 3.13; and

               (ii) each of its annual independent public accountants' servicing reports described in Section 3.14, if any.

In addition, as and to the extent required by Section 3.12(b), each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies or summaries (in such format as will be acceptable to the Rating Agency) of any of the written reports (including, without limitation, reports regarding property inspections) prepared, and any of the quarterly and annual operating statements, rent rolls and financial statements collected, by it pursuant to Section 3.12(b).

            (e) The Trustee shall promptly furnish each Rating Agency on a monthly basis, to the extent not made available on the Trustee's Website, copies of the statements to the Holders of the Regular Certificates required by the first paragraph of Section 4.02(a).

            (f) To the extent reasonably possible, all information and reports delivered or made available to the Rating Agencies, or a Class E, Class F, Class G, Class H, Class J and Class K Certificateholder (if requested by such Holder), by any of the Trustee, the Master Servicer or the Special Servicer pursuant to this Section 11.09, shall be so delivered or otherwise made available through an electronic medium.

            (g) Each Rating Agency shall provide to the Trustee, upon its request, a listing of the then current rating on any Certificate then outstanding.

            (h) The Trustee, the Master Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency, with respect to each Mortgage Loan such information as the Rating Agency shall reasonably request and which the Trustee, the Master Servicer or the Special Servicer can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege relating to such information. The Trustee, the Master Servicer and the Special Servicer, as applicable, may include any reasonable disclaimer they deem appropriate with respect to such information.

            SECTION 11.10     Requests for Information; Standing Requests.

            (a) Any Holder of a Class E, Class F, Class G, Class H, Class J or Class K Certificate shall be entitled to, upon request to the Master Servicer, receive a copy from the Master Servicer of any notice or report to be delivered hereunder to the Directing Certificateholder.

            (b) For the avoidance of doubt, it is noted that to the extent that any Rating Agency, or any Holder of a Class E, Class F, Class G, Class H, Class J or Class K Certificate, is stated herein to be entitled to obtain from the Master Servicer or the Special Servicer, upon request, any particular report or other item of information obtained or prepared with respect to the Mortgage Loans by the parties to this Agreement in the course of their performance hereof, such request by such Person may take the form of a standing request to the Master Servicer or the Special Servicer, as the case may be, to receive all such reports or items until further notice.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers or representatives thereunto duly authorized, in each case as of the day and year first above written.


                                NATIONSLINK FUNDING CORPORATION,
                                   Depositor


                                    By:   /s/ James E. Naumann
                                          -------------------------------
                                          Name:  James E. Naumann
                                          Title:    Senior Vice President



                               BANK OF AMERICA, N.A.,
                                   Mortgage Loan Seller


                                    By:   /s/ James E. Naumann
                                          -------------------------------
                                          Name:  James E. Naumann
                                          Title:    Managing Director


                                ORIX REAL ESTATE CAPITAL MARKETS, LLC,
                                   Master Servicer and Special Servicer


                                    By:   /s/ Edgar L. Smith, II
                                          -------------------------------
                                          Name:  Edgar L. Smith, II
                                          Title:    Chief Operating Officer


                                NORWEST BANK MINNESOTA, NATIONAL
                                ASSOCIATION,
                                   Trustee and REMIC Administrator


                                    By:   /s/ Leslie A. Gaskill
                                          -------------------------------
                                          Name: Leslie A. Gaskill
                                          Title:   Vice President

ACKNOWLEDGED AND AGREED WITH RESPECT
TO SECTION 2.01 OF THIS AGREEMENT:


NATIONSBANK COMMERCIAL MORTGAGE OWNER TRUST I


By:   Norwest Bank Minnesota, National Association,
      its Co-Trustee


      By:   /s/ Leslie A. Gaskill
            -------------------------------
            Name: Leslie A. Gaskill
            Title:      Vice President

STATE OF NORTH CAROLINA       )
                              )     ss.:
COUNTY OF MECKLENBURG         )


            On the 23rd day of November, 1999, before me, a notary public in and for said State, personally appeared James E. Naumann known to me to be a Senior Vice President of NATIONSLINK FUNDING CORPORATION and the Managing Director of BANK OF AMERICA, N.A., two of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entities, and acknowledged to me that such person executed the within instrument.



            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                      /s/ Cheryl D. Faust
                                              -------------------------------
                                                          Notary Public

[Notarial Seal]


My commission expires:


May 19, 2001

STATE OF TEXAS             )
                           )  ss.:
COUNTY OF DALLAS           )


            On the 23rd day of November, 1999, before me, a notary public in and for said State, personally appeared Edgar L. Smith, II, known to me to be a Chief Operating Officer of ORIX REAL ESTATE CAPITAL MARKETS, LLC, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                        /s/ Claudia Ryan
                                               -------------------------------
                                                          Notary Public

[Notarial Seal]


My commission expires:


September 20, 2002

STATE OF NEW YORK          )
                           )  ss.:
COUNTY OF NEW YORK         )


            On the 23rd day of November, 1999, before me, a notary public in and for said State, personally appeared Leslie A. Gaskill, known to me to be a Vice President of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                        /s/ Jack A. Aini
                                              -------------------------------
                                                          Notary Public

[Notarial Seal]


My commission expires:


June 9, 2001

                                 EXHIBIT A-1
                        FORM OF CLASS A-1 CERTIFICATE

                        CLASS A-1 COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATE,
                                SERIES 1999-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       NATIONSLINK FUNDING CORPORATION

Pass-Through Rate:                             Certificate  Principal Balance of
6.478% per annum                               this   Certificate   as  of   the
                                               Sequel        Closing       Date:
                                               $______________
Date of Amended and Restated Pooling and
Servicing Agreement:                           Class Principal  Balance  of  all
October 1, 1999                                the Class A-1  Certificates as of
                                               the Issue Date: $169,348,093
Cut-off Date:  August 1, 1999

Sequel Closing Date:  October 14, 1999         Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the  Cut-off
November 22, 1999                              Date,  after  deducting  payments
                                               of principal  due  on  or  before
Master Servicer:                               such  date  (the   "Initial  Pool
ORIX Real Estate Capital Markets, LLC          Balance"): $1,122,153,392

                                               Trustee and REMIC Administrator:
Special Servicer:                              Norwest Bank Minnesota,  National
ORIX Real Estate Capital Markets, LLC          Association

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. A-1-___                        CUSIP No. [_______________]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, ORIX REAL ESTATE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Sequel Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Sequel Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to an Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the  obligations  created by the Agreement  shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer

                        CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                  SCHEDULE A


              CERTIFICATE    BALANCE    OF
              DEFINITIVE      CERTIFICATES
              EXCHANGED   OR   TRANSFERRED
              FOR,  OR ISSUED IN  EXCHANGE
              FOR OR UPON  TRANSFER OF, AN  REMAINING PRINCIPAL
              INTEREST IN THIS BOOK-        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE           ENTRY CERTIFICATE            CERTIFICATE          MADE BY
------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

                                  ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

Dated:
                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________ for the account of _________________________________________.

            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This  information  is provided by  ________________________________, the assignee named above, or  _________________________________________,  as its
agent.

                                 EXHIBIT A-2
                        FORM OF CLASS A-2 CERTIFICATE

                        CLASS A-2 COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATE,
                                SERIES 1999-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       NATIONSLINK FUNDING CORPORATION


Pass-Through Rate:                             Certificate  Principal Balance of
6.8460% per annum                              this  Certificate as of the Issue
                                               Date:
                                               $______________
Date of Second Amended and Restated Pooling
and Servicing Agreement:  November 1, 1999     Class Principal  Balance  of  all
                                               the Class A-2 Certificates as of
Cut-off Date:  November 10, 1999               the Issue Date:  $84,648,789

Issue Date:  November 23, 1999                 Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the  Cut-off
December 20, 1999                              Date,  after  deducting  payments
                                               of principal due  on  or   before
Master Servicer:                               such  date  (the   "Initial  Pool
ORIX Real Estate Capital Markets, LLC          Balance"): $1,115,186,748

                                               Trustee and REMIC Administrator:
Special Servicer:                              Norwest Bank Minnesota,  National
ORIX Real Estate Capital Markets, LLC          Association

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. A-2-__                         CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, ORIX REAL ESTATE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the  obligations  created by the Agreement  shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC III, REMIC IIIU, or REMIC IV as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer

                        CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________

Dated:
                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________ for the account of _________________________________________________________.

            Distributions made by check (such check to be made payable to _______________________________) and all applicable statements and notices should be mailed to ______________________________________________________.

            This information is provided by ___________________________________, the assignee  named  above,  or  ______________________________________,  as its agent.

                                 EXHIBIT A-3
                        FORM OF CLASS A-3 CERTIFICATE

                        CLASS A-3 COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATE,
                                SERIES 1999-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       NATIONSLINK FUNDING CORPORATION


Pass-Through Rate:                             Certificate  Principal Balance of
Variable                                       this  Certificate as of the Issue
                                               Date:
                                               $______________
Date of Second Amended and Restated Pooling
and Servicing Agreement:  November 1, 1999     Class Principal  Balance  of  all
                                               the Class A-3 Certificates  as of
Cut-off Date:  November 10, 1999               the Issue Date:  $232,000,439

Issue Date:  November 23, 1999                 Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the  Cut-off
December 20, 1999                              Date,  after  deducting  payments
                                               of  principal  due  on  or before
Master Servicer:                               such  date  (the   "Initial  Pool
ORIX Real Estate Capital Markets, LLC          Balance"): $1,115,186,748

                                               Trustee and REMIC Administrator:
Special Servicer:                              Norwest Bank Minnesota,  National
ORIX Real Estate Capital Markets, LLC          Association

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. A-3-__                         CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, ORIX REAL ESTATE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the  obligations  created by the Agreement  shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC III, REMIC IIIU, or REMIC IV as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer

                        CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-3 Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________

Dated:
                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________________ for the account of _________________________________________________________.

            Distributions made by check (such check to be made payable to _______________________________) and all applicable statements and notices should be mailed to ______________________________________________________.

            This information is provided by ___________________________________, the assignee  named  above,  or  ______________________________________,  as its agent.

                                 EXHIBIT A-4
                        FORM OF CLASS A-4 CERTIFICATE

                        CLASS A-4 COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATE,
                                SERIES 1999-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       NATIONSLINK FUNDING CORPORATION


Pass-Through Rate:                             Certificate  Principal Balance of
Variable                                       this  Certificate as of the Issue
                                               Date:
                                               $______________
Date of Second Amended and Restated Pooling
and Servicing Agreement:  November 1, 1999     Class Principal  Balance  of  all
                                               the Class A-4 Certificates as  of
Cut-off Date:  November 10, 1999               the Issue Date:  $110,485,256

Issue Date:  November 23, 1999                 Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the  Cut-off
December 20, 1999                              Date,  after  deducting  payments
                                               of  principal  due  on  or before
Master Servicer:                               such  date  (the   "Initial  Pool
ORIX Real Estate Capital Markets, LLC          Balance"): $1,115,186,748

                                               Trustee and REMIC Administrator:
Special Servicer:                              Norwest Bank Minnesota,  National
ORIX Real Estate Capital Markets, LLC          Association

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. A-4-__                         CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, ORIX REAL ESTATE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the  obligations  created by the Agreement  shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC III, REMIC IIIU, or REMIC IV as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer

                        CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-4 Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________

Dated:
                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________ for the account of _________________________________________________________.

            Distributions made by check (such check to be made payable to _______________________________) and all applicable statements and notices should be mailed to ______________________________________________________.

            This information is provided by ___________________________________, the assignee  named  above,  or  ______________________________________,  as its agent.

                                 EXHIBIT A-5
                        FORM OF CLASS A-5 CERTIFICATE

                        CLASS A-5 COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATE,
                                SERIES 1999-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       NATIONSLINK FUNDING CORPORATION


Pass-Through Rate:                             Certificate  Principal Balance of
Variable                                       this  Certificate as of the Issue
                                               Date:
                                               $______________
Date of Second Amended and Restated Pooling
and Servicing Agreement:  August 1, 1999       Class Principal  Balance  of  all
                                               the Class A-5 Certificates as  of
Cut-off Date:  August 1, 1999                  the Issue Date:  $114,901,548

Issue Date:  August 17, 1999                   Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the  Cut-off
September 20, 1999                             Date,  after  deducting  payments
                                               of  principal  due  on  or before
Master Servicer:                               such  date  (the   "Initial  Pool
ORIX Real Estate Capital Markets, LLC          Balance"): $1,122,153,392

                                               Trustee and REMIC Administrator:
Special Servicer:                              Norwest Bank Minnesota,  National
ORIX Real Estate Capital Markets, LLC          Association

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. A-5-__                         CUSIP No. [_______________]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, ORIX REAL ESTATE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [__________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the  obligations  created by the Agreement  shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer

                        CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-5 Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________

Dated:
                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________ for the account of _________________________________________________________.

            Distributions made by check (such check to be made payable to _______________________________) and all applicable statements and notices should be mailed to ______________________________________________________.

            This information is provided by ___________________________________, the assignee  named  above,  or  ______________________________________,  as its agent.

                                 EXHIBIT A-1C
                        FORM OF CLASS A-1C CERTIFICATE

                        CLASS A-1C COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATE,
                                SERIES 1999-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       NATIONSLINK FUNDING CORPORATION


Pass-Through Rate:                             Certificate  Principal Balance of
7.0300% per annum                              this  Certificate as of the Issue
                                               Date:
                                               $______________
Date of Second Amended and Restated Pooling
and Servicing Agreement:  November 1, 1999     Class Principal  Balance  of  all
                                               the  Class A-1C  Certificates  as
Cut-off Date:  November 10, 1999               of the Issue Date:  $103,960,279

Issue Date:  November 23, 1999                 Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the  Cut-off
December 20, 1999                              Date,  after  deducting  payments
                                               of  principal  due  on  or before
Master Servicer:                               such  date  (the   "Initial  Pool
ORIX Real Estate Capital Markets, LLC          Balance"): $1,115,186,748

                                               Trustee and REMIC Administrator:
Special Servicer:                              Norwest Bank Minnesota,  National
ORIX Real Estate Capital Markets, LLC          Association

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. A-1C-__                        CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, ORIX REAL ESTATE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the  obligations  created by the Agreement  shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC III, REMIC IIIU, or REMIC IV as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer

                        CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-1C Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________

Dated:
                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of _________________________________________________________.

            Distributions made by check (such check to be made payable to _______________________________) and all applicable statements and notices should be mailed to ______________________________________________________.

            This information is provided by ___________________________________, the assignee  named  above,  or  ______________________________________,  as its agent.

                                 EXHIBIT A-2C
                        FORM OF CLASS A-2C CERTIFICATE

                        CLASS A-2C COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATE,
                                SERIES 1999-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       NATIONSLINK FUNDING CORPORATION


Pass-Through Rate:                             Certificate  Principal Balance of
Variable                                       this  Certificate as of the Issue
                                               Date:
                                               $______________
Date of Second Amended and Restated Pooling
and Servicing Agreement:  November 1, 1999     Class Principal  Balance  of  all
                                               the  Class A-2C  Certificates  as
Cut-off Date:  November 10, 1999               of the Issue Date:  $114,048,463

Issue Date:  November 23, 1999                 Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the  Cut-off
December 20, 1999                              Date,  after  deducting  payments
                                               of  principal  due  on  or before
Master Servicer:                               such  date  (the   "Initial  Pool
ORIX Real Estate Capital Markets, LLC          Balance"): $1,115,186,748

                                               Trustee and REMIC Administrator:
Special Servicer:                              Norwest Bank Minnesota,  National
ORIX Real Estate Capital Markets, LLC          Association

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. A-2C-__                        CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, ORIX REAL ESTATE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the  obligations  created by the Agreement  shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC III, REMIC IIIU, or REMIC IV as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer

                        CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-2C Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________

Dated:
                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________________ for the account of _________________________________________________________.

            Distributions made by check (such check to be made payable to _______________________________) and all applicable statements and notices should be mailed to ______________________________________________________.

            This information is provided by ___________________________________, the assignee  named  above,  or  ______________________________________,  as its agent.

                                 EXHIBIT A-6
                         FORM OF CLASS X CERTIFICATE

                         CLASS X COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATE,
                                SERIES 1999-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       NATIONSLINK FUNDING CORPORATION


Pass-Through Rate:                             Certificate  Notional  Amount  of
Variable                                       this  Certificate as of the Issue
                                               Date:
                                               $______________
Date of Second Amended and Restated Pooling
and Servicing Agreement:  November 1, 1999     Class Notional  Amount of all the
                                               Class X  Certificates  as  of the
Cut-off Date:  November 10, 1999               Issue Date:  $1,115,186,727

Issue Date:  November 23, 1999                 Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the  Cut-off
December 20, 1999                              Date,  after  deducting  payments
                                               of  principal  due  on  or before
Master Servicer:                               such  date  (the   "Initial  Pool
ORIX Real Estate Capital Markets, LLC          Balance"): $1,115,186,748

                                               Trustee and REMIC Administrator:
Special Servicer:                              Norwest Bank Minnesota,  National
ORIX Real Estate Capital Markets, LLC          Association

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. X-__                           CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, ORIX REAL ESTATE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ISSUED ON NOVEMBER 23, 1999, AT AN ISSUE PRICE OF 3.19983% OF THE INITIAL CLASS X NOTIONAL AMOUNT, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ALL INTEREST DISTRIBUTIONS EXPECTED TO BE RECEIVED HEREON, AND IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF 0% CONSTANT PREPAYMENT RATE FOR THE CONDUIT MORTGAGE LOANS AND 6% CONSTANT PREPAYMENT RATE FOR THE PORTFOLIO MORTGAGE LOANS USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL CLASS X NOTIONAL AMOUNT IS APPROXIMATELY 1.47608888%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 11.56%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (NOVEMBER 23, 1999 TO DECEMBER 20, 1999) AS A PERCENTAGE OF THE INITIAL CLASS X NOTIONAL AMOUNT, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY 0.02773975%.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the  obligations  created by the Agreement  shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC III, REMIC IIIU, or REMIC IV as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Trustee


                                    By:_______________________________________
                                                   Authorized Officer

                        CERTIFICATE OF AUTHENTICATION

            This is one of the Class X Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                  ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

Dated:
                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________ or the account of ______________________________________________.

            Distributions made by check (such check to be made payable to _______________________________) and all applicable statements and notices should be mailed to _________________________________________________________.

            This information is provided by _________________________, the assignee named above, or ______________________________________, as its agent.

                                 EXHIBIT A-7
                         FORM OF CLASS B CERTIFICATE

                         CLASS B COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATE,
                                SERIES 1999-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       NATIONSLINK FUNDING CORPORATION


Pass-Through Rate:                             Certificate  Principal Balance of
Variable                                       this  Certificate as of the Issue
                                               Date:
                                               $______________
Date of Second Amended and Restated Pooling
and Servicing Agreement:  November 1, 1999     Class Principal  Balance  of  all
                                               the  Class B  Certificates  as of
Cut-off Date:  November 10, 1999               the Issue Date:  $56,107,669

Issue Date:  November 23, 1999                 Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the  Cut-off
December 20, 1999                              Date,  after  deducting  payments
                                               of principal  due  on  or  before
Master Servicer:                               such  date  (the   "Initial  Pool
ORIX Real Estate Capital Markets, LLC          Balance"): $1,115,186,748

                                               Trustee and REMIC Administrator:
Special Servicer:                              Norwest Bank Minnesota,  National
ORIX Real Estate Capital Markets, LLC          Association

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. B-____                         CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, ORIX REAL ESTATE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the  obligations  created by the Agreement  shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC III, REMIC IIIU, or REMIC IV as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer

                        CERTIFICATE OF AUTHENTICATION

            This is one of the Class B Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                  ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

Dated:
                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________ for the account of _________________________________________________________.

            Distributions made by check (such check to be made payable to __________________________) and all applicable statements and notices should be mailed to ____________________________________________.

            This information is provided by _____________________________, the assignee named above, or _____________________________________________________,
as its agent.

                                 EXHIBIT A-8
                         FORM OF CLASS C CERTIFICATE

                         CLASS C COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATE,
                                SERIES 1999-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       NATIONSLINK FUNDING CORPORATION


Pass-Through Rate:                             Certificate  Principal Balance of
Variable                                       this  Certificate as of the Issue
                                               Date:
                                               $______________
Date of Second Amended and Restated Pooling
and Servicing Agreement:  November 1, 1999     Class Principal  Balance  of  all
                                               the  Class C  Certificates  as of
Cut-off Date:  November 10, 1999               the Issue Date:  $44,886,135

Issue Date:  November 23, 1999                 Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the  Cut-off
December 20, 1999                              Date,  after  deducting  payments
                                               of  principal  due  on  or before
Master Servicer:                               such  date  (the   "Initial  Pool
ORIX Real Estate Capital Markets, LLC          Balance"): $1,115,186,748

                                               Trustee and REMIC Administrator:
Special Servicer:                              Norwest Bank Minnesota,  National
ORIX Real Estate Capital Markets, LLC          Association

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. C-__                           CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, ORIX REAL ESTATE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the  obligations  created by the Agreement  shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC III, REMIC IIIU, or REMIC IV as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer

                        CERTIFICATE OF AUTHENTICATION

            This is one of the Class C Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________

Dated:
                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________ for the account of _____________________________________________________.

            Distributions made by check (such check to be made payable to ____________________________) and all applicable statements and notices should be mailed to __________________________________________.

            This information is provided by ___________________________________, the assignee named above, or  _________________________________________,  as its
agent.

                                 EXHIBIT A-9
                         FORM OF CLASS D CERTIFICATE

                         CLASS D COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATE,
                                SERIES 1999-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       NATIONSLINK FUNDING CORPORATION


Pass-Through Rate:                             Certificate  Principal Balance of
Variable                                       this  Certificate as of the Issue
                                               Date:
                                               $______________
Date of Second Amended and Restated Pooling
and Servicing Agreement:  November 1, 1999     Class Principal  Balance  of  all
                                               the  Class D  Certificates  as of
Cut-off Date:  November 10, 1999               the Issue Date:  $67,329,203

Issue Date:  November 23, 1999                 Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the  Cut-off
December 20, 1999                              Date,  after  deducting  payments
                                               of  principal  due  on  or before
Master Servicer:                               such  date  (the   "Initial  Pool
ORIX Real Estate Capital Markets, LLC          Balance"): $1,115,186,748

                                               Trustee and REMIC Administrator:
Special Servicer:                              Norwest Bank Minnesota,  National
ORIX Real Estate Capital Markets, LLC          Association

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. D -___                         CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, ORIX REAL ESTATE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ISSUED ON NOVEMBER 23, 1999, AND BASED ON ITS ISSUE PRICE OF 95.53477%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 3 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF 0% CONSTANT PREPAYMENT RATE FOR THE CONDUIT MORTGAGE LOANS AND 6% CONSTANT PREPAYMENT RATE FOR THE PORTFOLIO MORTGAGE LOANS USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 4.52908571%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 8.26%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (NOVEMBER 23, 1999 TO DECEMBER 20, 1999) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY 0.01721002.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the  obligations  created by the Agreement  shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC III, REMIC IIIU, or REMIC IV as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer

                        CERTIFICATE OF AUTHENTICATION

            This is one of the Class D Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                  ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

Dated:
                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________.

            Distributions made by check (such check to be made payable to ________________________________________________) and all applicable statements and notices should be mailed to __________________________________________.

            This information is provided by ___________________________________, the assignee named above,  or  ____________________________________________,  as
its agent.

                                 EXHIBIT A-10
                         FORM OF CLASS E CERTIFICATE

                         CLASS E COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATE,
                                SERIES 1999-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       NATIONSLINK FUNDING CORPORATION


Pass-Through Rate:                             Certificate  Principal Balance of
Variable                                       this  Certificate as of the Issue
                                               Date:
                                               $______________
Date of Pooling and Servicing Agreement:
August 1, 1999                                 Class Principal  Balance  of  all
                                               the  Class E  Certificates  as of
Cut-off Date:  August 1, 1999                  the Issue Date:  $16,832,300

Issue Date:  August 17, 1999                   Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the  Cut-off
September 20, 1999                             Date,  after  deducting  payments
                                               of  principal  due  on  or before
Master Servicer:                               such  date  (the   "Initial  Pool
ORIX Real Estate Capital Markets, LLC          Balance"): $1,122,153,392

                                               Trustee and REMIC Administrator:
Special Servicer:                              Norwest Bank Minnesota,  National
ORIX Real Estate Capital Markets, LLC          Association

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. E-_____                        CUSIP No. [_______________]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, ORIX REAL ESTATE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS ISSUED ON AUGUST 17, 1999, AND BASED ON ITS ISSUE PRICE OF 80.34698%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 19.65302%; AND (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 19.46%. THERE IS NO SHORT FIRST ACCRUAL PERIOD.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the  obligations  created by the Agreement  shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer

                        CERTIFICATE OF AUTHENTICATION

            This is one of the Class E Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                  SCHEDULE A


              CERTIFICATE    BALANCE    OF
              DEFINITIVE      CERTIFICATES
              EXCHANGED   OR   TRANSFERRED
              FOR,  OR ISSUED IN  EXCHANGE
              FOR OR UPON  TRANSFER OF, AN  REMAINING PRINCIPAL
              INTEREST IN THIS BOOK-        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE           ENTRY CERTIFICATE            CERTIFICATE          MADE BY
------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

                                  ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

Dated:
                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________ for the account of ____________________________________________________.

            Distributions made by check (such check to be made payable to _____________________________) and all applicable statements and notices should be mailed to ________________________________________________________.

            This information is provided by  __________________________________, the assignee named above,  or  ________________________________________,  as its
agent.

                                 EXHIBIT A-11
                         FORM OF CLASS F CERTIFICATE

                         CLASS F COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATE,
                                SERIES 1999-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       NATIONSLINK FUNDING CORPORATION


Pass-Through Rate:                             Certificate  Principal Balance of
Variable                                       this  Certificate as of the Issue
                                               Date:
                                               $______________

Date of Pooling and Servicing                  Class Principal  Balance  of  all
Agreement:  August 1, 1999                     the  Class F  Certificates  as of
                                               the Issue Date: $56,107,669
Cut-off Date:  August 1, 1999

Issue Date:  August 17, 1999                   Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the  Cut-off
September 20, 1999                             Date,  after  deducting  payments
                                               of  principal  due  on  or before
Master Servicer:                               such  date  (the   "Initial  Pool
ORIX Real Estate Capital Markets, LLC          Balance"): $1,122,153,392

                                               Trustee and REMIC Administrator:
Special Servicer:                              Norwest Bank Minnesota,  National
ORIX Real Estate Capital Markets, LLC          Association

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. F-__                           CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, ORIX REAL ESTATE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE IS ISSUED ON AUGUST 17, 1999, AND BASED ON ITS ISSUE PRICE OF 63.81326%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 36.18674%; AND (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 11.41%. THERE IS NO SHORT FIRST ACCRUAL PERIOD.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the  obligations  created by the Agreement  shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer

                        CERTIFICATE OF AUTHENTICATION

            This is one of the Class F Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________

Dated:
                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________ for the account of
____________________.

            Distributions made by check (such check to be made payable to __________) and all applicable statements and notices should be mailed to
______________________________________________________________________________.

            This information is provided by  __________________________________, the assignee named above, or _______________________________, as its agent.

                                 EXHIBIT A-12
                         FORM OF CLASS G CERTIFICATE

                         CLASS G COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATE,
                                SERIES 1999-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       NATIONSLINK FUNDING CORPORATION


Pass-Through Rate:                             Certificate  Principal Balance of
Variable                                       this  Certificate as of the Issue
                                               Date:
                                               $______________
Date of Pooling and Servicing
Agreement:  August 1, 1999                     Class Principal  Balance  of  all
                                               the  Class G  Certificates  as of
Cut-off Date:  August 1, 1999                  the Issue Date:  $8,416,150

Issue Date:  August 17, 1999                   Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the  Cut-off
September 20, 1999                             Date,  after  deducting  payments
                                               of  principal  due on  or  before
Master Servicer:                               such  date  (the   "Initial  Pool
ORIX Real Estate Capital Markets, LLC          Balance"): $1,122,153,392

                                               Trustee and REMIC Administrator:
Special Servicer:                              Norwest Bank Minnesota,  National
ORIX Real Estate Capital Markets, LLC          Association

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. G-__                           CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, ORIX REAL ESTATE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE IS ISSUED ON AUGUST 17, 1999, AND BASED ON ITS ISSUE PRICE OF 58.36167%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 41.63832%; AND (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 12.11%. THERE IS NO SHORT FIRST ACCRUAL PERIOD.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the  obligations  created by the Agreement  shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer

                        CERTIFICATE OF AUTHENTICATION

            This is one of the Class G Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                  SCHEDULE A


              CERTIFICATE    BALANCE    OF
              DEFINITIVE      CERTIFICATES
              EXCHANGED   OR   TRANSFERRED
              FOR,  OR ISSUED IN  EXCHANGE
              FOR OR UPON  TRANSFER OF, AN  REMAINING PRINCIPAL
              INTEREST IN THIS BOOK-        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE           ENTRY CERTIFICATE            CERTIFICATE          MADE BY
------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________

Dated:
                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________________.

            Distributions made by check (such check to be made payable to ___________) and all applicable statements and notices should be mailed to
_______________________ for the account of _________________________________.

            This information is provided by _______________, the assignee named above, or _______________________________, as its agent.

                                 EXHIBIT A-13
                         FORM OF CLASS H CERTIFICATE

                         CLASS H COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATE,
                                SERIES 1999-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       NATIONSLINK FUNDING CORPORATION


Pass-Through Rate:                             Certificate  Principal Balance of
Variable                                       this   Certificate   as  of   the
                                               Issue Date:
                                               $______________
Date of Pooling and Servicing
Agreement:  August 1, 1999                     Class Principal  Balance  of  all
                                               the  Class H  Certificates  as of
Cut-off Date:  August 1, 1999                  the Issue Date:  $22,443,067

Issue Date:  August 17, 1999                   Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the  Cut-off
September 20, 1999                             Date,  after  deducting  payments
                                               of  principal  due  on  or before
Master Servicer:                               such  date  (the   "Initial  Pool
ORIX Real Estate Capital Markets, LLC          Balance"): $1,122,153,392

                                               Trustee and REMIC Administrator:
Special Servicer:                              Norwest Bank Minnesota,  National
ORIX Real Estate Capital Markets, LLC          Association

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. H-___                          CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, ORIX REAL ESTATE CAPITAL MARKETS LLC, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE IS ISSUED ON AUGUST 17, 1999, AND BASED ON ITS ISSUE PRICE OF 57.34713%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 42.65287%; AND (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 13.30%. THERE IS NO SHORT FIRST ACCRUAL PERIOD.



THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the  obligations  created by the Agreement  shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer

                        CERTIFICATE OF AUTHENTICATION

            This is one of the Class H Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                  SCHEDULE A


              CERTIFICATE    BALANCE    OF
              DEFINITIVE      CERTIFICATES
              EXCHANGED   OR   TRANSFERRED
              FOR,  OR ISSUED IN  EXCHANGE
              FOR OR UPON  TRANSFER OF, AN  REMAINING PRINCIPAL
              INTEREST IN THIS BOOK-        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE           ENTRY CERTIFICATE            CERTIFICATE          MADE BY
------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________

Dated:
                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________ for the account of
_______________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
___________________________ for the account of _____________________________.

            This information is provided by _________________, the assignee named above, or __________________________, as its agent.

                                 EXHIBIT A-14
                         FORM OF CLASS J CERTIFICATE

                         CLASS J COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATE,
                                SERIES 1999-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       NATIONSLINK FUNDING CORPORATION


Pass-Through Rate:                             Certificate  Principal Balance of
Variable                                       this  Certificate as of the Issue
                                               Date:
                                               $______________
Date of Pooling and Servicing
Agreement:  August 1, 1999                     Class Principal  Balance  of  all
                                               the  Class J  Certificates  as of
Cut-off Date:  August 1, 1999                  the Issue Date:
                                               $2,805,383

Issue Date:  August 17, 1999                   Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the  Cut-off
September 20, 1999                             Date,  after  deducting  payments
                                               of  principal  due  on  or before
Master Servicer:                               such  date  (the   "Initial  Pool
ORIX Real Estate Capital Markets, LLC          Balance"): $1,122,153,392

                                               Trustee and REMIC Administrator:
Special Servicer:                              Norwest Bank Minnesota,  National
ORIX Real Estate Capital Markets, LLC          Association

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. J-__                           CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, ORIX REAL ESTATE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE IS ISSUED ON AUGUST 17, 1999, AND BASED ON ITS ISSUE PRICE OF 50.96071%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 49.03928%; AND (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 14.95%. THERE IS NO SHORT FIRST ACCRUAL PERIOD.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the  obligations  created by the Agreement  shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer

                        CERTIFICATE OF AUTHENTICATION

            This is one of the Class J Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                  SCHEDULE A


              CERTIFICATE    BALANCE    OF
              DEFINITIVE      CERTIFICATES
              EXCHANGED   OR   TRANSFERRED
              FOR,  OR ISSUED IN  EXCHANGE
              FOR OR UPON  TRANSFER OF, AN  REMAINING PRINCIPAL
              INTEREST IN THIS BOOK-        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE           ENTRY CERTIFICATE            CERTIFICATE          MADE BY
------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________.

Dated:
                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________ for the account of
______________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
_________________.

            This information is provided by ___________________, the assignee named above, or ____________________________, as its agent.

                                 EXHIBIT A-15
                         FORM OF CLASS K CERTIFICATE

                         CLASS K COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATE,
                                SERIES 1999-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       NATIONSLINK FUNDING CORPORATION


Pass-Through Rate:                             Certificate  Principal Balance of
Variable                                       this  Certificate as of the Issue
                                               Date:
                                               $______________
Date of Pooling and Servicing
Agreement:  August 1, 1999                     Class Principal  Balance  of  all
                                               the  Class K  Certificates as  of
Cut-off Date:  August 1, 1999                  the Issue Date:  $28,053,840

Issue Date:  August 17, 1999                   Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the  Cut-off
September 20, 1999                             Date,  after  deducting  payments
                                               of  principal  due  on  or before
Master Servicer:                               such  date  (the   "Initial  Pool
ORIX Real Estate Capital Markets, LLC          Balance"): $1,122,153,392

                                               Trustee and REMIC Administrator:
Special Servicer:                              Norwest Bank Minnesota,  National
ORIX Real Estate Capital Markets, LLC          Association

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. K-__                           CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, ORIX REAL ESTATE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE IS ISSUED ON AUGUST 17, 1999, AND BASED ON ITS ISSUE PRICE OF 28.46633%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 71.53367%; AND (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 23.79%. THERE IS NO SHORT FIRST ACCRUAL PERIOD.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the  obligations  created by the Agreement  shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer

                        CERTIFICATE OF AUTHENTICATION

            This is one of the Class K Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                  SCHEDULE A


              CERTIFICATE    BALANCE    OF
              DEFINITIVE      CERTIFICATES
              EXCHANGED   OR   TRANSFERRED
              FOR,  OR ISSUED IN  EXCHANGE
              FOR OR UPON  TRANSFER OF, AN  REMAINING PRINCIPAL
              INTEREST IN THIS BOOK-        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE           ENTRY CERTIFICATE            CERTIFICATE          MADE BY
------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

------------  ----------------------------  --------------------  --------------

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________.

Dated:
                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________ for the account of
____________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
___________________________.

            This information is provided by ___________________________________, the assignee  named above,  or  _______________________________________,  as its agent.

                                 EXHIBIT A-16
                        FORM OF CLASS R-I CERTIFICATE

                        CLASS R-I COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATE,
                                SERIES 1999-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       NATIONSLINK FUNDING CORPORATION


Date of Pooling and Servicing                  Certificate No. R-I-___
Agreement:  August 1, 1999
                                               Percentage  Interest evidenced by
Cut-off Date:  August 1, 1999                  this  Certificate  in the related
                                               Class:  ____%
Issue Date:  August 17, 1999
                                               Approximate    Aggregate   unpaid
First Distribution Date:                       principal    balance    of    the
September 20, 1999                             Mortgage  Pool as of the  Cut-off
                                               Date,  after  deducting  payments
Master Servicer:                               of  principal  due  on or  before
ORIX Real Estate Capital Markets, LLC          such  date  (the   "Initial  Pool
                                               Balance"): $1,122,153,392

Special Servicer:                              Trustee and REMIC Administrator:
ORIX Real Estate Capital Markets, LLC          Norwest Bank Minnesota,  National
                                               Association

Mortgage Loan Seller:
Bank of America, N.A.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, ORIX REAL ESTATE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED
TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

            A  "Permitted   Transferee"  is  any   Transferee   that  is  not  a
Disqualified Organization or a Non-United States Person.

            A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by
Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and
(v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the  obligations  created by the Agreement  shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer

                        CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________

Dated:
                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________ for the account of
____________________.

            Distributions made by check (such check to be made payable to ________________) and all applicable statements and notices should be mailed to_______________________________________________________________.

            This information is provided by ______________, the assignee named above, or ______________________________, as its agent.

                                 EXHIBIT A-17
                        FORM OF CLASS R-II CERTIFICATE

                        CLASS R-II COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATE,
                                SERIES 1999-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       NATIONSLINK FUNDING CORPORATION

Date of Pooling and Servicing                 Certificate No. R-II - __
Agreement:  August 1, 1999

Cut-off Date:  August 1, 1999                 Percentage  Interest evidenced by
                                              this Certificate in the related
Issue Date:  August 17, 1999                  Class:  _____%

First Distribution Date:                      Approximate Aggregate unpaid
September 20, 1999                            principal balance of the
                                              Mortgage Pool as of the Cut-off
Master Servicer:                              Date, after deducting payments
ORIX Real Estate Capital Markets, LLC         of principal due on or before
                                              such date (the "Initial Pool
                                              Balance"):  $1,122,153,392
Special Servicer:
ORIX Real Estate Capital Markets, LLC         Trustee and REMIC Administrator:
                                              Norwest Bank Minnesota, National
Mortgage Loan Seller                          Association
Bank of America, N.A.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, ORIX REAL ESTATE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED
TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that [___________] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

            A  "Permitted   Transferee"  is  any   Transferee   that  is  not  a
Disqualified Organization or a Non-United States Person.

            A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by
Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and
(v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the  obligations  created by the Agreement  shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer

                        CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________

Dated:
                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________ for the account of ___________________.

            Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to ______________________________.

            This information is provided by _____________________, the assignee named above, or ___________________________, as its agent.

                                 EXHIBIT A-18
                       FORM OF CLASS R-III CERTIFICATE

                       CLASS R-III COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATE,
                                SERIES 1999-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       NATIONSLINK FUNDING CORPORATION

Date of Amended and Restated Pooling and      Certificate No. R-III - __
Servicing Agreement:  October 1, 1999

Cut-off Date:  August 1, 1999                 Percentage  Interest evidenced by
                                              this Certificate in the related
Issue Date:  October 14, 1999                 Class:  _____%

First Distribution Date:                      Approximate Aggregate unpaid
November 22, 1999                             principal balance of the
                                              Mortgage Pool as of the Cut-off
Master Servicer:                              Date, after deducting payments
ORIX Real Estate Capital Markets, LLC         of principal due on or before
                                              such date (the "Initial Pool
                                              Balance"):  $1,122,153,392
Special Servicer:
ORIX Real Estate Capital Markets, LLC         Trustee and REMIC Administrator:
                                              Norwest Bank Minnesota, National
Mortgage Loan Seller                          Association
Bank of America, N.A.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, ORIX REAL ESTATE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED
TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that [___________] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

            A  "Permitted   Transferee"  is  any   Transferee   that  is  not  a
Disqualified Organization or a Non-United States Person.

            A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by
Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and
(v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the  obligations  created by the Agreement  shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer

                        CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-III Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________

Dated:
                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________ for the account of ___________________.

            Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to ______________________________.

This information is provided by _____________________, the assignee named above, or ___________________________, as its agent.

                                 EXHIBIT A-19
                       FORM OF CLASS R-IIIU CERTIFICATE

                       CLASS R-IIIU COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATE,
                                SERIES 1999-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       NATIONSLINK FUNDING CORPORATION

Date of Second Amended and Restated Pooling   Certificate No. R-IIIU - __
and Servicing Agreement:  November 1, 1999

Cut-off Date:  November 10, 1999              Percentage  Interest evidenced by
                                              this Certificate in the related
Issue Date:  November 23, 1999                Class:  _____%

First Distribution Date:                      Approximate Aggregate unpaid
December 20, 1999                             principal balance of the
                                              Mortgage Pool as of the Cut-off
Master Servicer:                              Date, after deducting payments
ORIX Real Estate Capital Markets, LLC         of principal due on or before
                                              such date (the "Initial Pool
                                              Balance"):  $1,115,186,748
Special Servicer:
ORIX Real Estate Capital Markets, LLC         Trustee and REMIC Administrator:
                                              Norwest Bank Minnesota, National
Mortgage Loan Seller                          Association
Bank of America, N.A.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, ORIX REAL ESTATE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED
TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that [___________] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

            A  "Permitted   Transferee"  is  any   Transferee   that  is  not  a
Disqualified Organization or a Non-United States Person.

            A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by
Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and
(v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the  obligations  created by the Agreement  shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC III, REMIC IIIU, or REMIC IV as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer

                        CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-IIIU Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________

Dated:
                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________ for the account of ___________________.

            Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to ______________________________.

This information is provided by _____________________, the assignee named above, or ___________________________, as its agent.

                                 EXHIBIT A-20
                        FORM OF CLASS R-IV CERTIFICATE

                        CLASS R-IV COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATE,
                                SERIES 1999-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       NATIONSLINK FUNDING CORPORATION

Date of Second Amended and Restated Pooling   Certificate No. R-IV - __
and Servicing Agreement:  November 1, 1999

Cut-off Date:  November 10, 1999              Percentage  Interest evidenced by
                                              this Certificate in the related
Issue Date:  November 23, 1999                Class:  _____%

First Distribution Date:                      Approximate Aggregate unpaid
December 20, 1999                             principal balance of the
                                              Mortgage Pool as of the Cut-off
Master Servicer:                              Date, after deducting payments
ORIX Real Estate Capital Markets, LLC         of principal due on or before
                                              such date (the "Initial Pool
                                              Balance"):  $1,115,186,748
Special Servicer:
ORIX Real Estate Capital Markets, LLC         Trustee and REMIC Administrator:
                                              Norwest Bank Minnesota, National
Mortgage Loan Seller                          Association
Bank of America, N.A.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, ORIX REAL ESTATE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED
TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that [___________] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

            A  "Permitted   Transferee"  is  any   Transferee   that  is  not  a
Disqualified Organization or a Non-United States Person.

            A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by
Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and
(v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the  obligations  created by the Agreement  shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC III, REMIC IIIU, or REMIC IV as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer

                        CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-IV Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Norwest Bank Minnesota, National
                                    Association,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________

Dated:
                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________ for the account of ___________________.

            Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to ______________________________.

This information is provided by _____________________, the assignee named above, or ___________________________, as its agent.

                                  EXHIBIT B

                   FORM OF INVESTMENT REPRESENTATION LETTER


Norwest Bank Minnesota, National Association,
Norwest Center, Sixth and Marquette
Minneapolis, Minnesota 55479-0113
Attn: Corporate Trust Services (CMBS)--MAC # N9303-121


NationsLink Funding Corporation
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina  28255

            Re: Transfer of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-2
                  -------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered pursuant to Section 5.02 of the Second Amended and Restated Pooling and Servicing Agreement dated as of November 1, 1999 (the "Pooling and Servicing Agreement"), by and among NationsLink Funding Corporation, as Depositor, Bank of America, N.A., as Mortgage Loan Seller, ORIX Real Estate Capital Markets, LLC, as Master Servicer and as Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee on behalf of the holders of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-2 (the "Certificates"), in connection with the transfer by _________________ (the "Seller") to the undersigned (the "Purchaser") of $_______________ aggregate Certificate Balance of Class ___ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

            1. Check one of the following:*

            [ ] The Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or
                  (7) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

            [ ] The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act") The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

-----------------
*     Purchaser must include one of the following two certifications.

            2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof or (ii) to institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act, pursuant to any other exemption from the registration requirements of the 1933 Act, subject in the case of this clause (ii) to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

            3. The Purchaser has reviewed the Private Placement Memorandum relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

            4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

            5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

            6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

            7. Check one of the following:*

            [ ] The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

            [ ] The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto either (i) a duly executed IRS Form W-8 (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person or (ii) two duly executed copies of IRS Form 4224 (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the
                  Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated IRS Forms W-8 or IRS Forms 4224, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any of its political subdivisions, an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which were eligible to elect to be treated as U.S. persons).

            8. Please make all payments due on the Certificates:**

            [ ]   (a)   by wire transfer to the  following  account at a bank or
                        entity  in  New  York,  New  York,  having   appropriate
                        facilities therefor:

                        Bank:      _____________________________________
                        ABA#:      _____________________________________
                        Account #: _____________________________________
                        Attention: _____________________________________

            [ ]   (b)   by mailing a check or draft to the following address:

                        ________________________________________________
                        ________________________________________________
                        ________________________________________________


                                       Very truly yours,


                                       _______________________________________
                                                [The Purchaser]


                                       By:   _________________________________
                                             Name:
                                             Title:
Dated:


------------------
*    Each Purchaser must include one of the two alternative certifications.

** Only to be filled out by Purchasers of Definitive Certificates. Please select (a) or (b). For holders of Definitive Certificates, wire transfers are only available if such holder's Definitive Certificates have an aggregate Certificate Balance or Notional Amount, as applicable, of at least U.S. $5,000,000.

                                 EXHIBIT C-1

                   FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                      PURSUANT TO SECTION 5.02(D)(I)(B)



STATE OF                )
                        )  participation.:
COUNTY OF               )


            [NAME OF OFFICER], being first duly sworn, deposes and says that:

            1. He/She is the [Title of Officer] of [Name of Prospective Transferee] (the prospective transferee (the "Transferee") of a NationsLink Funding Corporation Class, R-[I] [II] Commercial Mortgage Pass-Through Certificate, Series 1999-2, evidencing a ____% Percentage Interest in the Class to which it belongs (the "Residual Certificate")), a __________________________________ duly organized and validly existing under the laws of [the State of ____] [the United States], on behalf of which he/she makes this affidavit. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Second Amended and Restated Pooling and Servicing Agreement pursuant to which the Residual Certificate was issued (the "Pooling and Servicing Agreement").

            2. The Transferee (i) is [and, as of [date of transfer], will be] a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificate, and (ii) is acquiring the Residual Certificate for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a "non-United States person". (For this purpose:
(i) a "disqualified organization" means the United States or a possession thereof, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax (unless such organization is subject to the tax on unrelated business taxable income); and (ii) a "non-United States person" is any person other than a "United States person". A "United States person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.)

            3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificate to "disqualified organizations" under the Internal Revenue Code of 1986, as amended; (ii) that such tax would be imposed on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a "disqualified organization", on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a "disqualified organization" and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificate may be a "non-economic residual interest" within the meaning of Treasury Regulation ss.1.860E-1(c) and that the transferor of a "non-economic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

            4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificate if at any time during the taxable year of the pass-through entity a "disqualified organization" is the record holder of an interest in such entity. (For this purpose, a "pass- through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificate by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

            6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

            7. The Transferee's taxpayer identification number is _____________.

            8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificate (in particular, clause (ii) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Certificate to a person other than the Transferee, in the event that the Transferee holds such Residual Certificate in violation of Section 5.02(d)), and the Transferee expressly agrees to be bound by and to comply with such provisions.

            9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificate is or will be to impede the assessment or collection of any tax.

            10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate.

            11. The Transferee will, in connection with any transfer that it makes of the Residual Certificate, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit C-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificate to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ___ day of __________, 199__.

                                      [NAME OF TRANSFEREE]


                                      By: ______________________________________
                                             [Name of Officer]
                                             [Title of Officer]

[Corporate Seal]


ATTEST:


______________________________
[Assistant] Secretary

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

            Subscribed and sworn before me this ___ day of ______________, 199__.


                                          ______________________________________
                                          NOTARY PUBLIC



COUNTY OF ___________
STATE OF _____________
My Commission expires the _________
day of _____________, 19__.

                                 EXHIBIT C-2

                        FORM OF TRANSFEROR CERTIFICATE
                      PURSUANT TO SECTION 5.02(D)(I)(D)


                                                __________________, 19___



Norwest Bank Minnesota, National Association
Norwest Center, Sixth and Marquette
Minneapolis, Minnesota 55479-0113
Attention:  Corporate Trust Services (CMBS)-MAC# N9303-121

            Re: NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-2, Class R-[I] [II], evidencing a __% percentage interest in the Class to which it belongs
                 ------------------------------------------------------------

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _____________ (the "Transferor") to ____________________ (the "Transferee") of
the captioned Class R-[I] [II] and [III] Certificate (the "Residual Certificate"), pursuant to Section 5.02 of the Second Amended and Restated Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1999, among NationsLink Funding Corporation, as Depositor, Bank of America, N.A., as Mortgage Loan Seller, ORIX Real Estate Capital Markets, LLC, as Master Servicer and as Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee and REMIC Administrator. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby represents and warrants to you, as Certificate Registrar, that:

            1. No purpose of the Transferor relating to the transfer of the Residual Certificate by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit C-1. The Transferor does not know or believe that any representation contained therein is false.

            3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificate may not be respected for United States federal income tax purposes (and the Transferor may continue to be liable for United States federal income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                          Very truly yours,


                                          ______________________________________
                                          (Transferor)


                                          By:  _________________________________
                                               Name:  __________________________
                                               Title: __________________________

                                  EXHIBIT D

                             REQUEST FOR RELEASE


                                                ____________________, 19___


Norwest Bank Minnesota, National Association
1031 E. 10th Avenue S.E.
Minneapolis, Minnesota  55414
Attention:  Mortgage Document Custody (CMBS) MAC# N9303-121


            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Second Amended and Restated Pooling and Servicing Agreement dated as of November 1, 1999 (the "Pooling and Servicing Agreement"), by and among NationsLink Funding Corporation, as
Depositor, Bank of America, N.A., as Mortgage Loan Seller, ORIX Real Estate Capital Markets, LLC, as Master Servicer and as Special Servicer, and you, as Trustee and REMIC Administrator, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

            Property Name: _____________________________________________

            Address: ___________________________________________________

            Loan No.: __________________________________________________

If only particular documents in the Mortgage File are requested, please specify which: _________________________________________________________________________

Reason for requesting file (or portion thereof):

      ______ 1. Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

      ______            2.    The Mortgage Loan is being foreclosed.

      ______            3.    Other.  (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                              ORIX REAL ESTATE CAPITAL MARKETS, LLC.


                              By:  _____________________________________________
                                   Name:  ______________________________________
                                   Title: ______________________________________

                                  EXHIBIT E

                          FORM OF REO STATUS REPORT

                              REO STATUS REPORT


---------------------------------------------------------------------------------------------------
Prospectus   Property   Property   City   State   Sq Ft or  Paid   Ending     Total P&I     Total
    ID         Name       Type                      Units   Thru  Scheduled  Advances to  Expenses
                                                            Date   Balance       Date      to Date
---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
Prospectus    Other       Total     Current    Maturity  LTM    LTM   LTM    Cap Rate   Valuation/
    ID       Advances   Exposure  Monthly P&I    Date    NOI    NOI   DSCR   Assigned   Appraisal
             (Taxes &                                    Date                  ***        Date
            Insurance)
---------------------------------------------------------------------------------------------------



                              REO STATUS REPORT

------------------------------------------------------------------------------------------------------------------------------------
Prospectus  Property  Property  City  Value  Appraisal  Loss      Estimated   Total      Special    REO          Pending    Comments
ID          Name      Type            using  / BPO or   Using     Recovery %  Appraisal  Servicing  Acquisition  Resolution
                                      NOI &  Internal   92%                   Reduction  Transfer   Date         Date
                                      Cap    Value      Appraisal             Realized   Date
                                      Rate              or BPO
------------------------------------------------------------------------------------------------------------------------------------



                                  EXHIBIT F

                     FORM OF ERISA REPRESENTATION LETTER


Norwest Bank Minnesota, National Association
Norwest Center, Sixth and Marquette
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services (CMBS) MAC# N9303-121

NationsLink Funding Corporation
100 North Tryon Street
Charlotte, North Carolina  28255
Attention:

            Re:   Transfer of NationsLink Funding Corporation,
                  Commercial Mortgage Pass-Through Certificates, Series 1999-2
                  ------------------------------------------------------------

Ladies and Gentlemen:

            The undersigned (the "Purchaser") proposes to purchase $____________ initial Certificate Balance of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-2, Class __ (the "Certificate") issued pursuant to that Second Amended and Restated Pooling and Servicing Agreement, dated as of November 1, 1999 (the "Pooling and Servicing Agreement"), by and among NationsLink Funding Corporation, as depositor (the "Depositor"), Bank of America, N.A., as mortgage loan seller, ORIX Real Estate Capital Markets, LLC, as master servicer (the "Master Servicer") and as special servicer (the "Special Servicer") and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

            1. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by any such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Offered Private Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60.

            2. The Purchaser understands that if the Purchaser is a Person referred to in 1(a) or (b) above, such Purchaser is required to provide to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law (without regard to the identity or nature of the other Holders of Certificates of any Class), will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Placement Agents or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Underwriter, the Placement Agent, the Certificate Registrar or the Trust Fund.

            IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___th day of _____, ____.

                                       Very truly yours,



                                       _______________________________________
                                                [The Purchaser]


                                       By:   _________________________________
                                             Name:
                                             Title:

                                  EXHIBIT G

              FORM OF CERTIFICATEHOLDER CONFIRMATION CERTIFICATE
                         REQUEST BY BENEFICIAL HOLDER

                                                      [Date]

Norwest Bank Minnesota, National Association
Norwest Center, Sixth and Marquette
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services (CMBS) MAC# N9303-121

            Re:   NationsLink Funding Corporation, Series 1999-2

            In accordance with the Second Amended and Restated Pooling and Servicing Agreement dated as of November 1, 1999 (the "Pooling and Servicing Agreement"), among NationsLink Funding Corporation ("the "Depositor"), Bank of America, N.A., as mortgage loan seller, ORIX Real Estate Capital Markets, LLC, as Master Servicer and as Special Servicer and Norwest Bank Minnesota, National Association as trustee (in such capacity, the "Trustee"), with respect to the NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

            1. The undersigned is a beneficial owner of the Class ____ Certificates.

            2. The undersigned is requesting the information identified on the schedule attached hereto pursuant to the Pooling and Servicing Agreement (the "Information").

            3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the evaluation described in paragraph 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representative") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that the undersigned may provide all or any part of the Information to its regulators and auditors.

            4. the undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended, (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to
                  Section 5 of the Securities Act.

            5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by this duly authorized officer, as of the day and year written above.


                              [BENEFICIAL HOLDER OF A CERTIFICATE]


                                    By:  _____________________________________
                                         Name:
                                         Title:

                                  EXHIBIT H

                  FORM OF PROSPECTIVE PURCHASER CERTIFICATE


                                                      [Date]


[TRUSTEE]

            Re:   NationsLink  Funding  Corporation,   Mortgage   Pass-Through
                  Certificates, Series 1999-2 ("the Certificates").

            In accordance with the Second Amended and Restated Pooling and Servicing Agreement dated, as of November 1, 1999 ( the "Pooling and Servicing Agreement"), among NationsLink Funding Corporation ("the "Depositor"), Bank of America, N.A., as mortgage loan seller, ORIX Real Estate Capital Markets, LLC as Master Servicer and as Special Servicer, and Norwest Bank Minnesota, National Association as trustee (in such capacity, the "Trustee"), with respect to the NationsLink Funding Corporation Commercial Mortgage Pass-Through Certificates, Series 1999-2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

            1.    The  undersigned is  contemplating  an investment in the Class
                  ___ Certificates.

            2. The undersigned is requesting the information identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing Agreement (the "Information") for use in evaluating such possible investment.

            3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; and provided further, that the undersigned may provide all or any part of the Information to its regulators and auditors.

            4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provisions of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to
                  Section 5 of the Securities Act.

            5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its representatives and shall indemnify the Depositor, the Trustee and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                    [PROSPECTIVE PURCHASER]


                                       By:  __________________________________
                                            Name:
                                            Title:

                                  EXHIBIT I

                   FORM OF INTERIM CUSTODIAL CERTIFICATION

[Date]

NationsLink Funding Corporation,
   as Depositor
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
Attention:  David A. Gertner

Bank of America, N.A.,
  as Mortgage Loan Seller
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
Attention:  David A. Gertner

ORIX Real Estate Capital Markets, LLC,
  as Master Servicer and Special Servicer
1717 Main Street, 12th Floor
Dallas, Texas  75201
Attention: Paul G. Smyth

            Re: Second Amended and Restated Pooling and Servicing Agreement dated as of November 1, 1999 (the "Agreement") among NationsLink Funding Corporation, as Depositor, Bank of America, N.A., as Mortgage Loan Seller, ORIX Real Estate Capital Markets, LLC, as Master Servicer and Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee and REMIC Administrator for the Certificateholders of Commercial Mortgage Pass Through Certificates, Series 1999-2

Ladies and Gentlemen:

            Pursuant to Section 2.02 of the above referenced Agreement, the Trustee hereby certifies as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full), and except as specifically identified in the exception report annexed hereto, (i) all documents specified in clauses (i) through (iii), (ix) and, if the Mortgage Loan Schedule specifies that the related Mortgagor has a leasehold interest in the related Mortgaged Property, (xiii) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or the Mortgage Loan Seller has otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(c), (ii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by a Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv) and (vi)(B) of the definition of "Mortgage Loan Schedule" is correct and the Mortgage Rate set forth in clause
(iii)(a) of the definition of "Mortgage Loan Schedule" matches the Mortgage Rate in effect on the date of origination or of the most recent written amendment to such Mortgage Rate which is contained in the Mortgage File.

            Neither the Trustee or Custodian is under any duty or (i) to determine whether any of the documents specified in clauses (iv) through (viii),
(x) through (xii) and (xiv) through (xx) of the definition of "Mortgage File" exist or are required to be delivered by the Mortgage Loan Seller in respect of any Mortgage Loan or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, in recordable form or appropriate for the represented purpose, or that they are other than what they purport to be on their face.

            Any terms used herein and not defined shall have the respective meaning assigned to them in the related Agreement.

                                    Respectfully,


                                    [Name]
                                    [Title]

cc: Robert W. Long, Esq., Assistant General Counsel, Bank of America Corporation

                                  EXHIBIT J

                    FORM OF FINAL CUSTODIAL CERTIFICATION

[Date]

NationsLink Funding Corporation,
   as Depositor
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
Attention:  David A. Gertner

Bank of America, N.A.,
  as Mortgage Loan Seller
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
Attention:  David A. Gertner

ORIX Real Estate Capital Markets, LLC,
  as Master Servicer and Special Servicer
1717 Main Street, 12th Floor
Dallas, Texas  75201
Attention: Paul G. Smyth

            Re: Second Amended and Restated Pooling and Servicing Agreement dated as of November 1, 1999 (the "Agreement") among NationsLink Funding Corporation, as Depositor, Bank of America, N.A., as Mortgage Loan Seller, ORIX Real Estate Capital Markets, LLC, as Master Servicer and Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee and REMIC Administrator for the Certificateholders of Commercial Mortgage Pass Through Certificates, Series 1999-2

Ladies and Gentlemen:

            Pursuant to Section 2.02 of the above referenced Agreement, the Trustee hereby certifies as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full), and except as specifically identified in the exception report annexed hereto, (i) all documents specified in clauses (i), (ii), (ix) and, if the Mortgage Loan Schedule specifies that the related Mortgagor has a leasehold interest in the related Mortgaged Property,
(xiii) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or the Mortgage Loan Seller has otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(c), (ii) it or a Custodian on its behalf has received either the original or copy of each of the assignments specified in clauses (iii) and (v) of the definition of "Mortgage File" that were delivered by the Mortgage Loan Seller with evidence of recording thereon, (iii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iv) based on the examinations referred to in Section 2.02 (b) and Section 2.02(c) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv) and (vi)(B) of the definition of "Mortgage Loan Schedule" is correct, and the Mortgage Rate set forth in clause
(iii)(a) of the definition of "Mortgage Loan Schedule" matches the Mortgage Rate in effect on the date of origination or of the most recent written amendment to such Mortgage Rate which is contained in the Mortgage File.

            Neither the Trustee or Custodian is under any duty or (i) to determine whether any of the documents specified in clauses (iv) through (viii),
(x) through (xii) and (xiv) through (xx) of the definition of "Mortgage File" exist or are required to be delivered by the Mortgage Loan Seller in respect of any Mortgage Loan or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, in recordable form or appropriate for the represented purpose, or that they are other than what they purport to be on their face.

            Any terms used herein and not defined shall have the respective meaning assigned to them in the related Agreement.

                                    Respectfully,


                                    [Name]
                                    [Title]

cc: Robert W. Long, Esq., Assistant General Counsel, Bank of America Corporation

                                  EXHIBIT K

                 FORM OF OPERATING STATEMENT ANALYSIS REPORT

AS OF MM/DD/YY

PROPERTY OVERVIEW:
  Prospectus Number
  Sched Balance/Paid to Date
  Property Name
  Property Type
  Property Address
  City, State
  Net Rentable Square Feet
  Year Built/Renovated
                                                                                        199X
  Year of Operations               Underwriting     199X        199X        199X    YTD/Trailing*
  Occupancy Rate                   ------------     ----        ----        ----    -------------
  Average Rental Rate
** Servicer will not be expected to "Normalize" these YTD numbers

INCOME:
  No. of Months                                                                      # of months
  Period Ended                     Underwriting     199X        199X        199X        199X       199X-Base  199X-199X
                                      Basis      Normalized  Normalized  Normalized  YTD/Trailing   Variance   Variance
  Statement Classification            -----      ----------  ----------  ----------  ------------   --------   --------
  Rental Income-Category 1
  Rental Income - Category 2
  Rental Income - Category 3
  Pass Through/Escalations
  Other Income

  EFFECTIVE GROSS INCOME:

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  General and Administration
  Repairs and Maintenance
  Management Fees
  Payroll and Benefits
  Advertising and Marketing
  Professional Fees
  Other Expenses
  Ground Rent

TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Leasing Commissions
  Tenant Improvements
  Replacement Reserves
Total Capital Items

NOI AFTER CAPITAL ITEMS

Debt Service (per servicer)
Cash Flow after Debt Service

DSCR (NOI/Debt Service)

DSCR (after reserves/cap exp)

Source of Financial Data:

Income Comments:

Expense Comments:

Capital Items Comments:

                                  EXHIBIT L

                             SERVICER WATCH LIST

----------------------------------------------------------------------------------------------------
PROSPECTUS  PROPERTY  PROPERTY  CITY  STATE   ENDING   PAID   MATURITY  LTM DSCR   COMMENT/REASON ON
   ID         NAME      TYPE                 SCHEDULE  THRU     DATE       *          WATCH LIST
                                              BALANCE  DATE
----------------------------------------------------------------------------------------------------





* LTM = Last 12 months either trailing or last annual

                                  EXHIBIT M

                    OPERATING STATEMENT ANALYSIS WORKSHEET

AS OF MM/DD/YY

PROPERTY OVERVIEW:
                          Prospectus Number
                          Sched Balance/Paid to Date
                          Property Name
                          Property Type
                          Property Address
                          City, State
                          Net Rentable Square Feet
                          Year Built/Renovated
                          Year of Operations        Borrower   Adjustment    Normalized
                          Occupancy Rate
                          Average Rental Rate

INCOME:
                          No. of Months Annualized
                          Period Ended              Borrower   Adjustment    Normalized
                          Statement Classification
                          Rental Income - Category 1
                          Rental Income - Category 2
                          Rental Income - Category 3
                          Pass Through/Escalations
                          Other Income

                          Effective Gross Income

OPERATING EXPENSES:
                          Real Estate Taxes
                          Property insurance
                          Utilities
                          General and Administration
                          Repairs and Maintenance
                          Management Fees
                          Payroll and Benefits
                          Advertising and Marketing
                          Professional Fees
                          Other Expenses
                          Ground Rent

Total Operating Expenses

Operating Expense Ratio

Net Operating Income

                          Leasing Commissions
                          Tenant Improvements
                          Replacement Reserves
                          Other Capital Expense
Total Capital Items

NOI after Capital Items

Debt Service (per servicer)
Cash Flow after Debt Service

DSCR (NOI/Debt Service)

DSCR (after reserves\cap exp)

Source of Financial Data :

Income Comments :

Expense Comments :

Capital Items Comments :

                                  EXHIBIT N

                        ENVIRONMENTAL INSURANCE POLICY

SECURITIZATION COLLATERAL PROTECTION AND                                  [Logo]
ENVIRONMENTAL LIABILITY INSURANCE                                         ZURICH
DECLARATIONS - CLAIMS MADE AND REPORTED COVERAGE


                           STEADFAST INSURANCE COMPANY
                                 Dover, Delaware
                   Administrative Offices - 1400 American Lane
                         Schaumburg, Illinois 60196-1056


POLICY NUMBER: PLC 3561130-00                           RENEWAL OF: New Business

ITEM 1. NAMED INSURED(S):     BANK OF AMERICA, N.A., Mortgage Loan Seller, ORIX
                              REAL ESTATE CAPITAL MARKETS, LLC, Master Servicer and Special Servicer, and NORWEST BANK MINNESOTA,
                              NATIONAL ASSOCIATION, Trustee and REMIC
                              Administrator

ADDRESS:                      1717 Main Street, Suite 1400
                              Dallas, Texas  75201

ITEM 2. "POLICY PERIOD":   Effective Date:  August 1, 1999
                           12:01 A.M. Local time at the address shown in Item 1.

        "Policy period" means the period for which coverage is provided by the Company to the "insured" under the terms and conditions of this policy. For each "covered location" the "policy period shall begin on the effective date of the policy set out in the Declarations and end: (1) for Coverage A - the earlier of one (1) year after the maturity date, as extended, of a loan evidenced by a "mortgage agreement" or the date on which a loan evidenced by a "mortgage agreement" is sold or transferred such that such loan is no longer part of the pool of loans held by the "insured" pursuant to the "PSA"; and (2) for Coverages B, C and D the earlier of the date, May 20, 2031 or two (2) years from the date on which all the certificates are fully paid (or provisions are made for payment) as defined in the "PSA".

ITEM 3. LIMITS OF LIABILITY:

        Coverage A:              $ 14,000,000    "Outstanding loan balance" and
                                                 "Extra expenses"

        Coverages B, C and D:    $ 13,000,000    Each Claim

                                 $130,000,000    Total for all Claims under
                                                 Coverages A, B, C, and/or D

        Deductible:              $          0    Each Claim


Copyright(C)1999 by Zurich Insurance Company                         Page 1 of 2

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may be reproduced or copied in any form by any means - graphic,  electronic,  or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

ITEM 4. COVERED LOCATION(S):

        See Covered Location(s) Endorsement to the policy and includes "covered locations" subsequently owned by the "insured" or its assignees or designees, whether by virtue of the foreclosure of the "insured's" lien, by way of deed in lieu of foreclosure or such other transfer of title or interest calculated to allow the "insured" the opportunity to recover upon debt evidenced by a "mortgage agreement" and secured, in whole or in part, by such "covered location".

ITEM 5. AGREEMENT: NATIONSLINK FUNDING CORPORATION, Depositor, BANK OF AMERICA, N.A., Mortgage Loan Seller, ORIX REAL ESTATE CAPITAL MARKETS, LLC. Master Servicer and Special Servicer, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, Trustee and REMIC Administrator, Series 1999-2 and dated August 1, 1999.

ITEM 6. ENDORSEMENTS: Estimated Cleanup Costs Protocol Endorsement
                      Covered Location(s) Endorsement
                      Increased Policy Limits Endorsement
                      Broad Form Nuclear Energy Liability Exclusion Endorsement

ITEM 7. POLICY PREMIUM: $1,750.00 per loan number as indicated en the Covered
                        Location(s) Endorsement subject to $2,250.00 for Loan number 3055209 as indicated on the Covered Location(s) Endorsement and the Increased Policy Limits Endorsement

ITEM 8. ERP PREMIUM:    100% of policy premium per "covered location"

ITEM 9. BROKER: ENVIRONMENTAL WARRANTY
                970 FARMINGTON AVENUE
                WEST HARTFORD, CT  06107




Signed by: /s/ M. Dillon                                    8/13/99
          --------------------------                        -------------------
           Authorized Representative                              Date

Copyright(C)1999 by Zurich Insurance Company                         Page 2 of 2

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

SECURITIZATION COLLATERAL PROTECTION                                      [Logo]

AND ENVIRONMENTAL LIABILITY INSURANCE                                     ZURICH

CLAIMS MADE AND REPORTED COVERAGE


This is a claim(s) made and reported policy. Notice of a potential "claim" is not a "claim" and does not trigger coverage under the policy. This policy has certain provisions and requirements unique to it and may be different from other policies the "insured" may have purchased. Claim(s) must first be made by or against the "insured" during the "policy period", and "claim(s) must be reported, in writing, to the Company during the "policy period", the automatic extended reporting period or an extended reporting period, if applicable. The payment of "claim(s)", "loss(es)", "outstanding loan balance(s)", "extra expenses", "cleanup costs", "estimated cleanup costs" and "claim expense(s)", including defense costs, reduces the limits of insurance. If the policy's Limit of Liability is exhausted, the Company shall not be liable for "claim expenses" or for the amount of any "claim", "loss", "cleanup costs", "estimated cleanup costs", "outstanding loan balance", "extra expenses", judgment or settlement.

Various provisions in this policy restrict coverage. Read the entire policy carefully to determine rights, duties and what is and is not covered. Words and phrases that appear in quotation marks have special meanings. Refer to Section II - DEFINITIONS.

In consideration of the payment of premium, the undertaking of the "insured" to pay the Deductible, in reliance upon the statements in the Application for this policy made a part hereof, subject to the Limits of Liability of this policy as set forth in the Declarations, exclusions, conditions and other terms of this policy, the Company agrees it the "named insured" as follows:

I.    INSURING AGREEMENTS

      COVERAGE A:  LENDER COLLATERAL PROTECTION

      The Company agrees to pay to the "insured" the lesser of the following sums as a result of a "pollution event" on, at or under a "covered location" discovered by the "insured" during the "policy period":

      1.    the "outstanding loan balance" and "extra expenses"; or
      2.    "estimated cleanup costs";

      provided the "borrower" for the "covered location" is in "default" and the "claim" is reported to the Company during the "policy period". However, if the "estimated cleanup costs" are either equal to or greater than fifty percent (50%) of the "outstanding loan balance", the "insured" may select either the "estimated cleanup costs" or the "outstanding loan balance" and "extra expenses".

      COVERAGE B:  FIRST PARTY CLEANUP

      The Company agrees to pay on behalf of an "insured" any "cleanup cost(s)" required by "governmental authority" as a result of a "pollution event" on, at or under a "covered location" discovered by the "insured" during the "policy period", provided that the "claim" is reported to the Company during the "policy period" or any applicable extended reporting period. The Company shall not, however, pay under this Coverage B for "cleanup


Copyright(C)1999 by Zurich Insurance Company                        Page 1 of 17

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

      costs" arising out of a "pollution event" which was the subject of a payment for "estimated cleanup costs" or the "outstanding loan balance" and "extra expenses" under Coverage A.

      COVERAGE C:  THIRD PARTY LIABILITY

      The Company agrees to pay on behalf of an "insured" any "loss" caused by a "pollution event" on, at, under or coming from a "covered location" that an "insured" is legally obligated to pay as a result of "claim(s)" first made against the "insured" during the "policy period" provided that the "claim" is reported to the Company during the "policy period" or any applicable extended reporting period.

      COVERAGE D: THIRD PARTY NAMED PERILS CLEANUP FOR ASBESTOS OR LEAD INCIDENT

      The Company agrees to pay on behalf of an "insured" any "cleanup costs" caused by an "asbestos or lead incident" at a "covered location" during the "policy period" that the "insured" is legally obligated to pay pursuant to "governmental authority" as a result of a "claim" first made against the "insured" during the "policy period" provided that the "claim" is reported to the Company during the "policy period" or any applicable extended reporting period.

      Notwithstanding anything to the contrary contained in this policy, this Coverage D shall apply as excess insurance over any other applicable, valid and collectible insurance maintained by the "insured".

      COVERAGE C AND D DEFENSE

      The Company shall have the right and duty to assume the adjustment, defense and settlement of any "claim" brought by or on behalf of any federal, state or local regulatory agency, or by or on behalf of a third party seeking payment for "cleanup costs" and/or "loss" to which this insurance applies under Coverages C and D. "Claim expense" paid under this policy reduces the applicable Limit of Liability set out in the Declarations as described in Section VI., Limit of Liability and Deductible. The Company's duty to adjust, defend and settle all "claim(s)" to which this insurance applies, pending and future, ends when the applicable Limit of Liability has been tendered into court or exhausted by payment "claim expense", "cleanup costs" or "loss".

II.   DEFINITIONS

      A. "Asbestos or lead incident" means the discharge, dispersal or escape of asbestos, asbestos containing material, lead, or lead containing material, from the structure within which it was contained at a "covered location", caused by or arising out of:

            1.    hostile fire, lightning or explosion;
            2. collision, overturning and derailment of a vehicle, including but not limited to an automobile, truck or train;
            3.    windstorm;
            4.    automatic sprinkler leakage;
            5.    flood and earthquake.

      B. "Bodily injury" means physical injury, sickness, or disease sustained by any person including death resulting therefrom and mental anguish or emotional distress when accompanied by physical injury.

      C. "Borrower" means a person or entity that is financially obligated to the "insured" pursuant to a "mortgage agreement" pertaining to a "covered location".


Copyright(C)1999 by Zurich Insurance Company                        Page 2 of 17

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

      D.    "Claim(s)" means:

            1. Under Coverage A, notice by the "insured" to the Company, in writing, or if oral followed up in writing, as soon as reasonably possible following the discovery of a "pollution event" by the "insured" and "default" by the "borrower" and which seeks the payment of estimated cleanup costs" or the payment of the "outstanding loan balance"; or

            2. Under Coverage B, notice by the "insured" to the Company, in writing, or if oral, followed up in writing, as soon as reasonably possible following the discovery of a "pollution event" by the "insured" and which seeks the payment of "cleanup cost" required by "governmental authority"; or

            3. Under Coverage C, any demand received by the "insured" which alleges liability or responsibility on the part of the "insured" for "loss(es)"; or

            4. Under Coverage D, any demand received by the "insured" which alleges liability or responsibility on the part of the "insured" pursuant to "governmental authority" for "cleanup costs" because of an "asbestos or lead incident".

      E.    "Claim expense(s) means:

            1.    fees and costs charged by an attorney designated by the:

                  a.    Company; or

                  b.    "insured",   with  the  prior  written  consent  of  the
                        Company; and

            2. all other fees, costs and expenses incurred by the Company, or incurred by the "insured" with the consent of the Company, which result from the investigation, adjustment, defense, settlement and appeal of a "claim".

            However, "claim expense(s)" does not include the salaries or expenses of regular employees or officials of the Company or the "insured" or the expenses of adjusters of the Company. The "insured" shall be entitled to $250 per day but not more than $5,000 in total as allowable expenses for the compensation of its officers or employees for personally attending any legal proceeding or meeting at the request of the Company. Notwithstanding anything to the contrary contained in this policy, these allowable expenses for the compensation of officers and employees shall not reduce the applicable Deductible or Limit of Liability set out in the Declarations.

      F. "Cleanup" means the investigation, treatment, monitoring, removal, remediation, neutralization or immobilization of contaminated soil, surface water, groundwater, or other contamination.

      G.    "Cleanup costs" means:

            1. the necessary expenses incurred in the investigation, treatment, monitoring, removal, remediation, neutralization or immobilization of contaminated soil, surface water, groundwater, or other contamination; and

            2. for a "claim" under Coverage B only, the legal fees and costs to represent the "insured" before any federal, state or local regulatory agency provided such fees and costs are reasonable and necessary and incurred with the written consent of the Company.


Copyright(C)1999 by Zurich Insurance Company                        Page 3 of 17

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may be reproduced or copied in any form by any means - graphic,  electronic,  or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

            However, any costs, charges or expenses incurred by the "insured" to confirm the existence of a "pollution event" shall not be considered "cleanup costs".

      H. "Covered location(s)" means that certain real property which is collateral for the "mortgage agreement between the "named insured" and the "borrower" and includes "covered location(s)" subsequently owned by the "insured" or its assignees or designees, whether by virtue of the foreclosure of the "insured's" lien, by way of deed in lieu of foreclosure or such other transfer of title or' interest calculated to allow the "insured" the opportunity to recover upon debt evidenced by a "mortgage agreement" and secured, in whole or in part, by such "covered location". "Covered location(s)" provided coverage under this policy shall be shown on the "covered location(s)" endorsement to this policy.

      I. "Default" means the existence and declaration by the "insured" of a "default" or event of "default" as those terms are defined by and in accordance with the provisions of the "mortgage agreement" between the "insured" and the "borrower".

      J. "Emergency action" means the reasonable and necessary costs incurred to prevent or mitigate an imminent and substantial endangerment to public health or the environment.

      K. "Estimated cleanup costs" means the necessary estimated expenses in connection with the investigation, treatment, monitoring, removal, remediation, neutralization or immobilization of contaminated soil, surface water, groundwater, or other contamination as determined by the Estimated Cleanup Cost Protocol Endorsement, however, any costs, charges or expenses incurred by the "insured" to confirm the existence of a "pollution event" shall not be considered "estimated cleanup costs".

      L. "Extra expenses" means the sum of the following: (1) the lesser of the actual amount incurred or six (6) months of interest accrued and unpaid with respect to a "mortgage agreement"; (2) the lesser of the actual amount incurred or six (6) months of servicer interest on "mortgage agreement" payment advances; and (3) the lesser of the actual amount incurred or ten thousand dollars ($10,000.00) for legal fees, as each is defined in the "mortgage agreement" or "PSA", which shall begin to accrue as of the date of the "insured's" declaration of "default".

      M. "Governmental authority" means applicable federal, state, or local environmental or health and safety statutes and regulations, orders or ordinances.

      N.    "Insured" means:

            1.    the "named insured";

            2. its subsidiaries, affiliates and divisions, and all current and former executives, officers, directors, employees, contract or leased employees, agents and servants thereof when acting within the scope of their offices or employment or written agreements therewith;

            3. all current and former executives, officers, directors, employees, contract or leased employees, agents and servants of the "named insured" when acting within the scope of their offices or employment or written agreements with the "named insured"; and

            4. any other person or entity added to the policy by endorsement as an "insured";

            together with the heirs, executors, administrators, assigns and legal representatives of any of the above in the event of death, incapacity, insolvency or bankruptcy.


Copyright(C)1999 by Zurich Insurance Company                        Page 4 of 17

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

      O.    "Loss(es)" means:

            1.    compensatory damages and legal obligations arising from:

                  a.    "bodily injury"; or

                  b.    "property damage"; and

            2.    "claim expense".

      P. "Mortgage agreement" means any and all such documents, certificates and instruments, including but not limited to a note, a mortgage or deed of trust, which evidence financial and other obligations of the "borrower" to the "insured" and as a result of which the "insured" obtains from the "borrower" a lien or other security interest upon a "covered location" as renewed, modified or extended.

      Q. "Mediation" means any non-binding intervention by a neutral third party.

      R.    "Named insured" means:

            1. the person(s) or entity(ies) designated in the Declarations (and their successor lienholders, servicers or trustees); and

            2.    any other entity designated by an Endorsement to this policy.

      S.    "Natural resource damages" means the sum of:

            1. reasonable direct costs, including costs of assessment (and related interest on any unpaid assessment), associated with action necessary to restore (including replacement and rehabilitation) natural resources to their baseline condition prior to the "pollution event"; and

            2. the "use value" of injury to or destruction of natural resources, including the land, surface water, groundwater, subsurface strata, air, fish, wildlife, or biota, between the time of a "pollution event" and restoration of the natural resources injured by the "pollution event".

            "Use value" means the value of the natural resources to the public attributable to the direct use of the services provided by the natural resources.

      T. "Outstanding loan balance" means the unpaid principal as defined in the "mortgage agreement". However, any fees, costs or expenses incurred to confirm the existence of a "pollution event" at the related "covered location" shall be specifically excluded from the "outstanding loan balance". For the purpose of determining the "claim" payment under Coverage A of this policy the "outstanding loan balance" shall be the amount of unpaid principal as of the date of the declaration of "default" by the "insured". However, a "claim" payment of the "outstanding loan balance" includes "extra expenses".

      U. "Policy period" means the period for which coverage is provided by the Company to the "insured" under the terms and conditions of this policy. For each "covered location" the "policy period" shall begin on the effective date of the policy set out in the Declarations and end: (I) for Coverage A - the earlier of one (1) year after the maturity date, as extended, of a loan evidenced by a "mortgage agreement" or the date on which a loan evidenced by a "mortgage agreement" is sold or transferred such that such loan is no longer part of the pool of loans held by the "insured" pursuant to the "PSA"; and (2) for Coverages B, C


Copyright(C)1999 by Zurich Insurance Company                        Page 5 of 17

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

            and D - the earlier of the date, May 20, 2031 or two (2) years from the date on which all the certificates are fully paid (or provisions are made for payment) as defined in the "PSA".

      V. "Pollution event" means the discharge, dispersal, release, or escape of any solid, liquid, gaseous or thermal irritant, contaminant, pollutant, or hazardous substance, including smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste on, at, tinder or coming from the soil, surface waters, groundwaters, stream sediment, air and similar or other environmental media of or from the "covered location", that requires the expenditure of "cleanup costs" to achieve compliance with "governmental authority" and/or that results in liability of the "insured" for "loss" and/or "cleanup costs" under Coverage C. This policy provides coverage for any known "pollution events" disclosed to the Company prior to the effective date for coverage under this policy and unknown "pollution events".

      W. "Pooling and Servicing Agreement" also referred to as "PSA" means the agreement referred to in the Declarations to this policy.

      X.    "Property damage" means:

            1. physical injury to or destruction of tangible property, including the resulting loss of use thereof;

            2.    "cleanup costs";

            3. loss of use of tangible property that is not physically injured or destroyed; and

            4.    "natural resource damages".

III.  TERRITORY

      The insurance afforded by this policy applies worldwide, provided that the "claim" is made within the United States of America (including its territories and possessions), Puerto Rico or Canada.

IV.   EXCLUSIONS

      This insurance does not apply to "claim(s)" based upon or arising out of:

      A. any "pollution event" existing prior to the effective date of the policy which is known prior to the effective date of the policy to any "named insured's" principal, partner, director, officer, or employee with responsibility for the "mortgage agreement", environmental affairs, legal affairs or risk management unless prior to the effective date of coverage for a "covered location", such "pollution event" was disclosed to the Company;

      B. any dishonest, fraudulent, intentional or malicious act or those of a knowingly wrongful nature, or the intentional, willful or deliberate non-compliance with any statute, regulation, ordinance, administrative complaint, notice of violation, notice letter, executive order, or instruction of any governmental agency or body by or at the direction of the "insured", except that this exclusion will not apply to an "insured" who did not commit, participate in, or have knowledge of any of the acts described;

      C.    any "claim" made by any "insured" against any other "insured";

      D.    a "claim" made against an "insured" by any entity or individual;

            1.    that controls, owns, operates or manages an "insured"; or


Copyright(C)1999 by Zurich Insurance Company                        Page 6 of 17

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

            2.    which an "insured" controls.  owns, operates or manages;

      E. any obligation of the "insured" which could have been brought in whole or in part under worker's compensation, disability benefits, unemployment compensation, employer's liability or any similar law;

      F. injury to any employee, contract employee or leased personnel of an "insured" if such injury occurs during and in the course of said employment, or to the spouse, child, parent, brother or sister of any employee, contract employee or leased personnel as a consequence of said employment, or to any obligation of an "insured" for indemnity or contribution to another because of "loss(es)" arising out of such injury in the course of employment;

      G. the liability of others assumed by an "insured" under any contract or agreement, however this exclusion does not apply to "loss" or "cleanup costs" that the "insured" would have by the operation of law in the absence of the contract or agreement;

      H. any "pollution event" which first commences after a "covered location" is sold, given away or abandoned by the "borrower" subsequent to the time the "insured" has discharged or released in full a security interest or lien upon that "covered location" that was created by a "mortgage agreement"; except that this exclusion shall not apply to "pollution events" on, at, under or coming from "covered location(s)" subsequently owned by the "insured" or its assignees or designees, whether by virtue of the foreclosure of the "insured's" lien, by way of deed in lieu of foreclosure or such other transfer of title or interest calculated to allow the "insured" the opportunity to recover upon debt evidenced by a "mortgage agreement" and secured, in whole or in part, by such "covered location";

      I.    any  naturally  occurring  substance  on, within or under a "covered
            location",   in  its  unaltered  form,  or  altered  solely  through
            naturally occurring processes or phenomena;

      J. any products, including but not limited to asbestos containing material and lead based paint which are part of the structure of the "covered location(s)", however, this exclusion shall not apply to coverage provided under Coverage D;

      K.    heating,    ventilating,    air   conditioning   or   cooling,   and
            humidification ("HVAC") systems, which are part of the structure of the "covered location(s)";

      L. the normal maintenance or operation. or failure to properly maintain or operate HVAC systems;

      M. any consequence, whether direct or indirect, of war, invasion, act of foreign enemy, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection or military or usurped power, strike, riot or civil commotion;

      N. goods or products designed, manufactured, sold, handled, distributed, or supplied by the "insured" or by others trading under its name or under license from an "insured" once the goods or products are removed away from the "covered location".

V.    EXTENDED REPORTING PERIODS FOR COVERAGE B, C AND D ONLY.

      A. The "named insured" shall be entitled to an automatic extended reporting period without additional charge upon termination of coverage as defined in this section. This period starts at the end of the "policy period" and lasts for thirty (30) days.


Copyright(C)1999 by Zurich Insurance Company                        Page 7 of 17

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

      B. In addition to the automatic extended reporting period the "named insured" shall be entitled to purchase an extended reporting period for up to three years in duration, except in the event of nonpayment of premium. The charge for an extended reporting period of up to three years in duration shall not be more than one hundred percent (100%) of the premium per "policy period". The extended reporting period for up to three years in duration starts when the automatic extended reporting period, set forth in the above paragraph, ends.

      C. Upon payment of the additional premium die Company shall issue an endorsement providing for an extended reporting period for up to three years in duration provided that the "named insured":

            1. makes a written request for such endorsement which the Company receives within thirty (30) days after termination of coverage as defined herein; and

            2. pays the additional premium when due. If such additional premium is paid when due, the extended reporting period may not be canceled by the Company provided that all other terms and conditions of the policy are met.

      D. The "claim" first reported within the automatic extended reporting period and the extended reporting period for up to three years in duration, if purchased in accordance with this section, shall be deemed to have been made on the last day of the "policy period", and coverage shall apply under this policy provided that the "pollution event" or the "asbestos or lead incident" occurred during the "policy period" and the "claim" is otherwise covered under the terms and conditions of this policy.

      E. If the automatic extended reporting period or an extended reporting period endorsement is in effect, the Company will provide the Each Claim Limit of Liability and that which is remaining in the Total for all Claims Limit of Liability shown in the Declaration to this policy, but only for "Claim(s)" first reported to the Company pursuant to the policy during the automatic extended reporting period or extended reporting period endorsement. The purchase of an extended reporting period does not reinstate or increase the Limit of Liability shown in the Declarations as applicable to the Total for all Claims.

      F. Notwithstanding, CONDITIONS (Section VIII.) Paragraph I., Other Insurance., the insurance afforded for "claim(s)" first reported during the automatic extended reporting period and the extended reporting period coverage is excess over any other valid and collectible insurance available under policies in force during the automatic extended reporting period or the extended reporting period endorsement.

      G. For the purposes of the automatic extended reporting period and the extended reporting period for tip to three years in duration, termination of coverage shall mean when the "policy period" ends for Coverages B, C and D only.

VI.   LIMIT OF LIABILITY AND DEDUCTIBLE

      A.    EACH CLAIM LIMIT OF LIABILITY

            The Company's liability for "estimated cleanup costs", and any new and/or additional "cleanup costs" arising from an "estimated cleanup costs" "claim" under Coverage A or "outstanding loan balance" and "extra expenses" under Coverage A shall not exceed the "outstanding loan balance" and "extra expenses" for the "covered location". The Company's liability for "cleanup costs" under Coverage B shall not exceed the Each Claim Limit of Liability set out in the Declarations to the policy. The Company's liability for "loss" including "claim expenses" tinder Coverage C shall not exceed the Each Claim Limit of Liability set out in the Declarations to the policy. The Company's liability for "cleanup costs"


Copyright(C)1999 by Zurich Insurance Company                        Page 8 of 17

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

            including "claim expenses" under Coverage D shall not exceed the Each Claim Limit of Liability set out in the Declarations to the policy.

      B.    TOTAL LIMIT OF LIABILITY

            Subject to paragraph A, above, the Company's total liability for all "loss(es)" including "claim expenses" "cleanup costs", "estimated cleanup costs", "outstanding loan balances", "extra expenses", and "claim(s)" shall not exceed the Total for all Claims Limit of Liability set out in the Declarations. The Company shall not be obligated to pay any "loss(es)" including "claim expenses", "cleanup costs", "estimated cleanup costs", "outstanding loan balances", "extra expenses" and "claim(s)", or undertake or continue the defense of any "claim", whether pending or future, after the Total for all Claims Limit of Liability has been tendered into court or exhausted by payments of "loss(es)" including "claim expenses", "cleanup costs", "estimated cleanup costs", "outstanding loan balances", "extra expenses" or "claim(s)".

      C.    DEDUCTIBLE

            The Deductible amount set out in the Declarations is the obligation of the "insured" and applies to each "claim". The Company may advance payment for "loss(es)" including "claim expenses", "cleanup costs", "estimated cleanup costs", "outstanding loan balances", and "extra expenses" that fall within the Deductible. The "insured" shall promptly reimburse the Company for advancing any element of "loss", "cleanup costs", "estimated cleanup costs", "outstanding loan balances", and "extra expenses" paid by the Company within an "insured's" Deductible.

            If the Company and the "insured" agree to use "mediation" to resolve a "claim" provided coverage under INSURING AGREEMENT (Section 1.) Coverages C and D, and a "claim" is resolved thereby, the Deductible shall be reduced by fifty percent (50%) for that "claim" only, subject to a maximum reduction of S25,000.

      D. MULTIPLE INSUREDS, CLAIM(S), LOSS(ES), CLAIMANTS, POLLUTION EVENTS AND POLICY PERIODS

            1.    MULTIPLE INSUREDS OR CLAIMANTS

                  The inclusion of more than one "insured" in the making of a single "claim" or the bringing of a single suit regarding the same "pollution event" shall not increase the Limit of Liability stated in the Declarations, neither shall the making of "claim(s)" or the bringing of suits by more than one person or organization increase the Limit of Liability stated in the Declarations.

            2.    CLEANUP COSTS ARISING FROM ESTIMATED CLEANUP COSTS

                  If under Coverage A, the "insured" and the Company do not consent to the "estimated cleanup costs" payment as a final determination of the "claim" under the policy and the "insured" elects to have a "cleanup" performed at the "covered location" the following shall apply.

                  If new and/or additional "cleanup costs" related to the "pollution event" which was the subject of a "claim" payment of "estimated cleanup costs" are discovered or occur because of the inaccuracy of the "estimated cleanup costs" determination and the "cleanup costs" were not part of the prior "estimated cleanup costs" payment, then the Company may have obligations for payment of the new and/or additional "cleanup costs" covered under the terms and conditions of the policy. The "insured" must notify the Company, in writing, as soon as possible following the discovery of such new and/or additional "cleanup costs". This request for new and/or additional


Copyright(C)1999 by Zurich Insurance Company                        Page 9 of 17

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

                  "cleanup costs" shall be considered part of the same "claim" for "estimated cleanup costs" under Coverage A. Therefore, this request shall not be considered a new "claim" and the most the Company will pay for any new and/or additional "cleanup costs" under the policy shall be the "outstanding loan balance" and "extra expenses" for the "covered location" less any "estimated cleanup costs" previously paid or scheduled to be paid to the "insured" by the Company.

                  If the actual "cleanup costs" incurred or paid by the "insured" are a lesser amount than the "estimated cleanup costs" payment the "insured" shall reimburse the Company for those amounts up to the amount of the Company's payment for the "estimated cleanup costs" under Coverage A of the policy.

            3.    MULTIPLE CLAIMS

                  Two or more "claim(s)" arising out of the same "pollution event" with respect to a "covered location" shall be considered a single "claim" and only one Deductible shall apply regardless of the number of "insureds" or claimants involved or "policy periods" during which such "claim(s)" or "loss(es)", "cleanup costs", "estimated cleanup costs", "outstanding loan balances" and "extra expenses" occurred, and the liability of the Company shall not exceed the applicable Limit of Liability. Any "claim" which takes place over two or more "policy periods" shall be subject to the respective Limits of Liability and Total for all Claims Limit of Liability applicable to the first "policy period" during which the first "claim" was reported to the Company.

                  Consistent with paragraph 2, above all claims for new and/or additional "cleanup costs" arising from a "pollution event" which was the subject of a "claim" payment for "estimated cleanup costs" under Coverage A shall be considered one "claim" and therefore, only one Deductible and one applicable Limit of Liability shall apply.

            4.    CLAIMS ARISING FROM POTENTIAL CLAIMS

                  Any potential "claim" which results in a "claim" in a subsequent uninterrupted renewal "policy period" shall be subject to the respective Limit of Liability and Total for all Claims Limit of Liability applicable to the "policy period" in effect when the potential "claim" was reported to the Company.

            5.    CLAIMS REPORTED IN THE EXTENDED REPORTING PERIOD

                  The automatic extended reporting period and the extended reporting period for up to three years in duration, if purchased by the "named insured", shall not serve to increase or reinstate the Limits of Liability set out in the Declarations to the Policy. The Limit of Liability shall be that which remains at the end of the "policy period".

      E.    EXHAUSTION OF LIMITS AND TRANSFER OF DUTIES

            When the Each Claim or Total for all Claims Limit of Liability has actually been exhausted in the payment of "loss(es). "cleanup costs" and "claim(s)" the Company will:

            1. notify the "insured", in writing, as soon as possible, that such limits have been exhausted and the Company's duty to defend "claim(s)" under INSURING AGREEMENT (Section I.) Coverages C and/or D has also ended; and


Copyright(C)1999 by Zurich Insurance Company                       Page 10 of 17

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

            2. commence and cooperate in the transfer of control to any appropriate "insured" of all "claim(s)" which are subject to that limit and which are reported to the Company before that limit is exhausted.

VII.  CLAIMS PROVISIONS

      A.    NOTICE OF CLAIM

            1. In the event of a "claim", the "insured" or its designee must give written or oral notice to the Company, as soon as possible:

                  a. under Coverage A following the discovery of both a "default" and a "pollution event";

                  b. under Coverage B following the discovery of a "pollution event"; and

                  c. under Coverages C and D following the "insured's" receipt of a "claim".

            2. The notice shall contain particulars sufficient to identify an "insured" and reasonably obtainable information with respect to:

                  a. the time, place, "covered location" and circumstances of the "claim", including how and when the "insured" first became aware of the "claim";

                  b. the names and addresses of any injured parties and available witnesses;

                  c. any and all applicable and relevant investigative or engineering reports, data or information about the "pollution event", "loss", "cleanup costs", "estimated cleanup costs", "outstanding loan balances" and "extra expenses" in the control of the "insured"; and

                  d. any and all other applicable and relevant information known by the "insured" about the "pollution event", "loss", "cleanup costs", "estimated cleanup costs", "outstanding loan balance(s)", "extra expenses" and "claim(s)".

            3. If a "claim" is made, the "insured" shall forward to the Company as soon as reasonably possible, every demand, notice, summons, complaint, order or other process related to he "claim" received by an "insured" or its designee.

      B.    NOTICE OF POTENTIAL CLAIM

            If during the "policy period" the "insured" has actual knowledge of a "pollution event or "asbestos or lead incident" which may reasonably be expected to give rise to a "claim", the "insured" or its designee shall provide written notice to the Company as soon as reasonably possible during the "policy period" containing particulars sufficient to identify an "insured" and reasonably obtainable information with respect to:

            1. the time, place, "covered location" and circumstances of the "pollution event" or "asbestos or lead incident", including how and when the "insured" first became aware of the "pollution event";

            2. the names and addresses of any injured parties and available witnesses;


Copyright(C)1999 by Zurich Insurance Company                       Page 11 of 17

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

            3. any and all applicable and relevant investigative or engineering reports, data or information about the "pollution event", "loss", "cleanup costs", "estimated cleanup costs", "outstanding loan balance" and "extra expenses" in the control of the "insured";

            4. any and all other applicable and relevant information known by the "insured" about the "claim", "pollution event", "loss", "cleanup costs", "estimated cleanup costs", "outstanding loan balance", "extra expenses" and possible "claim";

            and any subsequent "claim", "loss", "cleanup costs", "estimated cleanup costs", "outstanding loan balance" and "extra expenses" for which coverage is provided by this policy which arises out of the "pollution event" shall be deemed for the purposes of this policy to have been made on the date upon which the written notice of the "pollution event" was received by the Company.

      C.    NOTICE TO THE COMPANY

            All "claim(s)" and potential "claim(s)" shall be reported to:

                  Zurich U.S.
                  Environmental Risk Management
                  One Liberty Plaza
                  165 Broadway, 53rd Floor
                  New York, New York
                  Attn:  Environmental Counsel

            or any other address as substituted by the Company by endorsement onto the policy.

            In the event of oral notice. the "insured" agrees to furnish a written report to the Company as soon as reasonably possible.

      D.    SELECTION OF DEFENSE COUNSEL

            1. In the event an "insured" is entitled by law to select independent counsel to defend an "insured" at the Company's expense, the "claim expense" including all attorney's fees the Company must pay to that counsel are limited to rates the Company actually pays to counsel the Company retains in the ordinary course of business in the defense of similar claims in the community where the "claim" arose or is being defended.

                  Additionally, the Company may exercise the right to require that such counsel have certain minimum qualifications with respect to their legal competency including experience in defending "claim(s)" similar to the one pending against an "insured" and to require such counsel to have errors and omission insurance coverage. As respects any such counsel, and "insured" agrees to use best efforts to have counsel timely respond to the Company's request for information regarding the "claim". Furthermore, an "insured" may at any time, by its signed consent, waive its right to select independent counsel.

            2. The "insured" shall have the option to consent to the Company's choice of legal counsel, which consent shall not be unreasonably withheld, delayed or denied.


Copyright(C)1999 by Zurich Insurance Company                       Page 12 of 17

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

      E.    SETTLEMENT

            The "insured" shall not admit liability or settle any "claim" without the Company's written consent which consent shall not be unreasonably withheld, delayed or denied. If the Company recommends a reasonable settlement of a "claim", the "insured" shall have the opportunity to concur, such concurrence not to be unreasonably withheld, delayed or denied. If the Company recommends a reasonable settlement:

            1. for an amount within the deductible and the "insured" refuses to concur with such settlement, then the Company shall not be liable for any "loss" in excess of the Deductible; or

            2. for a total amount in excess of the balance of the Deductible and an "insured" refuses to concur with such reasonable settlement then the Company's liability for "loss" shall be limited to that portion of the recommended settlement and the costs, charges and expenses as of an "insured's" refusal which exceed the Deductible and fall within the Limit of Liability.

      F.    VOLUNTARY PAYMENTS

            No costs, charges or expenses subject to payment under this policy shall be paid or incurred by the "insured" without the Company's written consent, which consent shall not be unreasonably withheld, delayed or denied.

            Notwithstanding the foregoing, an "insured" may take such "emergency action(s)" as reasonably necessary to prevent or mitigate further damage, "clean up costs" and/or "loss(es)" under Coverages B, C and/or D, provided an "insured" provides notice to the Company within ninety-six (96) hours.

            If oral notice is provided, the "insured" agrees to follow up in writing.

VIII. CONDITIONS

      A. ASSIGNMENT - Assignment of interest under this policy may be freely assigned by the "named insured" to successor lienholders, trustees or servicers as long as within thirty (30) days from the effective date of the assignment the "named insured" provides the Company notice of the assignment indicating the name and address of the assignee. However, assignment of interest under this policy to any other entity shall not bind the Company until its consent is endorsed thereon which consent shall not be unreasonably withheld, delayed or denied.

      B. AUDIT AND INSPECTION- The Company shall be permitted, upon reasonable prior notice to review and inspect on a continuing basis an "insured's" policies and procedures applicable to an "insured's" real estate servicing practices. Neither the Company's right to make inspections, nor the actual undertaking thereof nor any report thereon shall constitute an undertaking, on behalf of an "insured" or orders, to determine or warrant that "insured's" real estate servicing practices are in compliance with any law, rule or regulation.

      C. BANKRUPTCY - Bankruptcy or insolvency of an "insured" or "borrower" will not relieve the Company of its obligations under this policy.

      D. CANCELLATION - This policy may be canceled by the "named insured" by surrender thereof to the Company or any of its authorized agents or by mailing to the Company written notice stating when the cancellation shall be effective. This policy may be canceled by the Company only for reasons of fraud or material misrepresentation or, non-payment of premium. The policy may be canceled by the Company by mailing to the "named insured", at the address shown in this policy, a notice stating when thereafter (not


Copyright(C)1999 by Zurich Insurance Company                       Page 13 of 17

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

            less than 60 days for fraud or material misrepresentation; or 10 days for non-payment of premium) such cancellation shall be effective. The mailing of notice as aforesaid shall be sufficient proof of notice. The time of surrender or the effective date and hour of cancellation stated in the notice shall become the end of the "policy period". Delivery of such written notice either by the "named insured" or by the Company shall be equivalent to mailing.

      E. CHANGES - Notice to any agent or knowledge possessed by any agent or by any other person shall not effect a waiver or change in any part of this policy or stop the Company from asserting any right under the terms of this policy. The terms of this policy shall not be waived or changed except by endorsement issued by the Company and accepted by the "named insured" to form a part of this policy.

      F. COOPERATION - The "insured" and the Company agree to assist and cooperate in the fulfillment of the terms of the policy, including the investigation, adjustment, defense or settlement of "claim(s)".

      G. DECLARATIONS - By acceptance of this policy, the "first named insured" agrees that the statements in the Application are their agreements and representations, all "named insureds" agree that the statements in the Declarations are their agreements, and that this policy is issued in reliance upon the truth of such statements and representations and that this policy embodies all agreements existing between the "named insured" and the Company or any of its agents relating to this insurance.

      H.    OTHER INSURANCE -

            1. With regard to Coverage A, B or C, the insurance provided under this policy is primary insurance, except when stated in the Declarations to apply in excess of or contingent upon the absence of other insurance. When this insurance is primary and the "insured" has other insurance which is stated in the Declarations to be applicable to the "claim", "loss", "cleanup costs", "estimated cleanup costs", "outstanding loan balance" or "extra expenses" on an excess basis, the amount of the Company's liability under this policy shall not be reduced by the existence of such excess insurance.

                  When both this insurance and other insurance apply to a "claim", "loss", "cleanup costs", "estimated cleanup costs", "outstanding loan balance" or "extra expenses" on the same basis, whether primary, excess or contingent, the Company shall not be liable under this policy for a greater proportion of the "claim", "loss", "cleanup costs", "estimated cleanup costs", "outstanding loan balance" or "extra expenses" than that set out in the Declarations or the following contribution provision, whichever method is lower:

                  a. Contribution by Equal Shares - Under this approach each insurer contributes equal amounts until it has paid its applicable limit of insurance or none of the "loss", "cleanup costs", "estimated cleanup costs", "outstanding loan balance" or "extra expenses" remains, whichever occurs first; or

                  b. Contribution by Limits - each insurer's share is based on the ratio of its applicable limit of insurance to the total applicable limits of insurance of all insurers.

            2.    With regard to Coverage D the  insurance  provided  under this
                  policy  is  excess  over  any  other  applicable,   valid  and
                  collectible insurance maintained by the "insured" and applicable to the "claim".


Copyright(C)1999 by Zurich Insurance Company                       Page 14 of 17

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

      I. SEPARATION OF INSUREDS - Except with respect to the Limit of Liability and any rights and duties specifically assigned to the "named insured", this insurance applies:

            1.    as if each "named insured" were the only "named insured"; and

            2. separately to each "insured" against whom "claim" is made.

            Misrepresentation , concealment, breach of condition or violation of any duty under this policy by one "insured" shall not prejudice the interest of coverage for another "insured" under this policy.

      J. SOLE AGENT - The first "named insured" or its designee shall act on behalf of all "insureds" for all purposes, including but not limited to the payment or return of premium, receipt and acceptance of any endorsement issued to form a part of this policy, giving and receiving notice of cancellation or non-renewal, and the exercise of the rights provided in the extended reporting periods section.

      K. SUBROGATION - In the event of payment under Coverage B, C or D of this policy, the Company shall be subrogated to all an "insured's" rights of recovery, up to the amount of the Company's payment of a "claim" under the policy, thereof against any person or organization except for rights against a "borrower" in possession of the "covered location". An "insured" shall execute and deliver instruments and papers and do whatever else is necessary to secure such rights. The "insured" shall do nothing to prejudice such rights.

      L.    OFFSET AND REIMBURSEMENT -

            1.    Outstanding Loan Balance

            If, under Coverage A, the Company makes a "claim" payment of the "outstanding loan balance" for a "covered location", the Company has additional rights to offset and reimbursement as follows.

            The Company may elect as soon as reasonably possible after making payment of the "outstanding loan balance" and any "extra expenses", to have the "insured" assign to the Company, the "mortgage agreement" and other associated documents which evidence the extension of credit to the "borrower". Once election is made in writing by the Company, the "insured" will execute all necessary documents to effect such an assignment or transfer in a commercially reasonable time.

            If such an assignment or transfer is made, and the Company actually receives funds, net of costs to collect, from the sale, transfer, foreclosure, or workout of the "mortgage agreement" or "covered location", it shall credit the "insured's" Total for All Claims Limit of Liability up to the amount of the "outstanding loan balance" and "extra expenses" paid by the Company within a commercially reasonable time following receipt of such funds.

            If no assignment or transfer is made because the Company has not elected to have the "insured" make an assignment or transfer, then if the "insured" receives funds, net of costs to collect, from the sale, transfer. foreclosure, or workout of the "mortgage agreement" or "covered location", it shall reimburse the Company up to the payment of the "outstanding loan balance" and "extra expenses" paid by the Company to the "insured", net of costs to collect, and remit the same to the Company within a commercially reasonable time following receipt of such funds.

            For purposes of this subsection, the term "costs to collect" shall include costs that relate to the exercise and acquisition of the assignment, any costs to "cleanup" the "covered location", any costs incurred for the protection and preservation of the value of collateral, satisfaction of taxes, assessments and liens of


Copyright(C)1999 by Zurich Insurance Company                       Page 15 of 17

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

            third parties, and all sale costs, including reasonable attorneys fees, whether of the "mortgage agreement", the debt or the "covered location" itself.

            2.    Estimated Cleanup Costs

            If, under Coverage A, the Company makes a "claim" payment of the "estimated cleanup costs" for a "covered location", the Company shall have additional rights to offset and reimbursement as follows.

            If the "insured" receives funds, net of costs to collect, from the sale, transfer, foreclosure, or workout of the "mortgage agreement" or "covered location" in excess of the "outstanding loan balance" and "extra expenses", the "insured" shall reimburse the Company with the amount of funds up to the "estimated cleanup costs" paid at the "covered location" within a commercially reasonable time following receipt of such funds.

            For purposes of this subsection, the term "costs to collect" shall include only those costs paid by the "insured" to "cleanup" the "covered location" to the extent that such costs were not part of an "estimated cleanup costs" payment under the policy, for the protection and preservation of collateral, satisfaction of taxes, assessments and liens of third parties, and all sale costs, including reasonable attorneys fees, whether of the "mortgage agreement", the debt or the "covered location" itself.

            If after one hundred eighty (180) days following the "claim" payment, the "insured" has not attempted a sale, transfer, foreclosure, or workout of the "mortgage agreement" or "covered location", the Company may elect to have the "insured" assign to the Company, the "mortgage agreement" and other associated documents which evidence the "insured's" extension of credit to the "borrower". It is in the discretion of the "insured" to accept the Company's request for the assignment of the "mortgage agreement" under this paragraph 2.

            If such an assignment or transfer is made, and the Company actually receives funds, net of costs to collect, from the sale, transfer, foreclosure or workout of the "mortgage agreement" or "covered location", it shall credit the "insured's" Total for All Claims Limit of Liability up to the amount of "estimated cleanup costs" paid by the Company within a commercially reasonable time following receipt of such funds.

            It is understood and agreed, between the "insured" and the Company that each party makes no promises or representations with respect to any efforts to achieve collection of funds under this Condition L.

      M. THIRD PARTY BENEFICIARY - This policy shall apply to, inure to the benefit of, and be binding upon the "insured" and the Company. Except for the "insured's" permitted assignees or transferees no third party beneficiaries are anticipated or intended policy.


Copyright(C)1999 by Zurich Insurance Company                       Page 16 of 17

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

                                IMPORTANT NOTICE

SERVICE OF SUIT

In the event of failure of the Company to pay any amount claimed to be due hereunder, the Company, at the request of the "insured", will submit to the jurisdiction of a court of competent jurisdiction within the United States. It is further agreed that service of process in such a suit shall be acknowledged by:

      General Counsel - Law Department
      Steadfast Insurance Company
      1400 American Lane
      Schaumburg, Illinois 60196

or his or her representative, and that in any suit instituted against the Company upon this policy, the Company will abide by the final decisions of such court or of any appellate court in the event of any appeal. Further, pursuant to any applicable statute of any state, territory or district of the United States which makes provision therefore, the Company hereby designates the Superintendent, Commissioner or Director of Insurance, other officer specified for that purpose in the statute, or his successor or successors in office and the above General Counsel as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the "insured" or any beneficiary hereunder arising out of this policy and hereby designate the above General Counsel as the person to whom the said officer is authorized to mail such process or a true copy thereof.

IN WITNESS CLAUSE

In return for the payment of premium, and subject to the terms of this policy, the Company agrees to provide insurance as stated in this policy. This policy shall not be valid unless countersigned by a duly authorized representative of the Company.

In Witness Whereof, the Company has executed this policy, and, where required, has had it countersigned by a duly authorized representative of the Company.




             PRESIDENT,                                CORPORATE SECRETARY
    STEADFAST INSURANCE COMPANY                    STEADFAST INSURANCE COMPANY


Copyright(C)1999 by Zurich Insurance Company                       Page 17 of 17

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

ENDORSEMENT NO. 1

COVERED LOCATION(S)                                                       [Logo]
                                                                          ZURICH

-------------------------------------------------------------------------------------------
   Policy No.    Eff. Date  Exp. Date of   Eff. Date    Producer  Add'l. Prem.   Return
                  of Pol.       Pol.        of End.                               Prem.
-------------------------------------------------------------------------------------------
 PLC 3561130-00  08/01/1999  See "Policy   08/0l/l999   09561000      N/A          N/A
                               Period"
                             Definition
-------------------------------------------------------------------------------------------

NAMED INSURED AND MAILING ADDRESS:            PRODUCER:

BANK OF AMERICA, N.A., Mortgage Loan          ORIX ENVIRONMENTAL WARRANTY, INC.
Seller, REAL ESTATE CAPITAL MARKETS,          970 FARMINGTON AVENUE and
LLC, Master Servicer Special Servicer,        WEST HARTFORD, CONNECTICUT 06107
and NORWEST BANK MINNESOTA, NATIONAL
ASSOCIATION, Trustee and REMIC
Administrator

1717 MAIN STREET, SUITE 1400
DALLAS, TEXAS 75201

THIS ENDORSEMENT CHANGES THE POLICY.  PLEASE READ IT CAREFULLY.

This endorsement modifies insurance provided under the following:

SECURITIZATION COLLATERAL PROTECTION AND ENVIRONMENTAL LIABILITY INSURANCE POLICY -

CLAIMS MADE AND REPORTED COVERAGE

In consideration of the payment of premium and the Deductible by the "named insured" and in reliance upon the statements in the Application made a part hereof, we agree with the "named insured", subject to all the terms, exclusions and conditions of the policy tat the Declarations shall be amended to include the following "covered location(s)":

------------- ------------------- ---------------------- --------------- --------------- --------- ------------
   LOAN #            NAME                ADDRESS              CITY           COUNTY       STATE     ZIP CODE
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  1200963      Las Posas Plaza       98 Daily Drive        Camarillo        Ventura         CA        93010
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  1201136          Valencia        25371-95 Rye Canyon   Santa Clarita    Los Angeles       CA        91355
              Industrial Center           Road
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  1201185     Dollinger Central   201-11 Central Avenue     Glendale      Los Angeles       CA        91203
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  1201300       McGrath Court     7051-7095 Clairemont     San Diego       San Diego        CA        92111
                Retail Center        Mesa Boulevard
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  1201326     6231, 6241 Yarrow     6231, 6241 Yarrow       Carlsbad       San Diego        CA        92009
                    Drive                 Drive
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  1201383       The Park Manor    29405 - 29499 Rancho      Temecula       Riverside        CA        92591
                  Apartments         California Road
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  1202811        300 Hamilton      300 Hamilton Avenue     Palo Alto      Santa Clara       CA        94301
                   Building
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  1203637      High Bluff - Del     12555 High Bluff       San Diego       San Diego        CA        92130
                     Mar                  Drive
------------- ------------------- ---------------------- --------------- --------------- --------- ------------

Copyright(C)1999 by Zurich Insurance Company                         Page 1 of 9

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

------------- ------------------- ---------------------- --------------- --------------- --------- ------------
   LOAN #            NAME                ADDRESS              CITY           COUNTY       STATE     ZIP CODE
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  1204346      Warner Fairview       2300 - 2320 S.        Santa Ana         Orange         CA        92074
                Business Park       Fairview, et al.
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  1792761         University       4724 Roosevelt Way       Seattle           King          WA        98105
                  Volkswagon              N.E.
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  1794353     The Doyle Building  119 Pine Street/1527      Seattle           King          WA        98101
                                      Second Avenue
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  1794478      Richland Medical    NE Corner of Swift       Richland         Benton         WA        99352
              Center & Pharmacy    Blvd & Goethels Ave
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  1794569        Salmon Creek     12919 N.E. Highway 99    Vancouver         Clark          WA        98665
               Shopping Center
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  1795863       Newport Shores      3220, 3240, 3260        Bellevue          King          WA        98005
               Office/Warehouse     118th Avenue S.E.
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  1796705        Meadowbrook       7610 West Nob Hill        Yakima          Yakima         WA        98908
              Mobile Home Estate        Boulevard
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  1796796     Upstairs/Downstairs   4238 & 4542 18th        Seattle           King          WA        98105
                  Apartments            Avenue NE
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  1865195         Trailside       4801 - 24th Avenue NE     Seattle           King          WA        98105
                  Apartments
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  1865559        Carson Oaks      6725 Inglewood Avenue     Stockton      San Joaquin       CA        95207
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  1867084       Oskoui Health     11450 98th Avenue NE      Kirkland          King          WA        98034
                Club Portfolio
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  1867084       Oskoui Health     2930 228th Avenue SE      Issauah           King          WA        98027
                Club Portfolio
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  2034692         1-31 North           1-31 North        Santa Barbara   Santa Barbara      CA        93101
              Salsipuedes Street   Salsipuedes Street
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  2053130     Courthouse Square     1000-1050 Fourth       San Rafael         Mann          CA        94901
                                         Street
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  2088680      Amdahl Building     415 Oakmead Parkway     Sunnyvale      Santa Clara       CA        94088
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  2091932       Century Center      26522 La Alameda     Misston Viejo       Orange         CA        92691
               Office Building
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  2092120        Best Western        1630 S. Harbor         Anaheim          Orange         CA        92802
                 Anaheim Inn            Boulevard
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  2092443         2121-2127        2121-2127 Fillmore    San Francisco   San Francisco      CA        94115
               Fillmore Street           Street
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  2093268        Valley North         2401, 2501 W.         Phoenix         Maricopa        AZ        85027
                Business Park         Behrend Drive
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3000239       Americas Best        380 Crenshaw          Torrance      Los Angeles       CA        90503
                 Self Storage           Boulevard
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3000890      Jersey Business        10700 Jersey           Rancho      San Bernardino     CA        91730
                     Park               Boulevard          Cucamonga
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3000908      Charter Business     3641-3851 Charter       San Jose      Santa Clara       CA        95136
                     Park              Park Drive
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3000932         Wild West         115-159 West Shaw        Clovis          Fresno         CA        93612
               Shopping Center           Avenue
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3001096       2220 Lynn Road       2220 Lynn Road      Thousand Oaks      Ventura         CA        91360
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3001211     View Engineering,    1650 - 1720 Voyager    Simi Valley       Ventura         CA        93063
                     Inc.                 Drive
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3005691       Lynnwood Auto         21609 - 21619         Lynnwood       Snohomish        WA        98036
                    Center          Highway 99 North
------------- ------------------- ---------------------- --------------- --------------- --------- ------------

Copyright(C)1999 by Zurich Insurance Company                         Page 2 of 9

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

------------- ------------------- ---------------------- --------------- --------------- --------- ------------
   LOAN #            NAME                ADDRESS              CITY           COUNTY       STATE     ZIP CODE
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3006491      25620 Rye Canyon   25620 Rye Canyon Road  Santa Clarita    Los Angeles       CA        91355
                     Road
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3006681       Trojan Battery     12380 Clark Street       Santa Fe      Los Angeles       CA        90670
                   Company                                  Springs
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3006723       670 West 17th     670 West 17th Street     Costa Mesa        Orange         CA        92627
                    Street
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3007127       14402 Franklin    14402 Franklin Avenue      Tustin          Orange         CA        92680
                    Avenue
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3007648       Saratoga Palms     3850 South Mountain     Las Vegas         Clark          NV        89121
                                        Vista St.
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3007713        San Clemente       647 Camino De Los     San Clemente       Orange         CA        92673
                 Professional             Mares
                    Center
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3007754       12700 Ventura         12700 Ventura       Studio City     Los Angeles       CA        91604
                  Boulevard             Boulevard
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3008489       American River     2366 American River     Sacramento      Sacramento       CA        95825
              Commons Apartments          Drive
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3008539        H. K. Valley      17607-17643 Sherman       Reseda       Los Angeles       CA        91406
               Shopping Center             Way
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3009024         River Park      2575 West 24th Street       Yuma            Yuma          AZ        85364
                  Apartments
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3009040     Willow Glen Plaza   1120-1130 Bird Avenue     San Jose      Santa Clara       CA        95125
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3009263       Save-Most Self    23772 Via Fabricante   Mission Viejo       Orange         CA        92691
                   Storage
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3009370     Greentree Village   1800 South Milton Rd.    Flagstaff        Coconino        AZ        86001
               Shopping Center                                               County
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3009545       Village Green        2902 South 84th         Tacoma          Pierce         WA        98409
               Mobile Home Park          Street
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3009586        Orcutt Ranch        295 N. Broadway         Orcutt      Santa Barbara      CA        93455
               Mobile Home Park
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3009594       Valley Village      6401 Country Club     Rohnert Park       Sonoma         CA        94928
               Mobile Home Park           Drive
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3009636       Town & Country       1600 East Clark         Orcutt      Santa Barbara      CA        93455
               Mobile Home Park          Avenue
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3009883       Industry West       200-272 South 5th       Industry      Los Angeles       CA        91746
               Industrial Park           Avenue
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3009974        Watt-Eighty        3325-3437 Myrtle         North         Sacramento       CA        95660
                Business Park            Avenue            Highlands
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3010212         Quail Tree       7100 W Alexander Rd     Las Vegas         Clark          NV        89129
                  Apartments
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3010428       Pueblo Village       1768-1989 Butte        Wendover          Elko          NV        89883
                  Apartments             Street
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3010717         Riverpark          6122-6166 West        Las Vegas      Clark County      NV        89102
                                      Sahara Avenue
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3011269      Amberwood Garden     26100 Gading Road       Hayward         Alameda         CA        94544
                  Apartments
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3011426     4240 Hollis Street   4240 Hollis Street      Emeryville       Alameda         CA        94608
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3011459      Downtown Centre     876-894 Marsh St. &      San Luis        San Luis        CA        93401
                                   879-899 Higuera St.       Obispo          Obispo
------------- ------------------- ---------------------- --------------- --------------- --------- ------------

Copyright(C)1999 by Zurich Insurance Company                         Page 3 of 9

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

------------- ------------------- ---------------------- --------------- --------------- --------- ------------
   LOAN #            NAME                ADDRESS              CITY           COUNTY       STATE     ZIP CODE
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3011632      Seaview Business      1010-1060 Calle      San Clemente       Orange         CA        92674
                     Park              Cordillera
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3011822         Las Vegas         5200 West Sahara       Las Vegas      Clark County      NV        89102
                Athletic Club            Avenue
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3011889      Sante Fe Springs      11442-11570 E.         Santa Fe      Los Angeles       CA        90670
                  Promenade          Telegraph Road         Springs
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3011921          Fabrica         2801 Pullman Street     Santa Ana         Orange         CA        92705
                International
                   Building
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3011970          Crockett       6211 Descanso Circle     Buena Park        Orange         CA        90620
                  Industrial
                  Portfolio
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3011970          Crockett       120 East Ross Street     El Centro        Imperial        CA        92243
                  Industrial
                  Portfolio
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3011970          Crockett           9211 Norwalk          Santa Fe      Los Angeles       CA        90670
                  Industrial            Boulevard           Springs
                  Portfolio
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3012291      Cordovan Mobile     10035 Mills Station     Sacramento      Sacramento       CA        95827
                 Home Estates             Road
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3012309     Saratoga Palms at      522 North Lamb        Las Vegas         Clark          NV        89110
                 Diamond Head           Boulevard
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3012580          Oak Park        1325 Massachusetts      Riverside       Riverside        CA        92507
                  Apartments             Avenue
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3012705        Sierra Vista     825 East Grangeville      Hanford           King          CA        93230
               Mobile Home Park         Boulevard
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3012887      Aim All Storage       25093 Bay Ave.      Moreno Valley     Riverside        CA        92553
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3012937      Waterfront Plaza   500 Airport Boulevard    Burlingame      San Mateo        CA        94010
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3013216      Warren Coronado     6230 Indian School     Albuquerque      Bernalillo       NM        87110
                  Apartments             Road NE
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3013232        Autumn Woods     5151 S. Utica Avenue       Tulsa           Tulsa          OK        74105
                  Apartments
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3013273         Warren Inn       5000 Denton Highway    Haltom City       Tarrant         TX        76117
                  Apartments
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3013471      Petrinis Rheem       594 Moraga Road         Moraga       Contra Costa      CA        94556
               Valley Shopping
                    Center
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3014289       Empire Terrace    12825 60th Lane South     Seattle           King          WA        98178
                  Apartments
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3014420       The Courtyard      1111 South San Jose        Mesa          Maricopa        AZ        85202
                  Apartments             Street
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3014594       Walnut Square       3894-3964 Walnut      Simi Valley       Ventura         CA        93063
              Apartments Complex      Avenue, et al
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3014958      Avioan Business      1865-1963 Del Amo       Torrance      Los Angeles       CA        90501
                    Center              Boulevard
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3015435     Silverado Estates         2900 West            Apache          Pinal          AZ        85220
                                      Superstition          Junction
                                        Boulevard
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3015500     E-Z Storage Desoto    9420 De Soto Ave.      Chatsworth     Los Angeles       LA        91311
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3015518      E-Z Storage Van       5823 Peach Ave.        Van Nuys      Los Angeles       CA        91411
                     Nuys
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3015526      E-Z Storage Pico      11470 Tennessee      Los Angeles     Los Angeles       CA        90064
                                         Avenue
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3015682     Regents Apartments  1260 Havenhurst Drive   W. Hollywood    Los Angeles       CA        90046
------------- ------------------- ---------------------- --------------- --------------- --------- ------------

Copyright(C)1999 by Zurich Insurance Company                         Page 4 of 9

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

------------- ------------------- ---------------------- --------------- --------------- --------- ------------
   LOAN #            NAME                ADDRESS              CITY           COUNTY       STATE     ZIP CODE
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3015872      Tamarack Pointe      330 West Central          Brea           Orange         CA        92621
                    Villas               Avenue
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3016037        Sierra Vista       920 Sierra Vista       Las Vegas      Clark County      NV        89109
              Square Apartments           Drive
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3016060       Viking Villas     1500 East Viking Road    Las Vegas         Clark          NV        89119
                  Apartment
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3016292       Bouquet Canyon     26501-26547 Bouquet    Santa Carita    Los Angeles       CA        91355
                    Plaza              Canyon Road
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3016565        Garden Hill          31 Lassen Way       Watsonville      Santa Cruz       CA        95076
                  Apartments
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3016698      Maryland Gardens    4529 West Ocotillo       Glendale        Maricopa        AZ        85301
                  Apartments              Road
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3018421      Mulberry Hollow       3540 S. Swenson       Las Vegas         Clark          NV        89109
                  Apartments             Street
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3019114          Buffalo        3925 S. Buffalo Drive    Las Vegas         Clark          NV        89117
                 Mini-Storage
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3019775            Home            Lots 1&2 Sierra          Reno           Washoe         NV        89502
                Depot/Parkside      Executive Centre
                    Center               Unit 3
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3019882       Juniper Court      1803 South Juniper        Nampa           Canyon         ID        83686
                  Apartments             Street
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3021284       250 W. Artesia       250 W. Artesia         Compton       Los Angeles       CA        90220
                  Boulevard             Boulevard
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3021334         Weddington        15370 Weddington      Los Angeles     Los Angeles       CA        91411
                  Apartments             Street
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3021458         San Tomas         2060 Walsh Avenue     Santa Clara     Santa Clara       CA        94050
               Business Centre
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3021508       Best Buy Plaza      3900 Tyler Street      Riverside       Riverside        CA        92504
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3021714       Balfour Place       2300 Harvard Way          Reno           Washoe         NV        89502
                  Apartments
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3021862       Castro Valley        2489 Grove Way      Castro Valley      Alameda         CA        94546
                   Storage
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3021920       Foothill Ranch    26741, 26761, 26771,   Foothill Ranch      Orange         CA        92610
                 Marketplace          26781 & 26795
                                     Portola Parkway
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3022530       300 University    300 University Avenue    Sacramento      Sacramento       CA        95825
                    Avenue
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3022746       Barnes & Noble      1400 Biddle Road        Medford         Jackson         OR        77504
                 Booksellers
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3022969        Mesa Village     2701 E. Alfred Avenue       Mesa          Maricopa        AZ        85204
               Mobile Home Park
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3022993        L.A. Fitness      5536 West Bell Road      Glendale        Maricopa        AZ        85308
                 Sports Club
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3023470      De Anza Country      7700-7840 & 7720       Riverside       Riverside        CA        92509
               Shopping Center       Limonite Avenue
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3023538        Vista Paints         2000-2040 E.         Fullerton         Orange         CA        92631
                                   Orangethorpe Avenue
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3024635      Folsom Lake Ford       12755 Folsom           Folsom        Sacramento       CA        95630
                                        Boulevard
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3024643     Folsom Lake Toyota      12747 Folsom           Folsom        Sacramento       CA        95630
                                        Boulevard
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3025335      Blue Sky Mobile     4800 Ocotillo Road       Glendale        Maricopa        AZ        85301
                  Home Park
------------- ------------------- ---------------------- --------------- --------------- --------- ------------

Copyright(C)1999 by Zurich Insurance Company                         Page 5 of 9

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

------------- ------------------- ---------------------- --------------- --------------- --------- ------------
   LOAN #            NAME                ADDRESS              CITY           COUNTY       STATE     ZIP CODE
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3025343         4880 West       4880 West Rosencrans     Hawthorne      Los Angeles       CA        90250
              Rosencrans Avenue          Avenue
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3026820        Water Court        850-920 Hampshire    Thousand Oaks      Ventura         CA        91360
               Office Buildings           Road
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3032034          Highline        609 Highline Drive    East Wenatchee     Douglas         WA        98802
                 Convalescent
                    Center
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3032406       Airport Office     2000 South Frontage     Anchorage          NAP           AK        99501
                     Park                 Road
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3032760     Bancroft Building    0690 S.W. Bancroft       Portland       Multnomah        OR        97201
                                         Street
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3032786          Tromley          12505 S.W. Herman       Tualatin       Washington       OR        97062
                  Industrial              Road
                   Building
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3033032        Zidell Valve     10600 Corporate Drive     Stafford       Fort Bend        TX        77477
                 Corporation                                                 County
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3033792         Las Vegas        4211 Paradise Road      Las Vegas         Clark          NV        89102
               Discount Golf &
                    Tennis
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3034733           Warren            1900 and 2000       Little Rock       Pulaski         AR        72227
               House/TerraceII      Reservoir Road
                    Apts.
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3034873          Hofmann          2355 Whitman Road       Concord       Contra Costa      CA        94518
                  Industrial
                  Portfolio
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3034873          Hofmann          2350 Whitman Road       Concord       Contra Costa      CA        94518
                  Industrial
                  Portfolio
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3034980     Warren House East     2911 East Indian        Phoenix         Maricopa        AZ        85016
                  Apartments           School Road
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3034998        Park Thomas      1819 East Thomas Road     Phoenix         Maricopa        AZ        85016
                  Apartments
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3035128        Warren House         2269 Eastern         Montgomery      Montgomery       AL        36101
                  Apartments            Boulevard
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3036001         Newport 40        4160 124th Avenue       Bellevue          King          WA        98006
                                          S.E.
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3036670       Gilman Terrace      2572 Gilman Drive       Seattle           King          WA        98102
                Apartments II             West
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3037868         Warren Inn          6501 Airport           Mobile          Mobile         AL        36608
                   (Mobile)             Boulevard
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3037876       Warren Village      6427 Airport Blvd        Mobile          Mobile         AL        36608
                    Mobile
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3038361     Lakepoint/Ignacio    90 and 105 Digital        Novato          Marin          CA        94949
                Business Park             Drive
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3038502       American Radio    1071 West Shaw Avenue      Fresno          Fresno         CA        93711
               Systems Building
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3039450      Ross Industrial     1050 N.W. Maryland       Chehalis         Lewis          WA        98532
                     Park                Avenue
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3039914     Span-O-Matic, Inc.   825 Columbia Street        Brea           Orange         CA        92621
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3040078       Heritage Oaks       4033 McClain Way       Carmichael      Sacramento       CA        95608
                  Apartments
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3040482       Bellevue Auto      620 116th Avenue NE      Bellevue          King          WA        98004
                    Center
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3041399     Ironwood Square -     202-206 Ironwood     Coeur D'Alene      Kootenai        ID        83814
                  Phase III               Drive                              County
------------- ------------------- ---------------------- --------------- --------------- --------- ------------

Copyright(C)1999 by Zurich Insurance Company                         Page 6 of 9

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

------------- ------------------- ---------------------- --------------- --------------- --------- ------------
   LOAN #            NAME                ADDRESS              CITY           COUNTY       STATE     ZIP CODE
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3041589      Mission Village        32151 Camino          San Juan         Orange         CA        92807
                    Center             Capistrano          Capistrano
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3043346      881 Fremont Ave.     881 Frement Ave.       Los Altos      Santa Clara       CA        94022
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3043486       College Place     31600 126th Avenue SE      Auburn           King          WA        98002
               Mobile Home Park
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3044039       Desert Garden       1720 West Bonanza      Las Vegas         Clark          NV        89106
                  Apartments              Road
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3046208      3330 West Desert   3330 West Desert Inn     Las Vegas      Clark County      NV        89102
                   Inn Road               Road
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3046620       Victory Plaza      13003-13075 Victory    N. Hollywood    Los Angeles       CA        91606
               Shopping Center            Blvd
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3047925      Shoreline Plaza     2500 Dickerson Road        Reno           Washoe         NV        89503
                  Apartments
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3048741        Hearthstone        802 Mountain View      Ellensburg       Kittitas        WA        98926
                  Cottage of             Avenue
                  Ellensburg
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3049228         Alta Mesa       333 El Dorado Street      Monterey        Monterey        CA        93940
                 Professional
                 Center #333
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3051141      Barnsdall Square   1607-1637 N. Vermont     Hollywood      Los Angeles       CA        90027
               Shopping Center      Ave. & 4730-4738
                                     Hollywood Blvd.
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3054277         SRO Center        3904, 3908, 3920       Bellingham       Whatcom         WA        98226
                                     Meridian Street
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3054939       Executive Park       6753-6773 West        Las Vegas         Clark          NV        89102
                                  Charleston Boulevard
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3054947       Condor Pacific    31829 La Tienda Drive     Westlake      Los Angeles       CA        91362
                  Industries                                Village
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3055209      Rancho Palisades    4849 Frankford Road       Dallas      Collin County      TX        75287
                  Apartments
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3056132       Crossroads at       4747 Hopyard Road      Pleasanton       Alameda         CA        94588
              Hacienda Shopping
                    Center
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3056140       Crossroads at       4501 Hopyard Road      Pleasanton       Alameda         CA        94588
              Hacienda Shopping
                    Center
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3057932        Northwestern        105-119 Fourier        Fremont         Alameda         CA        94539
                 Polytechnic             Avenue
                  University
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3058575         Ledtronics       23105 Kashiwa Court      Torrance      Los Angeles       CA        90505
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3074754       Chicago Avenue     2023 & 2025 Chicago     Riverside       Riverside        CA        92507
               Business Center           Avenue
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3101144      Barclay Village     775 Cascade Avenue     Oregon City      Clackamas        OR        97045
                  Apartments
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3101367      Montgomery Ward     5905 N Marine Drive      Portland       Multnomah        OR        97217
                 Distribution
                  Warehouse
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3101599       Olympics West       929 Trosper Road        Tumwater        Thurston        WA        98502
              Retirement Center                                              County
------------- ------------------- ---------------------- --------------- --------------- --------- ------------

Copyright(C)1999 by Zurich Insurance Company                         Page 7 of 9

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

------------- ------------------- ---------------------- --------------- --------------- --------- ------------
   LOAN #            NAME                ADDRESS              CITY           COUNTY       STATE     ZIP CODE
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3102076         Quail Hill       12375 Mt. Jefferson    Lake Oswego      Clackamas        OR        97035
                  Apartments             Terrace
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3102126       Pioneer Ridge     Highway 213 & Meyers    Oregon City      Clackamas        OR        97034
                  Apartments              Road
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3102233        Crystal Lake     10500 SE 26th Avenue     Milwaukee       Clackamas        OR        97222
                  Apartments
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3102282      SIMA Multifamily    664 Taybin Road NW        Salem            Polk          OR        97304
                  Portfolio
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3102282      SIMA Multifamily    3500 NE 17th Drive       Gresham        Multnomah        OR        97030
                  Portfolio
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3102282      SIMA Multifamily   1001 Hermitage Way SE      Salem           Marion         OR        97302
                  Portfolio
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3102282      SIMA Multifamily   4954 Liberty Road SE       Salem           Marion         OR        97306
                  Portfolio
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3102456        Springbrook      1000 Springbrook Road     Newberg         Yamhill         OR        97132
                   Estates
              Manufactured Home
                 Park Phase I
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  3103405      Act III Theatre     200 N. 26th Avenue      Cornelius       Washington       OR        97113
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  4538179       Coeur d'Alenes     East 3900 Broadway       Spokane         Spokane         WA        99202
               Company & Stock           Avenue
                 Steel Metal
              Fabrication Bldg.
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  4538229      Puget Sound Tire    402 & 412 Lund Road       Auburn           King          WA        98001
                   Building
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  4538864      Slope Indicator      3450 Monte Villa        Bothell        Snohomish        WA        98021
                   Company               Parkway
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  4539961       Lakes Medical     11311 Bridgeport Way       Tacoma          Pierce         WA        98499
                    Plaza                  SW
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  4540332         Gold Belt         16510 Centerfield     Eagle River         NAP           AK        99577
                 Multifamily              Drive
                  Portfolio
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  4540332         Gold Belt         1540 Russian Jack      Anchorage          NAP           AK        99508
                 Multifamily              Drive
                  Portfolio
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  4540332         Gold Belt        4611 Juneau Street      Anchorage          NAP           AK        99503
                 Multifamily
                  Portfolio
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  4540613     Inn at the Market      86 Pine Street         Seattle           King          WA        98104
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  4540878        Performance        2705 & 2619 South        Tacoma          Pierce         WA        98409
                   Radiator         Tacoma Way & 3016
                                     South Fife St.
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  4544128      Life Care Center    1980 Felicita Road      Escondido       San Diego        CA        92025
                 of Escondido
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  4544748       Cedar Meadows       8560 West Peoria         Peoria         Maricopa        AZ        85345
                  Apartments             Avenue
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  4544987          Colorado          552 & 554 North       Kennewick         Benton         WA        99336
              Professional Park      Colorado Street
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  4545786      Merrill Gardens    11501 15th Avenue NE      Seattle           King          WA        98125
                 at Northgate
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  4546966      Columbia Square     13215 SE Mill Plain     Vancouver         Clark          WA        98684
              IV Shopping Center        Boulevard
------------- ------------------- ---------------------- --------------- --------------- --------- ------------

Copyright(C)1999 by Zurich Insurance Company                         Page 8 of 9

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

------------- ------------------- ---------------------- --------------- --------------- --------- ------------
   LOAN #            NAME                ADDRESS              CITY           COUNTY       STATE     ZIP CODE
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  4547279      Freshmark Foods      22613 76th Avenue         Kent            King          WA        98035
                   Building               South
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  4547840     The Weatherly Inn     6016 N. Highland         Tacoma          Pierce         WA        98406
                                         Parkway
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  4547972       Percival Plaza     606 & 626 Columbia       Olympia         Thurston        WA        98501
                                    Street, & 601 N.
                                       Capital Way
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  4549193      Barkley Village     2915-2950 Newmarket     Bellingham       Whatcom         WA        98226
                                         Street
------------- ------------------- ---------------------- --------------- --------------- --------- ------------
  8317463      Broadway Public     3501 South Lindsay        Boise            Ada           ID        83706
                  Storage II             Street
------------- ------------------- ---------------------- --------------- --------------- --------- ------------

All other terms and conditions of the policy shall apply and remain unchanged.





Signed by: /s/ M. Dillon                                    8/13/99
          --------------------------                        -------------------
           Authorized Representative                              Date


Copyright(C)1999 by Zurich Insurance Company                         Page 9 of 9

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

ENDORSEMENT NO. 2

BROAD FORM NUCLEAR ENERGY LIABILITY EXCLUSION                             [Logo]
                                                                          ZURICH

-------------------------------------------------------------------------------------------
   Policy No.    Eff. Date  Exp. Date of   Eff. Date    Producer  Add'l. Prem.   Return
                  of Pol.       Pol.        of End.                               Prem.
-------------------------------------------------------------------------------------------
 PLC 3561130-00  08/01/1999  See "Policy   08/0l/l999   09561000      N/A          N/A
                               Period"
                             Definition
-------------------------------------------------------------------------------------------

NAMED INSURED AND MAILING ADDRESS:              PRODUCER:

BANK OF AMERICA, N.A., Mortgage Loan            ENVIRONMENTAL WARRANTY, INC.
Seller, ORIX REAL ESTATE CAPITAL                970 FARMINGTON AVENUE and
MARKETS, LLC, Master Servicer Special           WEST HARTFORD, CONNECTICUT 06107
Servicer, and NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION, Trustee and REMIC
Administrator

1717 MAIN STREET, SUITE 1400
DALLAS, TEXAS 75201

THIS ENDORSEMENT CHANGES THE POLICY.  PLEASE READ IT CAREFULLY.

This endorsement modifies insurance provided under the following:

SECURITIZATION COLLATERAL PROTECTION AND ENVIRONMENTAL LIABILITY INSURANCE POLICY -

CLAIMS MADE AND REPORTED COVERAGE

      In consideration of the payment of premium and the Deductible by the "named insured" and in reliance upon the statements in the Application made a part hereof, we agree with the "named insured", subject to all the terms, exclusions and conditions of the policy that Section IV. EXCLUSIONS shall be amended to include the following exclusion:

      (a) any  coverage  for  "outstanding  loan  balance",   "extra  expenses",
          "estimated cleanup costs", "cleanup costs" and/or "loss(es)" including "claim expense(s)":

            (1) With respect to which an  "insured"  under the policy is also an
                "insured" under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters, Nuclear Insurance Association of Canada or any of their successors, or would be an "insured" under any such policy but for its termination upon exhaustion of its limit of liability; or

            (2) Resulting from the "hazardous  properties" of "nuclear material"
                and with respect to which (a) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (b) the "insured" is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof,


Copyright(C)1999 by Zurich Insurance Company                         Page 1 of 3

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

                under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

      (b) Under any Medical Payments coverage, to expenses incurred with respect to "bodily injury" resulting from the "hazardous properties" of "nuclear material" and arising out of the operation of a "nuclear facility" by any person or organization.

      (c) Under any coverage, for "outstanding loan balance", "extra expenses", "estimated cleanup costs", "cleanup costs" or "loss(es)" including "claim expense(s)" resulting from "hazardous properties" of "nuclear material", if:

            (1) The "nuclear material" (a) is at any "nuclear facility" owned by or operated by or on behalf of, an "insured" or (b) has been discharged or dispersed therefrom;

            (2) The "nuclear  material" is contained in "spent fuel", or "waste"
                at  any  time  possessed,   handled,  used,  processed,  stored,
                transported or disposed of, by or on behalf of an "insured"; or

            (3) The "outstanding  loan balance",  "extra  expenses",  "estimated cleanup costs", "cleanup costs", and/or "loss(es)" including "claim expenses" arises out of the furnishing by an "insured" of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any "nuclear facility", but if such facility is located within the United States of America, its territories or possessions or Canada, this exclusion (3) applies only to "property damage" to such "nuclear facility" and any property thereat.

      As used in this exclusion:

      "Hazardous   properties"   includes   radioactive,   toxic  or   explosive
      properties.

      "Nuclear material" means "source material", "special nuclear material" or "by-product material".

      "Source material", "special nuclear material", and "by-product material" have the meanings given them in the Atomic Energy act of 1954 or in any law amendatory thereof.

      "Spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a "nuclear reactor".

      "Waste" means any waste matter (a) containing "by-product material" other than the tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its "source material" content, and (b) resulting from the operation by any person or organization of any "nuclear facility" included under the first two paragraphs of the definition of "nuclear facility".

      "Nuclear facility" means:

      (a) Any "nuclear reactor";

      (b) Any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing "spent fuel", or (3) handling, processing or packaging "waste";

      (c) Any equipment or device used for the processing, fabricating or alloying of "special nuclear material" if at any time the total amount of such material in the custody of the "insured" at the premises where such


Copyright(C)1999 by Zurich Insurance Company                         Page 2 of 3

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

          equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

      (d) Any structure, basin, excavation, premises or place prepared or used for the storage or disposal of "waste";

      and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations.

      "Nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material. "Property damage" includes all forms of radioactive contamination of property.

All other terms and conditions of the policy shall apply and remain unchanged.






Signed by: /s/ M. Dillon                                    8/13/99
          --------------------------                        -------------------
           Authorized Representative                              Date

Copyright(C)1999 by Zurich Insurance Company                         Page 3 of 3

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

ENDORSEMENT NO. 3

INCREASED POLICY LIMITS                                                   [Logo]
                                                                          ZURICH

-------------------------------------------------------------------------------------------
   Policy No.    Eff. Date  Exp. Date of   Eff. Date    Producer  Add'l. Prem.   Return
                  of Pol.       Pol.        of End.                               Prem.
-------------------------------------------------------------------------------------------
 PLC 3561130-00  08/01/1999  See "Policy   08/0l/l999   09561000      N/A          N/A
                               Period"
                             Definition
-------------------------------------------------------------------------------------------

NAMED INSURED AND MAILING ADDRESS:              PRODUCER:

BANK OF AMERICA, N.A., Mortgage Loan            ENVIRONMENTAL WARRANTY, INC.
Seller, ORIX REAL ESTATE CAPITAL                970 FARMINGTON AVENUE and
MARKETS, LLC, Master Servicer Special           WEST HARTFORD, CONNECTICUT 06107
Servicer, and NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION, Trustee and REMIC
Administrator

1717 MAIN STREET, SUITE 1400
DALLAS, TEXAS 75201

THIS ENDORSEMENT CHANGES THE POLICY.  PLEASE READ IT CAREFULLY.

This endorsement modifies insurance provided under the following:

SECURITIZATION COLLATERAL PROTECTION AND ENVIRONMENTAL LIABILITY INSURANCE POLICY -

CLAIMS MADE AND REPORTED COVERAGE

In consideration of the payment of premium and the Deductible by you and in reliance upon the statements in the Application made a part hereof, we agree with you, subject to all the terms, exclusions and conditions of the policy that with respect to the following "covered location" only, Loan #3055209, Rancho Palisades Apartments, 4849 Frankford Road, Dallas, Collin County, TX 75287

Item 3., of the Declarations shall be amended, as follows:

Coverage A:                 $27,000,000    "Outstanding loan balance" and "Extra
                                           expenses"

Coverages B, C and D:       $26,000,000    Each Claim

It is further understood and agreed between the "named insured" and the Company that the Limits of Liability above shall erode the Total for all Claims under Coverages A, B, C and/or D Limit of Liability shown in the Declarations to this policy.


All other terms and conditions of the policy shall apply and remain unchanged.


Signed by: /s/ M. Dillon                                    8/13/99
          --------------------------                        -------------------
           Authorized Representative                              Date

Copyright(C)1999 by Zurich Insurance Company                         Page 1 of 1

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

ENDORSEMENT NO. 4

ESTIMATED CLEANUP COSTS PROTOCOL                                          [Logo]
                                                                          ZURICH

-------------------------------------------------------------------------------------------
   Policy No.    Eff. Date  Exp. Date of   Eff. Date    Producer  Add'l. Prem.   Return
                  of Pol.       Pol.        of End.                               Prem.
-------------------------------------------------------------------------------------------
 PLC 3561130-00  08/01/1999  See "Policy   08/0l/l999   09561000      N/A          N/A
                               Period"
                             Definition
-------------------------------------------------------------------------------------------

"NAMED INSURED" AND MAILING ADDRESS:            PRODUCER:

BANK OF AMERICA, N.A., Mortgage Loan            ENVIRONMENTAL WARRANTY, INC.
Seller, ORIX REAL ESTATE CAPITAL                970 FARMINGTON AVENUE and
MARKETS, LLC, Master Servicer Special           WEST HARTFORD, CONNECTICUT 06107
Servicer, and NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION, Trustee and REMIC
Administrator

1717 MAIN STREET, SUITE 1400
DALLAS, TEXAS 75201

THIS ENDORSEMENT CHANGES THE POLICY.  PLEASE READ IT CAREFULLY.

This endorsement modifies insurance provided under the following:

SECURITIZATION COLLATERAL PROTECTION AND ENVIRONMENTAL LIABILITY INSURANCE
POLICY

CLAIMS MADE AND REPORTED COVERAGE

In consideration of the payment of the premium and the Deductible by the "named insured" and the reliance upon the statements set forth in the Application made a part hereof, the Company agrees with the "named insured", subject to all the terms, exclusions, conditions of the policy, that the following shall apply to determine" estimated cleanup costs" applicable to Coverage A of the policy:

I.    "ESTIMATED CLEANUP COSTS" DETERMINATION PROTOCOL

The purpose of this endorsement is to determine the reasonable and necessary "estimated cleanup costs" which would be required to investigate, treat, monitor, remove, remediate, neutralize or immobilize contaminated soil, surface water, groundwater, stream sediment, air and similar or other environmental media of and from the "covered location". In the event a "claim" is made by the "named insured" under the terms of this policy which triggers Coverage A, the "estimated cleanup costs" shall be determined pursuant to the following protocol:

      A. The "named insured's" proposal for scope of work to determine "estimated cleanup costs"

            Within thirty (30) days from the Company's receipt of a "claim" under Coverage A, the "named insured" shall select an environmental consultant ("Consultant"), acceptable to the Company or who at the time of the "claim" appears on the "named insured's" and Company's list of accepted consultants and is a nationally recognized consultant with experience in the region where the "covered location" is situated. The Consultant shall have thirty (30) days to develop a proposal and scope of work to determine the


Copyright(C)1999 by Zurich Insurance Company                         Page 1 of 7

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

            "estimated cleanup costs". The cost of the Consultant shall be the obligation of the Company. The Consultant shall consider the attached scope of work at Section IV., as guidance in developing the proposed scope of work for "estimated cleanup costs" ("Scope of Work for Estimated Cleanup Costs"). This proposal will be the "named insured's" Scope of Work for Estimated Cleanup Costs. The "named insured" shall provide the Company with the "named insured's" proposed Scope of Work for Estimated Cleanup Costs within five (5) days of receipt of same from the Consultant. No later than twenty-one (21) days after receipt of the proposal from the "named insured", the Company shall provide to the "named insured" written notice of acceptance or rejection, in whole or in part, and the basis of such rejection, of the proposed Scope of Work for Estimated Cleanup Costs. If the "named insured's" proposed Scope of Work for Estimated Cleanup Cost is acceptable to the Company, the Company shall send written confirmation of its acceptance to the "named insured". Within fourteen (14) days of the "named insured's" receipt of the Company's written rejection of the proposed Scope of Work for Estimated Cleanup Cost, the "named insured" and the Company agree to cooperate in good faith and use best efforts to resolve any dispute to determine a mutually agreeable Scope of Work for Estimated Cleanup Costs. In the event of failure to resolve such dispute. the "named insured" and the Company agree to come to a final determination of the Scope of Work for Estimated Cleanup Costs using the Dispute Resolution Procedure in Section II, of this endorsement. If reasonable under the circumstances and in accordance with paragraph B. (I) below, the Consultant can be authorized to implement those portions of the Scope of Work For Estimated Cleanup Costs that are acceptable to the Company pending resolution of any dispute.

      B.    THE CONTRACT  WITH THE  CONSULTANT TO DETERMINE  "ESTIMATED  CLEANUP
            COSTS"

            Within five (5) days of the Company and "named insured's" agreement with the proposed Scope of Work for Estimated Cleanup Costs, the Consultant shall be retained by written contract with the "named insured". The contract shall specifically state that the Consultant has a duty to the Company as well as the "named insured", the Company is a third party beneficiary of the contract, and that the Company is relying on the results thereunder for use in claim valuation. The Consultant shall perform its scope of work to determine "estimated cleanup costs" in accordance with the scope of work as described in the contract between the "named insured" and the Consultant as agreed to by the Company in paragraph A., above.

            1. The Consultant shall produce a written report ("Estimated Cleanup Costs Report") indicating its determination of "estimated cleanup costs" which report shall describe in detail, and in such form and content as is consistent with the industry standard, and include the methodology and ratio tale by which the Consultant reached its determination of "estimated cleanup costs". A copy of such report shall be provided to the Company within five (5) days of its receipt by the "named insured".

            2. The Company shall use best efforts to review and accept or contest the Estimated Cleanup Costs Report within twenty-one
                  (21) days of the Company's receipt of the report. If the Company agrees, it shall become a determination of "estimated cleanup costs" for "claim" purposes under Coverage A of the policy. However, in the event that the Company contests the Consultant's determination of "estimated cleanup costs", then the Company shall be provided fourteen (14) days to conduct variance discussions with the Consultant and the "named insured" with all written submissions copied to the other party. If the variance discussions with the Consultant do not result in agreement on the "estimated cleanup costs", then the Company and the "named insured" will as soon as possible, proceed to resolve the dispute pursuant to Section II., of this endorsement.


Copyright(C)1999 by Zurich Insurance Company                         Page 2 of 7

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

II.   DISPUTE RESOLUTION PROCEDURE

      In the event of a dispute between the "named insured" and the Company regarding the establishment of the proposed Scope of Work for Estimated Cleanup Costs with the Consultant or the determination of "estimated cleanup costs" contained in the Estimated Cleanup Cost Report the Company and the "named insured" agree to follow this dispute resolution procedure. Within ten (10) days of the Company and "named insured's" failure to agree on the proposed Scope of Work for Estimated Cleanup Costs or a determination of "estimated cleanup costs" contained in the Estimated Cleanup Cost Report, the Company and the "named insured" shall jointly retain a Consultant to act as an umpire ("Umpire Consultant") which is mutually acceptable to the "named insured" and to the Company or who at the time of the "claim" appears on the "named insured's" and Company's list of accepted consultants and is a nationally recognized consultant with experience in the region where the "covered location" is situated. The cost of the Umpire Consultant shall be the obligation of the Company.

      A. PROPOSED SCOPE OF WORK FOR ESTIMATED CLEANUP COSTS AND/OR ESTIMATED CLEANUP COSTS REPORT DISPUTE RESOLUTION

            The Umpire Consultant shall perform a "peer review" of the initial Consultant's proposed Scope of Work for Estimated Cleanup Costs in accordance with the Scope of Work set forth in Section IV., of this endorsement or perform a "peer review" of the Estimated Cleanup Costs Report including the "estimated cleanup costs" determination. Within ten (10) days after the retention of the Umpire Consultant the Company and the "named insured" or its designee shall be provided the opportunity to present to the Umpire Consultant by appearance (or in written submission with a copy to the other party), information relevant to the Scope of Work for Estimated Cleanup Costs and/or the Estimated Cleanup Costs Report with five
            (5) days to reply to any submission. Within thirty-five (35) days after the selection and the retention of the Umpire Consultant, the Umpire Consultant shall determine the Scope of Work for Estimated Cleanup Costs and/or the Estimated Cleanup Costs Report including the "estimated cleanup costs" determination. A determination of the Scope of Work/or Estimated Cleanup Costs and/or the Estimated Cleanup Costs Report including the "estimated cleanup costs" determination which is agreed to by the Umpire Consultant and either the Company or the "named insured" shall be determinative for the purpose of this endorsement.

III.  THE ESTIMATED CLEANUP COSTS DETERMINATION AND ITS USE UNDER COVERAGE A

      The Company will apply the "estimated cleanup costs" determination to arrive at a "claim" payment under Coverage A. If the Company makes a payment of "estimated cleanup costs" to the "named insured" under Coverage A then the "named insured" may elect to have the "estimated cleanup costs" payment made by the Company constitute a final determination of the "claim" under the policy.

      A. ESTIMATED CLEANUP COSTS CLAIM PAYMENT UNDER COVERAGE A AS A FINAL DETERMINATION

            If the "named insured" elects to have a "claim" payment of "estimated cleanup costs" constitute a final determination then the Company shall not have any further obligation for payment under the policy for "estimated cleanup costs" or any new and/or additional "cleanup costs" resulting from the "pollution event" which is the subject of the "claim" payment for "estimated cleanup costs". The "named insured" and the Company agree to execute all reasonable and necessary settlement documents simultaneously with the Company's payment to the "named insured" of the "estimated cleanup costs" under Coverage A.


Copyright(C)1999 by Zurich Insurance Company                         Page 3 of 7

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

      B. ESTIMATED CLEANUP COSTS CLAIM PAYMENT UNDER COVERAGE A NOT A FINAL DETERMINATION

            If the "estimated cleanup costs" is not a final determination of the "claim" under the policy and the "named insured" elects to have a "cleanup" performed at the "covered location", any difference between "estimated cleanup costs" paid to the "named insured" and actual "cleanup costs" incurred shall be handled in the following manner.

            1. DISCOVERY OF NEW AND/OR ADDITIONAL "CLEANUP COSTS" WHEN THE "NAMED INSURED" HAS ELECTED TO PERFORM THE "CLEANUP" AT THE "COVERED LOCATION"

                  a. If during the "cleanup" at the "covered location" new and/or additional "cleanup costs" are discovered which arise from the "pollution event" which was the subject of a "claim" payment for "estimated cleanup costs" but were not part of the prior "estimated cleanup costs" payment, or occur because of the inaccuracy of the "estimated cleanup costs" determination then the Company may have obligations for additional "cleanup costs" covered under the terms and conditions of the policy. The "named insured" must notify the Company, in writing, as soon as possible following the discovery of new and/or additional "cleanup costs". This request for new and/or additional "cleanup costs" which arise from the "pollution event" which was the subject of a "claim" payment for "estimated cleanup costs" shall be considered part of the same "claim" for "estimated cleanup costs". Therefore, this request shall not be considered a new "claim" and the most the Company will pay for any new and/or additional "cleanup costs" under the policy shall be the "outstanding loan balance" and "extra expenses" for a "covered location" less any "estimated cleanup costs" previously paid or scheduled to be paid to the "named insured" by the Company.

                  b. The Company agrees to provide a prompt written determination to the "named insured" with regard to whether the new and/or additional "cleanup costs" are covered under the terms and conditions of the policy in accordance with customarily accepted standards in the insurance industry. If the "cleanup costs" are covered under the terms and conditions of the policy then the Company agrees to provide payment for such covered "cleanup costs" to the "named insured" or its designee.

                  c. If the actual "cleanup costs" incurred or paid by the "named insured" during the "cleanup" at a "covered location" are a lesser amount than the "estimated cleanup costs" payment then the "named insured" shall reimburse the Company for those amounts up to the amount of the Company's payment for the "estimated cleanup costs" under Coverage A of the policy.

            2. COOPERATION BETWEEN THE "NAMED INSURED" AND THE COMPANY WHEN THE "NAMED INSURED" ELECTS TO HAVE A "CLEANUP" PERFORMED AT THE "COVERED LOCATION" AND FOR WHICH THE COMPANY HAS MADE A "CLAIM" PAYMENT OF "ESTIMATED CLEANUP COSTS"

                  a. The "named insured" and the Company agree to cooperate with each other in the administration of the "cleanup" at the "covered location" and the "named insured" agrees not to incur or authorize to be incurred by any third party, including the "borrower", any costs materially inconsistent with those which are described in the Estimated Cleanup Costs Report and the "estimated cleanup costs" payment without the express written consent of the Company, which consent shall not be unreasonably withheld, delayed or denied. The "named insured" acknowledges that if costs which are materially


Copyright(C)1999 by Zurich Insurance Company                         Page 4 of 7

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

                        inconsistent are paid or incurred without the Company's consent the Company shall have no obligation under the policy to provide coverage for such costs. If the "named insured" deems that any expenditure of costs within the "estimated cleanup costs" payment is necessary but the cost is for a task inconsistent with the description and conclusions of the Estimated Cleanup Costs Report, the "named insured" agrees to notify the Company as soon as reasonably possible about such costs and seek the consent of the Company, which consent shall not be unreasonably withheld, delayed or denied, with regard to such costs. If the Company does not consent to the request for such costs then such costs shall not be applied against the "estimated cleanup costs" payment and such costs may be disallowed for coverage under the policy. Notwithstanding the foregoing, the "named insured" may take such "emergency action(s)" as reasonably necessary to prevent or mitigate further "cleanup costs", provided the "named insured" provides notice to the Company within ninety-six (96) hours. If oral notice is provided, the "named insured" agrees to follow up in writing, as soon as reasonably possible.

                  b. The "named insured" agrees to provide the Company with quarterly status reports of the remediation and actual "cleanup" of each "covered location" beginning with the quarter period immediately following the Company's payment of any amount of "estimated cleanup costs" to the "named insured". The quarterly status reports shall include but not be limited to: (l) a description of the "cleanup"; and (2) a description of all costs incurred up to the date of the report indicating the corresponding task in detail with reference to the relevant sections of the Estimated Cleanup Costs Report. The Company shall review the "estimated cleanup costs" expended as to whether such costs are allowable and in accordance with the Estimated Cleanup Costs Report. If the Company determines that any costs expended for the "cleanup" at the "covered location" materially differ from those which are described in the Estimated Cleanup Costs Report and the Company is thereby prejudiced by such payment outside the Estimated Cleanup Costs Report, then the Company shall provide notice, in writing, to the "named insured" indicating the prejudice, and such costs may be disallowed from application against the "estimated cleanup costs" payment. Notwithstanding the above, the "named insured" shall keep and maintain records of all "cleanup" payments and make them available to the Company for review and audit.

                  c. If at any time the actual "cleanup costs" incurred are equal to or greater than seventy five percent (75%) of the "estimated cleanup costs" paid by the Company to the "named insured" or if at any time the "named insured" discovers new and/or additional "cleanup costs" which were not part of the Estimated Cleanup Costs Report or "estimated cleanup costs" payment, the "named insured" shall provide the Company notice as soon as reasonably possible following the "named insured's" awareness of such costs. If oral notice is provided, the "named insured" agrees to follow up in writing, as soon as reasonably possible. Such notice shall include the information stated above. Further, the "named insured" agrees to provide notice to the Company, in writing, as soon as reasonably possible following the "named insured's" decision not to perform a "cleanup" at the "covered location", and the "named insured" also agrees to provide notice to the Company, in writing, as soon as reasonably possible of the "named insured's" knowledge of the "borrower's" election to perform a "cleanup" at the "covered location".


Copyright(C)1999 by Zurich Insurance Company                         Page 5 of 7

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

IV.   SCOPE OF WORK FOR ESTIMATED CLEANUP COSTS

      A.    ENGAGEMENT:

            A Consultant shall be retained to perform the necessary investigation and subsequent estimation of anticipated environmental cleanup costs with specific reference to certain property suspected to be contaminated by a "pollution event".

            The Consultant will have access to a recent Phase I Environmental Site Assessment report on the subject property. Consultant shall, in its review of the historic data, consider what supplementary invasive sampling and other additional site work may be required to complete an Estimated Cleanup Cost Report pursuant to the Scope of Work for Estimated Cleanup Costs.

      B.    DEFINITION OF ESTIMATED CLEANUP COSTS INVESTIGATION:

            The investigation involves a (I) review, consideration and quantification of available, recent and/or historic data pertaining to the environmental character of the subject property, including database searches, Phase I and II Environmental Site Assessments, and (2) such additional invasive sampling of air, soil, groundwater, surface water, waste streams, chemicals, suspected asbestos containing materials, or other hazardous materials in solid, liquid or gaseous form as the Consultant determines to be reasonably necessary in its best professional judgment to quantify and delineate existing levels of contamination within the property with respect to the "pollution event" and with reference to and to the extent required by applicable "governmental authority" for purposes of the Consultant determining the "estimated cleanup costs" to "cleanup" the "pollution event".

      C.    PROPOSALS FOR INVASIVE SAMPLING:

            General: The types and locations of materials sampled and the analytical method employed shall be directly related to the nature of the suspected contamination or other potential violation of environmental laws or regulations. The analytical parameters shall be limited to the types of materials that are reasonably believed to have been released (e.g., a TCLP metals test is not appropriate when the only suspected release is related to gasoline). All testing shall be conducted in accordance with applicable EPA and state protocols.

            In connection with the Investigation, no Phase II investigative work shall be performed until the "named insured" and the Company have reviewed a written proposal for the Phase II Environmental Site Assessment and until the "named insured" and the Company have approved the same in writing. Any such proposal shall include:

            1. A description of the areas or materials to be sampled, which shall include a short but complete explanation as to why it is necessary to obtain such samples.

            2. A description of the sampling to be performed, which shall include the proposed depth of sub-surface sampling and a description of the analytical method to be used (including the types of substances that would be detected using the proposed analytical method).

            3. A detailed cost breakdown for each type of sample taken and each type of analysis performed, and any miscellaneous costs such as travel, report preparation, etc., plus a total cost figure of the services proposed.


Copyright(C)1999 by Zurich Insurance Company                         Page 6 of 7

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

            4. A time period within which the Phase II Environmental Site Assessment report can be completed, including a timeline for mobilization, sampling and analysis.

            5. Disclosure of whether the Consultant is obligated to provide any or all of the analytical testing results to local, state or federal government agencies.

            Additional Testing. If after the Consultant's invasive sampling is completed, the Consultant reasonably determines that additional sampling is required in order to properly delineate the environmental contamination for the purposes of determining the "estimated cleanup costs", the Consultant should notify the "named insured" and the Company and prepare for their prior approval a supplemental proposal for any such additional sampling before performing such work.

            The Estimated Cleanup Costs Report shall include, as applicable, the following:

            1. A brief description of the property on which testing and sampling took place.

            2. A description of the location and type of materials sampled along with a sketch of the site indicating the sample locations.

            3. An explanation as to why sampling was deemed necessary in these areas.

            4.    An  explanation   of  the  sampling   protocol  used  and  the
                  analytical parameters to which the sample was subjected.

            5. A table setting forth the sample taken, the type of analysis performed, the detection limit for such analysis, the analytical results, and the permissible state or federal standards relating to the materials sampled. Such a table should clearly convey to the reader the extent to which detected materials exceed government standards, if at all.

            6. Conclusions and Recommendations. The report's conclusions and recommendations must contain concise recommendations, which are not ambiguous as to the course of action required by applicable "governmental authority" to "cleanup" the identified "pollution event" and "estimated cleanup costs". If the "estimated cleanup costs" are presented as a "high-low" dollar range, the difference between the high and low estimates should not be in excess of twenty percent (20%) of the lowest cost estimate. Finally, the Consultant should provide a reasonably detailed description of the methods and rationales utilized to obtain the "estimated cleanup costs" set forth in the report.





All other terms and conditions of the Policy shall apply and remain unchanged.



Signed by: /s/ M. Dillon                                    8/13/99
          --------------------------                        -------------------
           Authorized Representative                              Date

Copyright(C)1999 by Zurich Insurance Company                         Page 7 of 7

All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic, or mechanical, including photocopies, taping or information storage and retrieval systems - without written permission of the Zurich Insurance Company.

                                  SCHEDULE I

                            MORTGAGE LOAN SCHEDULE

SEQUENCE  LOAN
NUMBER*  NUMBER   PROPERTY NAME                                           PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
C1         51113  Indian Hills Apartments                                 4550 West Sahara Ave.
C2         51384  Club Mira Lago Apartments                               1060 Coral Ridge Drive
P3       3055209  Rancho Palisades Apartments                             4849 Frankford Road
C4         50372  Gessner Apartments Portfolio                            6005, 6425, 6525 South Gessner Road
C5         50389  Sheldon Palms Apartments                                8802 Brennan Circle
P6       3102126  Pioneer Ridge Apartments                                Highway 213 & Meyers Road
C7         51482  South Point Apartments                                  221 Verot School Road
P8       3102282  SIMA Multifamily Portfolio                              Various
C9         51047  San Michele Apartments                                  5800 Lake Mead Blvd.
P10      3008489  American River Commons Apartments                       2366 American River Drive
C11        50523  Tenaya Palms Apartments                                 7413 West Russell Road
P12      3010212  Quail Tree Apartments                                   7100 W Alexander Rd
C13        51024  L8 - Goldfarb Apartments                                Various
C14        50822  Woodglen Apartments                                     1800 E. Aroma Drive
P15      3007648  Saratoga Palms                                          3850 South Mountain Vista St.
P16      3014594  Walnut Square Apartments Complex                        3894-3964 Walnut Avenue, et al
P17      3102233  Crystal Lake Apartments                                 10500 SE 26th Avenue
P18      3009024  River Park Apartments                                   2575 West 24th Street
P19      3013216  Warren Coronado Apartments                              6230 Indian School Road NE
P20      3047925  Shoreline Plaza Apartments                              2500 Dickerson Road
P21      4540332  Gold Belt Multifamily Portfolio                         Various
C22        50292  Fayette/Vantage Point/Woodside Village                  Various
P23      3102076  Quail Hill Apartments                                   12375 Mt. Jefferson Terrace
P24      3040078  Heritage Oaks Apartments                                4033 McClain way
P25      1865195  Trailside Apartments                                    4801 - 24th Avenue NE
P26      3012580  Oak Park Apartments                                     1325 Massachusetts Avenue
C27        50402  Veranda Apartments                                      5704 W. Thomas Rd.
C28        50985  Mansions South Apartments                               3507 North Service Road
P29      3013273  Warren Inn Apartments                                   5000 Denton Highway
P30      3016060  Viking Villas Apartments                                1500 East Viking Road
P31      3018421  Mulberry Hollow Apartments                              3540 S. Swenson Street
C32        51514  Heritage Trace Apartments                               3602 Campbell Road
P33      3101144  Barclay Village Apartments                              775 Cascade Avenue
P34      3011269  Amberwood Garden Apartments                             26100 Gading Road
P35      3016565  Garden Hill Apartments                                  31 Lassen Way
P36      4544748  Cedar Meadows Apartments                                8560 West Peoria Avenue
P37      3015872  Tamarack Pointe Villas                                  330 West Central Avenue
P38      3021714  Balfour Place Apartments                                2300 Harvard Way
P39      3044039  Desert Garden Apartments                                1720 West Bonanza Road
P40      1201383  The Park Manor Apartments                               29405 - 29499 Rancho California Road
C41        50731  Border City Mills                                       2 Weaver Street
P42      3014289  Empire Terrace Apartments                               12825 60th Lane South
C43        51082  Cinnamon Tree Apartments                                1285 N. Freedom Blvd
C44        51290  Fletcher Valley Apartments                              8320-8328 Fanita Dr.
P45      3016037  Sierra Vista Square Apartments                          920 Sierra Vista Drive
C46        51462  College Terrace Apartments II                           155 College Court
C47        51208  Loma Linda Gardens                                      2925 North Greenfield Rd.
P48      3035128  Warren House Apartments                                 2269 Eastern Boulevard
C49        51279  Silver Tree Apartments                                  4336 North 35th Ave.
C50        51032  Westwood Apartments                                     7842 Everett Ave
C51        51446  Ross Tower Apartments                                   1602 N. Ross Street
P52      3010428  Pueblo Village Apartments                               1768-1989 Butte Street
C53        51496  Greenbrier And Village Oaks Apartments                  Various
P54      3036670  Gilman Terrace Apartments II                            2572 Gilman Drive West
P55      3034980  Warren House East Apartments                            2911 East Indian School Road
C56        51490  Scottsdale Serrento Apartments                          8145 East Camelback Road
P57      3012309  Saratoga Palms at Diamond Head                          522 North Lamb Boulevard
P58      3034733  Warren House/Terrace II Apts.                           1900 and 2000 Reservoir Road
P59      3021334  Weddington Apartments                                   15370 Weddington Street
C60        51054  Spanish Garden Apartments                               3029 North Rockwell Ave.
P61      3019882  Juniper Court Apartments                                1803 South Juniper Street
C62        51517  Camelot West Apartments                                 2625 N. Andrews Avenue
C63        51485  Oceana Apartments                                       13520 Kornblum Avenue
C64        51477  El Caballero Apartments                                 13724 Chadron Avenue
C65        51461  College Terrace Apartments I                            1155 North Sierra Street
C66        50378  Buckhead Gardens Apts                                   22, 24, & 43 Peachtree Ave. N.E.
P67      3037876  Warren Village Mobile                                   6427 Airport Blvd
P68      3037868  Warren Inn (Mobile)                                     6501 Airport Boulevard
C69        51345  Drake Plaza Apartments                                  3301 - 3325  Olive Street
P70      3014420  The Courtyard Apartments                                1111 South San Jose Street
P71      3016698  Maryland Gardens Apartments                             4529 West Ocotillo Road
P72      1796796  Upstairs/Downstairs Apartments                          4238 & 4542 18th Avenue NE
C73        50401  Colbath Apartments                                      4528-4536 Colbath
C74        51031  Stonewood Apartments                                    7510 East 85th Terrace
P75      3034998  Park Thomas Apartments                                  1819 East Thomas Road
C76        50995  232 Front Street                                        232 Front Street
P77      3013232  Autumn Woods Apartments                                 5151 S. Utica Avenue
P78      3036001  Newport 40                                              4160 124th Avenue S.E.
P79      2092443  2121-2127 Fillmore Street                               2121-2127 Fillmore Street
P80      3015682  Regents Apartments                                      1260 Havenhurst Drive
C81        51463  Fairview Apartments                                     1205 24th Street Northwest
C82        51100  Mission Manor Apartments                                4125 Thompson
C83        51476  Peach Tree Apartments                                   1150 N. Wilmington Blvd.
C84        51489  Highland Square Apartments                              3937-39 & 4007-09 Briggs Ave & 3938-40 & 4008-10 Lewis Ave
C85        51479  Carousel Apartments                                     2929 Justina Rd.
C86        51505  Casa Del Valle Apartments                               349 South Union Road
C87        51270  1346 W. Jarvis Apartments                               1346 West Jarvis Ave.
C88        51478  Madison Square Apartments                               23035 Madison Street
C89        51486  Kelvin Square Apartments                                7248 Kelvin Avenue
C90        51467  Brynwood Apartments                                     15400 Highway #65 N.E.
C91        51451  Riata Court Apartments                                  2875 East Sixth Street
C92        51466  Park Place Apartments                                   201 & 301 17th Avenue N.E.
C93        51464  Countryside Court Apartments                            1940-1941 Countryside Drive
C94        51226  Edgewood Apartments                                     120 5th St. NW
C95        51420  Evergreen Apartments                                    1337 24th St., NW
C96        51487  Crenshire Villa Apartments                              810 Crenshaw Blvd.
C97        51459  Highlander Apartments                                   801 E. 2nd Street
C98        51441  Village Apartments                                      6434 East Cave Creek Road
C99        51278  South Hill Village Shopping Center                      120-31st Ave. SE
C100       51321  SLJ Realty Portfolio                                    Various
P101     3023470  De Anza Country Shopping Center                         7700-7840 & 7720 Limonite Avenue
C102       50233  Summerhill Plaza Shopping Center                        7501-7581 West Lake Mead Boulevard
P103     3011459  Downtown Centre                                         876-894 Marsh St.& 879-899 Higuera St.
P104     1200963  Las Posas Plaza                                         98 Daily Drive
C105       50791  K-Mart Plaza - Durham, NC                               2004  Avondale Drive
C106       51292  Mesa Shores Shopping Center                             2154 East Baseline Road
P107     3016292  Bouquet Canyon Plaza                                    26501-26547 Bouquet Canyon Road
P108     3019775  Home Depot/Parkside Center                              Lots 1&2 Sierra Excutive Centre Unit 3
C109       51044  University Plaza Shopping Center                        3429-3519 University Ave.
C110       51330  Woodlawn Shopping Center                                8700 Richmond Highway
P111     3011889  Sante Fe Springs Promenade                              11442-11570 E. Telegraph Road
P112     3008539  H. K. Valley Shopping Center                            17607-17643 Sherman Way
P113     3021508  Best Buy Plaza                                          3900 Tyler Street
C114       51163  Town & Country Plaza                                    13714-13820 SW 152nd St.
C115       51162  Miller West Plaza                                       14702-14792 SW 56th St.
C116       51171  Third Street Plaza Shopping Center                      1170 Third St. South
C117       50976  Pine Lake Plaza                                         10400 Griffin Road
C118       51498  Glenwood Crossings Shopping Center                      2701 18th Street
C119       50991  Monterey Plaza Shopping Center                          201 Southwest Monterey Rd.
C120       50885  Paducah Towne Center                                    3200 Irvin Cobb Drive
C121       50311  University Square Shopping Center                       3136 E. Tenth Street
C122       50154  Dolphin Plaza Shopping Center                           17161-17239 NW 27th Ave.
C123       51144  Tri State # 1 & # 3                                     Various
P124     4549193  Barkley Village                                         2915-2950 Newmarket Street
C125       50916  Royal Oaks of Bloomingdale                              3210 Lithia Pinecrest Rd
P126     1201300  McGrath Court Retail Center                             7051-7095 Clairemont Mesa Boulevard
C127       51306  Best Buy Building                                       19929 Rinaldi Street
P128     3021920  Foothill Ranch Marketplace                              26741, 26761, 26771, 26781 & 26795 Portola Parkway
P129     3041399  Ironwood Square - Phase III                             202-206 Ironwood Drive
C130       51437  Shops At England Run                                    736 Warrenton Road (Highway 17)
C131       51484  Fairfield Square Shopping Center                        2831 South Main Street
P132     3009370  Greentree Village Shopping Center                       1800 South Milton Rd.
C133       51449  Perimeter Oaks Shopping Center                          3262-3274 Inner Perimeter Drive
P134     3009040  Willow Glen Plaza                                       1120-1130 Bird Avenue
C135       51327  Gower-Gulch Center                                      6100 - 6134 West Sunset Blvd
P136     3054277  SRO Center                                              3904, 3908, 3920 Meridian Street
C137       51052  Tukwila Park Shopping Center                            640-690 Strander Blvd.
C138       51516  Rite Aid-Alpine                                         1661 Alpine Blvd.
C139       51216  San Miguel Plaza                                        3003 S. St. Francis Drive at Zia Road
C140       51335  Kids "R" Us                                             2745 NE 193rd Street
C141       51450  Brea Village Shopping Center                            1001-1039 E. Imperial Highway
C142       51002  Spring Hope Commons Shopping Center                     603 E. Nash St.
C143       51005  Warren Corners Shopping Center                          U.S.Highway 158
C144       51508  500 State Street                                        500 - 510 State Street
C145       51507  Arts Industria Center                                   415 S. Cedros Ave.
C146       51494  Harbor Place                                            602-666 South Harbor Blvd.
P147     3046620  Victory Plaza Shopping Center                           13003-13075 Victory Blvd
P148     3033792  Las Vegas Discount Golf & Tennis                        4211 Paradise Road
C149       51389  Towne Point Shopping Center                             3921 Twin Pines Rd
C150       51510  NationsBank Branch - Ft. Lauderdale                     1745 E. Sunrise Blvd.
C151       51333  OfficeMax Building - Phoenix, AZ                        9th Street and Bell Road
C152       50864  Hardin Village Shopping Center                          2960 Eldorado Parkway
P153     3022746  Barnes & Noble Booksellers                              1400 Biddle Road
P154     1201185  Dollinger Central                                       201-11 Central Avenue
P155     4546966  Columbia Square IV Shopping Center                      13215 SE Mill Plain Boulevard
P156     1794569  Salmon Creek Shopping Center                            12919 N.E. Highway 99
P157     3013471  Petrini's Rheem Valley Shopping Center                  594 Moraga Road
P158     3041589  Mission Village Center                                  32151 Camino Capistrano
C159       51140  Maple Wood Plaza                                        850 Lake Ave.
P160     3056132  Crossroads at Hacienda Shopping Center                  4747 Hopyard Road
P161     3056140  Crossroads at Hacienda Shopping Center                  4501 Hopyard Road
P162     3051141  Barnsdall Square Shopping Center                        1607-1637 N. Vermont Ave. & 4730-4738 Hollywood Blvd.
P163     3000932  Wild West Shopping Center                               115-159 West Shaw Avenue
C164       51276  Western Dental Plaza                                    1124 West Olive Ave
C165       51475  Northome Shopping Center                                1550 West Larpenteur Avenue
C166       51492  KMS Retail Center                                       550 West Bell Road
C167       51361  Harbor Plaza Shopping Center                            11315 South Figueroa Street
C168       51370  Harding Atlantic Shopping Center                        6151-6191 Atlantic Ave.
C169       51439  Towne Square Shopping Center                            901 N. Pecos Rd.
C170       51469  Arlington Square                                        3243-3297 Arlington Avenue
C171       51483  Sag Harbor Shopping Cove                                64-82 Main Street
C172       51468  Victoria Village Shopping Center                        7270 Victoria Park Lane
C173       51432  Prince & Fairview Shopping Center                       901-935 West Prince Rd
C174       51452  El Camino Retail                                        1615 North El Camino Real
C175       51433  Clothestime Retail Building                             630 Irving Street
P176     3011970  Crockett Industrial Portfolio                           Various
C177       50919  1/2 Price Distribution Center                           9202  F  Street
P178     3000908  Charter Business Park                                   3641-3851 Charter Park Drive
C179       51187  Tyco Warehouse                                          750 Central Avenue
P180     3038361  Lakepoint/Ignacio Business Park                         90 and 105 Digital Drive
P181     3021458  San Tomas Business Centre                               2060 Walsh Avenue
C182       50944  7777 West Side Ave.                                     7777 West Side Ave.
P183     3033032  Zidell Valve Corporation                                10600 Corporate Drive
C184       51186  Nokia Office Warehouse Building                         975 West NASA Blvd.
P185     2088680  Amdahl Building                                         415 Oakmead Parkway
P186     3032760  Bancroft Building                                       0690 S.W. Bancroft Street
P187     3054947  Condor Pacific Industries                               31829 La Tienda Drive
P188     3000890  Jersey Business Park                                    10700 Jersey Boulevard
P189     3023538  Vista Paints                                            2000-2040 E. Orangethorpe Avenue
P190     3006681  Trojan Battery Company                                  12380 Clark Street
C191       51448  Santoli Commerce Center                                 Various
P192     3011426  4240 Hollis Street                                      4240 Hollis Street
P193     3032406  Airport Office Park                                     2000 South Frontage Road
P194     3011921  Fabrica International Building                          2801 Pullman Street
P195     4540878  Performance Radiator                                    2705 & 2619 South Tacoma Way & 3016 South Fife St.
P196     2093268  Valley North Business Park                              2401,2501 W. Behrend Drive
C197       51392  325 Exterior Street                                     325 Exterior Street
P198     3057932  Northwestern Polytechnic University                     105-119 Fourier Avenue
P199     1204346  Warner Fairview Business Park                           2300 - 2320 S. Fairview, et al.
P200     3009883  Industry West Industrial Park                           200-272 South 5th Avenue
C201       51326  Hampton Commerce Center                                 1323 W. Pembroke Ave. and  5, 6 & 10 Lockwood Drive
P202     3025343  4880 West Rosecrans Avenue                              4880 West Rosecrans Avenue
P203     3058575  Ledtronics                                              23105 Kashiwa Court
P204     3034873  Hofmann Industrial Portfolio                            Various
P205     3014958  Avioan Business Center                                  1865-1963 Del Amo Boulevard
P206     1201136  Valencia Industrial Center                              25371-95 Rye Canyon Road
C207       51194  Van Nuys Airport Business Center                        16735-45 Saticoy St.
P208     3011632  Seaview Business Park                                   1010-1060 Calle Cordillera
C209       51247  Technology Drive Industrial                             170 Technology Dr.
C210       51280  1400 Dell Avenue Building                               1400 Dell Ave.
P211     3032786  Tromley Industrial Building                             12505 S.W. Herman Road
C212       51337  2500-2520 Park Central                                  2500-2520 Park Central Boulevard
P213     4538179  Coeur d'Alenes Co. & Stock Steel Metal Fabrication Bldg.East 3900 Broadway Avenue
P214     3021284  250 W. Artesia Boulevard                                250 W. Artesia Boulevard
P215     2034692  1-31 North Salsipuedes Street                           1-31 North Salsipuedes Street
P216     3007127  14402 Franklin Avenue                                   14402 Franklin Avenue
P217     4538229  Puget Sound Tire Building                               402 & 412 Lund Road
P218     3039914  Span-O-Matic, Inc.                                      825 Columbia Street
P219     3009974  Watt-Eighty Business Park                               3325-3437 Myrtle Avenue
P220     4538864  Slope Indicator Company                                 3450 Monte Villa Parkway
P221     1795863  Newport Shores Office/Warehouse                         3220, 3240, 3260 118th Avenue S.E.
P222     1201326  6231, 6241 Yarrow Drive                                 6231, 6241 Yarrow Drive
P223     3006491  25620 Rye Canyon Road                                   25620 Rye Canyon Road
P224     3039450  Ross Industrial Park                                    1050 N.W. Maryland Avenue
P225     3074754  Chicago Avenue Business Center                          2023 & 2025 Chicago Avenue
P226     3101367  Montgomery Ward Distribution Warehouse                  5905 N Marine Drive
C227       51193  Walmar Industrial Center                                5600-5760 Ayala Avenue
P228     3001211  View Engineering, Inc.                                  1650 - 1720 Voyager Drive
P229     4547279  Freshmark Foods Building                                22613 76th Avenue South
C230       51454  Airpark Trade Center                                    15023 N 73rd St.
C231       51470  Raintree Commerce Center                                8150 E. Raintree Dr.
C232       51314  Huntwood Ave. Light Industrial                          25377 & 25385 Huntwood Ave.
C233       51506  North American Cable Building                           227 S. River Street
C234       51438  One Industrial Building                                 1 Industrial Street
C235       51503  Bank of America Regional Headquarters                   10850 White Rock Rd.
C236       51332  101 Ygnacio Plaza                                       101 Ygnacio Valley Road
C237       50987  Three Palms Center                                      2141-2151 Alternate A1A
P238     3012937  Waterfront Plaza                                        500 Airport Boulevard
P239     3026820  Water Court Office Buildings                            850-920 Hampshire Road
P240     3054939  Executive Park                                          6753-6773 West Charleston Boulevard
P241     1202811  300 Hamilton Building                                   300 Hamilton Avenue
C242       51040  Journal Square Plaza I                                  1 Journal Square Plaza
P243     4539961  Lakes Medical Plaza                                     11311 Bridgeport Way SW
P244     1203637  High Bluff - Del Mar                                    12555 High Bluff Drive
P245     4547972  Percival Plaza                                          606 & 626 Columbia Street, & 601 N. Capital Way
P246     1794478  Richland Medical Center & Pharmacy                      NE Corner of Swift Blvd & Goethels Ave
P247     3007754  12700 Ventura Boulevard                                 12700 Ventura Boulevard
C248       51019  2002 Avenue U                                           2002 Avenue U
P249     3038502  American Radio Systems Building                         1071 West Shaw Avenue
C250       51037  Double Eagle Office Building                            101 East Town  Place
P251     3010717  Riverpark                                               6122-6166 West Sahara Avenue
C252       51168  Village Square Office Building                          9510  West Sahara Ave
C253       50903  Grove Office Plaza                                      515 Grove St.
C254       51493  Stanford Coastside Medical Clinic                       225 South Cabrillo Highway
P255     3046208  3330 West Desert Inn Road                               3330 West Desert Inn Road
C256       50826  Golf Course Plaza                                       11480 Sunset Hills Road
P257     3001096  2220 Lynn Road                                          2220 Lynn Road
P258     2091932  Century Center Office Building                          26522 La Alameda
P259     3049228  Alta Mesa Professional Center #333                      333 El Dorado Street
C260       50963  16 East 41st Street Office Building                     16 East 41st St.
C261       51222  Greenfield Road Office Building                         1420 North Greenfield Rd
P262     3007713  San Clemente Professional Center                        647 Camino De Los Mares
P263     1794353  The Doyle Building                                      119 Pine Street/1527 Second Avenue
P264     2053130  Courthouse Square                                       1000-1050 Fourth Street
P265     4544987  Colorado Professional Park                              552 & 554 North Colorado Street
P266     3043346  881 Fremont Ave.                                        881 Fremont Ave.
P267     3022530  300 University Avenue                                   300 University Avenue
C268       51214  Byrd Building                                           319 First Ave N
C269       50972  Duke Medical Office                                     2609 North Duke Street
C270       51229  5240 North 16th Street Building                         5240 North 16th Street
C271       51488  Scripps Crest Building                                  9845 Erma Road
C272       51474  Clocktower Center                                       2195 Colorado Highway 83
C273       51369  East Mississippi Professional Office Building           11275 E. Mississippi Ave.
C274       51000  U.S. Fish and Wildlife Center                           6669 Short Lane
C275       51272  Bethany Medical Plaza                                   2200 West Bethany Home Road
P276     4547840  The Weatherly Inn                                       6016 N. Highland Parkway
C277       50330  Powell Valley Assisted Living Center                    4001 SE 182nd Avenue
C278       51501  Hamilton Plaza Nursing Home                             56 Hamilton Avenue
C279       51500  Iliff Rehab and Nursing Center                          8000 Iliff Drive
P280     3101599  Olympics West Retirement Center                         929 Trosper Road
P281     4545786  Merrill Gardens at Northgate                            11501 15th Avenue NE
C282       50946  Chateau Marymoor Retirement & Assisted Living Community 4585 West Sammamish Pkwy, NE
C283       50803  Fairfield Manor Nursing Home                            5303 Bermuda Road
P284     3048741  Hearthstone Cottage of Ellensburg                       802 Mountian View Avenue
P285     1865559  Carson Oaks                                             6725 Inglewood Avenue
P286     4544128  Life Care Center of Escondido                           1980 Felicita Road
C287       51499  Park Manor Nursing Home                                 23 Park Place
P288     3032034  Highline Convalescent Center                            609 Highline Drive
P289     3009594  Valley Village Mobile Home Park                         6401 Country Club Drive
P290     3012291  Cordovan Mobile Home Estates                            10035 Mills Station Road
P291     3022969  Mesa Village Mobile Home Park                           2701 E.Allred Avenue
P292     3009545  Village Green Mobile Home Park                          2902 South 84th Street
P293     3009586  Orcutt Ranch Mobile Home Park                           295 N. Broadway
P294     3009636  Town & Country Mobile Home Park                         1600 East Clark Avenue
P295     1796705  Meadowbrook Mobile Home Estate                          7610 West Nob Hill Boulevard
P296     3025335  Blue Sky Mobile Home Park                               4800 Ocotillo Road
P297     3102456  Springbrook Estates Manufactured Home Park Phase I      1000 Springbrook Road
P298     3043486  College Place Mobile Home Park                          31600 126th Avenue SE
P299     3015435  Silverado Estates                                       2900 West Superstition Boulevard
P300     3012705  Sierra Vista Mobile Home Park                           825 East Grangeville Boulevard
C301       51418  Deep Valley Mobile Home Park                            2101 South State Street
P302     3015526  E-Z Storage Pico                                        11470 Tennessee Avenue
P303     3015500  E-Z Storage Desoto                                      9420 De Soto Ave.
P304     3015518  E-Z Storage Van Nuys                                    5823 Peach Ave.
P305     3000239  America's Best Self Storage                             380 Crenshaw Boulevard
P306     3009263  Save-Most Self Storage                                  23772 Via Fabricante
C307       51411  Pantego American Storage & Arkansas Lane Self Storage   Various
P308     3012887  Aim All Storage                                         25093 Bay Ave.
C309       51427  Stor-A-Lot                                              1441N. Baxter Street
C310       51017  A-Safe Mini Storage                                     4249 Miller Road
P311     3021862  Castro Valley Storage                                   2489 Grove Way
C312       51083  Plaza 303 - All Storage Self-Storage                    425 Pioneer Parkway
P313     8317463  Broadway Public Storage II                              3501 South Lindsay Street
P314     3019114  Buffalo Mini-Storage                                    3925 S. Buffalo Drive
C315       51206  Discount Storage                                        9620 I Avenue
C316       51252  American Self Storage                                   2137 Steel Rd
C317       51364  Industrial Blvd Self-Storage                            27911 Industrial Boulevard
C318       51440  LaSoto Business Park                                    1920 N. Beckley Rd.
C319       51416  DeSoto Preferred Storage                                601 South Beckley Avenue
P320     3024635  Folsom Lake Ford                                        12755 Folsom Boulevard
P321     3103405  Act III Theatre                                         200 N. 26th Avenue
P322     1867084  Oskoui Health Club Portfolio                            Various
P323     3024643  Folsom Lake Toyota                                      12747 Folsom Boulevard
P324     3040482  Bellevue Auto Center                                    620 116th Avenue NE
P325     3022993  L.A. Fitness Sports Club                                5536 West Bell Road
P326     1792761  University Volkswagon                                   4724 Roosevelt Way N.E.
P327     3011822  Las Vegas Athletic Club                                 5200 West Sahara Avenue
P328     3005691  Lynnwood Auto Center                                    21609 - 21619 Highway 99 North
P329     4540613  Inn at the Market                                       86 Pine Street
P330     2092120  Best Western Anaheim Inn                                1630 S. Harbor Boulevard
P331     3006723  670 West 17th Street                                    670 West 17th Street

SEQUENCE
NUMBER*   CITY                      STATE  ZIP CODE    MORTGAGE RATE (%)   AMORTIZATION BASIS   ORIGINAL BALANCE   CUT-OFF BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
C1        Las Vegas                 NV     89102                 0.07251   ACT/360                $23,200,000.00     $23,080,381.78
C2        Coral Springs             FL     33071                 0.07251   ACT/360                $20,840,000.00     $20,732,549.84
P3        Dallas                    TX     75287                  0.0672   30/360                 $26,300,000.00     $25,993,740.68
C4        Houston                   TX     77036                  0.0721   ACT/360                $13,385,000.00     $13,307,172.37
C5        Tampa                     FL     33615                  0.0722   ACT/360                $12,700,000.00     $12,510,252.52
P6        Oregon City               OR     97034                    0.08   30/360                 $11,737,500.00     $11,315,163.28
C7        Lafayette                 LA     70508                  0.0684   ACT/360                $10,200,000.00     $10,162,235.42
P8        Various                   OR     Various                0.0797   30/360                 $ 9,800,000.00     $ 9,286,599.95
C9        Las Vegas                 NV     89108                   0.069   ACT/360                $ 9,300,000.00     $ 9,227,500.53
P10       Sacramento                CA     95825                  0.0825   30/360                 $ 8,500,000.00     $ 8,132,034.73
C11       Las Vegas                 NV     89113                  0.0747   ACT/360                $ 6,450,000.00     $ 6,362,960.44
P12       Las Vegas                 NV     89129                  0.0975   ACT/360                $ 6,200,000.00     $ 5,903,760.01
C13       Various                   IL     Various                0.0657   ACT/360                $ 5,192,523.00     $ 5,148,929.72
C14       West Covina               CA     91791                  0.0698   ACT/360                $ 5,175,000.00     $ 5,115,772.66
P15       Las Vegas                 NV     89121                  0.0825   30/360                 $ 5,200,000.00     $ 5,007,583.49
P16       Simi Valley               CA     93063                  0.0805   30/360                 $ 5,000,000.00     $ 4,852,520.74
P17       Milwaukie                 OR     97222                  0.0755   30/360                 $ 5,000,000.00     $ 4,714,406.68
P18       Yuma                      AZ     85364                  0.0725   30/360                 $ 4,700,000.00     $ 4,472,669.95
P19       Albuquerque               NM     87110                  0.0799   30/360                 $ 4,700,000.00     $ 4,324,792.95
P20       Reno                      NV     89503                 0.07625   30/360                 $ 4,300,000.00     $ 4,214,043.09
P21       Various                   AK     Various               0.08625   30/360                 $ 4,350,000.00     $ 4,170,255.77
C22       Various                   IN     Various                0.0774   ACT/360                $ 4,166,653.44     $ 4,140,148.22
P23       Lake Oswego               OR     97035                   0.079   30/360                 $ 4,350,000.00     $ 4,094,902.39
P24       Carmichael                CA     95608                  0.0788   30/360                 $ 4,125,000.00     $ 4,061,367.18
P25       Seattle                   WA     98105                  0.0725   30/360                 $ 4,300,000.00     $ 3,955,830.28
P26       Riverside                 CA     92507                  0.0741   30/360                 $ 4,000,000.00     $ 3,851,665.44
C27       Phoenix                   AZ     85031                  0.0735   ACT/360                $ 3,560,000.00     $ 3,508,377.45
C28       Moore                     OK     73160                  0.0735   ACT/360                $ 3,500,000.00     $ 3,470,466.65
P29       Haltom City               TX     76117                  0.0765   30/360                 $ 3,791,800.00     $ 3,469,215.62
P30       Las Vegas                 NV     89119                 0.07875   30/360                 $ 3,500,000.00     $ 3,390,135.33
P31       Las Vegas                 NV     89109                  0.0837   30/360                 $ 3,500,000.00     $ 3,363,197.36
C32       Newport News              VA     23602                 0.07345   ACT/360                $ 3,370,000.00     $ 3,360,967.77
P33       Oregon City               OR     97045                    0.08   30/360                 $ 3,700,000.00     $ 3,341,959.61
P34       Hayward                   CA     94544                 0.07375   30/360                 $ 3,470,000.00     $ 3,337,063.48
P35       Watsonville               CA     95076                   0.085   30/360                 $ 3,400,000.00     $ 3,313,219.68
P36       Peoria                    AZ     85345                   0.085   30/360                 $ 3,300,000.00     $ 3,185,608.19
P37       Brea                      CA     92621                  0.0875   30/360                 $ 3,037,500.00     $ 2,959,955.76
P38       Reno                      NV     89502                  0.0849   30/360                 $ 3,000,000.00     $ 2,828,632.82
P39       Las Vegas                 NV     89106                  0.0775   30/360                 $ 2,870,000.00     $ 2,806,691.20
P40       Temecula                  CA     92591                 0.09125   30/360                 $ 6,000,000.00     $ 2,771,390.27
C41       Fall River                MA     02720                  0.0701   ACT/360                $ 2,800,000.00     $ 2,765,675.21
P42       Seattle                   WA     98178                    0.08   30/360                 $ 2,750,000.00     $ 2,661,109.31
C43       Provo                     UT     84604                  0.0685   ACT/360                $ 2,618,000.00     $ 2,567,513.55
C44       Santee                    CA     92071                  0.0643   ACT/360                $ 2,520,000.00     $ 2,498,179.55
P45       Las Vegas                 NV     89109                 0.08625   30/360                 $ 2,600,000.00     $ 2,491,418.76
C46       Reno                      NV     89503                  0.0717   ACT/360                $ 2,490,000.00     $ 2,478,460.41
C47       Phoenix                   AZ     85016                 0.06836   ACT/360                $ 2,475,000.00     $ 2,451,472.80
P48       Montgomery                AL     36101                  0.0794   ACT/360                $ 2,500,000.00     $ 2,384,750.98
C49       Phoenix                   AZ     85017                 0.06348   ACT/360                $ 2,400,000.00     $ 2,378,842.06
C50       Kansas City               KS     66112                    0.07   ACT/360                $ 2,350,000.00     $ 2,330,050.43
C51       Santa Ana                 CA     92706                  0.0725   ACT/360                $ 2,300,000.00     $ 2,281,475.43
P52       Wendover                  NV     89883                   0.075   30/360                 $ 2,495,541.00     $ 2,263,952.55
C53       Various                   TX     Various               0.07415   ACT/360                $ 2,250,000.00     $ 2,238,536.88
P54       Seattle                   WA     98102                 0.08875   ACT/360                $ 2,350,000.00     $ 2,198,599.23
P55       Phoenix                   AZ     85016                  0.0794   ACT/360                $ 2,200,000.00     $ 2,097,870.93
C56       Scottsdale                AZ     85251                 0.06744   ACT/360                $ 2,000,000.00     $ 1,992,417.59
P57       Las Vegas                 NV     89110                 0.07625   30/360                 $ 2,050,000.00     $ 1,937,155.96
P58       Little Rock               AR     72227                  0.0794   ACT/360                $ 2,000,000.00     $ 1,907,801.44
P59       Los Angeles               CA     91411                 0.07875   30/360                 $ 1,925,000.00     $ 1,877,788.57
C60       Bethany                   OK     73008                  0.0728   ACT/360                $ 1,900,000.00     $ 1,876,129.83
P61       Nampa                     ID     83686                  0.0775   30/360                 $ 1,930,000.00     $ 1,872,023.05
C62       Wilton Manors             FL     33311                  0.0771   ACT/360                $ 1,875,000.00     $ 1,871,779.85
C63       Hawthorne                 CA     90250                  0.0694   ACT/360                $ 1,880,000.00     $ 1,870,858.47
C64       Hawthorne                 CA     90250                  0.0707   ACT/360                $ 1,864,000.00     $ 1,855,178.58
C65       Reno                      NV     89503                  0.0717   ACT/360                $ 1,840,000.00     $ 1,831,472.75
C66       Atlanta                   GA     30305                  0.0758   ACT/360                $ 1,840,000.00     $ 1,814,713.57
P67       Mobile                    AL     36608                  0.0803   30/360                 $ 1,900,000.00     $ 1,812,582.46
P68       Mobile                    AL     36608                  0.0803   30/360                 $ 1,900,000.00     $ 1,812,582.46
C69       St. Louis                 MO     63103                 0.07525   ACT/360                $ 1,800,000.00     $ 1,792,262.62
P70       Mesa                      AZ     85202                    0.08   30/360                 $ 1,884,000.00     $ 1,790,078.76
P71       Glendale                  AZ     85301                   0.085   30/360                 $ 1,850,000.00     $ 1,772,149.60
P72       Seattle                   WA     98105                   0.085   30/360                 $ 1,890,000.00     $ 1,742,367.15
C73       Sherman Oaks              CA     91423                  0.0705   ACT/360                $ 1,750,000.00     $ 1,722,824.12
C74       Kansas City               MO     64138                    0.07   ACT/360                $ 1,650,000.00     $ 1,635,992.88
P75       Phoenix                   AZ     85016                  0.0794   ACT/360                $ 1,700,000.00     $ 1,621,082.12
C76       Manhattan                 NY     10038                  0.0671   ACT/360                $ 1,600,000.00     $ 1,584,351.23
P77       Tulsa                     OK     74105                  0.0765   30/360                 $ 1,711,300.00     $ 1,565,712.65
P78       Bellevue                  WA     98006                   0.084   30/360                 $ 1,260,000.00     $ 1,561,384.92
P79       San Francisco             CA     94115                    0.09   30/360                 $ 1,650,000.00     $ 1,536,691.00
P80       W.Hollywood               CA     90046                 0.07875   30/360                 $ 1,600,000.00     $ 1,530,235.74
C81       Willmar                   MN     56201                 0.08085   ACT/360                $ 1,476,000.00     $ 1,469,712.01
C82       Kansas City               KS     66103                  0.0685   ACT/360                $ 1,460,000.00     $ 1,442,197.39
C83       Wilmington                CA     90744                  0.0697   ACT/360                $ 1,350,000.00     $ 1,343,476.43
C84       Erie                      PA     16504                 0.08305   ACT/360                $ 1,200,000.00     $ 1,197,005.30
C85       Jacksonville              FL     32277                 0.07875   ACT/360                $ 1,175,000.00     $ 1,170,316.26
C86       Manteca                   CA     95337                   0.078   ACT/360                $ 1,035,000.00     $ 1,032,529.87
C87       Chicago                   IL     60626                  0.0684   ACT/360                $ 1,000,000.00     $   991,201.42
C88       Torrance                  CA     90505                 0.06945   ACT/360                $   900,000.00     $   895,628.26
C89       Los Angeles               CA     91306                  0.0684   ACT/360                $   900,000.00     $   895,532.03
C90       Ham Lake                  MN     55304                 0.08135   ACT/360                $   800,000.00     $   794,483.21
C91       Tucson                    AZ     85716                 0.07775   ACT/360                $   770,000.00     $   766,474.09
C92       Waseca                    MN     56093                  0.0826   ACT/360                $   760,000.00     $   756,893.79
C93       Benson                    MN     56215                  0.0826   ACT/360                $   672,000.00     $   667,468.87
C94       Cohasset                  MN     55721                 0.07442   ACT/360                $   650,000.00     $   645,012.68
C95       Willmar                   MN     56201                 0.08075   ACT/360                $   615,000.00     $   610,713.13
C96       Los Angeles               CA     90005                 0.07585   ACT/360                $   600,000.00     $   598,486.38
C97       Litchfield                MN     55355                  0.0826   ACT/360                $   552,000.00     $   548,278.04
C98       Cave Creek                AZ     85331                  0.0765   ACT/360                $   500,000.00     $   489,348.30
C99       Puyallup                  WA     98374                 0.06697   ACT/360                $12,750,000.00     $12,645,946.43
C100      Various                   NY     Various               0.07515   ACT/360                $12,000,000.00     $11,919,244.28
P101      Riverside                 CA     92509                  0.0798   ACT/360                $12,000,000.00     $11,446,342.32
C102      Las Vegas                 NV     89106                  0.0794   ACT/360                $11,500,000.00     $11,361,003.83
P103      San Luis Obispo           CA     93401                   0.075   30/360                 $11,500,000.00     $10,855,595.15
P104      Camarillo                 CA     93010                  0.0904   30/360                 $12,000,000.00     $10,733,180.16
C105      Durham                    NC     27704                   0.072   ACT/360                $ 9,800,000.00     $ 9,693,512.14
C106      Mesa                      AZ     85204                    0.07   ACT/360                $ 8,588,000.00     $ 8,522,561.93
P107      Santa Carita              CA     91355                  0.0859   30/360                 $ 8,360,000.00     $ 8,002,411.25
P108      Reno                      NV     89502                  0.0745   ACT/360                $ 8,187,568.00     $ 7,641,273.94
C109      Peoria                    IL     61604                  0.0672   ACT/360                $ 7,300,000.00     $ 7,234,040.31
C110      Alexandria                VA     22309                   0.075   ACT/360                $ 6,575,000.00     $ 6,546,585.76
P111      Santa Fe Springs          CA     90670                 0.08375   30/360                 $ 6,720,000.00     $ 6,376,604.86
P112      Reseda                    CA     91406                 0.08875   30/360                 $ 6,200,000.00     $ 5,876,054.67
P113      Riverside                 CA     92504                 0.09125   30/360                 $ 6,200,000.00     $ 5,860,865.61
C114      Miami                     FL     33177                 0.07275   ACT/360                $ 5,500,000.00     $ 5,429,429.96
C115      Miami                     FL     33185                 0.07275   ACT/360                $ 5,300,000.00     $ 5,231,996.11
C116      Naples                    FL     34102                  0.0725   ACT/360                $ 5,000,000.00     $ 4,967,099.65
C117      Cooper City               FL     33328                  0.0669   ACT/360                $ 5,000,000.00     $ 4,959,130.67
C118      Kenosha                   WI     53140                  0.0775   ACT/360                $ 4,827,000.00     $ 4,815,329.05
C119      Stuart                    FL     34994                  0.0716   ACT/360                $ 4,500,000.00     $ 4,457,415.71
C120      Paducah                   KY     42003                  0.0714   ACT/360                $ 4,450,000.00     $ 4,417,168.63
C121      Greenville                NC     27858                  0.0778   ACT/360                $ 4,381,403.34     $ 4,357,456.30
C122      Miami                     FL     33056                  0.0814   ACT/360                $ 4,415,400.00     $ 4,356,929.11
C123      Various                   TX     Various                0.0705   ACT/360                $ 4,250,000.00     $ 4,224,363.45
P124      Bellingham                WA     98226                 0.08375   30/360                 $ 4,200,000.00     $ 4,139,130.98
C125      Brandon                   FL     33511                  0.0692   ACT/360                $ 4,160,000.00     $ 4,118,347.30
P126      San Diego                 CA     92111                  0.1025   30/360                 $ 4,900,000.00     $ 3,999,400.59
C127      Northridge                CA     91326                 0.06875   ACT/360                $ 3,915,000.00     $ 3,893,074.23
P128      Foothill Ranch            CA     92610                 0.08575   30/360                 $ 4,300,000.00     $ 3,862,445.81
P129      Coeur D'Alene             ID     83814                    0.08   30/360                 $ 3,600,000.00     $ 3,523,595.00
C130      Fredericksburg            VA     22406                  0.0725   ACT/360                $ 3,525,000.00     $ 3,508,936.67
C131      High Point                NC     27263                  0.0776   ACT/360                $ 3,400,000.00     $ 3,386,104.89
P132      Flagstaff                 AZ     86001                 0.08625   30/360                 $ 3,300,000.00     $ 3,125,600.16
C133      Valdosta                  GA     30320                 0.07875   ACT/360                $ 3,000,000.00     $ 2,986,576.54
P134      San Jose                  CA     95125                   0.085   30/360                 $ 3,150,000.00     $ 2,980,489.38
C135      Los Angeles               CA     90028                    0.07   ACT/360                $ 3,000,000.00     $ 2,979,118.61
P136      Bellingham                WA     98226                  0.0743   30/360                 $ 3,000,000.00     $ 2,960,758.63
C137      Tukwila                   WA     98188                  0.0715   ACT/360                $ 2,950,000.00     $ 2,912,089.17
C138      Alpine                    CA     91903                 0.07701   ACT/360                $ 2,800,000.00     $ 2,793,143.59
C139      Santa Fe                  NM     87505                 0.07223   ACT/360                $ 2,800,000.00     $ 2,775,655.89
C140      Aventura                  FL     33180                  0.0725   ACT/360                $ 2,775,000.00     $ 2,731,406.05
C141      Brea                      CA     92821                 0.07875   ACT/360                $ 2,700,000.00     $ 2,687,918.93
C142      Spring Hope               NC     27882                  0.0667   ACT/360                $ 2,700,000.00     $ 2,662,325.73
C143      Warrenton                 NC     27589                  0.0677   ACT/360                $ 2,550,000.00     $ 2,515,017.63
C144      Santa Barbara             CA     93101                  0.0762   ACT/360                $ 2,473,500.00     $ 2,469,142.79
C145      Solana Beach              CA     92075                  0.0767   ACT/360                $ 2,469,000.00     $ 2,461,789.47
C146      Santa Ana                 CA     92704                  0.0766   ACT/360                $ 2,300,000.00     $ 2,293,114.03
P147      N. Hollywood              CA     91606                  0.0825   30/360                 $ 2,300,000.00     $ 2,260,872.04
P148      Las Vegas                 NV     89102                  0.0875   30/360                 $ 2,300,000.00     $ 2,241,588.14
C149      Portsmouth                VA     23703                  0.0792   ACT/360                $ 2,250,000.00     $ 2,240,037.16
C150      Ft. Lauderdale            FL     33304                   0.075   ACT/360                $ 2,240,000.00     $ 2,229,297.32
C151      Phoenix                   AZ     85022                 0.07125   ACT/360                $ 2,137,500.00     $ 2,126,167.02
C152      McKinney                  TX     75070                  0.0722   ACT/360                $ 2,135,000.00     $ 2,116,424.55
P153      Medford                   OR     77504                  0.0878   30/360                 $ 2,275,000.00     $ 2,070,110.09
P154      Glendale                  CA     91203                   0.095   30/360                 $ 2,100,000.00     $ 1,971,095.88
P155      Vancouver                 WA     98684                   0.085   30/360                 $ 2,060,000.00     $ 1,966,567.09
P156      Vancouver                 WA     98665                   0.085   30/360                 $ 2,000,000.00     $ 1,828,335.03
P157      Moraga                    CA     94556                   0.085   30/360                 $ 1,875,000.00     $ 1,788,919.85
P158      San Juan Capistrano       CA     92807                   0.088   30/360                 $ 1,866,000.00     $ 1,764,038.19
C159      Rochester                 NY     14613                   0.074   ACT/360                $ 1,725,000.00     $ 1,703,218.28
P160      Pleasanton                CA     94588                  0.0722   30/360                 $ 1,750,000.00     $ 1,698,590.11
P161      Pleasanton                CA     94588                  0.0722   30/360                 $ 1,750,000.00     $ 1,698,590.11
P162      Hollywood                 CA     90027                 0.08625   ACT/360                $ 1,750,000.00     $ 1,671,963.37
P163      Clovis                    CA     93612                  0.0875   30/360                 $ 1,850,000.00     $ 1,662,999.26
C164      Merced                    CA     95340                 0.06891   ACT/360                $ 1,627,500.00     $ 1,614,786.63
C165      Falco Heights             MN     55113                    0.08   ACT/360                $ 1,540,000.00     $ 1,530,450.17
C166      Phoenix                   AZ     85023                   0.079   ACT/360                $ 1,494,800.00     $ 1,489,005.69
C167      Los Angeles               CA     90061                 0.07875   ACT/360                $ 1,045,000.00     $ 1,039,052.05
C168      Long Beach                CA     90805                 0.07875   ACT/360                $   965,000.00     $   959,507.42
C169      Las Vegas                 NV     89101                    0.08   ACT/360                $   950,000.00     $   938,903.05
C170      Riverside                 CA     92506                  0.0799   ACT/360                $   931,000.00     $   926,944.36
C171      Sag Harbor                NY     11963                    0.08   ACT/360                $   834,360.00     $   829,185.95
C172      Rancho Cucamonga          CA     91739                  0.0824   ACT/360                $   805,000.00     $   801,694.13
C173      Tucson                    AZ     85705                    0.08   ACT/360                $   610,000.00     $   597,679.62
C174      San Clemente              CA     92672                 0.07875   ACT/360                $   550,000.00     $   546,027.39
C175      San Francisco             CA     94122                  0.0815   ACT/360                $   320,000.00     $   318,065.81
P176      Various                   CA     Various                  0.08   30/360                 $ 8,500,000.00     $ 8,044,733.02
C177      Omaha                     NE     68127                  0.0747   ACT/360                $ 6,750,000.00     $ 6,661,199.62
P178      San Jose                  CA     95136                  0.1018   30/360                 $ 6,000,000.00     $ 5,694,291.42
C179      University Park           IL     60466                 0.07316   ACT/360                $ 5,430,000.00     $ 5,402,406.08
P180      Novato                    CA     94949                 0.07875   30/360                 $ 5,200,000.00     $ 4,721,830.72
P181      Santa Clara               CA     94050                 0.08625   30/360                 $ 4,700,000.00     $ 4,544,169.83
C182      North Bergen              NJ     07047                  0.0726   ACT/360                $ 4,550,000.00     $ 4,487,067.45
P183      Stafford                  TX     77477                  0.0722   30/360                 $ 4,000,000.00     $ 3,951,004.62
C184      Melbourne                 FL     32901                  0.0725   ACT/360                $ 3,704,000.00     $ 3,674,167.39
P185      Sunnyvale                 CA     94088                  0.0913   30/360                 $ 3,825,000.00     $ 3,605,873.55
P186      Portland                  OR     97201                  0.0747   30/360                 $ 3,700,000.00     $ 3,572,676.35
P187      Westlake Village          CA     91362                  0.0721   30/360                 $ 3,500,000.00     $ 3,342,136.68
P188      Rancho Cucamonga          CA     91730                 0.08625   30/360                 $ 3,562,500.00     $ 3,336,659.52
P189      Fullerton                 CA     92631                  0.0775   ACT/360                $ 3,300,000.00     $ 3,129,956.45
P190      Santa Fe Springs          CA     90670                 0.09225   30/360                 $ 3,700,000.00     $ 3,104,500.11
C191      Various                   NV     Various                 0.074   ACT/360                $ 3,119,000.00     $ 3,103,445.56
P192      Emeryville                CA     94608                  0.0841   30/360                 $ 3,200,000.00     $ 3,034,195.70
P193      Anchorage                 AK     99501                  0.0825   30/360                 $ 3,000,000.00     $ 2,931,832.70
P194      Santa Ana                 CA     92705                  0.0755   30/360                 $ 3,000,000.00     $ 2,833,086.48
P195      Tacoma                    WA     98409                  0.0811   30/360                 $ 2,750,000.00     $ 2,648,912.63
P196      Phoenix                   AZ     85027                  0.0825   ACT/360                $ 2,800,000.00     $ 2,594,726.92
C197      Bronx                     NY     10451                  0.0725   ACT/360                $ 2,500,000.00     $ 2,482,418.31
P198      Fremont                   CA     94539                  0.0775   30/360                 $ 2,500,000.00     $ 2,476,151.55
P199      Santa Ana                 CA     92074                  0.0875   30/360                 $ 2,600,000.00     $ 2,428,525.44
P200      Industry                  CA     91746                  0.0858   30/360                 $ 2,520,000.00     $ 2,392,615.93
C201      Hampton                   VA     23661                 0.07725   ACT/360                $ 2,400,000.00     $ 2,374,787.68
P202      Hawthorne                 CA     90250                  0.0725   30/360                 $ 2,400,000.00     $ 2,316,697.18
P203      Torrance                  CA     90505                   0.075   30/360                 $ 2,137,500.00     $ 2,116,086.30
P204      Various                   CA     Various                0.0846   30/360                 $ 2,175,000.00     $ 2,109,587.84
P205      Torrance                  CA     90501                  0.0875   30/360                 $ 2,250,000.00     $ 2,093,793.31
P206      Santa Clarita             CA     91355                  0.0975   30/360                 $ 2,200,000.00     $ 2,069,702.48
C207      Los Angeles               CA     91406                 0.07128   ACT/360                $ 2,050,000.00     $ 2,031,777.16
P208      San Clemente              CA     92674                   0.085   30/360                 $ 2,100,000.00     $ 1,996,024.67
C209      Irvine                    CA     92618                 0.06714   ACT/360                $ 2,000,000.00     $ 1,981,904.91
C210      Campbell                  CA     95008                 0.06598   ACT/360                $ 2,000,000.00     $ 1,974,532.03
P211      Tualatin                  OR     97062                   0.078   30/360                 $ 2,000,000.00     $ 1,953,763.84
C212      Decatur                   GA     30035                 0.07875   ACT/360                $ 1,880,000.00     $ 1,871,588.00
P213      Spokane                   WA     99202                   0.085   30/360                 $ 1,950,000.00     $ 1,843,267.39
P214      Compton                   CA     90220                   0.085   30/360                 $ 1,900,000.00     $ 1,829,493.29
P215      Santa Barbara             CA     93101                 0.09875   30/360                 $ 1,870,000.00     $ 1,791,552.35
P216      Tustin                    CA     92680                  0.0825   30/360                 $ 1,875,000.00     $ 1,778,132.61
P217      Auburn                    WA     98001                    0.09   30/360                 $ 1,800,000.00     $ 1,727,577.47
P218      Brea                      CA     92621                  0.0795   30/360                 $ 1,745,000.00     $ 1,717,085.88
P219      North Highlands           CA     95660                 0.08375   30/360                 $ 1,850,000.00     $ 1,696,253.90
P220      Bothell                   WA     98021                 0.08625   30/360                 $ 1,761,000.00     $ 1,681,629.67
P221      Bellvue                   WA     98005                  0.0875   30/360                 $ 1,813,200.00     $ 1,673,650.08
P222      Carlsbad                  CA     92009                  0.0825   30/360                 $ 1,800,000.00     $ 1,666,347.25
P223      Santa Clarita             CA     91355                    0.09   30/360                 $ 1,700,000.00     $ 1,608,421.82
P224      Chehalis                  WA     98532                   0.085   30/360                 $ 1,625,000.00     $ 1,596,649.46
P225      Riverside                 CA     92507                  0.0723   30/360                 $ 1,625,000.00     $ 1,577,984.00
P226      Portland                  OR     97217                  0.0769   30/360                 $ 2,750,000.00     $ 1,544,707.98
C227      Irwindale                 CA     91706                 0.07296   ACT/360                $ 1,535,000.00     $ 1,520,938.77
P228      Simi Valley               CA     93063                 0.10375   30/360                 $ 1,593,750.00     $ 1,516,638.48
P229      Kent                      WA     98035                   0.085   30/360                 $ 1,600,000.00     $ 1,458,179.77
C230      Scottsdale                AZ     85260                    0.08   ACT/360                $ 1,187,544.39     $ 1,182,383.28
C231      Scottsdale                AZ     85260                    0.08   ACT/360                $ 1,014,350.00     $ 1,009,941.60
C232      Hayward                   CA     94544                 0.07375   ACT/360                $   975,000.00     $   965,147.34
C233      Aurora                    IL     60506                  0.0877   ACT/360                $   731,000.00     $   727,952.89
C234      San Francisco             CA     94124                    0.08   ACT/360                $   500,000.00     $   496,467.81
C235      Rancho Cordova            CA     95670                  0.0704   ACT/360                $24,550,000.00     $24,412,189.98
C236      Walnut Creek              CA     94596                 0.07125   ACT/360                $10,500,000.00     $10,428,931.50
C237      Jupiter                   FL     33477                  0.0694   ACT/360                $ 9,000,000.00     $ 8,930,475.48
P238      Burlingame                CA     94010                 0.08625   30/360                 $ 7,600,000.00     $ 7,249,073.88
P239      Thousand Oaks             CA     91360                  0.0774   30/360                 $ 7,200,000.00     $ 6,721,278.53
P240      Las Vegas                 NV     89102                   0.075   30/360                 $ 6,510,000.00     $ 6,401,780.42
P241      Palo Alto                 CA     94301                   0.089   30/360                 $ 6,800,000.00     $ 6,040,256.77
C242      Jersey City               NJ     07306                  0.0678   ACT/360                $ 5,575,000.00     $ 5,525,290.33
P243      Tacoma                    WA     98499                 0.07625   30/360                 $ 4,830,000.00     $ 4,409,646.50
P244      San Diego                 CA     92130                 0.10375   30/360                 $ 4,550,000.00     $ 4,122,595.47
P245      Olympia                   WA     98501                   0.076   30/360                 $ 3,678,550.00     $ 3,587,306.03
P246      Richland                  WA     99352                    0.08   30/360                 $ 4,200,000.00     $ 3,528,084.65
P247      Studio City               CA     91604                    0.09   30/360                 $ 3,475,000.00     $ 3,183,113.03
C248      Brooklyn                  NY     11229                  0.0718   ACT/360                $ 3,000,000.00     $ 2,975,550.11
P249      Fresno                    CA     93711                  0.0816   30/360                 $ 3,000,000.00     $ 2,927,332.39
C250      St. Augustine             FL     32092                  0.0687   ACT/360                $ 2,724,800.00     $ 2,703,413.23
P251      Las Vegas                 NV     89102                    0.08   30/360                 $ 2,800,000.00     $ 2,597,438.25
C252      Las Vegas                 NV     89117                  0.0706   ACT/360                $ 2,587,500.00     $ 2,573,583.23
C253      Haddon Heights            NJ     08035                  0.0733   ACT/360                $ 2,480,000.00     $ 2,440,813.66
C254      Half Moon Bay             CA     94019                  0.0746   ACT/360                $ 2,325,000.00     $ 2,312,956.82
P255      Las Vegas                 NV     89102                  0.0775   30/360                 $ 2,100,000.00     $ 2,056,258.52
C256      Reston                    VA     22090                  0.0761   ACT/360                $ 2,000,000.00     $ 1,980,326.93
P257      Thousand Oaks             CA     91360                  0.0977   30/360                 $ 2,075,000.00     $ 1,967,762.46
P258      Mission Viejo             CA     92691                  0.0884   30/360                 $ 2,200,000.00     $ 1,926,407.63
P259      Monterey                  CA     93940                  0.0775   30/360                 $ 2,000,000.00     $ 1,900,738.05
C260      New York                  NY     10017                  0.0716   ACT/360                $ 1,900,000.00     $ 1,883,235.83
C261      Gilbert                   AZ     85234                   0.074   ACT/360                $ 1,875,000.00     $ 1,859,365.14
P262      San Clemente              CA     92673                    0.09   30/360                 $ 1,960,000.00     $ 1,856,937.00
P263      Seattle                   WA     98101                 0.08375   30/360                 $ 2,100,000.00     $ 1,783,151.38
P264      San Rafael                CA     94901                 0.08625   30/360                 $ 4,400,000.00     $ 1,692,020.47
P265      Kennewick                 WA     99336                 0.08375   30/360                 $ 1,700,000.00     $ 1,635,432.39
P266      Los Altos                 CA     94022                  0.0795   30/360                 $ 1,600,000.00     $ 1,580,553.05
P267      Sacramento                CA     95825                   0.085   30/360                 $ 1,600,000.00     $ 1,568,916.99
C268      Minneapolis               MN     55401                 0.07123   ACT/360                $ 1,522,500.00     $ 1,508,950.46
C269      Durham                    NC     27704                  0.0692   ACT/360                $ 1,400,000.00     $ 1,388,072.08
C270      Phoenix                   AZ     85016                 0.07307   ACT/360                $ 1,220,000.00     $ 1,211,342.87
C271      San Diego                 CA     92131                   0.077   ACT/360                $ 1,209,000.00     $ 1,206,038.74
C272      Franktown                 CO     80116                  0.0809   ACT/360                $ 1,050,000.00     $ 1,043,587.91
C273      Aurora                    CO     80012                  0.0725   ACT/360                $ 1,000,000.00     $   993,419.95
C274      Gloucester                VA     23061                   0.075   ACT/360                $   950,000.00     $   937,569.37
C275      Phoenix                   AZ     85015                 0.08167   ACT/360                $   665,000.00     $   660,408.81
P276      Tacoma                    WA     98406                  0.0835   30/360                 $ 9,500,000.00     $ 9,243,350.83
C277      Gresham                   OR     97030                 0.08505   ACT/360                $ 8,500,000.00     $ 8,331,363.95
C278      Passaic                   NJ     07055                  0.0896   ACT/360                $ 5,500,000.00     $ 5,479,097.71
C279      Dunn Loring               VA     22027                   0.085   ACT/360                $ 5,330,000.00     $ 5,307,632.26
P280      Tumwater                  WA     98502                 0.09875   30/360                 $ 5,800,000.00     $ 5,250,613.43
P281      Seattle                   WA     98125                  0.0826   30/360                 $ 5,275,000.00     $ 5,091,985.65
C282      Redmond                   WA     98052                  0.0761   ACT/360                $ 4,350,000.00     $ 4,289,932.72
C283      St. Louis                 MO     63121                  0.0812   ACT/360                $ 4,000,000.00     $ 3,953,289.38
P284      Ellensburg                WA     98926                  0.0775   30/360                 $ 3,450,000.00     $ 3,386,540.81
P285      Stockton                  CA     95207                   0.079   30/360                 $ 3,430,000.00     $ 2,814,139.39
P286      Escondido                 CA     92025                  0.0875   30/360                 $ 2,900,000.00     $ 2,750,314.15
C287      Bloomfield                NJ     07003                  0.0861   ACT/360                $ 1,900,000.00     $ 1,892,210.49
P288      East Wenatchee            WA     98802                  0.0875   30/360                 $ 1,825,000.00     $ 1,782,676.93
P289      Rohnert Park              CA     94928                  0.0775   30/360                 $ 8,400,000.00     $ 7,921,463.13
P290      Sacramento                CA     95827                 0.07625   30/360                 $ 4,200,000.00     $ 3,968,807.40
P291      Mesa                      AZ     85204                 0.08375   30/360                 $ 3,750,000.00     $ 3,626,703.22
P292      Tacoma                    WA     98409                 0.07625   30/360                 $ 3,360,000.00     $ 3,165,156.08
P293      Orcutt                    CA     93455                  0.0775   30/360                 $ 3,000,000.00     $ 2,833,455.85
P294      Orcutt                    CA     93455                 0.07625   30/360                 $ 2,870,000.00     $ 2,703,570.75
P295      Yakima                    WA     98908                 0.07875   30/360                 $ 2,450,000.00     $ 2,134,316.89
P296      Glendale                  AZ     85301                   0.085   30/360                 $ 2,200,000.00     $ 2,134,239.37
P297      Newberg                   OR     97132                   0.079   30/360                 $ 1,868,000.00     $ 1,774,390.52
P298      Auburn                    WA     98002                  0.0737   ACT/360                $ 1,600,000.00     $ 1,564,026.02
P299      Apache Junction           AZ     85220                 0.08125   30/360                 $ 1,600,000.00     $ 1,522,950.29
P300      Hanford                   CA     93230                 0.07625   30/360                 $ 1,575,000.00     $ 1,488,302.79
C301      Ukiah                     CA     95482                    0.08   ACT/360                $   970,000.00     $   963,984.84
P302      Los Angeles               CA     90064                  0.0857   30/360                 $ 3,320,000.00     $ 3,121,207.99
P303      Chatsworth                CA     91311                  0.0854   30/360                 $ 3,214,000.00     $ 3,028,018.15
P304      Van Nuys                  CA     91411                  0.0868   30/360                 $ 2,977,000.00     $ 2,824,810.61
P305      Torrance                  CA     90503                  0.0825   30/360                 $ 3,400,000.00     $ 2,764,363.07
P306      Mission Viejo             CA     92691                  0.0875   30/360                 $ 2,320,000.00     $ 2,199,596.83
C307      Various                   TX     Various                  0.08   ACT/360                $ 1,732,500.00     $ 1,724,437.47
P308      Moreno Valley             CA     92553                 0.08125   30/360                 $ 1,750,000.00     $ 1,660,351.83
C309      Anaheim                   CA     92806                  0.0807   ACT/360                $ 1,642,574.39     $ 1,634,798.77
C310      Columbus                  GA     31909                  0.0755   ACT/360                $ 1,600,000.00     $ 1,588,029.54
P311      Castro Valley             CA     94546                    0.09   30/360                 $ 1,650,000.00     $ 1,563,592.99
C312      Grand Prairie             TX     75051                 0.07355   ACT/360                $ 1,550,000.00     $ 1,537,864.87
P313      Boise                     ID     83706                   0.085   30/360                 $ 1,800,000.00     $ 1,536,313.49
P314      Las Vegas                 NV     89117                  0.0851   ACT/360                $ 1,750,000.00     $ 1,239,201.92
C315      Hesperia                  CA     92345                 0.07403   ACT/360                $ 1,000,000.00     $   991,667.42
C316      Colton                    CA     92324                 0.07064   ACT/360                $ 1,000,000.00     $   991,632.54
C317      Hayward                   CA     94545                  0.0775   ACT/360                $   785,000.00     $   780,397.91
C318      Lancaster                 TX     75134                    0.08   ACT/360                $   780,000.00     $   774,489.76
C319      DeSoto                    TX     75115                  0.0865   ACT/360                $   565,000.00     $   561,451.71
P320      Folsom                    CA     95630                  0.0825   30/360                 $ 7,125,000.00     $ 6,471,414.24
P321      Cornelius                 OR     97113                  0.0875   30/360                 $ 3,922,500.00     $ 3,607,393.81
P322      Various                   WA     Various               0.09375   30/360                 $ 3,700,000.00     $ 3,438,667.87
P323      Folsom                    CA     95630                  0.0727   30/360                 $ 3,307,266.00     $ 3,156,917.76
P324      Bellevue                  WA     98004                 0.07375   30/360                 $ 3,077,549.00     $ 2,881,541.28
P325      Glendale                  AZ     85308                   0.085   30/360                 $ 3,150,000.00     $ 2,849,346.34
P326      Seattle                   WA     98105                 0.09375   30/360                 $ 2,500,000.00     $ 2,096,824.22
P327      Las Vegas                 NV     89102                   0.085   30/360                 $ 2,000,000.00     $ 1,900,361.47
P328      Lynnwood                  WA     98036                 0.08875   30/360                 $ 1,980,245.00     $ 1,887,502.06
P329      Seattle                   WA     98104                  0.0875   30/360                 $ 7,570,000.00     $ 6,336,418.90
P330      Anaheim                   CA     92802                  0.0949   30/360                 $ 2,550,800.00     $ 2,265,145.79
P331      Costa Mesa                CA     92627                 0.09375   30/360                 $ 4,000,000.00     $ 3,791,034.47

            REMAINING
          TERM TO STATED   STATED
SEQUENCE     MATURITY     MATURITY                                              PRIMARY          MASTER     OWNERSHIP
NUMBER*      (MONTHS)       DATE    DUE DAY   MONTHLY PAYMENT    ADMIN. FEE  SERVICING FEE   SERVICING FEE   INTEREST     CROSSED
----------------------------------------------------------------------------------------------------------------------------------
C1             113       01/01/2009  1st        $158,280.63        0.00093        0.0005        0.0009075   Fee Simple     Yes(1)
C2             113       01/01/2009  1st        $142,179.67        0.00093        0.0005        0.0009075   Fee Simple     Yes(1)
P3             107       07/01/2008  1st        $170,057.16        0.00143         0.001        0.0014075   Fee Simple     No
C4             112       12/01/2008  1st        $ 90,946.43        0.00143         0.001        0.0014075   Fee Simple     No
C5             100       12/01/2007  1st        $ 86,378.12        0.00103        0.0006        0.0010075   Fee Simple     No
P6              74       10/01/2005  1st        $ 86,125.62        0.00143         0.001        0.0014075   Fee Simple     No
C7             115       03/01/2009  1st        $ 66,768.37        0.00143         0.001        0.0014075   Fee Simple     No
P8              77       01/01/2006  1st        $ 75,443.33        0.00143         0.001        0.0014075   Fee Simple     No
C9             110       10/01/2008  1st        $ 61,249.81        0.00143         0.001        0.0014075   Fee Simple     No
P10             72       08/01/2005  1st        $ 64,934.09        0.00143         0.001        0.0014075   Fee Simple     No
C11            101       01/01/2008  1st        $ 44,966.91        0.00163        0.0012        0.0016075   Fee Simple     No
P12             65       12/05/2004  5th        $ 55,251.00        0.00143         0.001        0.0014075   Fee Simple     No
C13            110       10/01/2008  1st        $ 33,059.68        0.00143         0.001        0.0014075   Fee Simple     No
C14            105       05/01/2008  1st        $ 34,359.92        0.00143         0.001        0.0014075   Fee Simple     No
P15             71       07/01/2005  1st        $ 39,065.86        0.00143         0.001        0.0014075   Fee Simple     No
P16            105       05/01/2008  1st        $ 36,862.66        0.00143         0.001        0.0014075   Fee Simple     No
P17             76       12/01/2005  1st        $ 37,112.33        0.00143         0.001        0.0014075   Fee Simple     No
P18             73       09/01/2005  1st        $ 31,857.58        0.00143         0.001        0.0014075   Fee Simple     No
P19             79       03/01/2006  1st        $ 39,283.44        0.00143         0.001        0.0014075   Fee Simple     No
P20            103       03/01/2008  1st        $ 32,127.06        0.00143         0.001        0.0014075   Fee Simple     No
P21             83       07/01/2006  1st        $ 35,446.02        0.00143         0.001        0.0014075   Fee Simple     No
C22            101       01/01/2008  1st        $ 30,040.35        0.00193        0.0015        0.0019075   Fee Simple     No
P23             13       09/01/2000  1st        $ 33,286.35        0.00143         0.001        0.0014075   Fee Simple     No
P24             63       10/15/2004  15th       $ 29,923.43        0.00143         0.001        0.0014075   Fee Simple     No
P25             24       08/01/2001  1st        $ 31,255.12        0.00143         0.001        0.0014075   Fee Simple     No
P26             41       01/02/2003  1st        $ 27,722.48        0.00143         0.001        0.0014075   Fee Simple     No
C27             40       12/01/2002  1st        $ 24,527.41        0.00143         0.001        0.0014075   Fee Simple     No
C28            168       08/01/2013  1st        $ 24,114.02        0.00143         0.001        0.0014075   Fee Simple     No
P29             78       02/01/2006  1st        $ 30,895.21        0.00143         0.001        0.0014075   Fee Simple     No
P30             81       05/01/2006  1st        $ 25,353.45        0.00143         0.001        0.0014075   Fee Simple     No
P31             85       08/10/2006  10th       $ 27,876.99        0.00143         0.001        0.0014075   Fee Simple     No
C32            116       04/01/2009  1st        $ 23,206.89        0.00143         0.001        0.0014075   Fee Simple     No
P33             48       08/01/2003  1st        $ 28,557.34        0.00143         0.001        0.0014075   Fee Simple     No
P34             76       12/01/2005  1st        $ 23,966.43        0.00143         0.001        0.0014075   Fee Simple     No
P35             83       07/01/2006  1st        $ 26,143.06        0.00143         0.001        0.0014075   Fee Simple     No
P36             88       12/01/2006  1st        $ 26,572.49        0.00143         0.001        0.0014075   Fee Simple     No
P37             82       06/01/2006  1st        $ 23,885.20        0.00143         0.001        0.0014075   Fee Simple     No
P38             88       12/01/2006  1st        $ 26,015.71        0.00143         0.001        0.0014075   Fee Simple     No
P39            101       01/01/2008  1st        $ 21,677.94        0.00143         0.001        0.0014075   Fee Simple     No
P40             36       08/01/2002  1st        $ 88,290.78        0.00143         0.001        0.0014075   Fee Simple     No
C41            104       04/01/2008  1st        $ 18,647.28        0.00143         0.001        0.0014075   Fee Simple     No
P42             80       04/01/2006  1st        $ 20,143.52        0.00143         0.001        0.0014075   Fee Simple     No
C43            110       10/01/2008  1st        $ 20,062.28        0.00143         0.001        0.0014075   Fee Simple     No
C44            110       10/01/2008  1st        $ 15,812.28        0.00143         0.001        0.0014075   Fee Simple     No
P45             82       06/01/2006  1st        $ 21,145.31        0.00143         0.001        0.0014075   Fee Simple     No
C46            114       02/01/2009  1st        $ 16,851.29        0.00143         0.001        0.0014075   Fee Simple     No
C47            108       08/01/2008  1st        $ 16,194.54        0.00143         0.001        0.0014075   Fee Simple     No
P48             96       08/01/2007  1st        $ 20,899.85        0.00143         0.001        0.0014075   Fee Simple     No
C49            110       10/01/2008  1st        $ 14,930.52        0.00143         0.001        0.0014075   Fee Simple     No
C50            109       09/01/2008  1st        $ 15,634.61        0.00143         0.001        0.0014075   Fee Simple     No
C51            113       01/01/2009  1st        $ 16,624.56        0.00143         0.001        0.0014075   Fee Simple     No
P52             39       10/31/2002  1st        $ 20,119.67        0.00143         0.001        0.0014075   Fee Simple     No
C53            117       05/01/2009  1st        $ 18,009.08        0.00143         0.001        0.0014075   Fee Simple     No
P54             34       06/01/2002  1st        $ 18,697.66        0.00143         0.001        0.0014075   Fee Simple     No
P55             96       08/01/2007  1st        $ 18,423.47        0.00143         0.001        0.0014075   Fee Simple     No
C56            115       03/01/2009  1st        $ 12,963.99        0.00143         0.001        0.0014075   Fee Simple     No
P57             77       01/01/2006  1st        $ 15,316.39        0.00143         0.001        0.0014075   Fee Simple     No
P58             96       08/01/2007  1st        $ 16,719.88        0.00143         0.001        0.0014075   Fee Simple     No
P59             88       12/01/2006  1st        $ 13,956.03        0.00143         0.001        0.0014075   Fee Simple     No
C60            169       09/01/2013  1st        $ 13,770.07        0.00183        0.0014        0.0018075   Fee Simple     No
P61             85       09/01/2006  1st        $ 13,792.32        0.00143         0.001        0.0014075   Fee Simple     No
C62            117       05/01/2009  1st        $ 13,380.94        0.00143         0.001        0.0014075   Fee Simple     No
C63            114       02/01/2009  1st        $ 12,432.02        0.00143         0.001        0.0014075   Fee Simple     No
C64            114       02/01/2009  1st        $ 12,488.99        0.00143         0.001        0.0014075   Fee Simple     No
C65            114       02/01/2009  1st        $ 12,452.36        0.00143         0.001        0.0014075   Fee Simple     No
C66            100       12/01/2007  1st        $ 12,966.49        0.00143         0.001        0.0014075   Fee Simple     No
P67             96       08/01/2007  1st        $ 15,860.11        0.00143         0.001        0.0014075   Fee Simple     No
P68             96       08/01/2007  1st        $ 15,860.11        0.00143         0.001        0.0014075   Fee Simple     No
C69            174       02/01/2014  1st        $ 12,616.69        0.00143         0.001        0.0014075   Fee Simple     No
P70             80       04/01/2006  1st        $ 14,513.02        0.00143         0.001        0.0014075   Fee Simple     No
P71             82       06/01/2006  1st        $ 14,896.70        0.00143         0.001        0.0014075   Fee Simple     No
P72             20       04/01/2001  1st        $ 15,218.79        0.00143         0.001        0.0014075   Fee Simple     No
C73            100       12/01/2007  1st        $ 11,701.62        0.00143         0.001        0.0014075   Fee Simple     No
C74            109       09/01/2008  1st        $ 10,977.49        0.00143         0.001        0.0014075   Fee Simple     No
P75             96       08/01/2007  1st        $ 14,236.33        0.00143         0.001        0.0014075   Fee Simple     No
C76            108       08/01/2008  1st        $ 10,335.06        0.00143         0.001        0.0014075   Fee Simple     No
P77             78       02/01/2006  1st        $ 13,943.50        0.00143         0.001        0.0014075   Fee Simple     No
P78             90       02/01/2007  1st        $ 14,214.82        0.00143         0.001        0.0014075   Fee Simple     No
P79             23       07/01/2001  1st        $ 13,846.74        0.00143         0.001        0.0014075   Fee Simple     No
P80             84       08/01/2006  1st        $ 12,214.69        0.00143         0.001        0.0014075   Fee Simple     No
C81            113       01/01/2009  1st        $ 10,917.95        0.00143         0.001        0.0014075   Fee Simple     No
C82            110       10/01/2008  1st        $ 10,179.69        0.00143         0.001        0.0014075   Fee Simple     No
C83            114       02/01/2009  1st        $  8,954.40        0.00143         0.001        0.0014075   Fee Simple     No
C84            115       03/01/2009  1st        $  9,061.64        0.00143         0.001        0.0014075   Fee Simple     No
C85            114       02/01/2009  1st        $  8,519.57        0.00143         0.001        0.0014075   Fee Simple     No
C86            116       04/01/2009  1st        $  7,450.66        0.00143         0.001        0.0014075   Fee Simple     No
C87            109       09/01/2008  1st        $  6,545.92        0.00143         0.001        0.0014075   Fee Simple     No
C88            114       02/01/2009  1st        $  5,954.52        0.00143         0.001        0.0014075   Fee Simple     No
C89            114       02/01/2009  1st        $  5,891.33        0.00143         0.001        0.0014075   Fee Simple     No
C90            113       01/01/2009  1st        $  6,246.24        0.00143         0.001        0.0014075   Fee Simple     No
C91            113       01/01/2009  1st        $  5,529.68        0.00143         0.001        0.0014075   Fee Simple     No
C92            113       01/01/2009  1st        $  5,714.97        0.00143         0.001        0.0014075   Fee Simple     No
C93            113       01/01/2009  1st        $  5,302.88        0.00143         0.001        0.0014075   Fee Simple     No
C94            109       09/01/2008  1st        $  4,519.11        0.00143         0.001        0.0014075   Fee Simple     No
C95            113       01/01/2009  1st        $  4,777.27        0.00143         0.001        0.0014075   Fee Simple     No
C96            116       04/01/2009  1st        $  4,230.26        0.00143         0.001        0.0014075   Fee Simple     No
C97            113       01/01/2009  1st        $  4,355.93        0.00143         0.001        0.0014075   Fee Simple     No
C98            173       01/01/2014  1st        $  4,709.82        0.00143         0.001        0.0014075   Fee Simple     No
C99            110       10/01/2008  1st        $ 82,247.57        0.00143         0.001        0.0014075   Fee Simple     No
C100           114       02/01/2009  1st        $ 88,796.06        0.00143         0.001        0.0014075   Fee Simple     No
P101            85       08/10/2006  10th       $ 92,153.06        0.00143         0.001        0.0014075   Fee Simple     No
C102           101       01/01/2008  1st        $ 83,902.41        0.00148       0.00105        0.0014575   Fee Simple     No
P103            77       01/01/2006  1st        $ 84,983.99        0.00143         0.001        0.0014075   Fee Simple     No
P104           123       10/15/2009  15th       $108,276.01        0.00143         0.001        0.0014075   Fee Simple     No
C105           105       05/01/2008  1st        $ 66,521.24        0.00143         0.001        0.0014075   Fee Simple     No
C106           110       10/01/2008  1st        $ 57,136.18        0.00143         0.001        0.0014075   Fee Simple     No
P107            81       05/01/2006  1st        $ 67,824.78        0.00143         0.001        0.0014075   Fee Simple     No
P108            60       07/15/2004  15th       $ 61,836.00        0.00143         0.001        0.0014075   Fee Simple     No
C109           109       09/01/2008  1st        $ 47,202.18        0.00143         0.001        0.0014075   Fee Simple     No
C110           114       02/01/2009  1st        $ 45,973.35        0.00143         0.001        0.0014075   Fee Simple     No
P111            77       01/01/2006  1st        $ 53,450.60        0.00143         0.001        0.0014075   Fee Simple     No
P112            72       08/01/2005  1st        $ 51,500.50        0.00143         0.001        0.0014075   Fee Simple     No
P113            88       12/01/2006  1st        $ 56,191.02        0.00143         0.001        0.0014075   Fee Simple     No
C114           173       01/01/2014  1st        $ 43,554.03        0.00143         0.001        0.0014075   Fee Simple     No
C115           173       01/01/2014  1st        $ 41,970.25        0.00143         0.001        0.0014075   Fee Simple     No
C116           111       11/01/2008  1st        $ 34,108.81        0.00143         0.001        0.0014075   Leasehold      No
C117           110       10/01/2008  1st        $ 32,230.74        0.00143         0.001        0.0014075   Fee Simple     No
C118            88       12/31/2006  1st        $ 34,581.22        0.00143         0.001        0.0014075   Fee Simple     No
C119           107       07/01/2008  1st        $ 30,423.71        0.00143         0.001        0.0014075   Fee Simple     No
C120           110       10/01/2008  1st        $ 30,025.54        0.00143         0.001        0.0014075   Fee Simple     No
C121           163       03/01/2013  1st        $ 31,685.11        0.00143         0.001        0.0014075   Fee Simple     No
C122            62       10/01/2004  1st        $ 32,830.60        0.00143         0.001        0.0014075   Fee Simple     No
C123           112       12/01/2008  1st        $ 28,418.21        0.00143         0.001        0.0014075   Fee Simple     No
P124           106       06/01/2008  1st        $ 33,466.48        0.00143         0.001        0.0014075   Fee Simple     No
C125           107       07/01/2008  1st        $ 27,453.44        0.00143         0.001        0.0014075   Fee Simple     No
P126           120       08/01/2009  1st        $ 53,407.59        0.00143         0.001        0.0014075   Fee Simple     No
C127           113       01/01/2009  1st        $ 25,718.76        0.00143         0.001        0.0014075   Fee Simple     No
P128           147       11/01/2011  1st        $ 42,533.05        0.00143         0.001        0.0014075   Fee Simple     No
P129           101       01/01/2008  1st        $ 27,785.38        0.00143         0.001        0.0014075   Leasehold      No
C130           114       02/01/2009  1st        $ 24,046.71        0.00143         0.001        0.0014075   Fee Simple     No
C131           114       02/01/2009  1st        $ 24,381.52        0.00143         0.001        0.0014075   Fee Simple     No
P132            73       09/01/2005  1st        $ 26,851.05        0.00143         0.001        0.0014075   Fee Simple     No
C133           113       01/01/2009  1st        $ 21,752.08        0.00143         0.001        0.0014075   Fee Simple     No
P134            73       09/01/2005  1st        $ 25,364.65        0.00143         0.001        0.0014075   Fee Simple     No
C135           111       11/01/2008  1st        $ 19,959.07        0.00143         0.001        0.0014075   Fee Simple     No
P136           109       09/01/2008  1st        $ 22,033.32        0.00143         0.001        0.0014075   Fee Simple     No
C137           109       09/01/2008  1st        $ 21,133.12        0.00143         0.001        0.0014075   Fee Simple     No
C138           116       04/01/2009  1st        $ 19,964.82        0.00143         0.001        0.0014075   Fee Simple     No
C139           108       08/01/2008  1st        $ 19,049.69        0.00143         0.001        0.0014075   Fee Simple     No
C140           113       01/01/2009  1st        $ 23,037.28        0.00143         0.001        0.0014075   Fee Simple     No
C141           113       01/01/2009  1st        $ 19,576.87        0.00143         0.001        0.0014075   Fee Simple     No
C142           109       09/01/2008  1st        $ 18,518.44        0.00143         0.001        0.0014075   Fee Simple     No
C143           109       09/01/2008  1st        $ 17,650.46        0.00143         0.001        0.0014075   Fee Simple     No
C144           117       05/01/2009  1st        $ 17,498.77        0.00143         0.001        0.0014075   Fee Simple     No
C145           117       05/01/2009  1st        $ 18,519.58        0.00143         0.001        0.0014075   Leasehold      No
C146           115       03/01/2009  1st        $ 16,334.67        0.00143         0.001        0.0014075   Fee Simple     No
P147           104       04/01/2008  1st        $ 18,134.35        0.00143         0.001        0.0014075   Leasehold      No
P148            95       07/01/2007  1st        $ 18,909.30        0.00143         0.001        0.0014075   Fee Simple     No
C149           110       10/01/2008  1st        $ 16,384.39        0.00143         0.001        0.0014075   Fee Simple     No
C150           144       08/01/2011  1st        $ 17,855.97        0.00143         0.001        0.0014075   Fee Simple     No
C151           113       01/01/2009  1st        $ 14,400.73        0.00143         0.001        0.0014075   Fee Simple     No
C152           108       08/01/2008  1st        $ 14,521.05        0.00143         0.001        0.0014075   Fee Simple     No
P153           150       02/01/2012  1st        $ 22,777.78        0.00143         0.001        0.0014075   Fee Simple     No
P154            61       09/01/2004  1st        $ 18,347.63        0.00143         0.001        0.0014075   Fee Simple     No
P155            94       06/01/2007  1st        $ 17,877.16        0.00143         0.001        0.0014075   Fee Simple     No
P156            15       11/01/2000  1st        $ 16,104.54        0.00143         0.001        0.0014075   Fee Simple     No
P157            79       03/01/2006  1st        $ 15,098.01        0.00143         0.001        0.0014075   Fee Simple     No
P158           161       01/01/2013  1st        $ 18,704.85        0.00143         0.001        0.0014075   Fee Simple     No
C159           173       01/01/2014  1st        $ 13,791.20        0.00143         0.001        0.0014075   Fee Simple     No
P160           171       11/01/2013  1st        $ 15,945.52        0.00143         0.001        0.0014075   Fee Simple     No
P161           171       11/01/2013  1st        $ 15,945.52        0.00143         0.001        0.0014075   Fee Simple     No
P162            68       04/01/2005  1st        $ 17,289.61        0.00143         0.001        0.0014075   Fee Simple     No
P163            66       02/01/2005  1st        $ 16,362.12        0.00143         0.001        0.0014075   Fee Simple     No
C164           110       10/01/2008  1st        $ 10,708.92        0.00143         0.001        0.0014075   Fee Simple     No
C165           114       02/01/2009  1st        $ 11,885.97        0.00143         0.001        0.0014075   Fee Simple     No
C166           116       04/01/2009  1st        $ 11,438.26        0.00143         0.001        0.0014075   Fee Simple     No
C167           111       11/01/2008  1st        $  7,576.98        0.00143         0.001        0.0014075   Fee Simple     No
C168           111       11/01/2008  1st        $  6,996.92        0.00143         0.001        0.0014075   Fee Simple     No
C169           113       01/01/2009  1st        $  7,946.18        0.00143         0.001        0.0014075   Fee Simple     No
C170           113       01/01/2009  1st        $  6,824.86        0.00143         0.001        0.0014075   Fee Simple     No
C171           114       02/01/2009  1st        $  6,439.73        0.00143         0.001        0.0014075   Fee Simple     No
C172           113       01/01/2009  1st        $  6,042.04        0.00143         0.001        0.0014075   Fee Simple     No
C173           173       01/01/2014  1st        $  5,829.48        0.00143         0.001        0.0014075   Fee Simple     No
C174           113       01/01/2009  1st        $  4,199.55        0.00143         0.001        0.0014075   Fee Simple     No
C175           114       02/01/2009  1st        $  2,501.69        0.00143         0.001        0.0014075   Fee Simple     No
P176            75       11/01/2005  1st        $ 65,604.38        0.00143         0.001        0.0014075   Fee Simple     No
C177           108       08/01/2008  1st        $ 49,750.26        0.00143         0.001        0.0014075   Fee Simple     No
P178            65       01/01/2005  1st        $ 55,285.22        0.00143         0.001        0.0014075   Fee Simple     No
C179           113       01/01/2009  1st        $ 37,285.56        0.00143         0.001        0.0014075   Fee Simple     No
P180            16       11/30/2000  1st        $ 39,704.81        0.00143         0.001        0.0014075   Leasehold      No
P181            89       01/01/2007  1st        $ 38,229.50        0.00143         0.001        0.0014075   Fee Simple     No
C182           109       09/01/2008  1st        $ 33,408.02        0.00143         0.001        0.0014075   Fee Simple     No
P183           110       10/01/2008  1st        $ 28,835.01        0.00143         0.001        0.0014075   Fee Simple     No
C184           102       02/01/2008  1st        $ 26,772.77        0.00143         0.001        0.0014075   Leasehold      No
P185            41       01/01/2003  1st        $ 31,135.27        0.00143         0.001        0.0014075   Fee Simple     No
P186           102       01/01/2008  15th       $ 29,739.11        0.00143         0.001        0.0014075   Fee Simple     No
P187           166       06/01/2013  1st        $ 31,871.34        0.00143         0.001        0.0014075   Fee Simple     No
P188            65       01/01/2005  1st        $ 28,998.02        0.00143         0.001        0.0014075   Fee Simple     No
P189            82       05/10/2006  10th       $ 24,803.15        0.00143         0.001        0.0014075   Fee Simple     No
P190           129       05/01/2010  1st        $ 38,024.71        0.00143         0.001        0.0014075   Fee Simple     No
C191           113       01/01/2009  1st        $ 21,595.33        0.00143         0.001        0.0014075   Fee Simple     No
P192            39       11/01/2002  1st        $ 25,573.48        0.00143         0.001        0.0014075   Fee Simple     No
P193            99       11/01/2007  1st        $ 23,653.50        0.00143         0.001        0.0014075   Fee Simple     No
P194            41       01/01/2003  1st        $ 22,267.40        0.00143         0.001        0.0014075   Fee Simple     No
P195            88       12/01/2006  1st        $ 21,425.73        0.00143         0.001        0.0014075   Fee Simple     No
P196            21       05/01/2001  1st        $ 22,076.60        0.00143         0.001        0.0014075   Fee Simple     No
C197           134       10/01/2010  1st        $ 18,070.17        0.00143         0.001        0.0014075   Fee Simple     No
P198           107       07/01/2008  1st        $ 17,910.31        0.00143         0.001        0.0014075   Fee Simple     No
P199            63       11/01/2004  1st        $ 21,363.52        0.00143         0.001        0.0014075   Fee Simple     No
P200            39       11/01/2002  1st        $ 20,427.76        0.00143         0.001        0.0014075   Fee Simple     No
C201            78       02/01/2006  1st        $ 19,665.76        0.00143         0.001        0.0014075   Fee Simple     No
P202            91       03/01/2007  1st        $ 17,397.31        0.00143         0.001        0.0014075   Fee Simple     No
P203           107       07/01/2008  1st        $ 14,945.71        0.00143         0.001        0.0014075   Fee Simple     No
P204            55       03/01/2004  1st        $ 17,455.10        0.00143         0.001        0.0014075   Fee Simple     No
P205            80       04/01/2006  1st        $ 19,883.49        0.00143         0.001        0.0014075   Fee Simple     No
P206            25       09/01/2001  1st        $ 19,605.02        0.00143         0.001        0.0014075   Fee Simple     No
C207           108       08/01/2008  1st        $ 13,815.38        0.00143         0.001        0.0014075   Fee Simple     No
P208            77       01/01/2006  1st        $ 16,891.90        0.00143         0.001        0.0014075   Fee Simple     No
C209           109       09/01/2008  1st        $ 12,924.14        0.00143         0.001        0.0014075   Fee Simple     No
C210           110       10/01/2008  1st        $ 13,626.87        0.00143         0.001        0.0014075   Fee Simple     No
P211           100       12/01/2007  1st        $ 15,172.29        0.00143         0.001        0.0014075   Fee Simple     No
C212           113       01/01/2009  1st        $ 13,631.30        0.00143         0.001        0.0014075   Fee Simple     No
P213            89       01/01/2007  1st        $ 16,925.16        0.00143         0.001        0.0014075   Fee Simple     No
P214            87       11/01/2006  1st        $ 15,279.79        0.00143         0.001        0.0014075   Fee Simple     No
P215            92       04/01/2007  1st        $ 17,891.31        0.00143         0.001        0.0014075   Fee Simple     No
P216            76       12/01/2005  1st        $ 14,783.44        0.00143         0.001        0.0014075   Fee Simple     No
P217            81       05/01/2006  1st        $ 15,105.53        0.00143         0.001        0.0014075   Fee Simple     No
P218            38       10/01/2002  1st        $ 12,743.42        0.00143         0.001        0.0014075   Fee Simple     No
P219            76       12/01/2005  1st        $ 15,908.67        0.00143         0.001        0.0014075   Fee Simple     No
P220            79       03/01/2006  1st        $ 14,328.70        0.00143         0.001        0.0014075   Fee Simple     No
P221            19       03/01/2001  1st        $ 14,907.11        0.00143         0.001        0.0014075   Fee Simple     No
P222            24       08/01/2001  1st        $ 14,198.38        0.00143         0.001        0.0014075   Fee Simple     No
P223            70       06/01/2005  1st        $ 14,266.34        0.00143         0.001        0.0014075   Fee Simple     No
P224           103       03/01/2008  1st        $ 13,084.94        0.00143         0.001        0.0014075   Fee Simple     No
P225           171       11/01/2013  1st        $ 14,815.71        0.00143         0.001        0.0014075   Fee Simple     No
P226            56       04/01/2004  1st        $ 32,916.34        0.00143         0.001        0.0014075   Fee Simple     No
C227           107       07/01/2008  1st        $ 10,519.34        0.00143         0.001        0.0014075   Fee Simple     No
P228             6       02/01/2000  1st        $ 14,905.84        0.00143         0.001        0.0014075   Fee Simple     No
P229           151       03/01/2012  1st        $ 15,755.83        0.00143         0.001        0.0014075   Fee Simple     No
C230           113       01/01/2009  1st        $  8,713.78        0.00143         0.001        0.0014075   Fee Simple     No
C231           113       01/01/2009  1st        $  7,442.94        0.00143         0.001        0.0014075   Fee Simple     No
C232           111       11/01/2008  1st        $  7,126.08        0.00143         0.001        0.0014075   Fee Simple     No
C233           117       05/01/2009  1st        $  6,469.26        0.00143         0.001        0.0014075   Fee Simple     No
C234           113       01/01/2009  1st        $  3,859.08        0.00143         0.001        0.0014075   Fee Simple     No
C235           138       02/01/2011  1st        $174,141.24        0.00143         0.001        0.0014075   Fee Simple     No
C236           111       11/01/2008  1st        $ 70,740.44        0.00143         0.001        0.0014075   Fee Simple     No
C237           110       10/01/2008  1st        $ 59,515.00        0.00143         0.001        0.0014075   Fee Simple     No
P238            19       03/01/2001  1st        $ 61,767.32        0.00143         0.001        0.0014075   Fee Simple     No
P239           116       04/01/2009  1st        $ 61,806.70        0.00143         0.001        0.0014075   Fee Simple     No
P240           106       06/01/2008  1st        $ 48,108.33        0.00143         0.001        0.0014075   Fee Simple     No
P241            25       09/01/2001  1st        $ 60,744.72        0.00143         0.001        0.0014075   Fee Simple     No
C242           109       09/01/2008  1st        $ 36,270.59        0.00113        0.0007        0.0011075   Fee Simple     No
P243            39       11/01/2002  1st        $ 34,974.42        0.00143         0.001        0.0014075   Fee Simple     No
P244            26       10/01/2001  1st        $ 45,044.88        0.00143         0.001        0.0014075   Fee Simple     No
P245            99       11/01/2007  1st        $ 27,431.98        0.00143         0.001        0.0014075   Fee Simple     No
P246            62       09/30/2004  1st        $ 29,318.28        0.00143         0.001        0.0014075   Fee Simple     No
P247            37       09/01/2002  1st        $ 31,265.48        0.00143         0.001        0.0014075   Fee Simple     No
C248           109       09/01/2008  1st        $ 20,323.04        0.00143         0.001        0.0014075   Fee Simple     No
P249            98       10/01/2007  1st        $ 23,473.36        0.00143         0.001        0.0014075   Fee Simple     No
C250           110       10/01/2008  1st        $ 17,890.89        0.00143         0.001        0.0014075   Fee Simple     No
P251            24       08/01/2001  1st        $ 21,726.01        0.00143         0.001        0.0014075   Fee Simple     No
C252           113       01/01/2009  1st        $ 17,319.09        0.00143         0.001        0.0014075   Fee Simple     No
C253           106       06/01/2008  1st        $ 18,053.63        0.00143         0.001        0.0014075   Fee Simple     No
C254           103       03/01/2008  1st        $ 17,121.10        0.00143         0.001        0.0014075   Fee Simple     No
P255           102       02/01/2008  1st        $ 15,861.90        0.00143         0.001        0.0014075   Fee Simple     No
C256           105       05/01/2008  1st        $ 14,135.24        0.00143         0.001        0.0014075   Fee Simple     No
P257            67       03/01/2005  1st        $ 18,520.16        0.00143         0.001        0.0014075   Fee Simple     No
P258            20       04/01/2001  1st        $ 19,568.15        0.00143         0.001        0.0014075   Fee Simple     No
P259           164       04/01/2013  1st        $ 18,825.52        0.00143         0.001        0.0014075   Fee Simple     No
C260           108       08/01/2008  1st        $ 12,845.57        0.00143         0.001        0.0014075   Fee Simple     No
C261           108       08/01/2008  1st        $ 12,982.12        0.00143         0.001        0.0014075   Fee Simple     No
P262            35       07/01/2002  1st        $ 16,448.25        0.00143         0.001        0.0014075   Fee Simple     No
P263            12       08/01/2000  1st        $ 18,058.49        0.00143         0.001        0.0014075   Fee Simple     No
P264            62       10/01/2004  1st        $ 34,325.54        0.00143         0.001        0.0014075   Fee Simple     No
P265            87       11/01/2006  1st        $ 13,547.05        0.00143         0.001        0.0014075   Fee Simple     No
P266           103       03/01/2008  1st        $ 11,684.51        0.00143         0.001        0.0014075   Fee Simple     No
P267            91       03/01/2007  1st        $ 12,302.62        0.00143         0.001        0.0014075   Fee Simple     No
C268           108       08/01/2008  1st        $ 10,255.31        0.00143         0.001        0.0014075   Fee Simple     No
C269           112       12/01/2008  1st        $  9,823.58        0.00143         0.001        0.0014075   Fee Simple     No
C270           110       10/01/2008  1st        $  8,369.77        0.00143         0.001        0.0014075   Fee Simple     No
C271           116       04/01/2009  1st        $  8,619.69        0.00143         0.001        0.0014075   Fee Simple     No
C272           114       02/01/2009  1st        $  8,166.77        0.00143         0.001        0.0014075   Fee Simple     No
C273           111       11/01/2008  1st        $  6,821.76        0.00143         0.001        0.0014075   Fee Simple     No
C274            72       08/01/2005  1st        $  7,020.42        0.00293        0.0025        0.0029075   Fee Simple     No
C275           108       08/01/2008  1st        $  4,957.17        0.00143         0.001        0.0014075   Fee Simple     No
P276            95       07/01/2007  1st        $ 75,538.67        0.00143         0.001        0.0014075   Fee Simple     No
C277            99       11/01/2007  1st        $ 68,472.94        0.00243         0.002        0.0024075   Fee Simple     No
C278           115       03/01/2009  1st        $ 46,005.24        0.00143         0.001        0.0014075   Fee Simple     No
C279           115       03/01/2009  1st        $ 42,918.60        0.00143         0.001        0.0014075   Fee Simple     No
P280            76       12/01/2005  1st        $ 55,491.76        0.00143         0.001        0.0014075   Fee Simple     No
P281            88       12/01/2006  1st        $ 41,626.00        0.00143         0.001        0.0014075   Fee Simple     No
C282           107       07/01/2008  1st        $ 32,458.00        0.00143         0.001        0.0014075   Fee Simple     No
C283           108       08/01/2008  1st        $ 31,191.30        0.00143         0.001        0.0014075   Fee Simple     No
P284           104       04/01/2008  1st        $ 26,058.84        0.00143         0.001        0.0014075   Fee Simple     No
P285            61       09/01/2004  1st        $ 26,079.68        0.00143         0.001        0.0014075   Fee Simple     No
P286            90       02/01/2007  1st        $ 25,627.61        0.00143         0.001        0.0014075   Fee Simple     No
C287           115       03/01/2009  1st        $ 15,440.41        0.00143         0.001        0.0014075   Fee Simple     No
P288            98       10/01/2007  1st        $ 15,004.12        0.00143         0.001        0.0014075   Fee Simple     No
P289            75       11/01/2005  1st        $ 63,447.62        0.00143         0.001        0.0014075   Fee Simple     No
P290            77       01/01/2006  1st        $ 31,379.92        0.00143         0.001        0.0014075   Fee Simple     No
P291            90       02/01/2007  1st        $ 29,880.79        0.00143         0.001        0.0014075   Fee Simple     No
P292            38       10/01/2002  1st        $ 25,103.94        0.00143         0.001        0.0014075   Fee Simple     No
P293            76       12/01/2005  1st        $ 22,659.86        0.00143         0.001        0.0014075   Fee Simple     No
P294            75       11/01/2005  1st        $ 21,442.95        0.00143         0.001        0.0014075   Fee Simple     No
P295            58       06/01/2004  1st        $ 20,342.24        0.00143         0.001        0.0014075   Fee Simple     No
P296            92       04/01/2007  1st        $ 17,715.00        0.00143         0.001        0.0014075   Fee Simple     No
P297            79       03/01/2006  1st        $ 14,294.00        0.00143         0.001        0.0014075   Fee Simple     No
P298           103       02/10/2008  10th       $ 11,772.91        0.00143         0.001        0.0014075   Fee Simple     No
P299            81       05/01/2006  1st        $ 12,451.16        0.00143         0.001        0.0014075   Fee Simple     No
P300            77       01/01/2006  1st        $ 11,767.47        0.00143         0.001        0.0014075   Fee Simple     No
C301           114       02/01/2009  1st        $  7,486.62        0.00143         0.001        0.0014075   Fee Simple     No
P302            38       10/01/2002  1st        $ 26,890.33        0.00143         0.001        0.0014075   Fee Simple     No
P303            35       06/30/2002  1st        $ 25,966.69        0.00143         0.001        0.0014075   Fee Simple     No
P304            38       10/01/2002  1st        $ 24,333.79        0.00143         0.001        0.0014075   Fee Simple     No
P305           125       01/01/2010  1st        $ 33,033.41        0.00143         0.001        0.0014075   Fee Simple     No
P306            73       09/01/2005  1st        $ 19,073.73        0.00143         0.001        0.0014075   Fee Simple     No
C307           115       03/01/2009  1st        $ 13,371.72        0.00143         0.001        0.0014075   Fee Simple     No
P308            77       01/01/2006  1st        $ 13,652.01        0.00143         0.001        0.0014075   Fee Simple     No
C309           112       12/01/2008  1st        $ 12,132.88        0.00143         0.001        0.0014075   Fee Simple     No
C310           169       09/01/2013  1st        $ 11,242.26        0.00143         0.001        0.0014075   Fee Simple     No
P311            89       01/01/2007  1st        $ 14,840.28        0.00143         0.001        0.0014075   Fee Simple     No
C312           169       09/01/2013  1st        $ 10,684.35        0.00193        0.0015        0.0019075   Fee Simple     No
P313            49       09/01/2003  1st        $ 15,620.82        0.00143         0.001        0.0014075   Fee Simple     No
P314            22       05/23/2001  1st        $ 17,187.40        0.00143         0.001        0.0014075   Fee Simple     No
C315           108       08/01/2008  1st        $  6,925.84        0.00143         0.001        0.0014075   Fee Simple     No
C316           109       09/01/2008  1st        $  6,696.06        0.00143         0.001        0.0014075   Fee Simple     No
C317           111       11/01/2008  1st        $  5,623.84        0.00143         0.001        0.0014075   Fee Simple     No
C318           113       01/01/2009  1st        $  6,020.17        0.00143         0.001        0.0014075   Fee Simple     No
C319           113       01/01/2009  1st        $  4,606.79        0.00143         0.001        0.0014075   Fee Simple     No
P320           150       02/01/2012  1st        $ 69,281.31        0.00143         0.001        0.0014075   Fee Simple     No
P321           153       05/01/2012  1st        $ 39,203.37        0.00143         0.001        0.0014075   Fee Simple     No
P322            78       02/01/2006  1st        $ 34,187.40        0.00143         0.001        0.0014075   Fee Simple     No
P323           150       02/01/2012  1st        $ 32,221.12        0.00143         0.001        0.0014075   Fee Simple     No
P324            61       09/01/2004  1st        $ 22,910.49        0.00143         0.001        0.0014075   Fee Simple     No
P325           149       01/01/2012  1st        $ 31,019.30        0.00143         0.001        0.0014075   Fee Simple     No
P326            43       03/01/2003  1st        $ 22,796.28        0.00143         0.001        0.0014075   Fee Simple     No
P327            40       12/01/2002  1st        $ 16,104.54        0.00143         0.001        0.0014075   Fee Simple     No
P328            91       03/01/2007  1st        $ 17,657.89        0.00143         0.001        0.0014075   Fee Simple     No
P329            79       02/28/2006  1st        $ 60,424.81        0.00143         0.001        0.0014075   Fee Simple     No
P330            22       06/01/2001  1st        $ 23,760.15        0.00143         0.001        0.0014075   Fee Simple     No
P331            69       05/01/2005  1st        $ 34,600.93        0.00143         0.001        0.0014075   Fee Simple     No

                                                                  ORIGINAL
SEQUENCE                                       MEASUREMENT      AMORTIZATION
NUMBER*    PROPERTY TYPE        TOTAL UNITS        UNIT           (MONTHS)
-----------------------------------------------------------------------------
C1          Multifamily              484           Units             360
C2          Multifamily              304           Units             360
P3          Multifamily              562           Units             360
C4          Multifamily              810           Units             360
C5          Multifamily              312           Units             360
P6          Multifamily              296           Units             360
C7          Multifamily              384           Units             360
P8          Multifamily              492           Units             300
C9          Multifamily              216           Units             360
P10         Multifamily              300           Units             336
C11         Multifamily              136           Units             360
P12         Multifamily              226           Units             300
C13         Multifamily              106           Units             360
C14         Multifamily              134           Units             360
P15         Multifamily              152           Units             360
P16         Multifamily              100           Units             360
P17         Multifamily              150           Units             300
P18         Multifamily              176           Units             360
P19         Multifamily              506           Units             240
P20         Multifamily              254           Units             300
P21         Multifamily              147           Units             300
C22         Multifamily              196           Units             350
P23         Multifamily              136           Units             300
P24         Multifamily              110           Units             360
P25         Multifamily              120           Units             300
P26         Multifamily              170           Units             360
C27         Multifamily              156           Units             360
C28         Multifamily              146           Units             360
P29         Multifamily              452           Units             240
P30         Multifamily              153           Units             360
P31         Multifamily              176           Units             300
C32         Multifamily              200           Units             360
P33         Multifamily              146           Units             300
P34         Multifamily               73           Units             360
P35         Multifamily               80           Units             360
P36         Multifamily              144           Units             300
P37         Multifamily               48           Units             360
P38         Multifamily              220           Units             240
P39         Multifamily              148           Units             300
P40         Multifamily              400           Units              96
C41         Multifamily              106           Units             360
P42         Multifamily               94           Units             360
C43         Multifamily               65           Units             240
C44         Multifamily               72           Units             360
P45         Multifamily              174           Units             300
C46         Multifamily               22           Units             360
C47         Multifamily              130           Units             360
P48         Multifamily              244           Units             240
C49         Multifamily               98           Units             360
C50         Multifamily              168           Units             360
C51         Multifamily              105           Units             300
P52         Multifamily              124           Units             240
C53         Multifamily              127           Units             240
P54         Multifamily               42           Units             360
P55         Multifamily              257           Units             240
C56         Multifamily              188           Units             360
P57         Multifamily               56           Units             300
P58         Multifamily              223           Units             240
P59         Multifamily               50           Units             360
C60         Multifamily               70           Units             300
P61         Multifamily               96           Units             360
C62         Multifamily               67           Units             360
C63         Multifamily               81           Units             360
C64         Multifamily               84           Units             360
C65         Multifamily               19           Units             360
C66         Multifamily               50           Units             360
P67         Multifamily              196           Units             240
P68         Multifamily              226           Units             240
C69         Multifamily               85           Units             360
P70         Multifamily              112           Units             300
P71         Multifamily              120           Units             300
P72         Multifamily               19           Units             300
C73         Multifamily               22           Units             360
C74         Multifamily               87           Units             360
P75         Multifamily              193           Units             240
C76         Multifamily                8           Units             360
P77         Multifamily              120           Units             240
P78         Multifamily               40           Units             360
P79         Multifamily               16           Units             300
P80         Multifamily               34           Units             300
C81         Multifamily               72           Units             360
C82         Multifamily               96           Units             300
C83         Multifamily               89           Units             360
C84         Multifamily               56           Units             360
C85         Multifamily               92           Units             360
C86         Multifamily               45           Units             360
C87         Multifamily               34           Units             360
C88         Multifamily               16           Units             360
C89         Multifamily               41           Units             360
C90         Multifamily               50           Units             300
C91         Multifamily               16           Units             360
C92         Multifamily               48           Units             360
C93         Multifamily               34           Units             300
C94         Multifamily               18           Units             360
C95         Multifamily               37           Units             300
C96         Multifamily               17           Units             360
C97         Multifamily               24           Units             300
C98         Multifamily               48           Units             180
C99         Retail                141997           SF                360
C100        Retail                103523           SF                300
P101        Retail                223742           SF                300
C102        Retail                 91339           SF                360
P103        Retail                 81064           SF                300
P104        Retail                128028           SF                240
C105        Retail                234478           SF                360
C106        Retail                107379           SF                360
P107        Retail                101800           SF                300
P108        Retail                114943           SF                279
C109        Retail                130195           SF                360
C110        Retail                109690           SF                360
P111        Retail                114446           SF                300
P112        Retail                 68793           SF                300
P113        Retail                 88508           SF                240
C114        Retail                 94180           SF                240
C115        Retail                 87722           SF                240
C116        Retail                 53779           SF                360
C117        Retail                106107           SF                360
C118        Retail                 77594           SF                360
C119        Retail                102090           SF                360
C120        Retail                126110           SF                360
C121        Retail                 67893           SF                351
C122        Retail                 96191           SF                360
C123        Retail                147875           SF                360
P124        Retail                 44233           SF                300
C125        Retail                 89272           SF                360
P126        Retail                 48736           SF                180
C127        Retail                 45174           SF                360
P128        Retail                 42086           SF                180
P129        Retail                 43914           SF                300
C130        Retail                 59850           SF                360
C131        Retail                 70809           SF                360
P132        Retail                 51200           SF                300
C133        Retail                 34700           SF                360
P134        Retail                 27820           SF                300
C135        Retail                 35415           SF                360
P136        Retail                 42389           SF                300
C137        Retail                 29979           SF                300
C138        Retail                 16320           SF                360
C139        Retail                 26600           SF                360
C140        Retail                 27600           SF                216
C141        Retail                 40964           SF                360
C142        Retail                 47950           SF                300
C143        Retail                 45400           SF                300
C144        Retail                 17937           SF                360
C145        Retail                 18200           SF                300
C146        Retail                 31571           SF                360
P147        Retail                104165           SF                300
P148        Retail                 12928           SF                300
C149        Retail                 59027           SF                360
C150        Retail                  5270           SF                246
C151        Retail                 23952           SF                360
C152        Retail                 18960           SF                360
P153        Retail                 24915           SF                180
P154        Retail                 12338           SF                300
P155        Retail                 25472           SF                240
P156        Retail                 49410           SF                300
P157        Retail                 39254           SF                300
P158        Retail                 39480           SF                180
C159        Retail                 25842           SF                240
P160        Retail                 11048           SF                180
P161        Retail                  9740           SF                180
P162        Retail                 41205           SF                180
P163        Retail                 38425           SF                240
C164        Retail                 12257           SF                360
C165        Retail                 61542           SF                300
C166        Retail                 12000           SF                300
C167        Retail                 10325           SF                360
C168        Retail                 13796           SF                360
C169        Retail                 21739           SF                240
C170        Retail                 19958           SF                360
C171        Retail                  5654           SF                300
C172        Retail                 13342           SF                360
C173        Retail                 26710           SF                180
C174        Retail                 10464           SF                300
C175        Retail                  2470           SF                300
P176        Industrial            458075           SF                300
C177        Industrial            266371           SF                300
P178        Industrial            133435           SF                300
C179        Industrial            186560           SF                360
P180        Industrial             73179           SF                300
P181        Industrial             78945           SF                300
C182        Industrial            126630           SF                288
P183        Industrial            182303           SF                300
C184        Industrial             60000           SF                300
P185        Industrial             60000           SF                360
P186        Industrial             57319           SF                240
P187        Industrial             72000           SF                180
P188        Industrial            107568           SF                300
P189        Industrial            134984           SF                300
P190        Industrial            161450           SF                180
C191        Industrial             68564           SF                360
P192        Industrial             55537           SF                300
P193        Industrial             56463           SF                300
P194        Industrial            106524           SF                300
P195        Industrial             73147           SF                300
P196        Industrial            143880           SF                300
C197        Industrial             29562           SF                300
P198        Industrial             36328           SF                360
P199        Industrial            129172           SF                300
P200        Industrial             87229           SF                300
C201        Industrial             78600           SF                240
P202        Industrial             83154           SF                300
P203        Industrial             63660           SF                360
P204        Industrial             82899           SF                300
P205        Industrial             64949           SF                240
P206        Industrial             81809           SF                300
C207        Industrial             47910           SF                360
P208        Industrial             53720           SF                300
C209        Industrial             51232           SF                360
C210        Industrial             24039           SF                300
P211        Industrial             73800           SF                300
C212        Industrial            113520           SF                360
P213        Industrial             93337           SF                240
P214        Industrial             72164           SF                300
P215        Industrial            208382           SF                240
P216        Industrial             75600           SF                300
P217        Industrial             58795           SF                300
P218        Industrial             50331           SF                360
P219        Industrial             62621           SF                240
P220        Industrial             36890           SF                300
P221        Industrial             29219           SF                300
P222        Industrial             80340           SF                300
P223        Industrial             49825           SF                300
P224        Industrial             35040           SF                300
P225        Industrial             77251           SF                180
P226        Industrial            299732           SF                120
C227        Industrial             55230           SF                360
P228        Industrial             40799           SF                300
P229        Industrial             42932           SF                180
C230        Industrial             26367           SF                360
C231        Industrial             16112           SF                360
C232        Industrial             44056           SF                300
C233        Industrial             89092           SF                240
C234        Industrial              9290           SF                300
C235        Office                187875           SF                300
C236        Office                 77700           SF                360
C237        Office                 86324           SF                360
P238        Office                 98610           SF                300
P239        Office                168322           SF                216
P240        Office                 50981           SF                300
P241        Office                 35546           SF                240
C242        Office                 52600           SF                360
P243        Office                 38128           SF                300
P244        Office                 72706           SF                240
P245        Office                 51332           SF                300
P246        Office                 35971           SF                300
P247        Office                 46899           SF                240
C248        Office                 17529           SF                360
P249        Office                 34807           SF                300
C250        Office                 31166           SF                360
P251        Office                 35357           SF                300
C252        Office                 19779           SF                360
C253        Office                 45116           SF                300
C254        Office                 15304           SF                300
P255        Office                 39470           SF                300
C256        Office                 32338           SF                360
P257        Office                 26898           SF                300
P258        Office                 53508           SF                240
P259        Office                 13055           SF                180
C260        Office                 11300           SF                360
C261        Office                 15574           SF                360
P262        Office                 35244           SF                300
P263        Office                 30307           SF                240
P264        Office                 95285           SF                355
P265        Office                 25297           SF                300
P266        Office                 10600           SF                360
P267        Office                 27194           SF                360
C268        Office                 22090           SF                360
C269        Office                 11392           SF                300
C270        Office                 16023           SF                360
C271        Office                 30574           SF                360
C272        Office                 23896           SF                300
C273        Office                 36694           SF                360
C274        Office                 10392           SF                300
C275        Office                 15091           SF                360
P276        Health Care              164           Beds              300
C277        Health Care              146           Beds              300
C278        Health Care              120           Beds              300
C279        Health Care              120           Beds              300
P280        Health Care              200           Beds              240
P281        Health Care              122           Beds              300
C282        Health Care               59           Beds              300
C283        Health Care              126           Beds              300
P284        Health Care               94           Beds              300
P285        Health Care               76           Beds              300
P286        Health Care              120           Beds              240
C287        Health Care               56           Beds              300
P288        Health Care              100           Beds              300
P289        Mobile Home              285           Pads              300
P290        Mobile Home              177           Pads              300
P291        Mobile Home              201           Pads              300
P292        Mobile Home              167           Pads              300
P293        Mobile Home              220           Pads              300
P294        Mobile Home              185           Pads              300
P295        Mobile Home              244           Pads              240
P296        Mobile Home              160           Pads              300
P297        Mobile Home              125           Pads              300
P298        Mobile Home              167           Pads              300
P299        Mobile Home              129           Pads              300
P300        Mobile Home              109           Pads              300
C301        Mobile Home               78           Pads              300
P302        Mini Storage           51590           SF                300
P303        Mini Storage           89895           SF                300
P304        Mini Storage           76970           SF                300
P305        Mini Storage           93390           SF                180
P306        Mini Storage           59909           SF                300
C307        Mini Storage           94670           SF                300
P308        Mini Storage           82964           SF                300
C309        Mini Storage           36720           SF                360
C310        Mini Storage           52525           SF                360
P311        Mini Storage           40290           SF                240
C312        Mini Storage           49571           SF                360
P313        Mini Storage          175992           SF                240
P314        Mini Storage           68014           SF                180
C315        Mini Storage           56729           SF                360
C316        Mini Storage           43256           SF                360
C317        Mini Storage           12394           SF                360
C318        Mini Storage           46278           SF                300
C319        Mini Storage           29775           SF                300
P320        Special Purpose        81344           SF                180
P321        Special Purpose        38253           SF                180
P322        Special Purpose        65899           SF                240
P323        Special Purpose        40070           SF                161
P324        Special Purpose        37850           SF                285
P325        Special Purpose        41000           SF                180
P326        Special Purpose        48590           SF                240
P327        Special Purpose        40000           SF                300
P328        Special Purpose        21412           SF                240
P329        Hotel                     70           Rooms             240
P330        Hotel                     88           Rooms             240
P331        Mixed Use             107084           SF                300

* "C" denotes Conduit Mortgage Loans and "P" Portfolio Mortgage Loans.

                                 SCHEDULE II

          EXCEPTIONS TO PORTFOLIO MORTGAGE LOAN REPRESENTATION (IV)

                                    None.

                                 SCHEDULE III

           EXCEPTIONS TO PORTFOLIO MORTGAGE LOAN REPRESENTATION (V)


Loan No.                    Description
--------                    -----------

2021657 State Tax Lien recorded 8 August 1994 in the amount of $3,204.76.

3000890 County Tax Lien recorded 11 May 1995 in the amount of $2,178.91. State Tax Lien recorded 12 September 1996 in the amount of $1,815.00.

3006491 County Tax Lien recorded 11 July 1995 in the amount of $256.48.

3006681 County Tax Lien recorded 19 June 1995 in the amount of $307.96.

3009370 Notice and Claim of Mechanics, Professional Services, Materialman's Liens (Two).

3039450 Judgment/Lien by George Gill Construction against MBM Group filed 29 April 1996 in the amount of $54,979.01.

                                 SCHEDULE IV

 CERTAIN MORTGAGE LOANS COVERED IN PORTFOLIO MORTGAGE LOAN REPRESENTATION (V)


--------------------------------------------------------------------------------
                                  PROPERTY                        PROPERTY
    LOAN#                           NAME                            TYPE
--------------------------------------------------------------------------------
   3022993      L.A. Fitness Sports Club                      Other
--------------------------------------------------------------------------------
   3011822      Las Vegas Athletic Club                       Other
--------------------------------------------------------------------------------
   1867084      Oskoui Health Club Portfolio                  Other
--------------------------------------------------------------------------------
   4540613      Inn at the Market                             Hotel
--------------------------------------------------------------------------------
   2092120      Best Western Anaheim Inn                      Hotel
--------------------------------------------------------------------------------
   1865559      Carson Oaks                                   Health Care
--------------------------------------------------------------------------------
   4544128      Life Care Center of Escondido                 Health Care
--------------------------------------------------------------------------------
   3101599      Olympics West Retirement Center               Health Care
--------------------------------------------------------------------------------
   4545786      Merrill Gardens at Northgate                  Health Care
--------------------------------------------------------------------------------
   4547840      The Weatherly Inn                             Health Care
--------------------------------------------------------------------------------
   3048741      Hearthstone Cottage of Ellensburg             Health Care
--------------------------------------------------------------------------------
   3032034      Highline Convalescent Center                  Health Care
--------------------------------------------------------------------------------
    50946       Chateau Marymoor Retirement                   Health Care
--------------------------------------------------------------------------------
    50803       Fairfield Manor Nursing Home                  Health Care
--------------------------------------------------------------------------------
    51501       Hamilton Plaza Nursing Home                   Health Care
--------------------------------------------------------------------------------
    50330       Powell Valley Assisted Living Center          Health Care
--------------------------------------------------------------------------------
    51500       Cliff Rehab and Nursing Center                Health Care
--------------------------------------------------------------------------------
    51499       Park Manor Nursing Home                       Health Care
--------------------------------------------------------------------------------
   3103405      Act III Theatre                               Other
--------------------------------------------------------------------------------

                                  SCHEDULE V

          EXCEPTIONS TO PORTFOLIO MORTGAGE LOAN REPRESENTATION (VI)


Loan No.                    Property                   Description
--------                    --------                   -----------


The liens listed in Schedule III are hereby  incorporated by reference into this
Schedule V as exceptions to Portfolio Mortgage Loan Representation (vi).

                                 SCHEDULE VI

         EXCEPTIONS TO PORTFOLIO MORTGAGE LOAN REPRESENTATION (XIII)


Loan No.                    Property                   Description
--------                    --------                   -----------

1867084                     Columbia Athletic Club     Required Coverage is 80%
                                                       of replacement cost

3012937                     Waterfront Plaza           Required Coverage is 90%
                                                       of replacement cost

4547840                     Weatherly Inn Partnership  Required Coverage is 80%
                                                       of replacement cost

                                 SCHEDULE VII

         EXCEPTIONS TO PORTFOLIO MORTGAGE LOAN REPRESENTATION (XVII)



The tax liens referenced in Schedule III are hereby incorporated by reference into this Schedule VII as exceptions to Portfolio Mortgage Loan Representation
(xvii).

                                SCHEDULE VIII

         EXCEPTIONS TO PORTFOLIO MORTGAGE LOAN REPRESENTATION (XXII)


Loan No.                    Description
--------                    -----------

3039450 Judgment/Lien by George Gill Construction against MBM Group filed 29 April 1998 in the amount of $54,979.01.

                                 SCHEDULE IX

        EXCEPTIONS TO PORTFOLIO MORTGAGE LOAN REPRESENTATION (XXVIII)


Loan No.                    Property                   Description
--------                    --------                   -----------



                                    None.

                                  SCHEDULE X

        EXCEPTIONS TO PORTFOLIO MORTGAGE LOAN REPRESENTATION (XXXVIII)


Loan No.                    Property                   Description
--------                    --------                   -----------

3015526                     E-Z Storage Pico           Condemnation proceeds
                                                       less than $50,000 belong
                                                       to the borrower.

3009024                     River Park Apartments      Borrower permitted to
                                                       retain $10,000 from
                                                       $33,000 in condemnation
                                                       proceeds (other $23,000
                                                       applied as prepayment of
                                                       loan without premium or
                                                       penalty).

                                 SCHEDULE XI

         EXCEPTIONS TO PORTFOLIO MORTGAGE LOAN REPRESENTATION (XLII)

Loan No.                    Property                   Description
--------                    --------                   -----------

1202811                                                Limited recourse only.

                                 SCHEDULE XII

         EXCEPTIONS TO PORTFOLIO MORTGAGE LOAN REPRESENTATION (XLIV)

Loan No.            Property                        Description
--------            --------                        -----------

3009594             Joel H. & Margaret D. Heath     The Loan Agreement
                                                    allows transfers to the
                                                    borrower's spouse or
                                                    lineal descendants.

1201300             McGrath Highlands               The Deed of Trust allows
                                                    transfers to listed
                                                    family members or an
                                                    entity owned by a listed
                                                    family member.

                                SCHEDULE XIII

         EXCEPTIONS TO PORTFOLIO MORTGAGE LOAN REPRESENTATION (XLVII)



        Loan Number            Date of Inspection

        0003047925                  12/15/97

        0003046208                   12/8/97

        0003039450                   12/1/97

        0003041399                   12/1/97

        0003039914                   9/23/97

        0001795863                   9/17/97

        0003046620                   9/16/97

        0003032786                   9/15/97

        0003038502                   9/15/97

        0003032406                   9/12/97

        0003032760                   9/2/97

        0003040078                   8/12/97

        0003051141                   8/1/97

        0003048741                   5/14/97

        0004547972                   5/14/97

        0003033792                   4/14/97

        0003032034                   3/11/97

        0003103405                   3/10/97

        0003021920                   2/1/97

        0003034873                   1/30/97

                                 SCHEDULE XIV

         EXCEPTIONS TO PORTFOLIO MORTGAGE LOAN REPRESENTATION (XLIX)

Loan No.                    Property                   Description
--------                    --------                   -----------

2053130                                                Does not allow
                                                       collection of rent rolls
                                                       and operating statements.

162025                                                 Silent as to collection
                                                       of rent rolls and
                                                       operating statements.

                                 SCHEDULE XV

           EXCEPTIONS TO PORTFOLIO MORTGAGE LOAN REPRESENTATION (L)

Loan No.                    Property                   Description
--------                    --------                   -----------

3024635                     Folsom Lake Auto Mall      There is an encroachment
                            (Folsom Lake Ford)         of the building on the
                                                       setback lines.

                                 SCHEDULE XVI

          EXCEPTIONS TO PORTFOLIO MORTGAGE LOAN REPRESENTATION (LIX)

--------------------------------------------------------------------------------

 Loan Number   Property                 Additional Information
--------------------------------------------------------------------------------

1865195        Trailside Apartments     The loan documents are silent, except
                                        the Deed of Trust prohibits governmental or statutory liens.

--------------------------------------------------------------------------------

1867084        Columbia Athletic Club   The loan documents are silent, except
                                        the Deed of Trust prohibits governmental or statutory liens.

--------------------------------------------------------------------------------

3048741        Hearthstone              The loan documents are silent, except
                                        the Deed of Trust prohibits governmental or statutory liens.

--------------------------------------------------------------------------------

3051505        Lake Vue Gardens Care    The loan documents are silent, except
               Center                   the Deed of Trust prohibits governmental
                                        or statutory liens.

--------------------------------------------------------------------------------

4540613        Inn at the Market        The loan documents are silent, except
                                        the Deed of Trust prohibits governmental or statutory liens.

--------------------------------------------------------------------------------

4544128        Life Care Center of      The loan documents are silent, except
               Escondido                the Deed of Trust prohibits governmental
                                        or statutory liens.

--------------------------------------------------------------------------------

4547840        Weatherly Inn            The loan documents are silent, except
               Partnership              the Deed of Trust prohibits governmental
                                        or statutory liens.

--------------------------------------------------------------------------------

3008489        Conference Claimants     The Loan Agreement allows additional
                                        liens/secured liabilities up to
                                        $1,000,000 without lender's consent.
                                        The Mortgage requires lender's consent
                                        in all cases.
--------------------------------------------------------------------------------

3026820        Watercourt at Westlake   The loan documents do not contain any
               Village                  provision with respect to subordinate
                                        financing.
--------------------------------------------------------------------------------

4539961        Lakes Medical Plaza      The loan documents do not contain any
                                        provision with respect to subordinate
                                        financing.
--------------------------------------------------------------------------------

                                SCHEDULE XVII

            EXCEPTIONS TO CONDUIT MORTGAGE LOAN REPRESENTATION (V)


Loan Number                              Description
-----------                              -----------

51392 Unpaid Bronx County, New York Real Estate Taxes in the amount of $29,479.68, delinquent as of July 1, 1999.

                                SCHEDULE XVIII

           EXCEPTIONS TO CONDUIT MORTGAGE LOAN REPRESENTATION (XIV)



                                 Cut-off  Original Phase 1   Update Phase 1
      Loan Number                Balance     Date of Rpt      Date of Rpt.
      -----------                -------     -----------      ------------

         50154                $4,356,929       10/9/96           9/10/97

         50311                $4,357,456       6/29/97

         50330                $8,331,364       7/3/97

         50233               $11,361,004       7/10/97           1/18/97

         50378                $1,814,714       7/16/97

         50292                $4,140,148       8/12/97

         50401                $1,722,824       9/26/97

         50389               $12,510,253      10/13/97           11/6/97

         50402                $3,508,377      10/15/97

         50523                $6,362,960       11/4/97

         50372               $13,307,172       11/6/97

         50731                $2,765,675       11/6/97           12/4/97

         50803                $3,953,289      12/31/97

                                 SCHEDULE XIX

          EXCEPTIONS TO CONDUIT MORTGAGE LOAN REPRESENTATION (XLIII)

Loan No.                    Property                   Description
--------                    --------                   -----------

50885                       Paducah Towne Center       The Agreement of Limited
                                                       Partnership refers to
                                                       "Land" other than the
                                                       Mortgaged Property.

                                 SCHEDULE XX

        EXCEPTIONS TO CONDUIT MORTGAGE LOAN REPRESENTATION (XLVI) (C)

                                    None.

                                 SCHEDULE XXI

        EXCEPTIONS TO CONDUIT MORTGAGE LOAN REPRESENTATION (XLVIII)(B)

Loan No.                    Property                   Description
--------                    --------                   -----------

51186                       Nokia Office Warehouse     Referenced provision in
                                                       the Ground Lease but
                                                       struck from the Estoppel
                                                       Certificate.

                                SCHEDULE XXII

        EXCEPTIONS TO CONDUIT MORTGAGE LOAN REPRESENTATION (XLVIII)(C)

Loan No.                    Property                   Description
--------                    --------                   -----------

51186                       Nokia Office Warehouse     Ground Lease is silent
                                                       as to referenced matters.

                                SCHEDULE XXIII

        EXCEPTIONS TO CONDUIT MORTGAGE LOAN REPRESENTATION (XLVIII)(J)

Loan No.                    Property                   Description
--------                    --------                   -----------

51171                       3rd Street Plaza Shopping  Rent increased
                            Center                     incrementally each year.

51186                       Nokia Office Warehouse     Rent is adjusted at 10th
                                                       year and every 5th year
                                                       thereafter based on fair
                                                       market value.

                                SCHEDULE XXIV

           EXCEPTIONS TO CONDUIT MORTGAGE LOAN REPRESENTATION (LX)

Loan No.                    Property                   Description
--------                    --------                   -----------

51306                       Best Buy Building          The Mortgage allows a
                                                       one time right to
                                                       transfer the Mortgaged
                                                       Property to anyone and a
                                                       two time right to
                                                       transfer the Mortgaged
                                                       Property to an affiliate.

51333                       Office Max Building        The Mortgage allows a
                                                       one time right to
                                                       transfer the Mortgaged
                                                       Property to anyone and a
                                                       two time right to
                                                       transfer the Mortgaged
                                                       Property to an affiliate.

51278                       South Hill Village         The Mortgage allows a
                            Shopping Center            one time right to
                                                       transfer the Mortgaged
                                                       Property under certain
                                                       conditions.

51374                       123 East Alma Avenue       The Mortgage allows a
                                                       one time transfer to the
                                                       Mortgaged  Property under
                                                       certain conditions.

50372                       Gessner Apartments         The Mortgage allows the
                            Portfolio                  transfer of the
                                                       Mortgaged  Property under
                                                       certain conditions.

51332                       SRS - 101 Ygnacio Plaza    The Mortgage allows a
                                                       one-time broad right to
                                                       transfer to anyone
                                                       provided such assignee
                                                       would qualify as a
                                                       mortgagee.

                                 SCHEDULE XXV

               SCHEDULE OF MORTGAGE LOANS UNDER SECTION 3.08(E)



Loan No.    Description                                           Loan Amount
--------    -----------                                           -----------

1796705     Meadowbrook Mobile Home Estates (date down shows      $400,000.00
            Gideon Golstein)                                      Secondary
                                                                  Financing

3008489     American River Commons Apartments                     $1,500,000.00
                                                                  Secondary
                                                                  Financing

3043486     College Place Mobile Home Park (date down shows       $999,832.00
            William M. Goodwin)                                   Secondary
                                                                  Financing

                                SCHEDULE XXVI

                      SUB-SERVICING AGREEMENTS IN EFFECT
                            AS OF THE CLOSING DATE

                 BANK OF AMERICA, N.A. SUB-SERVICING AGREEMENT


Agreement (with respect to each of the Subservicers listed below)
-----------------------------------------------------------------

Amended and Restated Master Subservicing Agreement for Securitization Transactions, dated as of March 25, 1998, among Bank of America, N.A. (successor in interest to NationsBank, N.A.), Bankers Mutual, a division of Franchise Mortgage Acceptance Company (successor in interest to Bankers Mutual Mortgage, Inc.), Berkshire Mortgage Finance Corporation, First Security Bank, N.A., L.J. Melody & Company, Patrician Financial Company Limited Partnership and WMF
Washington Mortgage Corp. (successor in interest to Washington Mortgage Financial Group, Ltd.), as supplemented by Subservicer Addition Agreements dated September 25, 1998 executed by ARCS Commercial Mortgage Co., L.P., a California limited partnership, and Bank of America, N.A. (successor in interest to Bank of America NT&SA) and as supplemented by the Confirmation thereto dated August 17, 1999.

Subservicers
------------

ARCS Commercial Mortgage Co., L.P., a California limited partnership

Bank of America, N.A.

Berkshire Mortgage Finance Corporation

First Security Bank, N.A.

L.J. Melody & Company

Patrician Financial Company Limited Partnership

WMF Washington Mortgage Corp.